 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1994

                                                  REGISTRATION NO. 33-51767

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                             AMSOUTH BANCORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

        DELAWARE                     6711                    63-0591257
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)
                            1400 AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 320-7151
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                            MARIA B. CAMPBELL, ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY

                             AMSOUTH BANCORPORATION
                            1400 AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-5319
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
         CYNTHIA M. KRUS, ESQ.                  EDWARD D. HERLIHY, ESQ.
       MULDOON, MURPHY & FAUCETTE            WACHTELL, LIPTON, ROSEN & KATZ
      5101 WISCONSIN AVENUE, N.W.                   299 PARK AVENUE
         WASHINGTON, D.C. 20016                 NEW YORK, NEW YORK 10171

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: At the effective date of the merger of First Federal Savings Bank into AmSouth Bank of Georgia, as described in the attached Proxy Statement Prospectus.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             AMSOUTH BANCORPORATION

                             CROSS-REFERENCE SHEET

  ITEM                                                 LOCATION OR
 NUMBER            CAPTION                CAPTION IN PROXY STATEMENT-PROSPECTUS
 ------            -------                -------------------------------------
 A. Information About the Transaction
   1.   Forepart of Registration
         Statement and Outside Front
         Cover Page of Prospectus...   Outside Front Cover of Prospectus; Facing
                                        Page; Cross-Reference Sheet
   2.   Inside Front and Outside
         Back Cover Pages of
         Prospectus.................   Available Information; Incorporation of
                                        Certain Documents by Reference; Table of
                                        Contents
   3.   Risk Factors, Ratio of
         Earnings to Fixed Charges
         and Other Information......   Summary; Stock Price and Dividend
                                        Information; Comparative Per Share
                                        Information; Summary Condensed
                                        Consolidated Financial Information

   4.   Terms of the Transaction....   Summary; The Merger; Certain Related
                                        Transactions; Description of AmSouth
                                        Capital Stock; Comparison of Rights of
                                        Shareholders
   5.   Pro Forma Financial
         Information................   Summary Condensed Consolidated Financial
                                        Information; Incorporation of Certain
                                        Documents by Reference

   6.   Material Contacts with the
         Company Being Acquired.....   The Merger--Background of and Reasons for
                                        the Merger
   7.   Additional Information
         Required for Reoffering by
         Persons and Parties Deemed
         to Be Underwriters.........   *

   8.   Interest of Named Experts
         and Counsel................   *

   9.   Disclosure of Commission
         Position on Indemnification
         for Securities Act
         Liabilities................   *
 B. Information About the Registrant
  10.   Information with Respect to
         S-3 Registrants............   Incorporation of Certain Documents by
                                        Reference; Summary; Parties to the Merger

  11.   Incorporation of Certain
         Information by Reference...   Incorporation of Certain Documents by
                                        Reference

  12.   Information with Respect to
         S-2 or S-3 Registrants.....   *

  13.   Incorporation of Certain
         Information by Reference...   *

  14.   Information with Respect to
         Registrants Other than S-3
         or S-2 Registrants.........   *
 C. Information About the Company
  Being Acquired
  15.   Information with Respect to
         S-3 Companies..............   *

  ITEM                                                LOCATION OR
 NUMBER           CAPTION                CAPTION IN PROXY STATEMENT-PROSPECTUS
 ------           -------                -------------------------------------
  16.   Information with Respect to
         S-2 or S-3 Companies......   *

  17.   Information with Respect to
         Companies Other than S-2
         or S-3 Companies..........   Certain Information Regarding FFSB;
                                       Summary; Parties to the Merger; Appendix
                                       C: FFSB Form 10-KSB/A; Appendix C-1: FFSB
                                       Form 10-Q
 D. Voting and Management
  Information
  18.   Information if Proxies,
         Consents or Authorizations
         Are to Be Solicited.......   Incorporation of Certain Documents by
                                       Reference; Certain Information Regarding
                                       FFSB; The Meeting; The Merger--Interests
                                       of Certain Persons in the Merger;
                                       Dissenters' Rights; Description of AmSouth
                                       Capital Stock

  19.   Information if Proxies,
         Consents or Authorizations
         Are Not to Be Solicited in
         an Exchange Offer.........   *

- --------
* Inapplicable, not required or none.

                    [FIRST FEDERAL SAVINGS BANK LETTERHEAD]

                                                          February 18, 1994

TO THE SHAREHOLDERS OF
FIRST FEDERAL SAVINGS BANK

  You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of First Federal Savings Bank ("FFSB"), which will be held on Friday, March 18, 1994, at 10:00 a.m., local time, at the main office of FFSB, located at 208 North Wall Street, Calhoun, Georgia 30701. I look forward, as do members of the Board and management, to the opportunity of greeting personally those who are able to attend this meeting.

  At this important meeting, you will be asked to consider and vote upon a proposal to approve an amendment (the "Charter Amendment") of FFSB's Charter to delete Section 8(A) thereof, which prohibits any person from acquiring more than 10% of FFSB's stock for a period of five years following FFSB's mutual to stock conversion, provided the merger is also approved and consummated; and an Agreement and Plan of Merger (the "Merger Agreement") by and between FFSB and AmSouth Bancorporation ("AmSouth") and the related Plan of Merger and Merger Agreement (the "Plan of Merger"), pursuant to which FFSB will merge with and into AmSouth Bank of Georgia, a wholly-owned subsidiary of AmSouth (the "Merger"), and each share of your FFSB Common Stock will be converted into the right to receive 0.9991 of a share of AmSouth Common Stock subject to adjustment in certain circumstances described in the enclosed Proxy Statement-- Prospectus. AmSouth Common Stock is traded on the New York Stock Exchange. Consummation of the Merger is subject to certain conditions, including the approval of the Merger Agreement and the Plan of Merger by FFSB's shareholders and the approval of the Merger by various regulatory agencies.

  In addition, at the Annual Meeting, you will be asked to elect three directors and ratify the appointment of Read, Martin, Slickman and Sheats as independent auditors for FFSB for the fiscal year ending September 30, 1994.

  You will also be asked to vote to permit the proxy holders to vote in favor of the adjournment of the Annual Meeting, if necessary, in order to give the Board of Directors more time to solicit additional proxies in favor of the Merger Agreement and Plan of Merger.

  The proposed Merger has been unanimously approved by the Board of Directors of FFSB and AmSouth. The FFSB Board of Directors has received an opinion of Hovde Financial, Inc., a financial advisor, that the consideration to be paid to FFSB shareholders is fair from a financial point of view. Therefore, your Board of Directors has determined that the Merger is fair to, and in the best interests of, FFSB and its shareholders and unanimously recommends that you vote FOR approval of the Charter Amendment, the Merger Agreement and the Plan of Merger, as well as the other matters to be considered at the meeting.

  The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement-- Prospectus describe the Merger, as well as other matters to be considered at the Annual Meeting, and provide specific information concerning the Annual Meeting. Please read these materials carefully and consider the information contained in them.

  It is very important that your shares be represented at the Annual Meeting, regardless of whether you plan to attend in person. The affirmative vote of a majority of all of the outstanding shares of FFSB Common Stock is required to approve the Charter Amendment and two-thirds of all of the outstanding shares of FFSB Common Stock is required to approve the Merger Agreement and the Plan of Merger. Even if the Merger Agreement and the Plan of Merger are approved, the Merger cannot be consummated unless the stockholders have also approved the Charter Amendment. Consequently, a failure to vote will have the same effect as a vote against those proposals. Therefore, I urge you to execute, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Annual Meeting. You should not forward any of your stock certificates at this time.

  On behalf of the Board of Directors, I urge you to vote FOR approval of the Charter Amendment, the Merger Agreement and the Plan of Merger, as well as the other matters to be considered at the meeting.

                                            Sincerely,

                                          Henry E. Holland, Jr.
                                          President, Chief Executive Officer
                                           and
                                          Chairman of the Board

                           FIRST FEDERAL SAVINGS BANK
                             208 NORTH WALL STREET
                             CALHOUN, GEORGIA 30701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD MARCH 18, 1994

  NOTICE IS HEREBY GIVEN that, pursuant to a call of its Board of Directors, the annual meeting of shareholders (the "Annual Meeting") of FIRST FEDERAL SAVINGS BANK ("FFSB") will be held at the office of FFSB located at 208 North Wall Street, Calhoun, Georgia 30701, on Friday, March 18, 1994, at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

    1. AMENDMENT OF FFSB CHARTER. Considering and voting upon a proposal to amend FFSB's Charter to delete Section 8(A) thereof, which prohibits any person from acquiring more than 10% of FFSB's stock for a period of five years following FFSB's mutual to stock conversion, provided that the merger between FFSB and AmSouth is approved and consummated.

    2. ACQUISITION BY AMSOUTH BANCORPORATION. Considering and voting upon a proposal to approve an Agreement and Plan of Merger, dated as of the 3rd day of August, 1993 (the "Merger Agreement"), attached as Appendix A to the accompanying Proxy Statement-Prospectus, between FFSB and AmSouth Bancorporation ("AmSouth") and the related Plan of Merger and Merger Agreement dated as of the 21st day of December, 1993 (attached as Appendix A-1 to the accompanying Proxy Statement-Prospectus), pursuant to which FFSB would merge with and into AmSouth Bank of Georgia, a wholly-owned subsidiary of AmSouth.

    3. ELECTION OF THREE DIRECTORS.

    4. RATIFICATION OF APPOINTMENT OF READ, MARTIN, SLICKMAN AND SHEATS AS INDEPENDENT AUDITORS.

    5. ADJOURNMENT. Considering and voting upon a proposal to approve the adjournment of the Annual Meeting for up to 29 days, if necessary, in order to solicit additional proxies if stockholders holding two-thirds of the votes eligible to be cast at the Annual Meeting do not submit proxies voting in favor of Proposal 2.

    6. OTHER BUSINESS. Such other business, if necessary, as may properly be brought before the meeting or any adjournments or postponements thereof.

  Only those shareholders of record at the close of business on Tuesday, February 8, 1994 are entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments or postponements thereof.

  A Proxy Statement-Prospectus is set forth on the following pages and a proxy card is enclosed herewith. To ensure your vote is counted, please complete, sign, date and return the proxy card in the enclosed, postage-paid envelope, whether or not you plan to attend the meeting in person.

                                          By Order of the Board of Directors

                                          Henry E. Holland, Jr.
                                          President, Chief Executive Officer
                                           andChairman of the Board

Calhoun, Georgia

February 18, 1994

  THE BOARD OF DIRECTORS OF FFSB UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF FFSB COMMON STOCK VOTE TO APPROVE THE PROPOSALS.

  SINCE THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF FFSB COMMON STOCK IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE RELATED PLAN OF MERGER AND MERGER AGREEMENT, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING OF SHAREHOLDERS. IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                PROXY STATEMENT

                           FIRST FEDERAL SAVINGS BANK

        ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 18, 1994

                               ---------------

                                  PROSPECTUS

                             AMSOUTH BANCORPORATION

                                  COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                                ---------------

  This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $.01 per share ("FFSB Common Stock"), of First Federal Savings Bank ("FFSB") in connection with the solicitation of proxies by the FFSB Board of Directors for use at the annual meeting of FFSB shareholders to be held at 10:00 a.m., local time, on Friday, March 18, 1994, at the office of FFSB located at 208 North Wall Street, Calhoun, Georgia 30701, and at any adjournments or postponements thereof (the "Meeting").

  At the Meeting, the shareholders of record of FFSB Common Stock as of the close of business on Tuesday, February 8, 1994, will consider and vote upon a proposal to approve (i) the amendment of FFSB's Charter to delete Section 8(A) thereof which prohibits any person from acquiring more than 10% of the FFSB's Common Stock for a period of five years following FFSB's mutual to stock conversion (the "Conversion"), provided that the merger is approved and consummated (the "Charter Amendment"), (ii) the Agreement and Plan of Merger, dated as of the 3rd day of August, 1993 (the "Merger Agreement"), between AmSouth Bancorporation, a Delaware corporation ("AmSouth"), and FFSB, and the related Plan of Merger and Merger Agreement dated as of the 21st day of December, 1993 (the "Plan of Merger"), pursuant to which FFSB will merge with and into AmSouth Bank of Georgia, a wholly-owned bank subsidiary of AmSouth (the "Merger"), (iii) the adjournment of such voting for up to 29 days, if necessary, in order to solicit additional proxies if shareholders holding two-thirds of the votes eligible to be cast at the Meeting do not submit proxies voting in favor of Proposal 2 (the "Adjournment Proposal"); and (iv) such other business as may come before the Meeting or adjournment thereof.

  Upon consummation of the Merger, each outstanding share of FFSB Common Stock (except for shares held by FFSB or its subsidiaries, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock by FFSB) will be converted into the right to receive 0.9991 of a share of common stock of AmSouth, par value $1.00 per share ("AmSouth Common Stock"), with cash being paid in lieu of fractional shares. For a description of the Merger Agreement and the Plan of Merger (collectively, the "Agreements"), which are included in their entirety as Appendices A and A-1, respectively, to this Proxy Statement-Prospectus, see "Proposal 2--THE MERGER."


  This Proxy Statement-Prospectus also constitutes a prospectus of AmSouth in respect of up to 550,000 shares of AmSouth Common Stock (including associated stock purchase rights), subject to adjustment in the circumstances described under "THE MERGER--Priced-Based Termination" (the "Merger Shares"), expected to be issued pursuant to the Merger Agreement. The number of Merger Shares is based upon (i) the conversion of each outstanding share of FFSB Common Stock into 0.9991 of a share of AmSouth Common Stock subject to adjustment in certain circumstances and (ii) the assumed exercise of outstanding stock options. The actual number of Merger Shares may be higher or lower. See "Proposal 2--THE MERGER--Effect of the Merger."

  FFSB shareholders will also be asked to elect three directors and ratify the appointment of Read, Martin, Slickman and Sheats as independent auditors for the fiscal year ending September 30, 1994. See "Proposal 3--ELECTION OF DIRECTORS" and "Proposal 4--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS".

  The outstanding shares of AmSouth Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The reported last sale price of AmSouth Common Stock on the NYSE Composite Transactions Reporting System on February 15, 1994 was $30.50 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF AMSOUTH COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of FFSB on or about February 18, 1994.

                             AVAILABLE INFORMATION

  AmSouth is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information can be obtained, upon payment of prescribed fees, from the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's facilities referred to above and at the SEC's Regional Offices at Seven World Trade Center (13th Floor), New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. The AmSouth Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning AmSouth are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. AmSouth has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Merger Shares. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C.

  FFSB also is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Office of Thrift Supervision (the "OTS"). Such reports, proxy statements and other information filed by FFSB can be inspected and copied at the public reference facilities maintained by the OTS at the Office of Public Information, OTS, 1700 G Street, N.W., Washington, D.C. 20552, and also can be obtained by written request from such office, at prescribed rates.

  Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the SEC are incorporated in this Proxy Statement-Prospectus by reference:

    (a) AmSouth's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 filed on March 31, 1993 (provided that the information referred to in Item 402(a)(8) of Regulation S-K shall not be deemed to be specifically incorporated herein);

    (b) AmSouth's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993, filed on May 17, 1993, August 12, 1993 and November 15, 1993, respectively;

    (c) AmSouth's Current Reports on Form 8-K filed on (i) February 16, 1993, as amended by a Form 8 filed on April 13, 1993, (ii) April 26, 1993, (iii) April 28, 1993, (iv) May 13, 1993, (v) July 28, 1993, (vi) August 19, 1993,
  (vii) September 16, 1993, as amended by a Form 8-K/A filed September 23, 1993, (viii) September 21, 1993, (ix) October 18, 1993, (x) November 24, 1993, (xi) December 21, 1993, as amended by a Form 8-K/A filed on February 16, 1994, and (xii) January 26, 1994;

    (d) AmSouth's Registration Statement on Form 10, filed on March 12, 1973, with respect to the description of AmSouth Common Stock contained therein (and any amendment or report filed for the purpose of updating such description);

    (e) AmSouth's Registration Statement on Form 8-A, filed on July 10, 1989, with respect to AmSouth's Stockholder Protection Rights Agreement (and any amendment or report filed for the purpose of updating such description); and

    (f) All documents filed by AmSouth pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the Meeting.

  Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement-Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

  THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS RELATING TO AMSOUTH, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST MADE TO AMSOUTH BANCORPORATION, POST OFFICE BOX 11007, BIRMINGHAM, ALABAMA 35288 (TELEPHONE (205) 583-4439), ATTENTION: INVESTOR RELATIONS DEPARTMENT. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 11, 1994.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMSOUTH OR FFSB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                       CERTAIN INFORMATION REGARDING FFSB

  FFSB's Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 1993 (the "FFSB Form 10-KSB/A") (without the exhibits thereto) and FFSB's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1993 (the "FFSB Form 10-Q"), including the unaudited interim consolidated financial statements of FFSB and notes thereto, filed with the OTS appear as Appendices C and C-1, respectively. Such Appendices (excluding any documents incorporated by reference therein or exhibits thereto) are a part of this Proxy Statement-Prospectus and should be carefully reviewed for the information regarding FFSB contained therein. The documents incorporated by reference by, or included as exhibits to, such report are NOT a part of this Proxy Statement-Prospectus.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROXY STATEMENT............................................................   1
AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................   2
CERTAIN INFORMATION REGARDING FFSB.........................................   3
SUMMARY....................................................................   7
  Parties to the Merger....................................................   7
  Recent Developments......................................................  10
  Charter Amendment........................................................  10
  Effect of the Merger.....................................................  11
  Consideration for FFSB Common Stock......................................  11
  Price-Based Termination..................................................  11
  Treatment of Stock Options...............................................  12
  Meeting of FFSB Shareholders.............................................  12
  Record Date; Vote Required...............................................  12
  Reasons for the Merger; Recommendation of the FFSB Board.................  12
  Opinion of Financial Advisor.............................................  13
  Effective Date...........................................................  13
  Conditions; Regulatory Approvals.........................................  13
  Termination of the Merger Agreement......................................  13
  Management After the Merger..............................................  14
  Interests of Certain Persons in the Merger...............................  14
  Certain Federal Income Tax Considerations................................  14
  Accounting Treatment.....................................................  14
  Certain Differences in Shareholders' Rights..............................  14
  Dissenters' Rights.......................................................  15
STOCK PRICE AND DIVIDEND INFORMATION.......................................  16
COMPARATIVE PER SHARE INFORMATION..........................................  18
SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION.......................  20
INTRODUCTION...............................................................  27
  General..................................................................  27
  Parties to the Merger....................................................  27
THE MEETING................................................................  31
  General..................................................................  31
  Record Date; Vote Required...............................................  31
PROPOSAL 1. CHARTER AMENDMENT..............................................  32
PROPOSAL 2. THE MERGER.....................................................  33
  Effect of Merger.........................................................  33
  Price-Based Termination..................................................  33
  Treatment of Stock Options...............................................  34
  Background of and Reasons for the Merger.................................  34
  Opinion of Financial Advisor.............................................  36
  Effective Date...........................................................  39
  Surrender of Certificates................................................  39
  Conditions to Consummation of the Merger.................................  40
  Regulatory Approvals.....................................................  42
  Conduct of Business Pending the Merger...................................  43

                                                                           PAGE
                                                                           ----
  Waiver and Amendment; Termination.......................................  43
  No Solicitation.........................................................  44
  Management After the Merger.............................................  44
  Interests of Certain Persons in the Merger..............................  44
  Certain Federal Income Tax Considerations...............................  45
  Accounting Treatment....................................................  46
  Expenses................................................................  47
  NYSE Listing............................................................  47
CERTAIN RELATED TRANSACTIONS..............................................  47
  Resales of AmSouth Common Stock.........................................  47
  Voting Agreements.......................................................  48
CERTAIN REGULATORY CONSIDERATIONS.........................................  48
  General.................................................................  48
  Payment of Dividends....................................................  49
  Transactions with Affiliates............................................  49
  Conversion of AmSouth Alabama...........................................  49
  Capital Adequacy........................................................  50
  Support of Subsidiary Banks.............................................  51
  FDICIA..................................................................  51
  Brokered Deposits.......................................................  52
  FDIC Insurance Assessments..............................................  52
  Depositor Preference....................................................  52
DESCRIPTION OF AMSOUTH CAPITAL STOCK......................................  52
  General.................................................................  53
  Common Stock............................................................  53
  Preferred Stock.........................................................  53
  AmSouth Rights Agreement................................................  54
  Changes in Control......................................................  54
COMPARISON OF RIGHTS OF SHAREHOLDERS......................................  56
  Removal of Directors....................................................  56
  Authorized Capital Stock................................................  56
  Cumulative Voting.......................................................  57
  Preemptive Rights.......................................................  57
  Director's Liability....................................................  57
  Indemnification.........................................................  57
  Special Meetings of Shareholders; Action Without a Meeting..............  58
  Mergers, Consolidations and Sales of Assets.............................  58
  Amendment of Charter and Bylaws.........................................  59
  Rights of Dissenting Shareholders.......................................  59
  Antitakeover Statutes...................................................  60
  Shareholder Rights Plan.................................................  60
  Dividends...............................................................  61
  Shareholders' Right to Examine Books and Records........................  61
DISSENTERS' RIGHTS........................................................  61
PROPOSAL 3. ELECTION OF DIRECTORS.........................................  62
  Information with Respect to the Nominees, Continuing Directors and
   Executive Officers.....................................................  63
  Compliance with Section 16(a) of the Securities Exchange Act of 1934....  64
  Security Ownership of Certain Beneficial Owners.........................  64
  Meetings of the FFSB Board and Committees of the FFSB Board.............  64
  Directors' Compensation.................................................  65
  Executive Compensation..................................................  65
  Indebtedness of Management and Transactions with Certain Related
   Persons................................................................  67

                                                                           PAGE
                                                                           -----
PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...........    68
PROPOSAL 5. AUTHORITY TO ADJOURN THE MEETING..............................    68
SHAREHOLDER PROPOSALS.....................................................    68
VALIDITY OF AMSOUTH COMMON STOCK..........................................    68
EXPERTS...................................................................    68
APPENDICES
APPENDIX A: Agreement and Plan of Merger..................................   A-1
APPENDIX A-1: Plan of Merger and Merger Agreement......................... A-1-1
APPENDIX B: Opinion of Hovde Financial, Inc...............................   B-1
APPENDIX C: FFSB Form 10-KSB/A............................................   C-1
APPENDIX C-1: FFSB Form 10-Q.............................................. C-1-1
APPENDIX D: 12 C.F.R. (S) 552.14..........................................   D-1

                                    SUMMARY

  The following summary is not intended to be a complete description of all material facts regarding AmSouth, FFSB or the matters to be considered at the Meeting and is qualified in all respects by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement-Prospectus, the Appendices hereto and the documents referred to herein. Shareholders are urged to read all such information carefully.

  All historical financial and share-price related information of AmSouth contained herein has been adjusted to give effect to the three-for-two split on AmSouth Common Stock paid on January 15, 1992 to AmSouth shareholders of record on December 13, 1991 (the "AmSouth Stock Split"). As used in this Proxy Statement-Prospectus, the terms "AmSouth" and "FFSB" refer to those entities respectively and, where the context requires, to such entities and their subsidiaries.

PARTIES TO THE MERGER

  AmSouth. AmSouth is a regional bank holding company headquartered in Birmingham, Alabama, with 211 banking offices located in Alabama, Florida, Tennessee and Georgia at September 30, 1993. At September 30, 1993, AmSouth had total consolidated assets of approximately $11.5 billion, total consolidated deposits of approximately $8.3 billion and total consolidated shareholders' equity of approximately $954.8 million. AmSouth is the second largest bank holding company headquartered in Alabama in terms of equity capital and assets, based on September 30, 1993 information. Through its subsidiaries, AmSouth offers a broad range of banking and bank-related services.

  AmSouth's largest subsidiary is AmSouth Bank N.A. ("AmSouth Alabama"). At September 30, 1993, AmSouth Alabama had total consolidated assets of approximately $9.1 billion, total consolidated deposits of approximately $6.4 billion and total consolidated shareholders' equity of approximately $714.4 million. AmSouth Alabama is a full-service bank and had 147 banking offices located throughout Alabama at September 30, 1993. AmSouth Alabama was the largest bank in Alabama, based upon total assets at September 30, 1993. AmSouth's other major banking subsidiaries are AmSouth Bank of Florida, headquartered in Pensacola, Florida ("AmSouth Florida"), and AmSouth Bank of Tennessee, headquartered in Chattanooga, Tennessee ("AmSouth Tennessee"). AmSouth also owns AmSouth Bank of Georgia ("AmSouth Georgia"), currently headquartered in Summerville, Georgia, AmSouth Bank of Walker County, headquartered in Jasper, Alabama, The Georgia State Bank of Rome, headquartered in Rome, Georgia and Orange Bank, headquartered in Orlando, Florida.

  At September 30, 1993, AmSouth Florida had total consolidated assets of approximately $1.3 billion, total consolidated deposits of approximately $1.0 billion and total consolidated shareholders' equity of approximately $85.2 million. AmSouth Florida operated 25 offices in Florida at September 30, 1993.

  At September 30, 1993, AmSouth Georgia had total assets of approximately $31.1 million, total deposits of approximately $27.7 million and total shareholders' equity of approximately $3.1 million. AmSouth Georgia operated one office as of September 30, 1993.

  Effective February 1, 1993, First Chattanooga Financial Corporation, headquartered in Chattanooga, Tennessee ("FCFC"), merged with AmSouth, and First Federal Bank, FSB, a subsidiary of FCFC merged with AmSouth Tennessee. The mergers were accounted for under the purchase method of accounting under generally accepted accounting principles ("GAAP"). At September 30, 1993, AmSouth Tennessee had total consolidated assets of approximately $967 million, total consolidated deposits of approximately $777.7 million and total consolidated shareholders' equity of approximately $110.9 million. AmSouth Tennessee operated 20 offices in Tennessee at September 30, 1993.

  Effective October 14, 1993, Mickler Corporation, headquartered in Clearwater, Florida ("Mickler"), merged with AmSouth, and The First National Bank of Clearwater ("Clearwater"), a subsidiary of Mickler, merged with AmSouth Florida. AmSouth issued approximately 2,987,000 shares of AmSouth Common Stock in exchange for the outstanding shares of Mickler and Clearwater. These acquisitions were accounted for as a pooling of interests under GAAP. At September 30, 1993, Mickler had total consolidated assets of approximately $436 million and total consolidated deposits of approximately $335 million.

  Also effective October 14, 1993, Charter Banking Corp., headquartered in St. Petersburg, Florida ("Charter"), merged with AmSouth, and First Gulf Bank, a subsidiary of Charter, merged with AmSouth Florida. AmSouth paid approximately $12.8 million in cash for all of the outstanding shares of both institutions. These acquisitions were accounted for as a purchase under GAAP. At September 30, 1993, Charter had total consolidated assets of approximately $105 million and total consolidated deposits of approximately $96 million.

  Effective December 9, 1993, Mid-State Federal Savings Bank, located in Ocala, Florida ("Mid-State Federal"), merged with AmSouth Florida. AmSouth issued approximately 2,041,000 shares of AmSouth Common Stock and paid approximately $31.7 million for all of the outstanding shares of Mid-State Federal common stock; AmSouth also paid $542,000 upon cancellation of the outstanding options to purchase Mid-State Federal common stock. This acquisition was accounted for as a purchase under GAAP. At September 30, 1993, Mid-State Federal had total consolidated assets of approximately $734 million and total consolidated deposits of approximately $645 million.

  Effective December 17, 1993, First Sunbelt Bankshares, Inc., headquartered in Rome, Georgia ("First Sunbelt"), the parent company of The Georgia State Bank of Rome, merged with AmSouth. AmSouth issued approximately 537,000 shares of AmSouth Common Stock in exchange for all of the outstanding shares of First Sunbelt common stock. This acquisition was accounted for as a pooling of interests under GAAP. At September 30, 1993, First Sunbelt had total consolidated assets of approximately $102 million and total consolidated deposits of approximately $92 million.

  Effective January 3, 1994, Orange Banking Corporation, headquartered in Orlando, Florida ("OBC"), the parent company of Orange Bank, merged with AmSouth. AmSouth issued approximately 1,332,000 shares of AmSouth Common Stock in exchange for all of the outstanding shares of OBC common stock. This acquisition was accounted for as a pooling of interests under GAAP. At September 30, 1993, OBC had total consolidated assets of approximately $346 million and total consolidated deposits of approximately $316 million.

  Effective February 10, 1993, FloridaBank, a Federal Savings Bank, headquartered in Jacksonville, Florida ("FloridaBank"), merged with AmSouth Florida. AmSouth issued approximately 758,000 shares of AmSouth Common Stock for all of the outstanding shares of FloridaBank. This acquisition was accounted for as a pooling of interests under GAAP. At September 30, 1993, FloridaBank had total consolidated assets of approximately $276 million and total consolidated deposits of approximately $210 million.

  In addition, AmSouth is a party to other pending transactions described below. Except as noted, consummation of each of these transactions remains subject to fulfillment of a number of conditions, including shareholder and regulatory approvals. No assurances can be given that such conditions will be fulfilled or that such transactions will be consummated.

    On July 29, 1993, AmSouth signed an agreement to acquire Parkway Bancorp, Inc. ("Parkway"), which is headquartered in Fort Myers, Florida, parent company of Parkway Bank. At September 30, 1993, Parkway had total consolidated assets of approximately $123 million and total consolidated deposits of approximately $111 million. Under the terms of the agreement, AmSouth will issue 0.4886 of a share of AmSouth Common Stock for each of the outstanding shares of Parkway common stock, with AmSouth issuing a total of 626,000 shares, subject to adjustment. Shareholder approval has been received. This acquisition will be accounted for as a pooling of interests under GAAP.

    On August 9, 1993, AmSouth signed an agreement to acquire Citizens National Bank of Naples, which is headquartered in Naples, Florida, and its parent company, Citizens National Corporation ("Citizens"). At September 30, 1993, Citizens had total consolidated assets of approximately $285 million and total consolidated deposits of approximately $254 million. Under the terms of the agreement, AmSouth will issue 0.3609 of a share of AmSouth Common Stock for each of the outstanding shares of Citizens common stock. At September 30, 1993, Citizens had 4,045,688 shares of common stock outstanding. Shareholder and regulatory approvals have been received. This acquisition will be accounted for as a pooling of interests under GAAP.

    On September 12, 1993, AmSouth signed an agreement to acquire Fortune Bank, which is headquartered in Clearwater, Florida, and its parent company, Fortune Bancorp, Inc. ("Fortune"). Under the terms of the agreement, Fortune shareholders may make an election to receive either cash or AmSouth Common Stock based on a formula which takes into consideration AmSouth's stock price during a future pricing period. Approximately one-half of Fortune's shares will be exchanged for cash and one-half for AmSouth Common Stock (subject to adjustment based upon the average price per share of AmSouth Common Stock), with AmSouth issuing a total of approximately 4,482,000 shares and approximately $142.5 million in cash. At September 30, 1993, Fortune had total consolidated assets of approximately $2.6 billion and total consolidated deposits of approximately $1.8 billion. This acquisition will be accounted for as a purchase under GAAP.

  These pending and completed transactions listed above (other than the merger of FCFC with AmSouth) are sometimes referred to herein as the "Other Business Combinations."

  AmSouth continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt or equity securities can be expected. Any future business combination or series of business combinations that AmSouth might undertake may be material, in terms of assets acquired or liabilities assumed, to AmSouth's financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice may result in dilution of book value and net income per share for the acquirors.

  AmSouth's other subsidiaries include AmSouth Mortgage Company, Inc., which offers first mortgage loans through 44 originating offices in nine states, AmSouth Leasing Corporation, a specialized lender providing equipment leasing, and AmSouth Investment Services, Inc., a registered broker-dealer that provides securities brokerage services.

  AmSouth was incorporated under the laws of the State of Delaware in 1970. Its principal executive office is located at 1400 AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203. Its telephone number is (205) 320-7151.

  FFSB. FFSB is a federally-chartered stock savings bank that converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on June 27, 1991 (the "Conversion"). FFSB's business is conducted through its office in Calhoun, Georgia. FFSB is primarily engaged in the business of attracting deposits from the general public and using such deposits to originate mortgage loans, consumer loans and commercial real estate and residential construction loans. FFSB is a member of the Federal Home Loan Bank of Atlanta, and its deposit accounts are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). FFSB received its Federal charter in 1949. At September 30, 1993, FFSB had total consolidated assets of approximately $72 million, total consolidated deposits of approximately $60 million and total consolidated shareholders' equity of approximately $11 million.

  FFSB's office is located at 208 North Wall Street, Calhoun, Georgia 30701 and its telephone number is (706) 629-2848. FFSB has no subsidiaries.

RECENT DEVELOPMENTS

  The following tables present certain preliminary unaudited data (i) as of and for the year ended December 31, 1993 and 1992 for AmSouth on a historical basis, (ii) as of and for the twelve months ended December 31, 1993 for AmSouth and FFSB on a pro forma combined basis giving effect to the Merger and (iii) as of and for the twelve months ended December 31, 1993 for AmSouth and FFSB on a pro forma combined basis, giving effect to the Merger, as adjusted to give effect to the Other Business Combinations, as described below. Unaudited historical data reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The unaudited financial information is presented on a preliminary basis, for informational purposes only, and is not necessarily indicative of the combined financial position or results of operations which would have actually occurred if the transactions had been consummated in the past or which may be obtained in the future.

                                                                     AMSOUTH AND FFSB
                                                  AMSOUTH AND FFSB  PRO FORMA COMBINED,
                                 AMSOUTH         PRO FORMA COMBINED     AS ADJUSTED
                         ----------------------- ------------------ -------------------
                          1993 (A)    1992 (B)          1993               1993
                         ----------- ----------- ------------------ -------------------
                               (UNAUDITED)          (UNAUDITED)         (UNAUDITED)
Selected data
(In thousands, except per share
 amounts)
  Net Income............ $   146,227 $   108,049    $   147,450         $   148,166(C)
  Net Income per Share..        3.10        2.51           3.10                2.54(C)
  Total Assets..........  12,547,871  10,208,606     12,620,098          16,518,652(D)
  Shareholders' Equity..   1,090,009     824,755      1,101,555           1,291,344(D)
  Deposits..............   9,567,882   7,799,816      9,627,051          12,346,252(D)

- --------

(A) Amounts give effect to the acquisitions of Clearwater, Mickler and First Sunbelt on a pooling of interests accounting basis, and the acquisitions of FCFC, Charter and Mid-State Federal on a purchase accounting basis.

(B) Amounts have been restated for the pooling of interests of Clearwater and Mickler but have not been restated for the pooling of interests of First Sunbelt, the effect of which is not material.

(C) Amounts are adjusted to give effect to (i) the January 3, 1994 acquisition of OBC, the February 10, 1994 acquisition of FloridaBank and the pending acquisitions of Parkway and Citizens on a pooling of interests accounting basis and (ii) the December 9, 1993 acquisition of Mid-State Federal, as if such acquisition had occurred on January 1, 1993, and the pending acquisition of Fortune on a purchase accounting basis.

(D) Amounts are adjusted to give effect to (i) the January 3, 1994 acquisition of OBC, the February 10, 1994 acquisition of FloridaBank and the pending acquisitions of Parkway and Citizens on a pooling of interests accounting basis and (ii) the pending acquisition of Fortune on a purchase accounting basis.

CHARTER AMENDMENT

  In connection with the Merger, the stockholders of FFSB are being asked to approve an amendment to the Charter of FFSB which will delete Section 8(A) thereof (the "Charter Amendment"). That section provides that for a period of five years following the Conversion, no person may acquire more than 10% of the capital stock of FFSB. In order for the Merger to be effected, this provision must be repealed. The approval of the Charter Amendment is conditioned on the approval and consummation of the Merger. See "Proposal 1--CHARTER AMENDMENT."

EFFECT OF THE MERGER

  Pursuant to an Agreement and Plan of Merger dated as of August 3, 1993 by and between AmSouth and FFSB (the "Merger Agreement") and the related Plan of Merger and Merger Agreement dated as of the 21st day of December, 1993 (the "Plan of Merger") (collectively, the "Agreements"), at the Effective Date (as defined below), FFSB will merge with and into AmSouth Georgia, a wholly-owned subsidiary of AmSouth (the "Surviving Bank") (the "Merger"). See "Proposal 2-- THE MERGER--Effect of the Merger." For information on how FFSB shareholders will be able to exchange certificates representing shares of FFSB Common Stock for new certificates representing the shares of AmSouth Common Stock to be issued to them, see "Proposal 2--THE MERGER--Surrender of Certificates."

CONSIDERATION FOR FFSB COMMON STOCK

  The Agreements provide for the merger of FFSB with and into the Surviving Bank (the "Merger"). At the time the Merger is consummated (the "Effective Date"), each share of FFSB Common Stock, including shares held by FFSB's employee stock ownership plan (excluding any shares held by FFSB, AmSouth or their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), issued and outstanding at the Effective Date will be converted into the right to receive (i) 0.9991 of a share, subject to adjustment in certain circumstances (the "Conversion Number"), of AmSouth Common Stock, except that cash will be paid in lieu of issuing fractional shares of AmSouth Common Stock and to holders who perfect dissenter's rights in accordance with applicable law. The shares of AmSouth Common Stock to be received in exchange for each share of FFSB Common Stock are sometimes collectively referred to herein as the "Consideration." Each outstanding share of AmSouth Common Stock will remain outstanding and unchanged as a result of the Merger. See "Proposal 2--THE MERGER--General" and "Price-Based Termination and "DISSENTERS' RIGHTS."

  The amount and form of the Consideration was arrived at through arm's-length negotiations between AmSouth and FFSB. See "Proposal 2--THE MERGER--Background of and Reasons for the Merger" and "--Opinion of Financial Advisor."

PRICE-BASED TERMINATION

  The Merger Agreement may be terminated by FFSB, if the FFSB Board so determines by a majority vote, at any time during the ten-day period commencing with the Approval Date (as hereinafter defined), if the Average Closing Price (as hereinafter defined) of shares of AmSouth Common Stock is less than $28.80; provided, however, if FFSB elects to exercise its termination right pursuant to the foregoing, it must give prompt written notice to AmSouth and, during the seven-day period commencing with the receipt of such notice, AmSouth shall have the option to increase the Consideration (as hereinafter defined) to be received by the holders of FFSB Common Stock in the Merger by adjusting the Conversion Number (as hereinafter defined) up to the number (calculated to the nearest one one-hundredth) obtained by dividing the product of $28.80 and
0.9991 (i.e. $28.77) by the Average Closing Price. If AmSouth so elects within such seven-day period, it shall give prompt written notice to FFSB of such election and the revised Conversion Number, whereupon no termination shall have occurred and the Merger Agreement shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified). An increase in the Conversion Number could result in the number of Merger Shares to be issued exceeding the number indicated on the cover page of this Proxy Statement-Prospectus. See "Proposal 2--THE MERGER--Price-Based Termination."

TREATMENT OF STOCK OPTIONS

  In accordance with the terms of the FFSB stock option and incentive plans, all options not previously vested become immediately exercisable upon a change in control of FFSB. At the Effective Date, each outstanding stock option granted under FFSB's stock option and incentive plans, will be cancelled in exchange for (a) a number of shares of AmSouth Common Stock equal to (i) the difference between (A) the product of the closing price of AmSouth Common Stock on the Effective Date (the "AmSouth Closing Price") multiplied by the Conversion Number and (B) the exercise price of such option, divided by (ii) the AmSouth Closing Price, and (b) an amount of cash in lieu of any fractional shares determined by multiplying such holder's fractional interest by the AmSouth Closing Price.

MEETING OF FFSB SHAREHOLDERS

  The Meeting will be held at 10:00 a.m., local time, on March 18, 1994 for the purpose of considering and voting upon several proposals. FFSB shareholders will be asked to approve the Charter Amendment and Agreements as well as the adjournment of the Meeting for up to 29 days, if necessary, in order to solicit additional proxies if shareholders holding two-thirds of the votes eligible to be cast at the Meeting do not submit proxies in favor of the Merger (the "Adjournment Proposal"). In addition, FFSB shareholders will also be asked to elect three directors and ratify the appointment of Read, Martin, Slickman and Sheats as independent auditors for the fiscal year ending September 30, 1994. See "THE MEETING."

RECORD DATE; VOTE REQUIRED

  Only FFSB shareholders of record at the close of business on February 8, 1994 (the "Record Date"), will be entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of the shares entitled to vote shall be required to approve the Charter Amendment. See "Proposal 1--CHARTER AMENDMENT." The affirmative vote of the holders of at least two-thirds of the shares outstanding on such date will be required to approve the Agreements. See "Proposal 2--THE MERGER." The affirmative vote of holders of a majority of the outstanding shares of FFSB Common Stock represented in person or by proxy at the Meeting will be required to approve the Adjournment Proposal. Directors will be elected by a plurality of votes cast. All other matters properly brought before the meeting shall be determined by a majority of the votes cast. As of the Record Date, there were 414,330 shares of FFSB Common Stock outstanding and entitled to be voted.

  The directors and executive officers of FFSB and their affiliates had the ability to vote, as of the Record Date, 143,692 shares or approximately 33.6% of the outstanding shares of FFSB Common Stock. The directors and executive officers of AmSouth and their affiliates beneficially owned, as of the Record Date, no shares of FFSB Common Stock. As of that date, no subsidiary of AmSouth held of record or in the name of nominees any shares of FFSB Common Stock in a fiduciary capacity. See "THE MEETING--Record Date; Vote Required."

  Pursuant to the Merger Agreement, each member of the FFSB Board (who, in the aggregate, had the ability to vote 25% of the outstanding shares of FFSB Common Stock as of the Record Date) has entered into an agreement with AmSouth providing that, through August 3, 1994, such member will vote his shares of FFSB Common Stock in favor of the Merger. FFSB has been advised that its executive officers intend to vote their shares in favor of the Charter Amendment and the Agreements. It is also anticipated that directors and executive officers of FFSB will vote for the Adjournment Proposal, if necessary, as well as the other proposals. See "CERTAIN RELATED TRANSACTIONS-- Voting Agreements."

REASONS FOR THE MERGER; RECOMMENDATION OF THE FFSB BOARD

  The FFSB Board of Directors has unanimously approved the Charter Amendment and the Agreements and has determined that the Merger is fair to, and in the best interests of, FFSB and its shareholders.

Accordingly, the FFSB Board unanimously recommends that FFSB's shareholders vote FOR approval of the Charter Amendment and the Agreements, as well as the other matters to be considered at the Meeting. See "Proposal 2--THE MERGER-Background of and Reasons for the Merger" and "FFSB's Reasons for the Merger." For information on the interests of certain officers and directors of FFSB in the Merger, see "Proposal 2--THE MERGER-Interests of Certain Persons in the Merger."

OPINION OF FINANCIAL ADVISOR

  Hovde Financial, Inc. ("Hovde") has rendered an opinion to FFSB that the Consideration to be paid to FFSB shareholders is fair, from a financial point of view. For additional information, see "Proposal 2--THE MERGER-Opinion of Financial Advisor." The opinion of Hovde is attached as Appendix B to this Proxy Statement-Prospectus. FFSB shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered and limitations on the reviews undertaken in connection therewith.

EFFECTIVE DATE

  The Merger will become effective at the time when appropriate documents (the "Closing Documents") to consummate the Merger are executed in accordance with all legal requirements and are delivered or filed as required by law, or on such later date as the Closing Documents may specify (the "Effective Date"). The Closing Documents will be delivered or filed within sixty days after the later of (i) the expiration date of all applicable waiting periods in connection with approvals of governmental authorities and (ii) the receipt of any other required approvals, or on such later date as may be agreed by the parties; provided that the closing will not take place until the expiration of the periods contemplated under the provision concerning price-based termination, if applicable, described under "Proposal 2--THE MERGER--Price-Based Termination." The FFSB Board and the AmSouth Board may agree to close at a later date than that specified in the Merger Agreement. See "Proposal 2 --THE MERGER-Conditions to Consummation of the Merger" and "-Waiver and Amendments; Termination."

CONDITIONS; REGULATORY APPROVALS

  Consummation of the Merger, and issuance of the Merger Shares, is subject to various conditions, including receipt of the FFSB shareholder approval solicited hereby both to amend the Charter and for the Merger, receipt of the necessary regulatory approvals, including the approval of the OTS pursuant to 12 C.F.R. Section 563b.3(i)(3), receipt of opinions regarding certain tax aspects of the Merger and satisfaction of other customary closing conditions.

  The regulatory approvals and consents necessary to consummate the Merger include the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the OTS, the FDIC and the Georgia Commissioner of Banking and Finance. The approvals of the Federal Reserve Board, the OTS and the FDIC have been received and contain no material conditions. There can be no assurance that the approval of the Georgia Commissioner of Banking and Finance will be obtained or as to the timing or conditions of such approval. See "Proposal 2--THE MERGER--Conditions to Consummation of the Merger," "- Regulatory Approvals" and "-Conduct of Business Pending the Merger" and "CERTAIN REGULATORY CONSIDERATIONS."

TERMINATION OF THE MERGER AGREEMENT

  The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of FFSB, (i) by the mutual consent of AmSouth and FFSB or (ii) by either of them individually under certain specified circumstances, including if the Merger has not become effective by June 30, 1994, except that this deadline will be automatically extended to September 30, 1994, if the regulatory approvals have not been obtained in time for the Merger to occur by June 30, 1994. See "Proposal 2--THE MERGER--Waiver and Amendments; Termination."

  In addition, the Merger Agreement contains a price-based termination provision. Under this provision, the Merger Agreement may be terminated by FFSB at any time during the ten-day period commencing with the Approval Date (as hereinafter defined), but only if (i) the average closing price of AmSouth Common Stock over a designated time period is less than $28.80 per share and
(ii) AmSouth elects not to increase the Consideration as specified in the Merger Agreement. Prior to making any decision to terminate the Merger Agreement, pursuant to this provision, the FFSB Board intends to consult with its financial and other advisors and would consider such financial and other information as it deems relevant to its decision. THE MATTER WOULD NOT, HOWEVER, BE RESUBMITTED TO SHAREHOLDERS. See "Proposal 2--THE MERGER--Price-Based Termination."

MANAGEMENT AFTER THE MERGER

  The directors and officers of AmSouth and the Surviving Bank immediately prior to the Effective Date will continue as directors and officers of those respective entities thereafter. See "Proposal 2--THE MERGER--Management After the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of FFSB's management and the FFSB Board have interests in the Merger in addition to their interests as shareholders of FFSB generally. These include, among other things, provisions in the Merger Agreement relating to eligibility for certain AmSouth employee benefits and provisions in other agreements between FFSB and certain of its officers or employees relating to severance payments. See "Proposal 2--THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  It is intended that the Merger will be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes, except with respect to cash payments in lieu of a fractional share interest and for a dissenter's shares, (i) no gain or loss will be recognized by an FFSB shareholder upon the exchange of FFSB Common Stock for AmSouth Common Stock; (ii) the basis of such AmSouth Common Stock will be the same as the holder's basis in the FFSB Common Stock exchanged therefor; and (iii) the holding period of such AmSouth Common Stock will include the period during which such holder held the FFSB Common Stock exchanged therefor, provided that the FFSB Common Stock was held as a capital asset immediately prior to the consummation of the Merger. Consummation of the Merger is conditioned upon receipt by FFSB and AmSouth of an opinion of Ernst & Young, or another tax advisor acceptable to FFSB, dated as of the Effective Date, substantially to this effect. See "Proposal 2--THE MERGER-- Certain Federal Income Tax Considerations."

  BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, EACH HOLDER OF FFSB COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX
LAWS).

ACCOUNTING TREATMENT

  It is intended that the Merger will be accounted for as a "pooling of interests" by AmSouth under GAAP. Consummation of the Merger is conditioned upon the receipt by AmSouth of a letter from AmSouth's independent auditors stating that the Merger will qualify to be accounted for in such a manner. See "Proposal 2--THE MERGER--Accounting Treatment."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

  On the Effective Date, shareholders of FFSB, whose rights are governed by FFSB's Charter and Bylaws and by federal law, will automatically become shareholders of AmSouth, and their rights as shareholders of

AmSouth will be determined by the Delaware General Corporation Law and by AmSouth's Restated Certificate of Incorporation and Bylaws. The rights of shareholders of AmSouth differ from rights of the shareholders of FFSB with respect to certain important matters, including their rights to remove directors, call special meetings and amend the bylaws and certificate of incorporation or charter; the required shareholder votes as to certain matters; statutory and other restrictions on certain business combinations; and the existence of the AmSouth Stockholder Protection Rights Agreement (the "AmSouth Rights Agreement"). For a summary of these differences, See "COMPARISON OF RIGHTS OF SHAREHOLDERS."

  Each outstanding share of AmSouth Common Stock has, and when issued each of the Merger Shares will have, attached to it one right (an "AmSouth Right") issued pursuant to the AmSouth Rights Agreement. Each AmSouth Right entitles its registered holder to purchase (under certain circumstances) one one-hundredth of a share of AmSouth Series A Preferred Stock, without par value, for $115.00, subject to adjustment. The AmSouth Rights Agreement will not prevent a takeover of AmSouth but may, however, have certain anti-takeover effects. The AmSouth Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding AmSouth Common Stock unless the AmSouth Rights are first redeemed by the Board of AmSouth. See "DESCRIPTION OF AMSOUTH CAPITAL STOCK--AmSouth Rights Agreement."

DISSENTERS' RIGHTS

  Under 12 C.F.R. Section 552.14, any holder of FFSB Common Stock who (i) has given notice in writing to FFSB prior to the vote on the Merger at the Meeting of his or her intent to demand payment for his or her shares if the Merger is effectuated, (ii) does not vote his or her shares in favor of the Merger and
(iii) files with FFSB, (or AmSouth if the Merger has been consummated), within 60 days after the giving of notice to him or her by FFSB of the FFSB shareholders' authorization of the Merger (which notice shall be given to such dissenting FFSB Shareholder by FFSB within 10 days of such authorization), an election stating his or her name, address, the number of shares as to which he or she dissents and a demand for payment of the fair value of his or her shares and simultaneously with the notice of election surrenders the certificates for the FFSB Shares as to which such dissenter dissents, shall be entitled to the fair value of his or her FFSB Common Stock. Failure to follow the statutory provisions precisely may result in loss of dissenters' rights. These statutory provisions are set forth in full in Appendix D to this Proxy Statement-Prospectus and are summarized under "DISSENTERS' RIGHTS."

                      STOCK PRICE AND DIVIDEND INFORMATION

AMSOUTH

  AmSouth Common Stock is listed and principally traded on the NYSE under the symbol "ASO."

  The following table sets forth for the periods indicated the high and low sales prices and trading volumes (in thousands of shares) of AmSouth Common Stock as reported on the NYSE Composite Transactions reporting system (as published in The Wall Street Journal) with respect to each calendar quarter since January 1, 1991. The following table also shows the cash dividends declared per share of AmSouth Common Stock. (AmSouth per share amounts and shares traded have been restated to give effect to a three-for-two stock split effective December 13, 1991.)

                              AMSOUTH COMMON STOCK

                                            HIGH   LOW     CASH   SHARES TRADED
                                            SALE   SALE  DIVIDEND (IN THOUSANDS)
                                           ------ ------ -------- -------------
       1991
         1st Quarter...................... $17.25 $12.38   $.24       1,124
         2nd Quarter......................  19.13  16.63    .24       1,325
         3rd Quarter......................  22.13  18.75    .24       3,784
         4th Quarter......................  22.13  19.13    .26       2,201
       1992
         1st Quarter......................  27.38  21.38    .26       3,347
         2nd Quarter......................  31.13  26.13    .26       3,722
         3rd Quarter......................  29.00  26.00    .26       3,332
         4th Quarter......................  32.63  26.88    .29       1,962
       1993
         1st Quarter......................  34.13  29.63    .29       4,621
         2nd Quarter......................  35.88  30.38    .29       4,267
         3rd Quarter......................  33.63  29.25    .29       6,034
         4th Quarter......................  31.50  27.38    .35       6,137
       1994
        *1st Quarter......................  32.00  30.38     --          --

- --------

* Through February 15, 1994

  Shareholders are advised to obtain current market quotations for AmSouth Common Stock. The market price of AmSouth Common Stock at the Effective Date, or on the date on which certificates representing Merger Shares are received, may be higher or lower than the market price at the time the Merger Agreement was executed, at the date of mailing of this Proxy Statement-Prospectus or at the time of the Meeting.

FFSB

  As of the Record Date, FFSB had approximately 146 shareholders of record. There is no established trading market for FFSB Common Stock and it has been subject to only limited trading. The shares are not listed on any exchange or quoted on any automated quotation system. The following table sets forth sales prices for the shares, of which FFSB is aware. The prices are based upon trades of FFSB Common Stock as reported by market makers in FFSB Common Stock, and may reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions. These prices are not necessarily indicative of the fair market value of the stock at the time of the trade and may not reflect all trades or the price of those trades. FFSB converted from a mutual to a stock institution on June 27, 1991.

                                                                          PRICE
                                                                          ------
       1991.............................................................. $11.75
       1992.............................................................. $13.25
       1993.............................................................. $19.75

  The Merger Agreement was publicly announced on August 3, 1993. The most recent sale of FFSB Common Stock prior to the public announcement of the Merger Agreement occurred in July, 1993, at $19.75 per share for 12,000 shares. Management is not aware of any sales that have occurred since July, 1993.

  The dividend history for FFSB on a quarterly basis (adjusted to conform to a calendar year) since January 1, 1991 is as follows:

                                  1993                            1992                            1991
                     ------------------------------- ------------------------------- -------------------------------
                     FOURTH   THIRD  SECOND   FIRST  FOURTH   THIRD  SECOND   FIRST  FOURTH   THIRD  SECOND   FIRST
                     QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER QUARTER
                     ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Cash Dividends De-
 clared.............  $ .25   $ .25   $ .25   $ .25   $ .25   $1.22   $ .20   $ .17   $ .15   $ .13   n/a(1)   n/a

- --------
(1) FFSB was a mutual savings association prior to the third quarter of 1991.

                       COMPARATIVE PER SHARE INFORMATION

  The following table sets forth for the AmSouth Common Stock and the FFSB Common Stock certain historical, pro forma combined and pro forma equivalent per share financial information. The proposed Merger with FFSB is accounted for under the pooling of interests method, and pro forma data is derived accordingly. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated on January 1, 1992. As discussed under "Proposal 2--THE MERGER-Price-Based Termination," the Conversion Number is subject to possible increase as a result of a decline in the price of AmSouth Common Stock. The pro forma information presented would be different if the Conversion Number were so adjusted.

  The information shown below should be read in conjunction with the historical and pro forma financial statements of AmSouth, including the respective notes thereto, incorporated by reference herein, and with the historical financial statements of FFSB appearing in Appendix C to this Proxy Statement-Prospectus, including the notes thereto. See "AVAILABLE INFORMATION", "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION".

                                                                              AMSOUTH,
                                                                                FFSB
                                                                             AND OTHER
                                                                              BUSINESS
                                                AMSOUTH AND                 COMBINATIONS         FFSB
                            HISTORICAL             FFSB          FFSB        PRO FORMA        PRO FORMA
                          --------------         PRO FORMA     PRO FORMA     COMBINED,       EQUIVALENT,
    PER COMMON SHARE      AMSOUTH  FFSB          COMBINED    EQUIVALENT(1) AS ADJUSTED(2) AS ADJUSTED(1),(2)
    ----------------      ------- ------        -----------  ------------- -------------- ------------------
NET INCOME(3)
For the nine months
 ended September 30,
  1993..................  $ 2.39  $ 2.31          $ 2.39        $ 2.39         $ 2.10           $ 2.10
  1993-Adjusted(4)......    2.39    2.31            2.39          2.39           2.05             2.05
  1992..................    1.88    2.13            1.88          1.88           1.69             1.69
  1992-Adjusted(5)......    1.74    2.13            1.75          1.75           1.60             1.60
For the year ended
 December 31,
  1992..................  $ 2.55  $ 2.94(6)       $ 2.55        $ 2.55         $ 2.33           $ 2.33
  1992-Adjusted(5)......    2.50    2.94(6)         2.50          2.50           2.30             2.30
  1991..................    2.17    1.98(6),(7)     2.17          2.17           1.49             1.49
  1991-Adjusted(5)......     --      --              --            --            1.38             1.38
  1990..................    2.17    2.04(6),(7)     2.17          2.17           1.30             1.30
  1990-Adjusted(5)......     --      --              --            --            1.19             1.19
CASH DIVIDENDS
For the nine months
 ended September 30,
  1993..................  $  .87  $  .75          $  .87(8)     $  .87         $  .87(8)        $  .87
  1992..................     .78    1.59             .78(8)        .78            .78(8)           .78
For the year ended
 December 31,
  1992..................  $ 1.07  $ 1.84(6)       $ 1.07(8)       1.07           1.07(8)          1.07
  1991..................     .98     .28(6)          .98(8)        .98            .98(8)           .98
  1990..................     .94     --              .94(8)        .94            .94(8)           .94
BOOK VALUE(9)
As of September 30,
 1993...................  $21.75  $27.49          $21.80        $21.78         $21.87           $21.85
As of December 31, 1992.   19.48   26.21           19.54         19.52          19.94            19.92
As of December 31, 1992-
 Adjusted(5)............   20.26   26.21           20.32         20.30          20.51            20.49

- --------
(1) FFSB pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by the assumed Conversion Number of 0.9991.
(2) Amounts are adjusted to reflect the Other Business Combinations.
(3) Net income per common share is based on weighted average common shares outstanding.
(4) Amounts are adjusted to exclude $4,900,000 pre-tax ($3,100,000 after-tax) received by Mid-State Federal from the litigation settlement during the nine months ended September 30, 1993.
(5) Amounts represent historical AmSouth per share data for the period as adjusted to include the pro forma effect of the February 1, 1993 acquisition of FCFC.
(6) Amounts for FFSB have been adjusted to conform to a calendar year.
(7) On June 27, 1991, FFSB completed its Conversion from a depositor-owned institution to a stockholder-owned institution by selling 402,500 shares. Amounts are computed assuming the issuance occurred at the beginning of the year without considering the investment benefit of the proceeds prior to their actual receipt.
(8) Pro forma cash dividends represent historical cash dividends of AmSouth.
(9) Book value per common share is based on total period-end shareholders' equity.

              SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

  The following tables present summary consolidated financial data for (i) AmSouth on an historical basis, (ii) FFSB on an historical basis, (iii) AmSouth and FFSB on a pro forma combined basis giving effect to the Merger, and (iv) AmSouth and FFSB on a pro forma combined basis giving effect to the Merger, as adjusted to give effect to the Other Business Combinations by AmSouth. For information on the accounting treatment of these Other Business Combinations, see "INTRODUCTION--Parties to the Merger." The pro forma data in the tables assume that each outstanding share of FFSB Common Stock at September 30, 1993 is converted in the Merger into 0.9991 of a share of AmSouth Common Stock (with cash being paid for fractional share interests) resulting in the issuance of approximately 414,000 shares of AmSouth Common Stock and that the Merger is accounted for as a "pooling of interests". See "Proposal 2--THE MERGER-Accounting Treatment." These tables should be read in conjunction with the historical and pro forma financial statements of AmSouth, including the respective notes thereto, incorporated by reference herein and with the historical financial statements of FFSB, including the respective notes thereto, appearing in Appendices C and C-1 to this Proxy Statement-Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "CERTAIN INFORMATION REGARDING FFSB." Interim historical data reflect, in the respective opinions of management, all adjustments (consisting only of normal recurring adjustments and such other adjustments as are described in the notes) necessary for a fair presentation of such data. The pro forma combined condensed financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations which would have actually occurred if the transactions had been consummated in the past or which may be obtained in the future.

                              AMSOUTH--HISTORICAL

                              NINE MONTHS
                          ENDED SEPTEMBER 30               YEAR ENDED DECEMBER 31
                          --------------------  ------------------------------------------------
                            1993       1992       1992      1991      1990      1989      1988
                          ---------  ---------  --------  --------  --------  --------  --------
STATEMENT OF EARNINGS
(In Thousands)
Gross Interest Margin...  $ 325,780  $ 276,128  $375,998  $318,863  $281,393  $261,895  $250,551
Provision for Loan Loss-
 es.....................     14,000     26,698    36,555    41,544    31,072    43,294    18,796
Noninterest Revenues....    132,748    112,700   155,926   154,338   122,325   118,371   118,165
Noninterest Expenses....    290,549    257,386   353,428   324,458   272,343   260,567   247,602
Applicable Income Taxes.     50,366     29,717    39,928    26,829    23,604    13,237    22,514
Net Income..............    103,613     75,027   102,013    80,370    76,699    63,168    79,804
PER COMMON SHARE DATA
Net Income..............  $    2.39  $    1.88  $   2.55  $   2.17  $   2.17  $   1.73  $   2.20
Cash Dividends Declared.        .87        .78      1.07       .98       .94       .89       .84
Book Value..............      21.75      19.10     19.48     18.02     16.75     15.50     14.67
AVERAGE STATEMENT OF
 CONDITION
(In Millions)
Investment Securities...  $   2,246  $   2,355  $  2,323  $  2,288  $  2,033  $  1,941  $  1,861
Loans, Net of Unearned
 Income.................      6,698      5,528     5,607     5,454     5,529     5,402     5,133
Allowance for Loan Loss-
 es.....................        102         84        85        83        83        74        72
Total Earning Assets....      9,919      8,299     8,353     8,004     7,690     7,459     7,082
Total Assets............     10,783      9,101     9,156     8,823     8,498     8,275     7,979
Deposits................      8,192      7,235     7,239     7,060     6,712     6,443     6,161
Long-Term Debt..........        158        138       138       135       131       131       132
Shareholders' Equity....        908        742       751       645       569       550       508
END-OF-PERIOD STATEMENT
 OF CONDITION
(In Millions)
Investment Securities...  $   2,044  $   2,468  $  2,189  $  2,475  $  1,974  $  1,951  $  1,976
Loans, Net of Unearned
 Income.................      6,995      5,745     5,992     5,562     5,642     5,628     5,313
Allowance for Loan Loss-
 es.....................        104         87        89        83        80        91        72
Total Earning Assets....     10,645      8,701     8,875     8,578     7,741     7,740     7,396
Total Assets............     11,542      9,423     9,751     9,459     8,706     8,565     8,313
Deposits................      8,346      7,240     7,429     7,373     7,067     6,672     6,511
Long-Term Debt..........        157        137       136       139       129       131       131
Shareholders' Equity....        955        766       783       716       589       561       533
SELECTED FINANCIAL RA-
 TIOS
Return on Average Total
 Assets.................       1.28%      1.10%     1.11%      .91%      .90%      .76%     1.00%
Return on Average Common
 Equity.................      15.25      13.50     13.58     12.47     13.49     11.49     15.70
Taxable Equivalent Gross
 Interest Margin to
 Average Earning Assets.       4.57       4.68      4.73      4.26      3.96      3.83      3.88
Overhead Ratio(1).......      61.61      63.75     64.11     65.54     63.78     64.47     62.97
Dividend Payout.........      36.40      41.49     41.96     45.16     43.32     51.45     38.18
Average Equity to Aver-
 age Assets.............       8.42       8.16      8.20      7.31      6.69      6.65      6.37
Allowance at End of Pe-
 riod to Loans, Net of
 Unearned Income........       1.49       1.51      1.49      1.50      1.42      1.62      1.35
Allowance at End of Pe-
 riod to Nonperforming
 Loans (2)..............     262.97     211.28    181.63    153.50    111.51    121.46     99.60
Nonperforming Assets to
 Loans, Net of Unearned
 Income, Foreclosed
 Properties and
 Repossessions(3).......        .93       1.66      1.43      2.51      2.68      2.16      1.85

- --------
(1) The Overhead Ratio is defined as noninterest expenses divided by the sum of the taxable equivalent gross interest margin and noninterest revenues.
(2) Nonperforming loans include nonaccrual loans and restructured loans.
(3) Nonperforming assets include nonaccrual loans, restructured loans, foreclosed properties and repossessions.

                              FFSB--HISTORICAL(1)

                          THREE MONTHS
                              ENDED
                           DECEMBER 31            YEAR ENDED SEPTEMBER 30
                          --------------  -------------------------------------------
                           1993    1992    1993     1992     1991     1990     1989
                          ------  ------  -------  -------  -------  -------  -------
                           (UNAUDITED)
STATEMENT OF EARNINGS
(In Thousands)
Gross Interest Margin...  $  786  $  808  $ 3,199  $ 2,939  $ 2,177  $ 1,928  $ 1,835
Provision for Loan Loss-
 es.....................      25      31      125      127      132      102       31
Noninterest Revenues....     138     123      520      483      462      596      743
Noninterest Expenses....     481     390    1,587    1,497    1,402    1,323    1,291
Applicable Income Taxes.     144     174      722      673      356      352      365
Net Income..............     274     336    1,283    1,125      749      747      891
PER COMMON SHARE(2)
Net Income..............  $  .66  $  .81  $  3.10  $  2.78  $  1.86  $  1.86  $  2.21
Cash Dividends Declared.     .25     .25     1.00     1.75      .13      --       --
Book Value..............   27.89   26.37    27.49    26.37    24.88    13.87    13.45
AVERAGE STATEMENT OF
 CONDITION
(In Millions)
Investment Securities...  $   14  $   13  $    11  $    12  $     5  $     2  $     1
Loans, Net of Unearned
 Income.................      52      51       51       50       51       51       54
Allowance for Loan Loss-
 es.....................     --      --       --       --       --       --       --
Total Earning Assets....      68      66       67       63       63       60       56
Total Assets............      72      68       70       68       65       63       61
Deposits................      59      56       58       57       58       57       56
Shareholders' Equity....      11      11       11       11        7        5        5
END-OF-PERIOD STATEMENT
 OF CONDITION
(In Millions)
Investment Securities...  $   16  $   12  $    12  $     8  $     6  $     2  $     1
Loans, Net of Unearned
 Income.................      51      51       50       51       51       50       52
Allowance for Loan Loss-
 es.....................     --      --       --       --       --       --       --
Total Earning Assets....      69      66       68       65       63       55       54
Total Assets............      72      68       72       68       66       63       61
Deposits................      60      56       60       56       56       57       56
Shareholders' Equity....      12      11       11       11       10        6        5
SELECTED FINANCIAL RA-
 TIOS
Return on Average Total
 Assets.................    1.52%   1.99%    1.84%    1.66%    1.15%    1.19%    1.45%
Return on Average Common
 Equity.................    9.67   12.22    11.53    10.71    10.49    14.22    17.91
Taxable Equivalent Gross
 Interest Margin to Av-
 erage
 Earning Assets.........    4.77    5.60     4.52     5.36     4.42     4.25     4.13
Overhead Ratio(3).......   49.83   37.04    42.67    38.58    45.29    44.36    42.48
Dividend Payout Ratio...   37.88   30.86    32.26    62.95     6.99      --       --
Average Equity to Aver-
 age Assets.............   15.74   16.26    15.75    15.55    10.93     8.39     8.11
Allowance at End of Pe-
 riod to Loans, Net of
 Unearned Income........    0.82    0.72     0.84     0.68     0.46     0.07     0.08
Allowance at End of Pe-
 riod to Nonperforming
 Loans(4)...............  296.05  194.76   195.38   191.16    95.51    22.02      --
Net Charge-Offs to Aver-
 age Loans Net of Un-
 earned Income..........    0.04    0.02     0.06     0.04     0.04     0.10     0.03
Nonperforming Assets to
 Loans Net of Unearned
 Income,
 Foreclosed Properties
 and Repossessions(5)...    0.16    0.24     0.43     0.35     0.48     0.34      --

- --------
(1) Certain terminology used in the presentation of FFSB's historical data has been changed to conform with terminology used in AmSouth's presentation.

(2) On June 27, 1991, FFSB completed its Conversion from a depositor-owned institution to a stockholder-owned institution by selling 402,500 shares. Amounts for the years ended September 30, 1989 through 1991 are computed assuming the issuance occurred on October 1, 1988 without considering the investment benefit of the proceeds prior to their actual receipt.
(3) The Overhead Ratio is defined as noninterest expenses divided by the sum of the taxable equivalent gross interest margin and noninterest revenues.
(4) Nonperforming loans include nonaccrual loans and restructured loans.
(5) Nonperforming assets include nonaccrual loans, restructured loans, foreclosed properties and repossessions.

  For more detailed information, see Appendices C: FFSB Form 10-KSB/A and C-1:
                                Form 10-Q.

                      AMSOUTH AND FFSB PRO FORMA COMBINED

                                                                    AS OF
                                                              SEPTEMBER 30, 1993
                                                              ------------------
                                                                (IN THOUSANDS
                                                               EXCEPT PER SHARE
                                                                   AMOUNTS)
STATEMENT OF CONDITION
Cash and Due from Bank......................................     $   463,870
Time Deposits in Other Banks................................           4,037
Federal Funds Sold and Securities Purchased Under Agreements
 to Resell..................................................         518,668
Trading Account Securities..................................          73,367
Securities Held for Sale....................................         765,088
Investment Securities.......................................       2,055,801
Mortgage Loans Held for Sale................................         251,593
Loans, Net of Unearned Income...............................       7,045,575
Less Allowance for Loan Losses..............................         104,346
                                                                 -----------
Net Loans...................................................     $ 6,941,229
Premises and Equipment, Net.................................         195,456
Other Real Estate Owned.....................................          24,824
Intangible Assets...........................................          94,964
Mortgage Servicing Rights...................................          30,715
Other Assets................................................         194,269
                                                                 -----------
                                                                 $11,613,881
                                                                 ===========
DEPOSITS AND INTEREST-BEARING LIABILITIES
Deposits....................................................     $ 8,405,688
Federal Funds Purchased and Securities Sold Under Agreements
 to Repurchase..............................................         860,880
Other Borrowed Funds........................................         885,686
Long-Term Debt..............................................         159,556
                                                                 -----------
Total Deposits and Interest-Bearing Liabilities.............      10,311,810
Other Liabilities...........................................         335,864
                                                                 -----------
Total Liabilities...........................................      10,647,674
SHAREHOLDERS' EQUITY
Common Stock................................................          45,820
Capital Surplus.............................................         373,373
Retained Earnings...........................................         574,345
                                                                 -----------
                                                                     993,538
Less: Cost of Common Stock in Treasury......................          24,173
Deferred Compensation on Restricted Stock...................           3,158
                                                                 -----------
Total Shareholder's Equity..................................         966,207
                                                                 -----------
                                                                 $11,613,881
                                                                 ===========
Book Value per Common Share.................................     $     21.80
                                                                 ===========

                                             NINE MONTHS        TWELVE MONTHS
                                                ENDED               ENDED
                                          SEPTEMBER 30, 1993 DECEMBER 31,1992(1)
                                          ------------------ -------------------
STATEMENT OF EARNINGS
(In Thousands, Except Per Share Amounts)
Gross Interest Margin...................      $ 328,124           $ 412,630
Provision for Loan Losses...............         14,094              41,486
Noninterest Revenues....................        133,183             162,878
Noninterest Expenses....................        291,730             377,982
Applicable Income Taxes.................         50,914              46,335
Net Income..............................        104,569             109,705
Net Income per Share....................      $    2.39           $    2.50
Average Common Shares Outstanding.......         43,778              43,891

- --------
(1) Adjusted to include the pro forma effect of the February 1, 1993 acquisition of FCFC.

  For more detailed pro forma financial information, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

  For information on regulatory capital ratios of AmSouth on both an historical and a pro forma combined basis, see "CERTAIN REGULATORY CONSIDERATIONS--Capital Adequacy."

  For information on regulatory capital ratios of FFSB, see Appendix C: FFSB Form 10-KSB/A and Appendix C-1: FFSB Form 10-Q.

                 AMSOUTH, FFSB AND OTHER BUSINESS COMBINATIONS

                             PRO FORMA COMBINED (1)

                                                                    AS OF
                                                              SEPTEMBER 30, 1993
                                                              ------------------
                                                                (IN THOUSANDS,
                                                               EXCEPT PER SHARE
                                                                   AMOUNTS)
STATEMENT OF CONDITION
Cash and Due from Bank......................................     $   592,597
Federal Funds Sold and Securities Purchased Under Agreements
 to Resell..................................................         725,840
Trading Account Securities..................................          73,367
Securities Held for Sale....................................       1,175,834
Investment Securities.......................................       3,169,980
Mortgage Loans Held for Sale................................         359,636
Loans, Net of Unearned Income...............................       9,794,033
Less Allowance for Loan Losses..............................         146,459
                                                                 -----------
Net Loans...................................................       9,647,574
Premises and Equipment, Net.................................         266,588
Other Real Estate Owned.....................................          52,732
Intangible Assets...........................................         266,875
Mortgage Servicing Rights...................................          59,564
Other Assets................................................         264,082
                                                                 -----------
                                                                 $16,654,669
                                                                 ===========
DEPOSITS AND INTEREST-BEARING LIABILITIES
Deposits....................................................     $12,312,514
Federal Funds Purchased and Securities Sold Under Agreements
 to Repurchase..............................................       1,050,309
Other Borrowed Funds........................................       1,166,821
Long-Term Debt..............................................         310,278
                                                                 -----------
  Total Deposits and Interest-Bearing Liabilities...........      14,839,922
Other Liabilities...........................................         545,335
                                                                 -----------
  Total Liabilities.........................................      15,385,257
SHAREHOLDERS' EQUITY
Common Stock................................................          59,555
Capital Surplus.............................................         593,441
Retained Earnings...........................................         643,747
                                                                 -----------
                                                                   1,296,743
Less: Cost of Common Stock in Treasury......................          24,173
Deferred Compensation on Restricted Stock...................           3,158
                                                                 -----------
  Total Shareholders' Equity................................       1,269,412
                                                                 -----------
                                                                 $16,654,669
                                                                 ===========
Book Value per Common Share.................................     $     21.87
                                                                 ===========

                                          NINE MONTHS        TWELVE MONTHS
                                             ENDED               ENDED
                                       SEPTEMBER 30, 1993 DECEMBER 31, 1992(1)
                                       ------------------ --------------------
STATEMENT OF EARNINGS
(In Thousands, Except Per Share
 Amounts)
Gross Interest Margin.................      $453,380            $572,612
Provision for Loan Losses.............        27,036              67,196
Noninterest Revenues..................       159,497             208,222
Noninterest Expenses..................       399,271             513,596
Applicable Income Taxes...............        65,706              67,562
Net Income............................      $120,864            $132,480
Net Income per Share..................      $   2.10            $   2.30
Average Common Shares Outstanding.....        57,513              57,626

- --------
(1) Adjusted to reflect the Other Business Combinations.
(2) Adjusted to include the pro forma effect of the February 1, 1993 acquisition of FCFC.

  For more detailed pro forma financial information, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." For information on regulatory capital ratios of AmSouth on both an historical and a pro forma combined basis after giving effect to the Merger and to AmSouth's Other Business Combinations, see "CERTAIN REGULATORY CONSIDERATIONS--Capital Adequacy."

                                  INTRODUCTION

GENERAL

  This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $.01 per share of FFSB (the "FFSB Common Stock") in connection with the solicitation of proxies by the Board of Directors of FFSB (the "FFSB Board") for use at the annual meeting of FFSB shareholders to be held at 10:00 a.m. local time on Friday, March 18, 1994, at the main office of FFSB located at 208 North Wall Street, Calhoun, Georgia 30701, and at any adjournments or postponements thereof (the "Meeting").

  At the Meeting, the shareholders of record of FFSB Common Stock as of the close of business on Tuesday, February 8, 1994 (the "Record Date"), will consider and vote upon a proposal to approve an amendment of FFSB's Charter to delete Section 8(A) thereof, which prohibits any person from acquiring more than 10% of FFSB's stock for a period of five years following FFSB's mutual to stock Conversion, provided that the Merger is approved and consummated; and the Agreement and Plan of Merger, dated as of the 3rd day of August, 1993 (the "Merger Agreement"), between FFSB and AmSouth Bancorporation, a Delaware corporation ("AmSouth") and the related Plan of Merger and Merger Agreement dated as of the 21st day of December 1993 (the "Plan of Merger"), pursuant to which FFSB will merge with and into AmSouth Bank of Georgia (the "Surviving Bank"), a wholly-owned subsidiary of AmSouth (the "Merger"). Upon consummation of the Merger, and subject to certain adjustments, each outstanding share of FFSB Common Stock, including shares held by FFSB's employee stock ownership plan (except for shares held directly or indirectly by FFSB, other than in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into the right to receive 0.9991 of a share of common stock, par value $1.00 per share, of AmSouth ("AmSouth Common Stock"), except that cash will be paid in lieu of fractional shares of AmSouth Common Stock. See "THE MEETING" and "Proposal 1--CHARTER AMENDMENT" and "Proposal 2--THE MERGER."

  In addition, shareholders of FFSB will also be asked to elect three directors and ratify the appointment of Read, Martin, Slickman and Sheats as independent auditors for FFSB for the fiscal year ending September 30, 1994. See "Proposal 3--ELECTION OF DIRECTORS" and "Proposal 4--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS". The FFSB shareholders will also be asked to consider and vote upon a proposal to approve the adjournment of the Meeting, if necessary, to give the Board of Directors more time to solicit additional proxies in favor of Proposal 2. See "Proposal 5--ADJOURNMENT PROPOSAL".

  This Proxy Statement-Prospectus is also being furnished by AmSouth to FFSB shareholders as a prospectus in connection with the issuance of shares of AmSouth Common Stock as consideration in the Merger (the "Merger Shares").

  All historical financial and share price-related information of AmSouth contained herein has been adjusted to give effect to the three-for-two split on AmSouth Common Stock paid on January 15, 1992 to AmSouth shareholders of record on December 13, 1991.

PARTIES TO THE MERGER

  AmSouth. AmSouth is a regional bank holding company headquartered in Birmingham, Alabama, with 211 banking offices located in Alabama, Florida, Tennessee and Georgia at September 30, 1993. At September 30, 1993, AmSouth had total consolidated assets of approximately $11.5 billion, total consolidated deposits of approximately $8.3 billion and total consolidated shareholders' equity of approximately $954.8 million. AmSouth was the second largest bank holding company headquartered in Alabama in terms of equity capital and assets, based on September 30, 1993 information. Through its subsidiaries, AmSouth offers a broad range of banking and bank-related services.

  AmSouth's largest subsidiary is AmSouth Alabama. At September 30, 1993, AmSouth Alabama had total consolidated assets of approximately $9.1 billion, total consolidated deposits of approximately $6.4 billion and total consolidated shareholders' equity of approximately $714.4 million. AmSouth Alabama is a full-service bank and had 147 banking offices located throughout Alabama at September 30, 1993. AmSouth Alabama was the largest bank in Alabama, based upon total assets at September 30, 1993. AmSouth's other major banking subsidiaries are AmSouth Florida and AmSouth Tennessee. AmSouth also owns AmSouth Bank of Georgia ("AmSouth Georgia"), currently headquartered in Summerville, Georgia, AmSouth Bank of Walker County, headquartered in Jasper, Alabama, The Georgia State Bank of Rome, headquartered in Rome, Georgia, and Orange Bank, headquartered in Orlando, Florida.

  At September 30, 1993, AmSouth Florida had total consolidated assets of approximately $1.3 billion, total consolidated deposits of approximately $1.0 billion and total consolidated shareholders' equity of approximately $85.2 million. AmSouth Florida operated 25 offices in Florida at September 30, 1993.

  At September 30, 1993, AmSouth Georgia had total assets of approximately $31.1 million, total deposits of approximately $27.7 million and total shareholders' equity of approximately $3.1 million. AmSouth Georgia operated one office as of September 30, 1993.

  Effective February 1, 1993, First Chattanooga Financial Corporation, headquartered in Chattanooga, Tennessee ("FCFC"), merged with AmSouth, and First Federal Bank, FSB, a subsidiary of FCFC, merged with AmSouth Tennessee. The mergers were accounted for under the purchase method of accounting under generally accepted accounting principles ("GAAP"). At September 30, 1993, AmSouth Tennessee had total consolidated assets of approximately $967 million, total consolidated deposits of approximately $777.7 million and total consolidated shareholders' equity of approximately $110.9 million. AmSouth Tennessee operated 20 offices in Tennessee as of September 30, 1993.

  Effective October 14, 1993, Mickler Corporation, headquartered in Clearwater, Florida ("Mickler"), merged with AmSouth, and The First National Bank of Clearwater ("Clearwater"), a subsidiary of Mickler, merged with AmSouth Florida. AmSouth issued approximately 2,987,000 shares of AmSouth Common Stock in exchange for the outstanding shares of Mickler and Clearwater. These acquisitions were accounted for as a pooling of interests under GAAP. At September 30, 1993, Mickler had total consolidated assets of approximately $436 million and total consolidated deposits of approximately $335 million.

  Also effective October 14, 1993, Charter Banking Corp., headquartered in St. Petersburg, Florida ("Charter"), merged with AmSouth and First Gulf Bank, a subsidiary of Charter, merged with AmSouth Florida. AmSouth paid approximately $12.8 million in cash for all of the outstanding shares of both institutions. These acquisitions were accounted for as a purchase under GAAP. At September 30, 1993, Charter had total consolidated assets of approximately $106 million and total consolidated deposits of approximately $96 million.

  Effective December 9, 1993, Mid-State Federal Savings Bank, located in Ocala, Florida ("Mid-State Federal"), merged with AmSouth Florida. AmSouth issued approximately 2,041,000 shares of AmSouth Common Stock and paid approximately $31.7 million for all of the outstanding shares of Mid-State Federal common stock; AmSouth also paid $542,000 upon cancellation of the outstanding options to purchase Mid-State Federal common stock. This acquisition was accounted for as a purchase under GAAP. At September 30, 1993, Mid-State Federal had total consolidated assets of approximately $734 million and total consolidated deposits of approximately $645 million.

  Effective December 17, 1993, First Sunbelt Bankshares, Inc., headquartered in Rome, Georgia ("First Sunbelt"), the parent company of The Georgia State Bank of Rome, merged with AmSouth. AmSouth issued approximately 537,000 shares of AmSouth Common Stock in exchange for all of the outstanding shares of First Sunbelt common stock. This acquisition was accounted for as a pooling of interests under GAAP. At September 30, 1993, First Sunbelt had total consolidated assets of approximately $102 million and total consolidated deposits of approximately $92 million.

  Effective January 3, 1994, Orange Banking Corporation, headquartered in Orlando, Florida ("OBC"), the parent company of Orange Bank, merged with AmSouth. AmSouth issued approximately 1,332,000 shares of AmSouth Common Stock in exchange for all of the outstanding shares of OBC common stock. This acquisition was accounted for as a pooling of interests under GAAP. At September 30, 1993, OBC had total consolidated assets of approximately $346 million and total consolidated deposits of approximately $316 million.

  Effective February 10, 1993, FloridaBank, a Federal Savings Bank, headquartered in Jacksonville, Florida ("FloridaBank"), merged with AmSouth Florida. AmSouth issued approximately 758,000 shares of AmSouth Common Stock for all of the outstanding shares of FloridaBank. This acquisition was accounted for as a pooling of interests under GAAP. At September 30, 1993, FloridaBank had total consolidated assets of approximately $276 million and total consolidated deposits of approximately $210 million.
  In addition, AmSouth is a party to the other pending business combinations described below. Except as noted, consummation of each of these transactions remains subject to fulfillment of a number of conditions, including shareholder and regulatory approvals. No assurances can be given that such conditions will be fulfilled or that such transactions will be consummated.


    On July 29, 1993, AmSouth signed an agreement to acquire Parkway Bancorp, Inc. ("Parkway"), which is headquartered in Fort Myers, Florida, parent company of Parkway Bank. At September 30, 1993, Parkway had total consolidated assets of approximately $123 million and total consolidated deposits of approximately $111 million. Under the terms of the agreement, AmSouth will issue 0.4886 of a share of AmSouth Common Stock for each of the outstanding shares of Parkway common stock, with AmSouth issuing a total of 626,000 shares, subject to adjustment. Shareholder approval has been received. This acquisition will be accounted for as a pooling of interests under GAAP.

    On August 9, 1993, AmSouth signed an agreement to acquire Citizens National Bank of Naples, which is headquartered in Naples, Florida, and its parent company, Citizens National Corporation ("Citizens"). At September 30, 1993, Citizens had total consolidated assets of approximately $285 million and total consolidated deposits of approximately $254 million. Under the terms of the agreement, AmSouth will issue 0.3609 of a share of AmSouth Common Stock for each of the outstanding shares of Citizens common stock. At September 30, 1993, Citizens had 4,045,688 shares of common stock outstanding. Shareholder and regulatory approvals have been received. This acquisition will be accounted for as a pooling of interests under GAAP.

    On September 12, 1993, AmSouth signed an agreement to acquire Fortune Bank, which is headquartered in Clearwater, Florida, and its parent company, Fortune Bancorp, Inc. ("Fortune"). Under the terms of the agreement, Fortune shareholders may make an election to receive either cash or AmSouth Common Stock based on a formula which takes into consideration AmSouth's stock price during a future pricing period. Approximately one-half of Fortune's shares will be exchanged for cash and one-half for AmSouth Common Stock (subject to adjustment based upon the average price per share of AmSouth Common Stock), with AmSouth issuing a total of approximately 4,482,000 shares and approximately $142.5 million in cash. At September 30, 1993, Fortune had total consolidated assets of approximately $2.6 billion and total consolidated deposits of approximately $1.8 billion. This acquisition will be accounted for as a purchase under GAAP.

  These pending and completed transactions listed above (other than the merger of FCFC with AmSouth) are sometimes referred to herein as the "Other Business Combinations."

  AmSouth continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations frequently take place, and future business combinations involving cash, debt or equity securities can be expected. Any future business combination or series of business combinations that AmSouth might undertake may be material, in terms of assets acquired or liabilities assumed, to AmSouth's financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice may result in dilution of book value and net income per share for the acquirors.

  AmSouth's other subsidiaries include AmSouth Mortgage Company, Inc., which offers first mortgage loans through 44 originating offices in nine states, AmSouth Leasing Corporation, a specialized lender providing equipment leasing, and AmSouth Investment Services, Inc., a registered broker-dealer that provides securities brokerage services.

  AmSouth was incorporated under the laws of the State of Delaware in 1970. Its principal executive office is located at 1400 AmSouth-Sonat Tower, 1900 Fifth Avenue North, Birmingham, Alabama 35203. Its telephone number is (205) 320-7151.

  Additional information about AmSouth and its subsidiaries is included in documents incorporated by reference in this Proxy Statement-Prospectus. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

  FFSB. FFSB is a federally-chartered stock savings bank that converted from a federally chartered mutual savings bank to a federally chartered stock savings bank on June 27, 1991 (the "Conversion"). FFSB's business is conducted through its office in Calhoun, Georgia. FFSB is primarily engaged in the business of attracting deposits from the general public and using such deposits to originate mortgage loans, consumer loans and commercial real estate and residential construction loans. FFSB is a member of the Federal Home Loan Bank of Atlanta, and its deposit accounts are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). FFSB received its Federal charter in 1949. At September 30, 1993, FFSB had total assets of approximately $72 million, total deposits of approximately $60 million and total shareholders' equity of approximately $11 million.

  FFSB's office is located at 208 North Wall Street, Calhoun, Georgia 30701 and its telephone number is (706) 629-2848. FFSB has no subsidiaries.

  For additional information regarding FFSB, refer to the FFSB Forms 10-KSB/A and 10-Q, which are Appendices C and C-1, respectively, hereto. See "AVAILABLE INFORMATION" and "CERTAIN INFORMATION REGARDING FFSB."

                                  THE MEETING

GENERAL

  This Proxy Statement-Prospectus is being furnished to FFSB shareholders in connection with the solicitation of proxies by FFSB's Board of Directors (the "FFSB Board") for use at the Meeting, and any adjournments or postponements thereof, at which FFSB shareholders will be asked to consider and vote upon a proposal to approve the Charter Amendment, the Merger Agreement and the Plan of Merger and several other matters. The Meeting is scheduled to be held on March 18, 1994, at 10:00 a.m. local time, at the office of FFSB located at 208 North Wall Street, Calhoun, Georgia 30701. Only holders of record of FFSB Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. At the Meeting, FFSB shareholders will consider and vote upon the following: (i) a proposal to approve the Charter Amendment; (ii) a proposal to approve the Merger Agreement and the Plan of Merger (collectively, the "Agreements"); (iii) the election of directors; (iv) the ratification of independent auditors; (v) a proposal to approve the adjournment of the meeting, if necessary and (vi) such other matters as may properly be brought before the Meeting. On each matter to be considered at the Meeting, shareholders will have one vote for each share of FFSB Common Stock held of record on the Record Date.

  HOLDERS OF FFSB COMMON STOCK ARE REQUESTED PROMPTLY TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD TO FFSB IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE CHARTER AMENDMENT AND THE AGREEMENTS.

  Any holder of FFSB Common Stock who has delivered a proxy may revoke it any time before it is voted by either (i) giving written notice of revocation to the Secretary of FFSB, (ii) properly submitting to FFSB a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Any notice of revocation should be sent to FFSB at 208 North Wall Street, Calhoun, Georgia 30701, Attention: Helen H. Jones, Secretary. The shares of FFSB Common Stock represented by properly executed proxies received at or prior to the Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED FOR APPROVAL OF THE CHARTER AMENDMENT, THE AGREEMENTS, THE ELECTION OF DIRECTORS, THE RATIFICATION OF INDEPENDENT AUDITORS AND THE ADJOURNMENT OF THE MEETING FOR UP TO 29 DAYS, IF NECESSARY, IN ORDER TO SOLICIT ADDITIONAL PROXIES IF SHAREHOLDERS HOLDING TWO-THIRDS OF THE VOTES ELIGIBLE TO BE CAST AT THE MEETING DO NOT SUBMIT PROXIES IN FAVOR OF THE MERGER (THE "ADJOURNMENT PROPOSAL"). IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING FOR CONSIDERATION, THE PERSONS NAMED IN THE PROXY CARD ENCLOSED HEREWITH WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT; PROVIDED, HOWEVER, THAT SUCH DISCRETIONARY AUTHORITY WILL ONLY BE EXERCISED TO THE EXTENT PERMISSIBLE UNDER APPLICABLE STATE AND FEDERAL SECURITIES AND CORPORATION LAWS. As of the date of this Proxy Statement-Prospectus, FFSB is unaware of any other matter to be presented at the Meeting.

  In addition to solicitation by mail, proxies may be solicited by the officers, directors and employees of FFSB by telephone or telegram or in person. Such directors, officers and employees will not be compensated additionally for such solicitation, but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

  FFSB SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

RECORD DATE; VOTE REQUIRED

  Only holders of record of shares of FFSB Common Stock as of the Record Date will be entitled to vote at the Meeting. The affirmative vote of the holders of at least a majority of shares entitled to vote is required in order to approve the Charter Amendment. The affirmative vote of the holders of at least two-thirds of the shares of FFSB Common Stock outstanding on such date is required in order to approve the Agreements. Therefore, a failure to return a properly executed proxy card or to vote in person at the Meeting will have the same effect as a vote against the Charter Amendment and the Agreements. Similarly, as described below, abstentions and "broker non-votes" will have the effect of votes against the Charter Amendment and the Agreements. Directors are elected by a plurality of votes cast without regard to either proxies as to which authority to vote for one or more nominees is withheld or broker non-votes, if applicable. The ratification of independent auditors and the Adjournment Proposal require the affirmative vote of holders of a majority of the outstanding shares of FFSB Common Stock represented in person or by proxy at the Meeting. Abstentions are considered in determining the number of shares represented in person or by proxy at the meeting and, accordingly, will have the same effect as a vote against the ratification of the independent auditors and the Adjournment Proposal. Broker non-votes will have no effect on the outcome of the ratification of the independent auditors and the Adjournment Proposal.

  As of the Record Date, there were 414,330 shares of FFSB Common Stock outstanding and entitled to vote at the Meeting, with each share being entitled to one vote. The presence, in person or by proxy, of a majority of the outstanding shares of FFSB Common Stock is necessary to constitute a quorum of the shareholders in order to take action at a meeting of shareholders. For these purposes, shares of FFSB Common Stock which are present, or represented by proxy, at the Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Charter Amendment, the Agreements or the other proposals or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to the Charter Amendment or the Agreements or the other proposals. Once a quorum is established, approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of FFSB Common Stock and approval of the Agreements requires the affirmative vote of the holders of two-thirds of the outstanding shares of FFSB Common Stock. For voting purposes therefore, abstentions and "broker non-votes" will have the same effect as votes against the Charter Amendment and the Agreements.

  Pursuant to the Merger Agreement, each member of the FFSB Board (who, in the aggregate, had the ability to vote as of the Record Date 101,690 shares or 25% of the outstanding shares of FFSB Common Stock) has entered into an agreement with AmSouth providing that until August 3, 1994, such member will vote his shares of FFSB Common Stock in favor of the Merger and against any business combination or reorganization involving FFSB or its subsidiaries with any entity other than AmSouth. See "CERTAIN RELATED TRANSACTIONS--Voting Agreements."

  The directors and executive officers of AmSouth and their affiliates beneficially owned, as of the Record Date, no outstanding shares of FFSB Common Stock. As of the Record Date, no subsidiary of either FFSB or AmSouth held of record or in the name of nominees any shares of FFSB Common Stock in a fiduciary capacity. No vote of holders of AmSouth Common Stock is required to approve the Merger.

                         PROPOSAL 1. CHARTER AMENDMENT

  The stockholders of FFSB are being asked to amend the Federal Stock Charter of FFSB for the purpose of effecting the Merger with AmSouth. Section 8(A) of the Charter currently restricts the acquisition of or offer to acquire shares of FFSB's Common Stock. This provision expires automatically by the terms of
Section 8(A) on June 27, 1996, the fifth anniversary of the consummation of FFSB's mutual to stock Conversion.

  Section 8(A) provides that no person may acquire the beneficial ownership of more than 10% of any class of an equity security of FFSB, for a period of five years following FFSB's Conversion from mutual to stock form. This provision does not apply to (a) a transaction in which FFSB forms a holding company without change in the respective beneficial ownership interests of its stockholders, (b) transactions in which underwriters purchase shares in connection with a public offering or (c) the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under (S)574.3(c)(1)(vi) of the OTS's regulations. Section 8(A) also provides that shares of FFSB Common Stock acquired in violation of the foregoing 10% limitation will not be accorded voting rights and will not be voted by any person or counted as voting stock in connection with matters submitted to the stockholders of FFSB for a vote. Such provisions would prohibit any person (including corporations) who acquired more than 10% of the outstanding FFSB Common Stock from voting the "excess shares" in any matter submitted to the stockholders of FFSB.

  Since AmSouth proposes to acquire 100% of the issued and outstanding FFSB Common Stock and since none of these exceptions of Section 8(A) would apply to the Merger, without an amendment to the Charter, Section 8(A) would operate to prevent the consummation of the Merger. Therefore, the FFSB Board unanimously recommends the Charter Amendment; provided, however, that the approval of the Charter Amendment is conditional on the approval and consummation of the Merger. If the Merger is not approved or if the Merger is not consummated for any reason, the Charter Amendment will not be effected.

                             PROPOSAL 2. THE MERGER

  The following information, insofar as it relates to matters contained in the Agreements, is qualified in its entirety by reference to the Agreements, which are incorporated herein by reference and attached hereto as Appendices A and A-1, respectively. FFSB shareholders are urged to read the Agreements carefully.

EFFECT OF MERGER

  At the Effective Date, FFSB will merge with and into a wholly-owned subsidiary of AmSouth. Subject to certain adjustments, each share of FFSB Common Stock, including shares held by FFSB's employee stock ownership plan, (excluding any shares held by FFSB, AmSouth or their respective subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) issued and outstanding at the Effective Date will be converted into the right to receive 0.9991 of a share (the "Conversion Number") of AmSouth Common Stock. The shares of AmSouth Common Stock to be received in exchange for each share of FFSB Common Stock are referred to as the "Consideration." Each share of AmSouth Common Stock outstanding immediately prior to the Effective Date will remain outstanding and unchanged as a result of the Merger.

  No fractional shares of AmSouth Common Stock will be issued in connection with the Merger. In lieu of issuing fractional shares, AmSouth will make a cash payment equal to the fractional interest which an FFSB shareholder would otherwise receive multiplied by the closing price of AmSouth Common Stock as reported on the NYSE Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) on the Effective Date.

  The amount and form of the Consideration were arrived at through arm's-length negotiations between AmSouth and FFSB. See "Background of and Reasons for the Merger." For information regarding certain rights attached to each share of AmSouth Common Stock, including, when issued, each of the Merger Shares, see "DESCRIPTION OF AMSOUTH CAPITAL STOCK--AmSouth Rights Agreement."

PRICE-BASED TERMINATION

  The Merger Agreement may be terminated by FFSB, if the FFSB Board so determines by a majority vote, at any time during the ten-day period commencing with the Approval Date (as hereinafter defined), if the Average Closing Price (as hereinafter defined) of shares of AmSouth Common Stock is less than $28.80; provided, however, if FFSB elects to exercise its termination right pursuant to the foregoing, it must give prompt written notice to AmSouth and, during the seven-day period commencing with the receipt of such notice, AmSouth shall have the option to increase the Consideration to be received by the holders of FFSB Common Stock in the Merger by adjusting the Conversion Number up to the number (calculated to the nearest one one-hundredth) obtained by dividing the product of $28.80 and
0.9991 (i.e. $28.77) by the Average Closing Price. If AmSouth so elects within such seven-day period, it shall give prompt written notice to FFSB of such election and the revised Conversion Number, whereupon no termination shall have occurred and the Merger Agreement shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified). An increase in the Conversion Number could result in the number of Merger Shares to be issued exceeding the number indicated on the cover page of this Proxy Statement-Prospectus. The "Average Closing Price" shall mean the average closing price per share of AmSouth Common Stock as reported on the NYSE Composite Transaction reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source) for the twenty NYSE trading days ending on the fifth business day prior to the date (the "Approval Date") of receipt of the last regulatory approval required for consummation of the Merger. However, there can be no assurance that AmSouth would elect to increase the Consideration as described above if the Average Closing Price were less than $28.80. Moreover, there can be no assurance that the FFSB Board would exercise its right not to consummate the Merger if the Average Closing Price were less than $28.80 and AmSouth elected not to increase the Consideration in the manner described above.

  Prior to making any decision not to consummate the Merger pursuant to the provisions described above, the FFSB Board intends to consult with its financial and other advisors and would consider financial and other information as it deems relevant to its decision. THE MATTER WOULD NOT, HOWEVER, BE RESUBMITTED TO THE SHAREHOLDERS OF FFSB.

TREATMENT OF STOCK OPTIONS

  At the Effective Date, the holders of stock options (the "FFSB Options") granted under FFSB's 1991 Incentive Stock Option Plan and 1991 Stock Option Plan for Outside Directors shall automatically receive, by virtue of the Merger, for each FFSB Option which has not been exercised prior to the Effective Date, (a) a number of shares of AmSouth Common Stock equal to (i) the difference between (A) the product of the closing price of AmSouth Common Stock on the Effective Date (the "AmSouth Closing Price") multiplied by the Conversion Number and (B) the exercise price of such FFSB Option, divided by
(ii) the AmSouth Closing Price, and (b) an amount of cash in lieu of any fractional share determined by multiplying such holder's fractional interest by the AmSouth Closing Price.

BACKGROUND OF AND REASONS FOR THE MERGER

  Background of the Merger. Originally chartered in 1949, FFSB converted to the stock form of organization in 1991. The years since the Conversion have been a period of substantial and rapid change in the banking industry, characterized by intensifying competition and consolidation. During this period, the management of FFSB and the FFSB Board have considered these changes over time and have sought to best position FFSB to benefit from the consolidation that has been occurring.

  On June 8, 1993, Henry E. Holland, Chairman of the Board, President and Chief Executive Officer of FFSB, met with a representative of AmSouth, who expressed an interest on behalf of AmSouth in exploring a possible acquisition of FFSB. At the FFSB Board meeting on the same date, the FFSB Board authorized Mr. Holland to continue discussions with AmSouth and to allow AmSouth to conduct a due diligence investigation of FFSB for purposes of enabling AmSouth to determine whether to pursue a possible business combination. AmSouth was viewed by the FFSB Board as an attractive potential acquiror for a transaction based upon the prospect of receiving a fair price for the FFSB shareholders, the potential value of AmSouth's Common Stock, and the nature of its business.

  A special committee of the FFSB Board was established to engage a financial advisor to furnish advisory services pertaining to the possible sale of FFSB. The committee contacted several firms with expertise in this area and after review and consideration of each firm, the committee selected Hovde. At a regular meeting of the FFSB Board held on July 16, 1993, a representative of Hovde made a presentation to the FFSB Board concerning the results of its analysis concerning the range of values which would be fair from a financial point of view to shareholders for the acquisition of FFSB.

  After a preliminary sharing of information, the FFSB management and the FFSB Board had discussions with representatives of AmSouth concerning AmSouth's operations, banking philosophy, expansion strategy, employee benefits and how FFSB would fit into AmSouth's plans.

  On July 26, 1993, a special meeting of the FFSB Board was held, with representatives of Hovde in attendance, to consider AmSouth's proposed offer. Mr. Holland presented the FFSB Board with an outline of the proposed Merger and explained the rationale behind the Merger and an assessment of the benefits of such a combination to both companies summarized under "FFSB's Reasons for the Merger". Also, at this meeting, Hovde advised that the offer was in a range such that Hovde would be in a position to render a fairness opinion at the proposed price level. After extensive discussion, the FFSB Board accepted the offer in terms of price and authorized Mr. Holland, with the assistance of counsel and Hovde, to negotiate a definitive agreement with AmSouth.

  On August 3, 1993, the FFSB Board, after review of the proposed definitive agreement, unanimously approved the Merger Agreement, and authorized Mr. Holland to execute the Merger Agreement.

  Reasons for the Merger. The FFSB Board has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, FFSB and its shareholders. The FFSB Board therefore unanimously recommends that holders of FFSB Common Stock vote for the ratification and approval of the Merger Agreement. The FFSB Board believes that the Merger will enable FFSB shareholders receiving consideration to participate in opportunities for growth that the FFSB Board believes the Merger makes possible.

  The FFSB Board, with the assistance of outside financial and legal advisors, has evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger. The terms of the Merger, including the purchase price, are a result of arm's-length negotiations between representatives of FFSB and AmSouth. In reaching its determination that the Merger Agreement is fair to, and in the best interests of, FFSB and holders of FFSB Common Stock, the FFSB Board considered a number of factors, both from a short-term and a long-term perspective, including, without limitation, the following:

    (i) The FFSB Board's familiarity with and review of FFSB's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

    (ii) The current and prospective environment in which FFSB operates, including national and local economic conditions, the competitive environment for savings and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

    (iii) Information concerning the business, financial condition, results of operations and prospects of AmSouth, including the pending acquisitions and the recent performance of AmSouth Common Stock;

    (iv) The value to be received by holders of FFSB Common Stock pursuant to the Merger, in relation to the historical trading prices and book value of FFSB Common Stock and the illiquidity of the market for the FFSB Common Stock;

    (v) The oral presentation of Hovde and the opinion of Hovde that the Consideration is fair to the holders of FFSB Common Stock from a financial point of view (See "Opinion of Financial Advisor");

    (vi) The financial and other significant aspects of the AmSouth offer;

    (vii) The review by the FFSB Board, along with its legal and financial advisors, of the provisions of the proposed Merger Agreement;

    (viii) The belief of the FFSB Board that the terms of the Merger Agreement are attractive in that it would allow FFSB's shareholders to become shareholders in AmSouth, an institution with strong operations, management and earnings performance;

    (ix) The expectation that AmSouth will continue to provide quality service to the community and customers served by FFSB; and

    (x) The compatibility of the respective business and management philosophies of AmSouth and FFSB.

  AmSouth's Reasons for the Merger. The AmSouth Board of Directors (the "AmSouth Board") has approved the Merger Agreement and determined that the Merger and the issuance of the Merger Shares pursuant thereto are in the best interests of AmSouth and its shareholders. In approving the Merger Agreement, the AmSouth Board considered a number of factors. The material factors considered by the AmSouth Board were the following:

    (i) A review, based in part on a presentation by AmSouth management, of
  (a) the business, operations, earnings and financial condition of FFSB on an historical, prospective and pro forma basis, (b) the demographic, economic and financial characteristics of Calhoun, Georgia and (c) the results of AmSouth's due diligence review of FFSB; and

    (ii) A variety of factors affecting and relating to the overall strategic focus of AmSouth, including AmSouth's desire to expand in areas near Alabama and to improve its presence in the northwest Georgia market.

OPINION OF FINANCIAL ADVISOR

  Hovde was chosen as FFSB's financial advisor in connection with the Merger on the basis of its expertise in the valuation of securities in connection with investments, mergers and acquisitions. Hovde is a financial consulting and investment banking firm that is engaged, among other things, in the evaluation of thrift and banking institutions and their securities, the negotiation and structuring of merger and acquisition transactions, and other financial advisory matters for financial institutions. Except as described herein, Hovde is not affiliated in any way with FFSB, AmSouth or their respective affiliates.

  On July 16, 1993, in connection with their consideration of the proposed Merger, Hovde advised the FFSB Board of Hovde's opinion that the Consideration to be issued to FFSB shareholders in the proposed Merger was fair from a financial point of view. Hovde has delivered a fairness opinion to the FFSB Board, dated February 15, 1994 (the "Opinion"), stating that as of such date, and on the basis set forth therein, the Consideration to be paid to the FFSB shareholders is fair from a financial point of view. A copy of the Opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Hovde, is attached as Appendix B to this Proxy Statement/Prospectus and should be read in its entirety by FFSB shareholders. Hovde's Opinion is directed to the FFSB Board only and does not constitute a recommendation to any FFSB shareholder as to how such shareholder should vote at the Meeting. As set forth therein, Hovde has relied, without independent verification, upon the accuracy and completeness of certain publicly available business and financial information relating to FFSB and AmSouth and certain other financial information, including financial forecasts, provided to it by FFSB for purposes of the Opinion. No limitations were imposed on the scope of Hovde's investigation or the procedures followed by Hovde in rendering its Opinion.

  For purposes of the Opinion, Hovde reviewed the Merger Agreement and analyzed various financial information relating to FFSB and AmSouth, including FFSB's and AmSouth's most recently audited financial statements and regulatory reports filed with the OTS and the Securities and Exchange Commission (the "SEC"). In addition, Hovde had discussions with the management of FFSB concerning its business, operations, assets, financial condition and prospects; performed a discounted cash flow analysis of FFSB, projecting the net present value per common share of FFSB for certain cash flows attributable to such shares over future periods utilizing varying assumptions; reviewed the historical market prices and limited trading activity of FFSB Common Stock and historical market prices and trading activity of AmSouth Common Stock; compared the results of operations of FFSB and AmSouth with those of certain other companies with operations deemed by Hovde to be reasonably similar; reviewed the markets for the common stock of thrift and banking institutions, placing particular emphasis on those institutions located in the southeastern United States; compared the consideration to be paid in the Merger with the nature and terms of certain other transactions deemed by Hovde to be reasonably similar; and considered such other matters and made such other financial analyses and investigations as Hovde deemed appropriate. On the basis of the foregoing, Hovde determined that the consideration to be paid to shareholders of FFSB in the Merger is fair from a financial point of view.

  The following paragraphs summarize the material portions of the financial and comparative analyses performed by Hovde in arriving at its Opinion as to the fairness, from a financial point of view, of the Consideration to be paid by AmSouth in the Merger. The following summary does not purport to be a complete description of the analyses performed, or the matters considered, by Hovde in arriving at its Opinion.

  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its Opinion, Hovde did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Hovde believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its Opinion. In its analyses, Hovde made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond FFSB's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In addition, as described above, Hovde's Opinion, along with its presentation to the FFSB Board, is just one of many factors taken into consideration by the FFSB Board.

  Analysis of AmSouth Offer. Hovde reviewed the value of the consideration offered assuming a trading price for AmSouth Common Stock of $32 per share and an exchange ratio of one share of AmSouth Common Stock for one share of FFSB Common Stock. Utilizing these assumptions, Hovde calculated that AmSouth's offer equated to a multiple of approximately 1.28 of FFSB's March 31, 1993 stated book value and approximately 11.35 of FFSB's earnings for the twelve month period ended March 31, 1993. Given the lack of trading activity in FFSB's Common Stock, it was not feasible to calculate a premium relating to the AmSouth offer versus the current trading price of the FFSB Common Stock. Hovde updated its analysis and performed the above stated calculations as of February 15, 1994, utilizing FFSB's stated book value as of December 31, 1993, earnings for the twelve month period ended December 31, 1993, a closing price of $30.625 for the AmSouth Common Stock and the Conversion Number of 0.9991, as specified in the Merger Agreement.

  Selected Group Analysis. Hovde also compared the financial performance of AmSouth and pricing ratios of AmSouth's Common Stock to a selected group of bank holding companies, using publicly-available information, including information prepared by RP Financial, Inc. ("RP Financial"). Such companies included SouthTrust Corporation, First Alabama Bancshares, Inc., SunTrust Banks, Inc., Synovus Financial Corp., Bank South Corporation, Barnett Banks, Inc., First American Corporation, First Tennessee National Corporation, Union Planters Corporation, Crestar Financial Corporation and Signet Banking Corporation. This analysis showed, among other things, that AmSouth's return on assets, based upon trailing twelve month earnings and average assets, as reported in the July 9, 1993 RP Financial Commercial Bank Market Line, amounted to 1.23% versus the group average for the eleven above noted bank holding companies of 1.01% and the RP Financial composite average for sixty Southeast commercial banks and bank holding companies of 0.97%. AmSouth's return on equity, based upon trailing twelve month earnings and average equity, again as reported in the July 9, 1993 RP Financial Commercial Bank Market Line, amounted to 14.21% versus the group average for the eleven bank holding companies of 14.07% and the RP Financial composite average for the sixty Southeast commercial banks and bank holding companies of 12.35%. AmSouth's reported ratio of non-performing assets to total assets amounted to 0.86% versus the eleven company average of 1.23%. The RP Financial Commercial Bank Market Line also reported a price to earnings multiple for AmSouth Common Stock of 12.18 and a price to tangible book ratio of 187.26%, again as reported in the July 9, 1993 RP Financial Commercial Bank Market Line, versus an average price to earnings multiple of 14.64 for the eleven company group and an average price to tangible book ratio of 207.32% for that same group. The above noted RP Financial publication also reported an average price to earnings multiple of
12.49 for the sixty company Southeast group and an average price to tangible book ratio of 172.18% for that same group.

  Given the lack of trading activity in the FFSB Common Stock, it was not possible to perform a comparable analysis of the financial performance of FFSB and the pricing ratios of the FFSB Common Stock relative to that of other actively traded financial institutions. However, as noted above, Hovde performed a financial analysis of FFSB and compared its financial strength and earnings performance to industrywide and regional aggregates of comparable financial institutions.

  Analysis of Selected Merger Transactions. Hovde reviewed certain financial data, including information prepared by SNL Data Service, relating to selected recent thrift merger transactions involving institutions throughout the United States, including many located in the southeastern United States. The selection included a total of thirty-seven pending thrift mergers and twenty recently completed thrift mergers. In each transaction, Hovde reviewed the price as a multiple to recent earnings and book value. In regard to the thirty-seven selected pending transactions, the median price to book multiple was 1.45 and the median price to earnings multiple was 13.0. Sixteen of the thirty-seven pending transactions indicated total consideration of less then $25 million. The median price to book multiple of these sixteen transactions was 1.48 and the median price to earnings multiple was 9.7. The mean price to book value multiple for the thirty-seven transactions was 1.47 and the mean price to earnings multiple was 13.3. The mean price to book value multiple for the sixteen transactions involving consideration of less than $25 million was 1.34 and the mean price to earnings multiple was 11.2. In regard to the group of twenty recently completed transactions, the median price to book multiple was
1.06 and the median price to earnings multiple was 13.4. Eight of the twenty recently completed mergers involved consideration of less than $25 million. The median price to book value multiple for these eight transactions was 1.01 and the median price to earnings multiple was 13.6. The mean price to book value multiple for the twenty completed transactions was 1.17 and the mean price to earnings multiple was 13.6. The mean price to book value multiple for the eight transactions involving consideration of less than $25 million was 1.09 and the mean price to earnings multiple was 11.6.

  No company or transaction used in the above analysis as a comparison is identical to FFSB, AmSouth or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical: rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

  Discounted Cash Flow Analysis. In connection with the rendering of its Opinion, Hovde performed a discounted cash flow analysis of FFSB, projecting the net present value per common share of FFSB for certain cash flows attributable to such shares over future periods utilizing varying assumptions. Hovde performed this analysis utilizing annual discounts of 12% and 15% and assuming dividend payout equal to 100% of net income and 40% of net income. Hovde assumed annual asset growth of 3.8%, equivalent to FFSB's annual asset growth over the fiscal year 1989 through March 31, 1993 period. Hovde projected net income at a constant level of $1,248,000, equivalent to FFSB's earnings for the twelve month period ended March 31, 1993. Based upon this analysis, the aggregate range of offers that FFSB would need to receive in three years to equate to the AmSouth offer extends from a multiple of the book value of FFSB of approximately 1.40 to over 1.50 and a multiple of the earnings of FFSB of approximately 12.5 to over 15.0.

  FFSB has agreed to pay Hovde total fees of $22,000 for delivery of its fairness opinion and related financial advisory services. FFSB has also agreed to reimburse Hovde for its reasonable out-of-pocket costs and expenses incurred in connection with the activities contemplated by its engagement. FFSB has further agreed to indemnify and hold harmless Hovde from and against certain liabilities which may arise in connection with the engagement of Hovde.

EFFECTIVE DATE

  Unless otherwise agreed upon by AmSouth and FFSB, and subject to the conditions to the obligations of the parties to effect the Merger, the effective date of the Merger will be the date that the appropriate documents to consummate the Merger (the "Closing Documents") are executed in accordance with all legal requirements and delivered or filed as required by law or on such later date as the Closing Documents may specify (the "Effective Date"). On a date to be chosen by AmSouth, the Closing Documents will be delivered or filed within sixty (60) days after the later of (i) the expiration date of any applicable waiting period in connection with any regulatory approvals by governmental authorities and (ii) the receipt of all other required approvals, or on such later date as may be agreed upon by the parties; provided, however, that the closing will not take place until the expiration of the periods contemplated by the price-based termination provisions described under "Price-Based Termination," if applicable. The FFSB Board and the AmSouth Board may agree to close at a later date than that specified in the Merger Agreement.

SURRENDER OF CERTIFICATES

  As promptly as practicable after the Effective Date, AmSouth will cause AmSouth Alabama or such other bank or trust company selected by AmSouth, acting in the capacity of exchange agent for AmSouth (the "Exchange Agent"), to mail to each former holder of record of FFSB Common Stock a form of letter of transmittal, which will contain detailed instructions for the exchange of such holder's certificates representing shares of FFSB Common Stock for the certificates representing shares of AmSouth Common Stock. Shareholders who have questions about the exchange procedures may call AmSouth's Investor Relations Department at 205-583-4439.

  HOLDERS OF FFSB COMMON STOCK SHOULD NOT SEND IN ANY STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

  Upon surrender to the Exchange Agent of certificates for FFSB Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder of FFSB Common Stock surrendering such items a certificate or certificates representing the number of shares of AmSouth Common Stock to which such holder is entitled, if any, and a check for the amount, where applicable, to be paid in lieu of any fractional share interest, without interest.

  After the Effective Date, to the extent permitted by law, former holders of record of FFSB Common Stock will be entitled to vote at a meeting of holders of AmSouth Common Stock the number of shares of AmSouth Common Stock into which their FFSB shares have been converted, regardless of whether such holders have surrendered their FFSB Common Stock certificates. No dividend or other distribution payable after the Effective Date with respect to AmSouth Common Stock, however, will be paid to the holder of any unsurrendered FFSB certificate until the holder duly surrenders such certificate. Upon such surrender all undelivered dividends and other distributions and, if applicable, a check for the amount representing any fractional share interest will be delivered to such holder, without interest.

  After the Effective Date, there will be no transfers on FFSB's stock transfer books of shares of FFSB Common Stock. If certificates representing shares of FFSB Common Stock are presented for transfer after the Effective Date, they will be canceled and exchanged for the shares of AmSouth Common Stock, if any, and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

  None of AmSouth, the Exchange Agent or any other person will be liable to any former holder of FFSB Common Stock for any amount or property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  If a certificate for FFSB Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the Consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.

CONDITIONS TO CONSUMMATION OF THE MERGER

  Conditions to Each Party's Obligations. The respective obligations of AmSouth and FFSB to effect the Merger are subject to the satisfaction of certain conditions, including the following:

    (i) receipt of the requisite approval of the holders of FFSB Common Stock solicited hereby;

    (ii) receipt of the required approval of (a) the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (b) the Federal Deposit Insurance Corporation (the "FDIC"), (c) the Office of Thrift Supervision (the "OTS") and (d) the Georgia Commissioner of Banking & Finance (the "Georgia Commissioner") with respect to the Merger and the conclusion of any statutory waiting periods in connections therewith; receipt of all other regulatory consents and approvals and satisfaction of all other requirements prescribed by applicable laws, rules or regulations; provided, however, that no approval or consent shall have imposed any conditions or requirements which would (x) result in any material limitation on the ability of AmSouth to effectively exercise full rights of ownership of all the shares of FFSB Common Stock, (y) require a divestiture which would constitute, if made solely by FFSB, a material portion of FFSB's business or properties or, (z) in the good faith reasonable judgment of the AmSouth Board, otherwise materially and adversely effect the economic assumptions of the transactions contemplated hereby so as to render inadvisable the consummation of the Merger (all of the required regulatory approvals, other than that of the Georgia Commissioner, have been received and all statutory waiting periods have expired; of the approvals that have been received, none contained any conditions described in (x), (y) or (z) above);

    (iii) the absence of any unstayed or final injunction prohibiting the consummation of the Merger and of any pending or threatened litigation or proceeding by any governmental authority before any court or agency seeking to restrain, prohibit or invalidate the Merger or any other transaction provided for in the Merger Agreement;

    (iv) receipt by AmSouth of all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the Merger Agreement;

    (v) the Registration Statement (as hereinafter defined) shall have become effective and no stop orders suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

    (vi) receipt by FFSB and its directors and AmSouth and its officers and directors who signed the Registration Statement of an opinion from Ernst & Young, or another tax advisor acceptable to FFSB, dated the Effective Date, in form and substance satisfactory to FFSB, to the effect described under "Certain Federal Income Tax Considerations."

  For a discussion of the regulatory approvals required for consummation of the Merger, See "Proposal 2--THE MERGER--Regulatory Approvals".

  AmSouth Conditions: The obligation of AmSouth to effect the Merger is subject to the satisfaction of certain additional conditions, including the following:

    (i) receipt by AmSouth and its directors and officers who sign the Registration Statement of which this Proxy Statement-Prospectus is a part (the "Registration Statement"), of an opinion from Ernst & Young that the transactions contemplated by the Merger Agreement will qualify for pooling of interests accounting treatment under GAAP;

    (ii) receipt by AmSouth and its directors and officers who sign the Registration Statement of an opinion dated the Effective Date of counsel to FFSB acceptable to AmSouth, containing such opinions as are customary in a transaction of this kind;

    (iii) on the Effective Date, the truth in all material respects or compliance in all material respects with each of the representations, warranties and covenants of FFSB contained in the Merger Agreement, as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) except, in the case of such representations or warranties, where the failure to be true will not have a material adverse effect on the business, financial condition or results of operations of FFSB and its subsidiaries taken as a whole; and AmSouth shall have received certificates signed by the Chief Executive Officer and the Treasurer of FFSB, dated the Effective Date, to such effect;

    (iv) receipt of an executed agreement between AmSouth and each affiliated shareholder of FFSB relating to the disposition of any Merger Shares received by such shareholder. See "CERTAIN RELATED TRANSACTIONS--Resales of AmSouth Common Stock;" and

    (v) the absence of a "material adverse condition" with respect to FFSB (an "FFSB Material Condition"). As defined in the Merger Agreement, an FFSB Material Condition is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of AmSouth, would result, in (a) a substantial loss or damage to the properties or assets of FFSB whether or not insured, that would materially affect or impair the ability of FFSB to conduct its business as presently conducted, or (b) a reduction of $565,000 or more on a pre-tax basis in the consolidated total shareholders' equity of FFSB from the amounts reflected on the June 30, 1993 financial reports of FFSB; provided, however, that for purposes of the calculations contemplated herein, consolidated total shareholders' equity of FFSB shall not be reduced by (x) the continued payment of the $.25 per share regular quarterly dividend by FFSB, (y) the addition by FFSB to its allowance for possible loan losses prior to the Effective Date necessitated by FFSB's agreement under the Merger Agreement to use its best efforts to modify and change its loan and real estate valuation policy and practices so as to be consistent with those of AmSouth or (z) by the recapture of tax or bad debt reserves in the event FFSB converts to a commercial bank at AmSouth's request prior to the Effective Date, and that such expenditures, additions or recapture shall not represent an FFSB Material Condition.

  FFSB Conditions: The obligation of FFSB to effect the Merger is subject to the satisfaction of certain additional conditions, including the following:

    (i) receipt by FFSB and its directors of an opinion, dated the Effective Date, of Maria B. Campbell, counsel for AmSouth, or other counsel acceptable to FFSB, containing such opinions as are customary in a transaction of this kind;

    (ii) on the Effective Date, the truth in all material respects or the compliance in all material respects with each of the representations, warranties and covenants of AmSouth contained in the Merger Agreement, as if made on such date (or the date when made in the case of any representation or warranty which specifically relates to an earlier date) except, in the case of such representations or warranties where the failure to be true would not have a material adverse effect on the business, financial condition or results of operations of AmSouth and its subsidiaries taken as a whole; and FFSB shall receive certificates signed by the Chief Executive Officer and the Chief Financial Officer of AmSouth, dated the Effective Date, to such effect; and

    (iii) the absence of a "material adverse condition" with respect to AmSouth (an "AmSouth Material Condition"). As defined in the Merger Agreement, an "AmSouth Material Condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of FFSB, would result, in (x) a substantial loss or damage to the properties or assets of AmSouth whether or not insured, that would materially effect or impair the ability of AmSouth to conduct its business as presently conducted, or (y) a reduction of $46,000,000 or more on a pre-tax basis in the consolidated total shareholders' equity of AmSouth from the amounts reflected on the financial statements of AmSouth as of June 30, 1993; provided, however, that for purposes of the calculations contemplated herein, consolidated shareholders' equity of AmSouth shall not be reduced by the payment of its per share regular quarterly dividend consistent with AmSouth's historical practice, and that such payment shall not represent an AmSouth Material Condition.

  In addition, as described above under "Price-Based Termination," FFSB will not be obligated to effect the Merger under certain circumstances related to the Average Closing Price of AmSouth Common Stock.

REGULATORY APPROVALS

  The Merger cannot proceed in the absence of the requisite regulatory approvals. See "Conditions to Consummation of the Merger" and "Waiver and Amendment; Termination."

  AmSouth and FFSB are not aware of any material governmental approvals or actions that are required for consummation of the Merger (as currently structured), except as described below. A restructuring of the Merger could result in different approvals being required. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought.

  The Merger will require the prior approvals of (i) the Federal Reserve Board pursuant to Section 5(d)(3) of the Federal Deposit Insurance Act (the "FDIA"),
(ii) the FDIC pursuant to Section 5(d)(3) of the FDIA and the Bank Merger Act (Section 18(c) of the FDIA), (iii) the OTS pursuant to its transfer of assets regulations codified at 12 C.F.R. Sections 563.22(b) and 571.5 (the "OTS Regulations") and (iv) the Georgia Commissioner. In granting their approvals under Section 5(d)(3) of the FDIA and the Bank Merger Act, the Federal Reserve Board and the FDIC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve Board and the FDIC from approving the Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless those agencies find that any anticompetitive effects are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977 (the "CRA"). Under the relevant statutes, the Merger may not be consummated until the 30th day following the date of the last to be received of FDIC and Federal Reserve Board approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the FDIC's and the Federal Reserve Board's approval unless a court specifically orders otherwise.

  The Merger also is subject to the approval of the OTS under the OTS Regulations. In acting upon a transfer of assets application filed with it, the OTS will take into consideration a number of factors, including the structuring of the transaction, whether any supervisory problems exist with respect to the disappearing thrift, whether the acquiring bank has agreed to assume the thrift's liquidation account obligations, if any, and whether the terms of the transaction and the benefits to be received by management of the disappearing thrift have been disclosed fully to the institution's shareholders. Under 12 C.F.R. (S) 563b.3(i)(3), for a period of three years following the date of the Conversion, no person, directly or indirectly, may offer to acquire or acquire the beneficial ownership of more than ten percent of the securities of FFSB without the prior written approval of the OTS.

  Georgia law provides that the Georgia Commissioner may not approve the Merger if (i) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of Georgia; (ii) the effect may be to substantially lessen competition or tend to create a monopoly or would in any manner be in restraint of trade and the anticompetitive effects of the acquisition are not clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served; (iii) the Merger might jeopardize the financial stability of the surviving bank or prejudice the interests of its depositors; or (iv) the competence, experience or integrity of any acquiring person or proposed management indicates that the Merger would not be in the interest of the depositors of the surviving bank or interest of the public.

  All of the required regulatory approvals have been received, other than that of the Georgia Commissioner, and all statutory waiting periods have expired. Of the approvals received, none of the approvals have contained any material conditions to consummation.

  There can be no assurance that such regulatory approval of the Georgia Commissioner will be obtained or as to the timing of any such approval. There can also be no assurance that such approval will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement and described above under "Conditions to Consummation of the Merger."

CONDUCT OF BUSINESS PENDING THE MERGER

  FFSB. The Merger Agreement contains certain restrictions on the conduct of FFSB's business pending consummation of the Merger. In particular, prior to the Effective Date, the Merger Agreement prohibits FFSB from taking any of the following actions without the prior written approval of AmSouth: (i) declaring or paying any dividend other than its regular quarterly common cash dividend of $.25 per share (and provided that for the quarter in which the Effective Date occurs, FFSB may declare and pay a final dividend in an amount per share equal to $.25 multiplied by the fraction that is equal to the portion of the quarter that has elapsed prior to the Effective Date); (ii) declaring or making any distribution of, or directly or indirectly combining, reclassifying, redeeming, purchasing or otherwise acquiring any of its capital stock; (iii) authorizing the creation or issuance of or issuing any additional shares of, or any options, calls or commitments relating to, or any securities or obligations convertible into or exchangeable for, its capital stock, or giving any person any right to acquire from FFSB or subscribe for any shares of its capital stock, other than pursuant to existing plans or agreements with the prior written consent of AmSouth; (iv) incurring any long-term debt (other than in the ordinary course of business); (v) entering into any employment contracts with, increasing the rate of compensation of, or paying any bonus to, any of its directors, officers or employees, except in accordance with existing practices; (vi) employing any new officer or employee at an annual salary that is in excess of $25,000; (vii) except as may be required by applicable law, entering into, terminating or modifying any pension, retirement, stock option, stock purchase, saving, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement or any trust agreement related thereto, with respect to any of its directors, officers or other employees; (viii) substantially modifying the manner in which it has heretofore conducted its business or entering into any new line of business or engaging or employing any consultant or advisor not under contract as of the date of the Merger Agreement; (ix) amending its charter or bylaws (except for an amendment deleting Section 8A of its charter); (x) disposing of or discontinuing any major portion of its business or property or merging or consolidating with, or acquiring all or any substantial portion of, the business or property of any other entity; (xi) disposing of any material assets except in the ordinary course of business; (xii) knowingly taking any action causing deterioration of its customer deposit or loan relationships; or (xiii) agreeing to take any of the foregoing actions.

  Prior to the Effective Date, the Merger Agreement prohibits AmSouth from taking any of the following actions without the prior written permission of
FFSB: (i) substantially modifying the manner in which it has conducted its business; (ii) disposing of to a non-affiliate of AmSouth, or discontinuing any major portion of, its business or (iii) agreeing to take any of the foregoing actions.

WAIVER AND AMENDMENT; TERMINATION

  Waiver and Amendment. Prior to the Effective Date, any provision of the Merger Agreement may be (i) waived by the party benefited by the provision or
(ii) amended or modified (including the structure of the transaction) by an agreement in writing between AmSouth and FFSB approved by their respective Boards of Directors; provided, however, that after the vote by the shareholders of FFSB, no amendment decreasing the Consideration to be received by FFSB shareholders may be made, except as provided under the heading "Price-Based Termination."

  Termination. The Merger Agreement may be terminated prior to the Effective Date, either before or after approval by FFSB shareholders, under the circumstances specified therein, including (i) by mutual consent of the Boards of Directors of AmSouth and FFSB; (ii) by AmSouth or FFSB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a material breach by the other party of any representation, warranty or agreement contained in the Merger Agreement, which is not cured within 45 days after the giving of written notice to the party committing such breach; (iii) by AmSouth or FFSB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated on or before June 30, 1994, unless the failure to consummate is due to a breach of the Merger Agreement by the party seeking to terminate; provided that if the required regulatory approvals have not been obtained in time to allow consummation by June 30, 1994, such deadline shall automatically be extended to September 30, 1994; (iv) by AmSouth or FFSB if the Merger is not approved by the requisite vote of FFSB shareholders; (v) by AmSouth or FFSB after the final denial of any required regulatory approval or by AmSouth if any required regulatory approval is conditioned or restricted as described in "Conditions to Consummation of the Merger;" (vi) by AmSouth or FFSB if any condition to the consummation of the Merger is not met or waived by the party to benefit from the unmet condition within 30 days after the earliest date the parties could otherwise consummate the Merger; (vii) by FFSB if the Average Closing Price falls below $28.80 and AmSouth fails to increase the Conversion Number as described in "Proposal 2--THE MERGER--Price-Based Termination"; and (viii) by AmSouth if it discovers an FFSB Material Condition or by FFSB if it discovers an AmSouth Material Condition.

  See "Proposal 2--THE MERGER--Expenses" for information concerning certain fees payable by AmSouth and FFSB in the event of the termination of the Merger Agreement under certain circumstances.

NO SOLICITATION

  FFSB has agreed in the Merger Agreement that neither it nor any of its subsidiaries will, and FFSB will instruct its employees, officers, directors, agents, advisers and affiliates not to, solicit or encourage any inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning (i) any acquisition or purchase of a substantial portion of the assets of, or a substantial equity interest in, or (ii) any business combination with, FFSB or its subsidiaries other than as contemplated in the Merger Agreement.

MANAGEMENT AFTER THE MERGER

  After the Merger, the directors and officers of AmSouth and the Surviving Bank immediately prior to the Effective Date shall continue to serve as the directors and officers of those respective entities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of FFSB's management and the FFSB Board may be deemed to have interests in the Merger in addition to their interests as shareholders of FFSB generally. In each case, the FFSB Board either was aware of these factors or, with respect to interests that arose subsequent to the Merger Agreement, was aware of their potential, and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

  Post-Merger Compensation and Benefits. The Merger Agreement provides that, after the Effective Date, employees and officers of FFSB who become employees of AmSouth or one of its subsidiaries shall be entitled to participate in AmSouth pension, benefit and similar plans on the same terms and conditions as employees and officers of AmSouth, giving effect to years of service with FFSB or any predecessors thereof as if such service were with AmSouth; provided, however, that in the case of AmSouth's retirement plan, giving effect to years of service shall be for vesting purposes only and not for benefit accrual purposes. The Merger Agreement also provides that employees and officers of FFSB who become employees of AmSouth or one of its subsidiaries will, on or after the Effective Date, receive compensation arrangements and fringe benefits as are provided to AmSouth's and its subsidiaries' employees and officers of equal status and position, including credit for years of service for determining vacation and sick leave.

  Employment and Special Termination Agreements. AmSouth has agreed to continue the employment agreement entered into between Mr. Holland and FFSB and the special termination agreements with five other executive officers. All of the agreements expire on June 27, 1995. See "Proposal 3--ELECTION OF DIRECTORS-- Executive Compensation" for a discussion of Mr. Holland's agreement.

  Each current base salary for the executives who entered into the special termination agreements do not equal or exceed $60,000. Each agreement provides that at anytime following a change in control of FFSB, if the executive's employment is terminated for any reason other than cause, or if the executive voluntarily terminates his employment following his demotion, loss of title, office or significant authority, a reduction in his compensation, or relocation of his principal place of employment, the executive or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two times his average annual compensation over the past three years of his employment with FFSB. The aggregate amount of severance payments due upon a change in control, if the executives terminated their employment, would be $526,258 for the five executives with special termination agreements, based upon their current salaries.

  Stock Options. In accordance with the terms of the FFSB stock option and incentive plans, all options not previously vested become immediately exercisable upon a change in control of FFSB. As described more fully under "Treatment of Stock Options," at the Effective Date, each outstanding FFSB Option granted under FFSB's stock option and incentive plans will be canceled in exchange for a number of shares of AmSouth Common Stock equal to (i) the difference between (A) the AmSouth Closing Price, multiplied by the Conversion Number and (B) the exercise price of such FFSB Option, divided by (ii) the AmSouth Closing Price. See "Proposal 2--THE MERGER--Treatment of Stock Options."

  FFSB currently has outstanding options covering 28,416 shares of FFSB Common Stock. The following list indicates, with respect to Henry E. Holland, Jr. (the chief executive officer), all executive officers as a group and all directors who are not executive officers as a group, (i) the number of shares of FFSB Common Stock that could be purchased pursuant to options that already are exercisable or that are expected to become exercisable prior to the Effective Date and, (ii) the estimated number of shares of AmSouth Common Stock that will be received if the options are not exercised prior to the Effective Date, assuming an AmSouth Closing Price of $29.00 per share:

                                                           FFSB       AMSOUTH
                 OFFICER AND/OR DIRECTOR               COMMON STOCK COMMON STOCK
                 -----------------------               ------------ ------------
   Henry E. Holland, Jr...............................     6,709        4,390
   All executive officers as a group (6 persons)......    24,392       15,960
   All directors who are not executive officers.......     4,024        2,633
                                                          ------       ------
     Total Shares Subject to Options..................    28,416       18,593
                                                          ======       ======

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of the opinion of Ernst & Young, Certified Public Accountants, which opinion is a condition to consummation of the Merger. The opinion sets forth certain federal income tax consequences of the Merger to AmSouth, FFSB and to the holders of FFSB Common Stock (referred to in this section as FFSB Shareholders) and has been filed as an exhibit to the Registration Statement of which this Proxy Statement-Prospectus forms a part. This discussion is not a complete description of all the tax consequences of the Merger and, in particular, may not address federal income tax considerations that may be relevant to certain shareholders entitled to a special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations, and foreign persons). Based upon certain customary representations made by the managements of AmSouth and FFSB, Ernst & Young has provided (among others) the following opinions concerning certain federal income tax consequences:

    (i) The Merger will qualify as a reorganization within the meaning of
  Section 368(a) of the Code, FFSB and AmSouth will each be a party to the reorganization and no gain or loss will be recognized by FFSB or AmSouth as a result of the Merger;

    (ii) No gain or loss will be recognized by an FFSB Shareholder upon the receipt of AmSouth Common Stock in the Merger solely in exchange for such shareholder's FFSB Common Stock (except with respect to cash received in lieu of a fractional share interest in AmSouth Common Stock);

    (iii) An FFSB Shareholder who dissents and receives only cash pursuant to appraisal rights will recognize gain or loss. Such gain or loss will, in general, be treated as capital gain or loss measured by the difference between the amount of cash received and the tax basis of the FFSB Common Stock converted.

    (iv) The basis of the FFSB Common Stock (including any fractional share) received by an FFSB Shareholder in the Merger will be the same as the basis of FFSB Common Stock surrendered in exchange therefor; and

    (v) The holding period of the AmSouth Common Stock (including any fractional share) received by an FFSB Shareholder in the Merger will include the holding period of the FFSB Common Stock surrendered in exchange therefor, provided such FFSB Common Stock was a capital asset in the hands of an FFSB Shareholder on the Effective Date.

  No ruling has been or will be requested from the Internal Revenue Service ("IRS") as to any of the federal income tax effects to the FFSB shareholders of the Merger or the federal income tax effects to FFSB or AmSouth. The opinion of Ernst & Young is based entirely upon the Code, regulations in effect thereunder, current administrative rulings and practice and judicial authority as of the date of the Ernst & Young opinion, all of which are subject to change and any such change could affect the validity of the opinion. Unlike a ruling from the IRS, the Ernst & Young opinion is not binding on the IRS and there can be no assurance, and none is thereby given, that the IRS will not take a position adverse to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the IRS.

  THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO ALL SHAREHOLDERS OF FFSB. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN VIEW OF THIS AND THE INDIVIDUAL NATURE OF CERTAIN OF THE TAX CONSEQUENCES, EACH FFSB SHAREHOLDER SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

  Consummation of the Merger is conditioned upon the receipt by AmSouth and its directors and officers who signed the Registration Statement, of which this Proxy Statement-Prospectus is a part, of a letter from Ernst & Young to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with the terms of the Merger Agreement.

  All unaudited pro forma financial information contained in this Proxy Statement-Prospectus has been prepared using the "pooling of interests" method to account for the Merger. See "SUMMARY

CONDENSED CONSOLIDATED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

EXPENSES

  The Merger Agreement provides that AmSouth and FFSB will each pay its own expenses in connection with the Merger Agreement and the transactions contemplated thereby, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. AmSouth and FFSB have agreed to divide equally the cost of printing the Proxy Statement-Prospectus and the Registration Statement of which this Proxy Statement-Prospectus is a part, the SEC registration fee and state "blue sky" fees as applicable, and fees and expenses of experts providing market competition analysis and supporting materials. All of the preceding expenses listed above are hereafter referred to as "Transaction Expenses."

  Notwithstanding the preceding allocation of expenses, if the Merger Agreement is terminated by AmSouth or FFSB because of a breach of a material representation, warranty or covenant by the other party or discovery of a material adverse condition with respect to the other party, then the breaching party or the party with respect to which a material adverse condition was discovered shall promptly pay its own Transaction Expenses and fifty percent of the other party's Transaction Expenses.

NYSE LISTING

  The AmSouth Common Stock is listed on the NYSE. Accordingly, AmSouth has agreed to use its best efforts to cause the Merger Shares to be listed on the NYSE. Such listing is not, however, an express condition of consummation of the Merger.

                          CERTAIN RELATED TRANSACTIONS

RESALES OF AMSOUTH COMMON STOCK

  The shares of AmSouth Common Stock issued pursuant to the Merger Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of FFSB for purposes of Rule 145 under the Securities Act as of the date of the Meeting. Affiliates may not sell their shares of AmSouth Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act, or another applicable exemption from the registration requirements of the Securities Act. "Affiliates" of FFSB generally are defined as individuals or entities that control, are controlled by or are under common control with those entities and generally include executive officers and directors.

  FFSB has agreed to identify to AmSouth all persons whom it reasonably believes to be affiliates of FFSB for purposes of Rule 145 (the "Affiliated Shareholders"). Prior to the effective date, FFSB has agreed to obtain an agreement (the "Affiliate Agreement"), satisfactory to AmSouth and its counsel, from each of the Affiliated Shareholders, which provides that (i) the Merger Shares will not be acquired with a view to the distribution thereof except as permitted by Rule 145; (ii) the Merger Shares will not be disposed of in such a manner as to violate Rule 145 or the Affiliate Agreement and without AmSouth having received an opinion of counsel satisfactory to it to such effect, or other evidence of compliance with Rule 145 and the Affiliate Agreement; (iii) AmSouth may issue appropriate stop transfer instructions to its transfer agent with respect to the Merger Shares; (iv) no Affiliate Shareholder will sell or otherwise reduce such Affiliated Shareholder's risk relative to any of the Merger Shares from the date that is 30 days prior to the Effective Date until the financial results covering at least 30 days of post-merger combined operations have been published; (v) each Affiliated Shareholder will obtain an agreement similar to the Affiliate Agreement from each transferee of Merger Shares, unless such transferee may, as evidenced by an opinion of counsel or other evidence, in each case satisfactory to AmSouth, dispose of the Merger Shares transferred to the transferee without registration under the Securities Act; and (vi) the certificates representing the Merger Shares may bear a restrictive legend as provided in the Merger Agreement.

VOTING AGREEMENTS

  As a condition to AmSouth's obligations under the Merger Agreement, each member of the FFSB Board entered into a voting agreement with AmSouth (the "Voting Agreements"). Pursuant to the Voting Agreements, each member of the FFSB Board (who in the aggregate had the ability to vote, as of the Record Date, 101,690 of the outstanding shares of FFSB Common Stock) has agreed to vote all shares of FFSB Common Stock owned by him, or otherwise in his control, in favor of the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Voting Agreements also require that each member of the FFSB Board vote such shares of FFSB Common Stock against any business combination or other reorganization of any kind involving FFSB or its subsidiaries with any entity other than AmSouth. Each Voting Agreement expires on August 3, 1994.

                       CERTAIN REGULATORY CONSIDERATIONS

  The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information relevant to AmSouth. Because FFSB is a federal savings bank, its deposit accounts are insured by the SAIF of the FDIC, and FFSB is subject to regulation and examination by the OTS and the FDIC and to the reporting requirements of the OTS and the FDIC. Certain information regarding the regulation of FFSB is provided in FFSB's 1993 Annual Report on Form 10-KSB/A and most recent Form 10-Q, which are attached hereto as Appendices C and C-1. Federal regulation of financial institutions such as AmSouth and FFSB is intended primarily for the protection of depositors rather than shareholders of those entities. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

GENERAL

  As a bank holding company, AmSouth is subject to the regulation and supervision of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended ("the BHCA"). Under the BHCA, bank holding companies may not generally directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

  AmSouth's subsidiary banks (the "Subsidiary Banks") are subject to supervision and examination by applicable federal and state banking agencies. AmSouth Alabama is a national banking association subject to regulation and supervision by the Comptroller. All the other Subsidiary Banks are state-chartered banks that are not members of the Federal Reserve System, and therefore are generally subject to regulation and supervision by the FDIC. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

  Consummation of the Merger will not result in AmSouth's becoming a savings and loan holding company subject to regulation as such.

PAYMENT OF DIVIDENDS

  AmSouth is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of AmSouth, including cash flow to pay dividends on AmSouth Common Stock, is dividends from the Subsidiary Banks. There are statutory and regulatory limitations on the payment of dividends by the Subsidiary Banks to AmSouth as well as by AmSouth to its shareholders.

  AmSouth Alabama is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the Board of Directors of such bank in any year will exceed the total of (i) the bank's net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. A national bank also can pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

  All the Subsidiary Banks other than AmSouth Alabama are subject to varying restrictions on the payment of dividends under applicable state laws. With respect to AmSouth Florida and AmSouth Tennessee, state law imposes dividend restrictions substantially similar to those imposed under federal law on AmSouth Alabama. Furthermore, if, in the opinion of the applicable federal bank regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Comptroller and the FDIC have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), an insured bank may not pay any dividend if payment would cause it to become undercapitalized or once it is undercapitalized. See "FDICIA." Moreover, the Federal Reserve Board, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

  At September 30, 1993, under dividend restrictions imposed under federal and state laws, the Subsidiary Banks, without obtaining governmental approvals, could declare aggregate dividends of approximately $159.0 million. The payment of dividends by AmSouth and the Subsidiary Banks may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CONVERSION OF AMSOUTH ALABAMA

  On January 21, 1994, AmSouth announced that it had filed applications with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the State of Alabama to convert AmSouth Alabama, its largest subsidiary bank, from a national banking association to a state-chartered bank that is a member of the Federal Reserve System. AmSouth expects to realize certain cost savings as a result of the conversion.

  AmSouth Alabama's operations, including its capital adequacy and capacity for the payment of dividends, are not expected to change in any material respect as a result of the conversion. Following the conversion, AmSouth Alabama's primary federal regulator would be the Federal Reserve Board. It would no longer be subject to regulation and supervision by the Comptroller.

  As an Alabama-chartered bank, in particular AmSouth Alabama would no longer be subject to the regulations of the Comptroller with respect to payment of dividends, but would be subject to similar restrictions under federal law and Alabama state law.

TRANSACTIONS WITH AFFILIATES

  There are various legal restrictions on the extent to which AmSouth and its nonbank subsidiaries can borrow or otherwise obtain credit from its Subsidiary Banks. Each Subsidiary Bank (and its subsidiaries) is limited in engaging in borrowing and other "covered transactions" with nonbank or non-savings bank affiliates to the following amounts: (i) in the case of any such affiliate, the aggregate amount of covered transactions of the Subsidiary Bank and its subsidiaries may not exceed 10% of the capital stock and surplus of such Subsidiary Bank; and (ii) in the case of all affiliates, the aggregate amount of covered transactions of the Subsidiary Bank and its subsidiaries may not exceed 20% of the capital stock and surplus of such Subsidiary Bank. "Covered transactions" are defined by statute to include a loan or extension of credit, as well as a purchase of securities issued by an affiliate, a purchase of assets (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. Covered transactions are also subject to certain collateralization requirements. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL ADEQUACY

  The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%. At least half of the Total Capital must be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves. At September 30, 1993, AmSouth's consolidated Tier 1 Capital and Total Capital ratios were 9.58% and 11.88%, respectively. At September 30, 1993, on a pro forma combined basis after giving effect to the Merger on a pooling of interests accounting basis AmSouth's consolidated Tier 1 Capital and Total Capital ratios would have been approximately 9.66% and 11.96%, respectively. Also as of that date, on a pro forma combined basis after giving effect to the Merger and to the Other Business Combinations referred to under "Proposal 2--THE MERGER--AmSouth," AmSouth's consolidated Tier 1 Capital and Total Capital ratios would have been approximately 8.68% and 10.77%, respectively.

  In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets (the "Leverage Ratio"), of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3% plus an additional cushion of 100 to 200 basis points. AmSouth's Leverage Ratio at September 30, 1993 was 7.78%. At September 30, 1993, on a pro forma combined basis after giving effect to the Merger on a pooling of interests accounting basis, AmSouth's Leverage Ratio would have been approximately 7.73%. Also as of that date, on a pro forma combined basis after giving effect to the Merger and the Other Business Combinations, AmSouth's Leverage Ratio would have been approximately 6.21%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Each of the Subsidiary Banks is subject to risk-based and leverage capital requirements adopted by the Comptroller or the FDIC, as the case may be. Each of AmSouth's Subsidiary Banks was in compliance with applicable minimum capital requirements as of September 30, 1993. Neither AmSouth nor any of the Subsidiary Banks has been advised by any federal banking agency of any specific minimum Leverage Ratio requirement applicable to it.

  Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business. See "FDICIA."

  All of the Federal banking agencies have proposed regulations that would add an additional risk-based capital requirement based upon the amount of an institution's exposure to interest rate risk. In addition, bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, the management of AmSouth is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

SUPPORT OF SUBSIDIARY BANKS

  Under Federal Reserve Board policy, AmSouth is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, AmSouth may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  Under the FDIA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

FDICIA

  On December 19, 1991, FDICIA was enacted. FDICIA substantially revised the depository institution regulatory and funding provisions of the FDIA and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take prompt corrective action in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable regulations, an FDIC-insured bank is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a risk-adjusted Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and is not otherwise in a "troubled condition" as specified by its appropriate federal regulatory agency. An FDIC-insured bank is defined to be adequately capitalized if it maintains a Leverage Ratio of at least 4%, a risk-adjusted Tier I Capital Ratio of at least 4% and a Total Capital Ratio of at least 8%. In addition, an FDIC-insured bank will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. An FDIC-insured bank may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions will be subject to restrictions on borrowing from the Federal Reserve System, effective December 19, 1993. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

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

  Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

  At September 30, 1993, AmSouth believes that all of the Subsidiary Banks were "well capitalized" under FDICIA and related regulations.

  Various other legislation, including proposals to revise the banking regulatory system and to limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress.

BROKERED DEPOSITS

  The FDIC has adopted regulations under FDICIA governing the receipt of brokered deposits. Under the regulations, a bank cannot accept, rollover or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because all the Subsidiary Banks were well capitalized as of September 30, 1993, AmSouth believes the brokered deposits regulation will have no material effect on the funding or liquidity of any of the Subsidiary Banks.

FDIC INSURANCE ASSESSMENTS

  The Subsidiary Banks are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule which has increased the assessment rates for most FDIC-insured depository institutions. Under the new schedule, the premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups-well capitalized, adequately capitalized or undercapitalized-and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

  The FDIC is authorized to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on AmSouth's earnings. Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS.

DEPOSITOR PREFERENCE

  The recently adopted Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

                      DESCRIPTION OF AMSOUTH CAPITAL STOCK

  The following summaries of certain provisions of the Restated Certificate of Incorporation (the "AmSouth Certificate"), and Bylaws of AmSouth (the "AmSouth Bylaws") and the AmSouth Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such instruments, each of which is incorporated by reference as an exhibit to the Registration Statement. See "AVAILABLE INFORMATION."

GENERAL

  As provided in the AmSouth Certificate, AmSouth's authorized capital stock consists of 200,000,000 shares of AmSouth Common Stock and 2,000,000 shares of preferred stock, without par value (the "AmSouth Preferred Stock"). As of the Record Date, there were 50,868,118 shares of AmSouth Common Stock outstanding and 1,500,000 shares of AmSouth Common Stock were held as treasury stock. As of the date of this Proxy Statement-Prospectus, no shares of AmSouth Preferred Stock were issued and outstanding.

  The rights of AmSouth to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of AmSouth's shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that AmSouth itself may be a creditor of that subsidiary with recognized claims. Claims on AmSouth's subsidiaries by creditors other than AmSouth will include substantial obligations with respect to deposit liabilities and purchased funds. See also "CERTAIN REGULATORY CONSIDERATIONS-- Payment of Dividends" and "--Support of Subsidiary Banks."

COMMON STOCK

  Dividends. Subject to the rights of holders of AmSouth Preferred Stock, if any, to receive certain dividends prior to the declaration of dividends on shares of AmSouth Common Stock, when and as dividends, payable in cash, stock or other property, are declared by the AmSouth Board, the holders of AmSouth Common Stock are entitled to share ratably in such dividends.

  Voting Rights. Each holder of AmSouth Common Stock has one vote for each share held on matters presented for consideration by the shareholders.

  Preemptive Rights. The holders of AmSouth Common Stock have no preemptive rights to acquire any additional shares of AmSouth.

  Issuance of Stock. The AmSouth Certificate authorizes the AmSouth Board to issue authorized shares of AmSouth Common Stock without shareholder approval. However, AmSouth Common Stock is listed on the NYSE, which requires shareholder approval of the issuance of additional shares of AmSouth Common Stock under certain circumstances.

  Liquidation Rights. In the event of liquidation, dissolution or winding-up of AmSouth, whether voluntary or involuntary, the holders of AmSouth Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding AmSouth Preferred Stock.

PREFERRED STOCK

  AmSouth Preferred Stock may be issued from time to time as a class without series, or if so determined by the AmSouth Board, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of AmSouth Preferred Stock (or of the entire class of AmSouth Preferred Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the AmSouth Board. AmSouth Preferred Stock will have a preference over AmSouth Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of AmSouth and such other preferences as may be fixed by the AmSouth Board.

AMSOUTH RIGHTS AGREEMENT

  Each share of AmSouth Common Stock has, and when issued each of the Merger Shares will have, attached to it one right (an "AmSouth Right") issued pursuant to a Stockholder Protection Rights Agreement (the "AmSouth Rights Agreement"). Each AmSouth Right entitles its registered holder to purchase one one-hundredth of a share of AmSouth Series A Preferred Stock, without par value, designed to have economic and voting terms similar to one share of Common Stock, for $115.00 (the "Exercise Price"), subject to adjustment, after the close of business on the earlier of (i) the tenth day after commencement of a tender or exchange offer which, if consummated, would result in a person's becoming the beneficial owner of 15% or more of the outstanding shares of AmSouth Common Stock (an "Acquiring Person") and (ii) the tenth day after the first date (the "Flip-in Date") of public announcement that a person has become an Acquiring Person. In any case, the time described in the foregoing sentence is referred to as the "Separation Time."

  The AmSouth Rights will not be exercisable until the business day following the Separation Time. The AmSouth Rights will expire on the earlier of (i) the close of business on June 15, 1999 and (ii) the date on which the AmSouth Rights are redeemed as described below (the "Expiration Time"). The AmSouth Board may, at its option, at any time prior to the Flip-in Date, redeem all the AmSouth Rights at a price of $0.01 per right (the "Redemption Price").

  If a Flip-in Date occurs, AmSouth will ensure and provide that each AmSouth Right (other than AmSouth Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof or by any transferees, direct or indirect, of any of the foregoing, which AmSouth Rights shall become void) will constitute the right to purchase from AmSouth shares of AmSouth Common Stock having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, the AmSouth Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of AmSouth Common Stock, elect to exchange the AmSouth Rights for shares of AmSouth Common Stock at an exchange ratio of one share of AmSouth Common Stock per AmSouth Right.

  AmSouth may not consolidate or merge, or engage in certain other transactions, with an Acquiring Person without entering into a supplemental agreement with the Acquiring Person providing that upon consummation or occurrence of the transaction each AmSouth Right shall thereafter constitute the right to purchase stock of the Acquiring Person having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

  The AmSouth Rights will not prevent a takeover of AmSouth. The AmSouth Rights, however, may have certain anti-takeover effects. The AmSouth Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding AmSouth Common Stock unless the AmSouth Rights are first redeemed by the AmSouth Board.

CHANGES IN CONTROL

  Certain provisions of the AmSouth Certificate and AmSouth Bylaws may have the effect of preventing, discouraging or delaying any change in control of AmSouth. For a discussion of the AmSouth Rights Agreement and its effect on potential takeovers, see "AmSouth Rights Agreement." The authority of the AmSouth Board to issue AmSouth Preferred Stock with such rights and privileges, including voting rights, as it may deem appropriate may enable the AmSouth Board to prevent a change in control despite a shift in ownership of the AmSouth Common Stock. See "General" and "Preferred Stock." In addition, the AmSouth Board's power to issue additional shares of AmSouth Common Stock may help delay or deter a change in control by increasing the number of shares needed to gain control. See "Common Stock." The following provisions also may deter any change in control of AmSouth.

  Classification of Board of Directors. The AmSouth Board is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of AmSouth are elected at each annual meeting of the shareholders of AmSouth. Classification of the AmSouth Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the AmSouth Board and thereby could impede a change in control of AmSouth.

  Removal of Directors. The AmSouth Certificate provides that a director of AmSouth may be removed only for cause by the affirmative vote of the holders of 80% of the shares of AmSouth Common Stock then entitled to vote at an election of directors.

  Written Consent. As permitted by Delaware law, the AmSouth Certificate prohibits AmSouth shareholders from taking any action that either is required to be taken or may be taken at an annual or special meeting without such a meeting, whether by written consent or otherwise.

  Business Combinations. The AmSouth Certificate provides that any "Business Combination" involving AmSouth and (i) any person that beneficially owns more than 10% of the AmSouth Common Stock, (ii) any affiliate of AmSouth which beneficially owned more than 10% of the AmSouth Common Stock during the prior two years or (iii) any transferee of any shares of AmSouth Common Stock that were beneficially owned by an "Interested Stockholder" during the prior two years (any of the foregoing being defined for the purpose of this paragraph as an "Interested Stockholder") must be approved by (i) the holders of not less than 80% of the outstanding shares of AmSouth's voting stock and (ii) the holders of not less than 67% of such voting stock held by stockholders other than the Interested Stockholder. These special voting requirements do not apply, however, if either (i) a majority of the Continuing Directors (as defined) of AmSouth has approved the Business Combination or the Interested Stockholder's becoming such or (ii) the terms of the proposed Business Combination satisfy certain minimum price and other standards. For purposes of these provisions, a "Business Combination" is defined to include (i) any merger or other corporate reorganization of AmSouth with or into an Interested Stockholder, (ii) the disposition by AmSouth of a Substantial Part (as defined) of its assets to an Interested Stockholder, (iii) any merger or other corporate reorganization of an Interested Stockholder with or into AmSouth, (iv) the acquisition by AmSouth of a Substantial Part (as defined) of the assets of an Interested Stockholder, (v) the issuance by AmSouth of any of its securities to an Interested Stockholder, (vi) any recapitalization that would increase the voting power of an Interested Stockholder, (vii) the adoption of any plan for the liquidation or dissolution of AmSouth proposed by or on behalf of an Interested Stockholder and (viii) any agreement providing for any of the transactions described above. This provision is intended to deter an acquiring party from utilizing two-tier pricing and similar coercive tactics in an attempt to acquire control of AmSouth. However, it is not intended to, and will not, prevent or deter all tender offers for shares of AmSouth.

  Amendment of AmSouth Certificate. The provisions of the AmSouth Certificate relating to the structure of the AmSouth Board may not be amended, altered or repealed without the affirmative vote of 80% of the outstanding voting stock of AmSouth. The Business Combination provision of the AmSouth Certificate may not be amended, altered or repealed except by the supermajority vote required to approve a Business Combination. The provision of the AmSouth Certificate dealing with written consent in lieu of shareholders' meetings may not be amended, altered or repealed without the affirmative vote of the holders of 67% of the outstanding voting stock.

  Delaware Business Combination Statute. Subject to certain exceptions, the Delaware General Corporation Law (the "Delaware GCL") prohibits AmSouth from entering into certain "business combinations" (as defined) involving persons beneficially owning 15% or more of the outstanding AmSouth Common Stock (or any person who is an affiliate of AmSouth and has over the past three years beneficially owned 15% or more of such stock) (either, for the purpose of this paragraph, an "Interested Stockholder"), unless the AmSouth Board has approved either (i) the business combination or (ii) prior to the stock acquisition by which such person's beneficial ownership interest reached 15% (the "Stock Acquisition"), the Stock Acquisition. The prohibition lasts for three years from the date of the Stock Acquisition. Notwithstanding the preceding, the Delaware GCL allows AmSouth to enter into a business combination with an Interested Stockholder if (i) the business combination is approved by the AmSouth Board and is authorized by an affirmative vote of at least 66 2/3% of the outstanding voting stock of AmSouth which is not owned by the Interested Stockholder or (ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, such stockholder owned at least 85% of the outstanding voting stock of AmSouth (excluding AmSouth stock held by officers and directors of AmSouth or by certain AmSouth stock plans).

  Control Acquisitions. The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as AmSouth, would, under the circumstances set forth in the presumption, constitute the acquisition of control.

  In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of the outstanding shares of AmSouth Common Stock, or otherwise obtaining control over AmSouth.

  Changes in control of AmSouth are also subject to certain statutory notice and approval requirements under the laws of the states in which certain of the Subsidiary Banks are located.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

  At the Effective Date, as a consequence of the Merger, shareholders of FFSB, whose rights are governed by FFSB's Charter and Bylaws and by federal law, will become shareholders of AmSouth, and their rights as shareholders of AmSouth will be determined by the Delaware GCL, the AmSouth Certificate and the AmSouth Bylaws. The following is a summary of certain material differences in the rights of shareholders of AmSouth and FFSB. The summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing laws, the AmSouth Certificate and AmSouth Bylaws and FFSB's Charter and Bylaws.

REMOVAL OF DIRECTORS

  FFSB. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of FFSB's Charter or supplemental sections thereto, the above-described provisions of FFSB's Bylaws will apply, with respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

  AmSouth. The AmSouth Certificate provides that a director may be removed from office, but only for cause and by the affirmative vote of the holders of 80% of the voting shares then entitled to vote at an election of directors.

AUTHORIZED CAPITAL STOCK

  FFSB. The FFSB Charter authorizes the issuance of up to 8,000,000 shares of FFSB Common Stock, of which 414,330 shares were issued and outstanding as of the Record Date, and up to 2,000,000 shares of preferred stock, par value $.01 per share, of which no shares were issued and outstanding as of the Record Date.

  AmSouth. The AmSouth Certificate authorizes the issuance of up to 200,000,000 shares of AmSouth Common Stock, of which 50,868,118 shares were outstanding and 1,500,000 shares were held as treasury shares as of the Record Date, and up to 2,000,000 shares of preferred stock, $.01 par value per share ("AmSouth Preferred Stock"), of which no shares were issued and outstanding as of the Record Date. The AmSouth Preferred Stock is issuable in series, each series having such rights and preferences as the AmSouth Board may fix and determine by resolution.

CUMULATIVE VOTING

  FFSB. Pursuant to the FFSB Charter, each shareholder generally is entitled to one vote for each share of FFSB Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors, for a period of five years from the date of FFSB's Conversion to a stock form of organization.

  AmSouth. Pursuant to the AmSouth Bylaws each shareholder generally is entitled to one vote for each share of AmSouth Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

PREEMPTIVE RIGHTS

  FFSB. The holders of FFSB Common Stock have no preemptive rights to acquire any additional shares of FFSB Common Stock.

  AmSouth. The holders of AmSouth Common Stock have no preemptive rights to acquire any additional shares of AmSouth Common Stock.

DIRECTOR'S LIABILITY

  FFSB. FFSB's Charter and Bylaws contain no provisions concerning director's liability.

  AmSouth. The AmSouth Certificate provides that a director of AmSouth will have no personal liability to AmSouth or its shareholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to AmSouth and its shareholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

INDEMNIFICATION

  FFSB. OTS Regulations provide for indemnification of directors, officers and employees of federal savings associations against expenses (including reasonable attorneys' fees), judgments, fines and settlements in connection with litigation. Such indemnification is available if final judgment on the merits is rendered in favor of the indemnitee; or, in the case of settlement, final judgment against the indemnitee or final judgment in favor of the indemnitee other than on the merits, indemnification is available if a majority of the disinterested directors of the savings association determine that the indemnitee was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association and its members. However, no indemnification is available unless the federal savings association provides the OTS with sixty (60) days notice of its intention to provide such indemnification. Such notice must state the facts on which the action arose and the terms of any settlement or disposition. No such indemnification may be made if the OTS advises the federal savings association of its objection thereto. The federal savings association may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts committed in their capacity as directors, officers or employees; provided, however, that no such insurance may be obtained that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

  AmSouth. Section 145 of the Delaware GCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under the Delaware GCL, other than an action brought by or in the right of AmSouth, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of AmSouth and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of AmSouth, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of AmSouth, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to AmSouth unless and only to the extent that the Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. AmSouth's Certificate provides for indemnification of the directors and officers of AmSouth against liabilities to the extent provided by Delaware Law.

SPECIAL MEETINGS OF SHAREHOLDERS; ACTION WITHOUT A MEETING

  FFSB. Under FFSB's Bylaws, unless otherwise prescribed by OTS regulations, special meetings of the shareholders may be called at any time by the Chairman of the Board, the President or a majority of the FFSB Board and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of FFSB entitled to vote at the meetings; provided, however, under FFSB's Charter for a period of five years from the date of FFSB's Conversion to the stock form of organization, special meetings of the shareholders relating to changes in control of FFSB or amendments to its Charter can be called only by the FFSB Board. Under FFSB's Bylaws, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if written consents setting forth the action so taken are signed by all shareholders entitled to vote with respect to such action.

  AmSouth. Under the AmSouth Certificate and Bylaws, a special meeting of AmSouth's shareholders may only be called by the AmSouth Board, the Chief Executive Officer of AmSouth or the holders of a majority of the outstanding AmSouth Common Stock entitled to be voted for directors. Under the AmSouth Certificate and Bylaws, no action required to be taken or which may be taken at any annual or special meeting of AmSouth shareholders may be taken without such a meeting.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

  FFSB. Federal statutes and regulations applicable to FFSB generally require the affirmative vote of the holders of at least two-thirds of the outstanding FFSB voting stock for approval of mergers or consolidations or the sale or exchange of all or substantially all of FFSB's assets. The FFSB Charter also contains a beneficial ownership limitation provision (the "Beneficial Ownership Limitation Provision") that is intended to insure that any person or entity seeking to acquire control of FFSB will treat all shareholders fairly and equally. Specifically, the Beneficial Ownership Limitation Provision provides that, for a period of five years from the date of FFSB's Conversion to the stock form of organization, in the event, absent certain specific conditions, any party acquires beneficial ownership of ten percent or more of any class of FFSB equity securities, all shares beneficially owned by that party in excess of ten percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the FFSB shareholders for a vote. See "Proposal 1--CHARTER AMENDMENT".

  AmSouth. The Delaware GCL provides that mergers and sales of substantially all of the property of corporations must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. Delaware law also provides, however, that the shareholders of the corporation surviving a merger generally need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. See also "DESCRIPTION OF AMSOUTH COMMON STOCK-Changes in Control" for a description of statutory provisions and provisions of the AmSouth Certificate relating to changes in control of AmSouth.

  See "Antitakeover Statutes" for additional restrictions on business combination transactions.

AMENDMENT OF CHARTER AND BYLAWS

  FFSB. FFSB's Charter provides that, subject to certain exceptions, no amendment, addition, alteration, change or repeal thereof may be made, unless first proposed by the Board of Directors, then preliminarily approved by the OTS, which preliminary approval may be granted by the OTS pursuant to specified regulations with respect to preapproved charter amendments, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. FFSB's Bylaws provide that they may be amended in a manner consistent with OTS regulations at any time by a majority of the full FFSB Board or by a majority vote of the outstanding shares of FFSB at any legal meeting.

  AmSouth. Under the Delaware GCL, a corporation's certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The AmSouth Certificate requires supermajority shareholder approval to amend or repeal any provision of, or adopt any provision inconsistent with, certain provisions in the AmSouth Certificate governing (i) business combinations between AmSouth and an interested shareholder, (ii) shareholder meetings and (iii) the structure of the AmSouth Board. See "DESCRIPTION OF AMSOUTH CAPITAL STOCK--Changes in Control." As is permitted by the Delaware GCL, the AmSouth Certificate gives its Board of Directors the power to adopt, amend or repeal the AmSouth Bylaws. The AmSouth shareholders entitled to vote have concurrent power to adopt, amend or repeal the AmSouth Bylaws.

RIGHTS OF DISSENTING SHAREHOLDERS

  FFSB. Any holder of FFSB Common Stock who (i) has given notice in writing to FFSB prior to the vote on the Merger at the Meeting of his or her intent to demand payment for his or her shares if the Merger is effectuated, (ii) does not vote his or her shares in favor of the Merger and (iii) files with FFSB, within 60 days after the giving of notice to him or her by FFSB of the FFSB shareholders' authorization of the Merger (which notice shall be given to such dissenting FFSB Shareholder by FFSB within 10 days of such authorization), an election stating his or her name, address, the number of shares as to which he or she dissents and a demand for payment of the fair value of his or her shares and simultaneously with the notice of election surrenders the certificates for the FFSB Shares as to which such dissenter dissents, shall be entitled to the fair value of his or her FFSB Common Stock. Failure to follow the statutory provisions precisely may result in loss of dissenters' rights. These statutory provisions are set forth in full in Appendix D to this Proxy Statement-Prospectus and are summarized under "DISSENTERS' RIGHTS."

  AmSouth. Under the Delaware GCL, a shareholder has the right, in certain circumstances, to dissent from certain corporate transactions and receive the fair market value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of his shares in cash in lieu of the consideration he otherwise would have received in the transaction. Such fair value is determined by the Delaware Court of Chancery if a petition for appraisal is timely filed. Appraisal rights are not available, however, to shareholders of a corporation (i) unless otherwise provided in such corporation's certificate of incorporation (which the AmSouth Certificate does not so provide), if the shares are listed on a national securities exchange (as is AmSouth Common Stock) or quoted on the Nasdaq/NMS, or held of record by more than 2,000 shareholders (as is AmSouth Common Stock), and shareholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares (a) shares of stock of the surviving or resulting corporation, (b) shares of stock of another corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares of such stock or (d) any combination thereof or (ii) in a merger if such corporation is the surviving corporation and no vote of its shareholders is required.

ANTITAKEOVER STATUTES

  FFSB. The Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a thrift unless the OTS has been given sixty days' prior written notice of the proposed acquisition and within that time the OTS has not issued a disapproval or extended for up to another thirty days the period during which such disapproval may be issued. Generally speaking, the acquisition of twenty-five percent or more of the outstanding FFSB Common Stock, among other things, would constitute control of FFSB; provided that control may be presumed under OTS regulations once such person or group of persons owns more than 10% of the outstanding shares of FFSB Common Stock. Furthermore, any company generally would be required to obtain the approval of the OTS under the Home Owners' Loan Act before acquiring control over FFSB. Under 12 C.F.R. Section 563b.3(i)(3), for a period of three years following the date of the completion of the Conversion, no person shall, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than ten percent of the securities of FFSB without the prior written approval of the OTS and where any person acquires such ownership without approval, the shares beneficially owned in excess of ten percent should not be counted as entitled to vote in connection with any matter submitted to the stockholders for a vote.

  AmSouth. As a Delaware corporation, AmSouth is subject to the business combination statute described under the heading "DESCRIPTION OF AMSOUTH CAPITAL STOCK--Changes in Control--Delaware Business Combination Statute." As a bank holding company, acquisitions of control of AmSouth are also subject to the Change in Bank Control Act of 1978 and the BHCA as described under the heading "DESCRIPTION OF AMSOUTH CAPITAL STOCK--Changes in Control--Control Acquisitions."

SHAREHOLDER RIGHTS PLAN

  FFSB. The FFSB Board has not adopted a shareholder rights plan.

  AmSouth. As described above (under "DESCRIPTION OF AMSOUTH CAPITAL STOCK-AmSouth Rights Agreement"), AmSouth adopted the AmSouth Rights Agreement in 1989. When issued upon consummation of the Merger, the Merger Shares will have attached AmSouth Rights.

DIVIDENDS

  FFSB. FFSB's ability to pay dividends is restricted by OTS regulations and by tax considerations relating to savings associations.

  AmSouth. The Delaware GCL provides that, subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by AmSouth are derived from its Subsidiary Banks. There are various statutory limitations on the ability of AmSouth's Subsidiary Banks to pay dividends to AmSouth. See "CERTAIN REGULATORY MATTERS."

SHAREHOLDERS' RIGHT TO EXAMINE BOOKS AND RECORDS

  FFSB. OTS regulations applicable to FFSB provide that any shareholder or group of shareholders holding of record (i) voting shares having a cost of at least $100,000 or constituting at least 1% of the total outstanding voting shares, provided in either case that such shareholder or group has held those shares of record for at least six months, or (ii) at least 5% of the total outstanding voting shares, has the right to examine, with certain exceptions, books and records of account, minutes, and records of shareholders, upon written demand stating a proper purpose.

  AmSouth. The Delaware GCL provides that a shareholder may inspect books and records upon written demand under oath stating the purpose of the inspection, if such purpose is reasonably related to such person's interest as a stockholder.

                               DISSENTERS' RIGHTS

  The following summary does not purport to be a complete statement of the procedure to be followed by FFSB shareholders desiring to exercise dissenters' rights and is qualified in its entirety by reference to 12 C.F.R. (S) 552.14, the full text of which is attached hereto as Appendix D. Since the preservation and exercise of dissenters' rights require strict adherence to the provisions of these regulations, FFSB shareholders who might desire to exercise such rights should review such laws carefully, timely consult their own legal advisor and strictly follow provisions.

  Each outstanding share of FFSB Common Stock, the holder of which has demanded and perfected his or her demand for payment of the fair value of such share in accordance with 12 C.F.R. (S) 552.14 (the "FFSB Dissenter Provisions") and who has not effectively withdrawn or lost his or her right to such payment, shall not be converted into a share of AmSouth Common Stock, but shall represent only rights granted with respect to such dissenting FFSB Common Stock pursuant to the FFSB Dissenter Provisions as described below. By perfecting demand for payment in accordance with the FFSB Dissenter Provisions, such shareholder shall not be entitled to receive AmSouth Common Stock (and cash for fractional share interests) as a result of the Merger.

  Under the FFSB Dissenter Provisions, any holder of FFSB Common Stock who has
(i) given notice in writing to FFSB prior to the Meeting of his or her intent to demand payment for his or her shares if the Merger is effectuated, (ii) does not vote his or her shares in favor of the Merger and (iii) who files with FFSB (or AmSouth if the Merger has already been consummated), within 60 days after the giving of notice to him or her by FFSB of the FFSB shareholders' authorization of the Merger (which notice shall be given to such dissenting FFSB shareholder by FFSB within 10 days of such authorization), an election stating his or her name, address, the number of shares as to which he or she dissents and a demand for fair payment of the value of his or her shares and simultaneously with the notice of election surrenders the certificates for the FFSB Shares as to which such dissenter dissents, shall be entitled to the fair value in cash of his or her shares of FFSB Common Stock.

  Within 10 days after the Merger, AmSouth shall make a written offer to each dissenting shareholder to pay an amount AmSouth estimates to be the fair value for such shares, which offer shall be accompanied by (a) a balance sheet and income statement of FFSB for a fiscal year ending not more than 16 months prior to the making of such offer together with the latest available interim financial statements for FFSB, (b) a statement of AmSouth's estimate of the fair value of the shares, and (c) a statement of the dissenters' right to demand payment.

  If, within 60 days after the making of such offer any holder of FFSB Common Stock accepts the same, payment for his or her dissenting shares shall be made within 90 days after the making of such offer or the consummation of the Merger, whichever is later. If AmSouth fails to make such an offer within the period specified in the preceding paragraph, or if AmSouth makes the offer and any dissenting shareholder fails to accept the same within the period of 60 days thereafter, then any such holder of FFSB Common Stock may, within 60 days of the Effective Date, file a petition with the OTS demanding a determination of the fair market value of the FFSB Common Stock in any court of competent jurisdiction. The OTS will then appraise the fair value of such shares which AmSouth shall pay as directed by the OTS.

  The costs and expenses of any such proceeding shall be determined by the OTS and may be assessed against AmSouth, but all or part of such costs may be apportioned and assessed as the OTS deems against any or all of the dissenting holders of shares of FFSB Common Stock who are parties to the proceeding, to whom AmSouth has made an offer to pay for such shares, if the OTS finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious or not in good faith.

               PURSUANT TO THE ABOVE, ANY DISSENTING SHAREHOLDER
                         OF FFSB SHOULD SEND A WRITTEN
                    NOTICE TO FFSB AT THE FOLLOWING ADDRESS:

                           FIRST FEDERAL SAVINGS BANK
                             208 NORTH WALL STREET
                             CALHOUN, GEORGIA 30701
                           ATTENTION: HELEN H. JONES

                       PROPOSAL 3. ELECTION OF DIRECTORS

  Pursuant to its amended Bylaws, the number of directors of FFSB is set at eight (8). Directors are elected for staggered terms of three years each, with a term of office of only one of three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

  The three nominees proposed for election at the Meeting are Messrs. John W. Early, II, Thomas E. Shanahan and William R. Thompson, M.D. Messrs. Early, Shanahan and Thompson are presently directors of FFSB. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and FFSB.

  In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the remaining nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted FOR the election of all nominees.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT--PROSPECTUS.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS.

  The following table sets forth, as of the Record Date, the names of the nominees and continuing directors, their ages, a brief description of their recent business experience, including present occupations and employment, and the year in which each became a director of FFSB. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and the directors and executive officers as a group on the Record Date.

                                                              SHARES OF
                                                  EXPIRATION COMMON STOCK
NAME AND PRINCIPAL OCCUPATION AT         DIRECTOR OF TERM AS BENEFICIALLY PERCENT
PRESENT AND FOR THE PAST FIVE YEARS  AGE  SINCE    DIRECTOR     OWNED     OF CLASS
- -----------------------------------  --- -------- ---------- ------------ --------
NOMINEES
John W. Early II.................     47   1982      1994        17,012      4.1%
Pharmacist, Gordon Hospital
Thomas E. Shanahan...............     45   1990      1994       7,463(1)     1.8
Attorney at Law
William R. Thompson, M.D.........     70   1979      1994       6,712(2)     1.6
Doctor, General Practice
CONTINUING DIRECTORS
John Wayne Hall..................     56   1985      1995        15,012      3.6
President, Calhoun Wholesale Sup-
ply,
Inc. President, Hall Realty, Inc.
Henry E. Holland, Jr.............     50   1974      1995      20,391(3)     4.9
Chairman of the Board, President
and
Chief Executive Officer, FFSB
J. Philip Beamer, Jr.............     52   1981      1996      17,012(4)     4.1
President, Philip Beamer Distrib-
utor,
Inc.; President, Dobe Enter-
prises, Inc.
W. C. Burdette...................     63   1972      1996       7,012(5)     1.7
President, W. C. Burdette Agency,
a
real estate brokerage firm; Inac-
tive
Vice-President of FFSB since 1979
Helen H. Jones...................     49   1978      1996      18,669(6)     4.5
Senior Vice President and Secre-
tary,
FFSB
All directors and executive offi-                             143,692(7)    33.6
cers as a group (12 persons)

- --------
(1) Includes 2,012 shares which may be acquired through the exercise of stock options granted under the First Federal Savings Bank 1991 Stock Option Plan for Outside Directors ("Directors' Option Plan") and 106 shares owned by Mr. Shanahan's wife, Carol, to which he disclaims beneficial ownership.
(2) Includes 700 shares owned by Dr. Thompson's wife, Ouida, to which he disclaims beneficial ownership.

(3) Includes 2,684 shares which may be acquired through the exercise of stock options granted under the First Federal Savings Bank 1991 Incentive Stock Option Plan (the "Incentive Option Plan") which are currently exercisable and excludes 4,025 shares which may be acquired through the exercise of stock options which are not currently exercisable. All options become immediately exercisable upon a change in control. Also includes 2,554 shares allocated under the Employee Stock Ownership Plan of FFSB.
(4) Includes 553 shares owned by Mr. Beamer's wife, June in her IRA to which Mr. Beamer disclaims beneficial ownership.
(5) Includes 2,012 shares which may be acquired through the exercise of stock options granted under the Directors' Option Plan.

(6) Includes 885 shares which may be acquired through the exercise of stock options granted under the Incentive Stock Option Plan which are currently exercisable and excludes 2,658 shares which may be acquired through the exercise of stock options which are not currently exercisable. All options become immediately exercisable upon a change in control. Also includes 1,899 shares allocated under the Employee Stock Ownership Plan, 1,500 shares and 1,000 shares owned by Ms. Jones' husband, Luther, and her two daughters, respectively. Ms. Jones disclaims beneficial ownership of the shares owned by her husband and children.

(7) Includes 11,365 shares with respect to all directors and executive officers which may be acquired through the exercise of stock options granted under the Incentive Option Plan and the Director's Option Plan. Also, includes 10,647 shares allocated under FFSB's Employee Stock Ownership Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires FFSB's executive officers and directors, and persons who own more than ten percent of a registered class of FFSB's equity securities, to file reports of ownership and changes in ownership with the OTS. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish FFSB with copies of all Section 16(a) forms they file.

  Based solely on a review of copies of such reports of ownership furnished to FFSB, or written representations that no forms were necessary, FFSB believes that during the past fiscal year all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied were except those for which Henry E. Holland, Helen H. Jones, Barbara J. Balliew, Jim L. Black, Gloria R. Brown and Richard E. Huie failed to timely report on Forms 4 stock allocations made pursuant to the FFSB's ESOP, which transactions have subsequently been disclosed on Forms 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as to FFSB Common Stock beneficially owned, as of the Record Date, by persons or entities known to FFSB to be the beneficial owners of more than 5% of the shares of FFSB Common Stock. Other than those persons listed below, FFSB is not aware of any person or group that owns more than 5% of FFSB Common Stock as of the Record Date.

                                                    AMOUNT OF SHARES
                          NAME AND ADDRESS        BENEFICIALLY OWNED AS PERCENT
    TITLE OF CLASS       OF BENEFICIAL OWNER       OF THE RECORD DATE   OF CLASS
    --------------       -------------------      --------------------- --------
   Common Stock     Wellington Management                36,600(1)        8.8%
                    Company
                    75 State Street
                    Boston, Massachusetts 02109
   Common Stock     First Federal Savings Bank           35,000(2)        8.4
                    Employee Stock Ownership
                    Plan and Trust ("ESOP")
   Common Stock     First Financial Fund, Inc.           29,800(3)        7.2
                    One Seaport Plaza
                    25th Floor
                    New York, New York 10292

- --------
(1) Wellington Management Company, in its capacity as investment advisor, may be deemed the beneficial owner of 36,600 shares of FFSB Common Stock which are owned by numerous investment counselling clients.
(2) The ESOP is administered by the ESOP committee. An unrelated corporate trustee for the ESOP ("ESOP Trustee") has been appointed by the FFSB Board. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the ESOP, unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock. As of the Record Date, 12,522 shares of FFSB Common Stock in the ESOP were unallocated.
(3) First Financial Fund, in its capacity as an investment company, may be deemed the beneficial owner of 29,800 shares of FFSB Common Stock.

MEETINGS OF THE FFSB BOARD AND COMMITTEES OF THE FFSB BOARD

  During fiscal year 1993, the FFSB Board held 16 meetings. No director of FFSB attended fewer than 75% of the total number of FFSB's board meetings held and the total number of committee meetings on which such director served. The FFSB Board maintains committees, the nature and composition of which are described below:

  The Loan Review Committee consists of the entire FFSB Board. It reviews all loans approved by the Loan Committee, which consists of three executive officers of FFSB. All loans of $300,000 or more must be approved by the full FFSB Board. The committee met 12 times in fiscal 1993.

  The Compensation Committee consists of Messrs. Hall and Early. It reviews the benefit plans of FFSB, the levels of compensation for officers and employees, and makes recommendations to the FFSB Board. It met one time in fiscal 1993.

  The Audit Committee consists of Messrs. Shanahan (Chairman), Beamer, Burdette, and Thompson. The committee reports to the FFSB Board concerning the results of the independent audit reports and recommends an independent auditor for appointment. This committee met one time in fiscal 1993.

  The Nominating Committee consists of the entire FFSB Board. The Committee considers and recommends to the FFSB Board the nominees for director to stand for election at FFSB's annual meeting of stockholders. The FFSB Bylaws provide procedures for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of FFSB. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by FFSB's Bylaws. The Nominating Committee met one time in fiscal 1993.

DIRECTORS' COMPENSATION

  Directors' Fees. Directors of FFSB receive a fee of $600 per meeting attended with one paid absence. As members of the Loan Review Committee, board members also receive a $1,000 annual fee. Members of the Audit and Compensation Committees receive a fee of $200 for each meeting attended. Board members who are also FFSB employees do not receive compensation for attending committee meetings.

  Director's Option Plan. Under the Directors' Option Plan, each of the non-employee directors at the time of the initial public offering was granted 2,012 non-statutory stock options to purchase shares of the FFSB Common Stock at a price of $10 per share. Each option granted under the Directors' Option Plan expires upon the earlier of ten years following the date of the grant or thirty days following the date the optionee ceases to be a director, except in the event of death, where the period is extended to six months following his or her death, provided that the option is exercised within ten years after the date of the grant. No options were granted in fiscal year 1993. Messrs. Thompson, Early, Hall and Beamer exercised 2,012 options each that were granted under the Directors' Option Plan.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table shows, for the fiscal year ended September 30, 1993, the cash compensation paid by FFSB, as well as certain other compensation paid or accrued for fiscal 1993, to the Chief Executive Officer ("Named Executive Officer") of FFSB. No other executive officer of FFSB received salary and bonus in excess of $100,000 in fiscal 1993.

                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                         --------------------------------- ----------------------------
                                                                  AWARDS        PAYOUTS
                                                           -------------------- -------
                                              OTHER ANNUAL  RESTRICTED  OPTIONS  LTIP    ALL OTHER
NAME AND                      SALARY   BONUS  COMPENSATION STOCK AWARDS  /SARS  PAYOUTS COMPENSATION
PRINCIPAL OFFICE(2)      YEAR ($)(1)  ($)(2)     ($)(3)        ($)        (#)     (4)      ($)(5)
- -------------------      ---- ------- ------- ------------ ------------ ------- ------- ------------
Henry E. Holland, Jr. .. 1993 $75,600 $10,772     None         None      None    None     $32,351
Chairman of the Board,
Chief Executive Officer
and President

- --------
(1) Includes directors' fees paid to Mr. Holland by FFSB.
(2) Includes bonus awards under FFSB's Incentive Plan which provides for bonuses based upon the profitability of FFSB.
(3) For fiscal year 1993, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation;
    (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(4) FFSB has no long-term incentive plans in existence and therefore made no payouts or awards under such plans.
(5) Mr. Holland was allocated 1,638 shares of Common Stock which had a market value of $32,351 as of September 30, 1993 under the Employee Stock Ownership Plan.

  Employment Agreement. FFSB entered into an employment agreement with Mr. Holland that initially provided for a three-year term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the agreement could have been extended by the Board of Directors after conducting a review of the agreement for an additional year so that the remaining term would have been three years. However, the employment agreement has been amended to provide for an expiration date of June 27, 1995. The agreement provides that the base salary of the executive will be reviewed by the Board annually. The current base salary for Mr. Holland is $66,000.

  In addition to the base salary, the agreement provides for, among other things, disability pay, participation in stock benefit plans and other fringe benefits. The agreement provides for termination by FFSB for cause at any time. In the event FFSB elects to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from FFSB upon a (i) failure to re-elect the executive to his current office or nominate the executive for board membership, (ii) a material change in the executive's functions, duties, or responsibilities, or relocation of his principal place of employment, (iii) liquidation, consolidation, merger or dissolution of FFSB, or
(iv) a material breach of the agreement by FFSB or if termination, voluntary (as defined in the agreement) or involuntary, results from a change in control of FFSB, the executive or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to three times his average annual base salary and directors fees over the past three years of employment with FFSB. At FFSB's discretion, such payments would be made in a lump sum within thirty days of the date of termination or paid in equal monthly installments during the thirty-six months following such date. FFSB would also continue the executive's life, health, accidental, and disability coverage for a period of thirty-six months after termination of employment.

  A change in control is generally defined to mean the acquisition by a person or group having beneficial ownership of 20% or more of the FFSB Common Stock during the term of the agreement, or merger or other form of business combination, sale of assets or contested election which results in a change of control of a majority of the FFSB Board.

  In the event of a change in control or the occurrence of any other circumstances that would require a severance payment to be made, based upon an average of the past three fiscal years' salary and director's fees, Mr. Holland would receive approximately $221,400 in severance payments in addition to other cash and noncash benefits provided under the agreement. "See Proposal 2-- MERGER--Interest of Certain Persons in the Merger."

  Payments under the employment agreement in the event of a change in control may constitute an excess parachute payment under Section 280G of the Code, resulting in the imposition of an excise tax on the recipient and denial of a deduction to FFSB generally for all amounts in excess of three times the executive's average annual compensation for the five tax years preceding the change in control. The agreement provides that benefits payable to the executive in the event of a change in control will be reduced to an amount that would not constitute an excess parachute payment (as that term is defined in Section 280G of the Code) if the reduced amount is greater than the non-reduced amount less payments of any excise tax.

  Incentive Stock Option Plan. FFSB maintains the Incentive Option Plan which provides discretionary awards to officers and key employees as determined by a committee of disinterested directors who administer the plan.

  The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officer as of September 30, 1993. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of FFSB Common Stock. No options were exercised by the Named Executive Officer in fiscal year 1993.

                         FISCAL YEAR END OPTION VALUES

                                                                      VALUE OF UNEXERCISED
                                     NUMBER OF UNEXERCISED                IN-THE-MONEY
                                 OPTIONS AT SEPTEMBER 30, 1993    OPTIONS AT SEPTEMBER 30, 1993
       NAME                   EXERCISABLE/UNEXERCISABLE (1)(2)(3) EXERCISABLE/UNEXERCISABLE (4)
       ----                   ----------------------------------- -----------------------------
     Henry E. Holland, Jr....             2,684/4,025                    $26,169/$39,244

- --------
(1) Options granted to Mr. Holland pursuant to the Incentive Option Plan become exercisable in equal installments at a rate of 20% per year commencing on June 27, 1992. To the extent not already exercisable, the options become exercisable upon a change in control. See "Proposal 2--MERGER--Treatment of Stock Options" for the effect of the Merger.
(2) Options are subject to limited rights pursuant to which options, to the extent outstanding for at least six months, may be exercised in the event of a hostile change in control of FFSB. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the option of the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised. A hostile change in control has the same definition as a change in control except that a hostile change in control is a transaction that has not been approved by the FFSB Board.
(3) The option term is for ten years.
(4) Market Value for underlying securities at year-end ($19.75) minus the exercise or base price ($10.00), of $9.75 per share.

INDEBTEDNESS OF MANAGEMENT AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features to FFSB. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of FFSB's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the FFSB Board.

  Set forth below is certain information as of September 30, 1993 as to loans made by FFSB to those directors and executive officers and associates of directors and executive officers whose aggregate indebtedness on preferential terms to FFSB exceeded $60,000 at any time since October 1, 1992.

                                                               LARGEST AMOUNT   BALANCE AS OF
NAME AND                 ORIGINAL LOAN             MATURITY   OUTSTANDING SINCE SEPTEMBER 30, INTEREST
POSITION                    AMOUNT     LOAN DATE DATE OF LOAN  OCTOBER 1, 1992      1993        RATE     TYPE
- --------                 ------------- --------- ------------ ----------------- ------------- -------- --------
Richard E. Huie,
Senior Vice-President,
FFSB....................    $80,000    10-15-86    11-01-06        $69,342         $66,462      7.4%   Mortgage

- --------
  Thomas E. Shanahan, a director of FFSB, acts as counsel to FFSB on various legal matters. During the year ended September 30, 1993, FFSB paid $10,743 in legal fees to Mr. Shanahan's firm.

        PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  FFSB's independent auditors for the fiscal year ended September 30, 1993, were Read, Martin, Slickman and Sheats. The Board of Directors has reappointed Read, Martin, Slickman and Sheats to continue as independent auditors for FFSB, for the fiscal year ending September 30, 1994, subject to ratification of such appointment by the stockholders. Representatives of Read, Martin, Slickman and Sheats are expected to attend the meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

  Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR ratification of the appointment of Read, Martin, Slickman and Sheats as the independent auditors of FFSB.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF READ, MARTIN, SLICKMAN AND SHEATS AS THE INDEPENDENT AUDITORS OF FFSB.

                 PROPOSAL 5. AUTHORITY TO ADJOURN THE MEETING

  Proposal 2, as described above, must be approved by the holders of two-thirds of the outstanding shares of FFSB's Common Stock. The form of Revocable Proxy sent to stockholders with this Proxy Statement-Prospectus sets forth a proposal to permit the official proxy committee of FFSB to vote the proxy in favor of an adjournment of the Meeting for up to 29 days in order to solicit further proxies if stockholders holding two-thirds of the votes eligible to be cast at the Meeting do not submit proxies voting in favor of the Merger. The proposal to authorize such adjournment must be approved by a majority of the votes present in person or by proxy at the Meeting. The FFSB Board recommends a vote "FOR" the approval of the proposal and requests stockholders check the box permitting adjournment of the Meeting in the event sufficient votes are not cast in favor of the Merger.

                             SHAREHOLDER PROPOSALS

  To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders for the fiscal year ending September 30, 1994, a stockholder proposal must be received by the Secretary of FFSB at the address set forth on the first page of this Proxy Statement, not later than October 21, 1994. Any such proposal will be subject to 17 C.F.R. Section 240.14a.-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended. Any new business to be taken up at the annual meeting must be stated in writing and filed with the Secretary of FFSB at the address set forth on the first page of this proxy statement at least five days prior to the date of the annual meeting.

                       VALIDITY OF AMSOUTH COMMON STOCK

  The validity of the Merger Shares (and the related AmSouth Rights) will be passed upon by Carl L. Gorday, Counsel of AmSouth.

                                    EXPERTS

  The consolidated financial statements of FFSB as of September 30, 1993 and 1992 and for each of the three years ended September 30, 1993 included in Appendix C to this Proxy Statement-Prospectus, have been audited by Read, Martin, Slickman and Sheats, C.P.A.'s, independent auditors, as stated in their reports, appearing in such Appendix, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of AmSouth Bancorporation included and incorporated by reference in AmSouth's Annual Report (Form 10-K) for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  With respect to the unaudited consolidated interim financial information for the three month periods ended March 31, 1993 and March 31, 1992, the six month periods ended June 30, 1993 and June 30, 1992, and the nine month periods ended September 30, 1993 and September 30, 1992, incorporated by reference in this prospectus, Ernst & Young have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in AmSouth's Quarterly Report on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their reports on the unaudited interim financial information because the reports are not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                                   APPENDICES

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                         AGREEMENT AND PLAN OF MERGER

                    DATED AS OF THE 3RD DAY OF AUGUST, 1993

                                    BETWEEN

                 FIRST FEDERAL SAVINGS BANK, CALHOUN, GEORGIA

                                      AND

                            AMSOUTH BANCORPORATION

     AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of August, 1993 (the "Plan"), between FIRST FEDERAL SAVINGS BANK, CALHOUN, GEORGIA (the "Company"), and AMSOUTH BANCORPORATION ("AmSouth").


                                   RECITALS:

     A. The Company. The Company is a savings bank duly organized and existing in good standing under the laws of the United States, with its principal executive offices located in Calhoun, Georgia. As of June 30, 1993, the Company had 8,000,000 authorized shares of common stock, each of $.01 par value, 2,000,000 shares of preferred stock $.01 par value (no other class of capital stock being authorized) of which 414,330 shares of common stock were issued and outstanding and no shares were held as treasury stock.

     B. AmSouth. AmSouth is a corporation duly organized and existing in good standing under the laws of the State of Delaware with its principal executive offices located in Birmingham, Alabama. As of June 30, 1993, AmSouth had 200,000,000 authorized shares of common stock, each of $1.00 par value, and 2,000,000 authorized shares of preferred stock, no par value (no other class of capital stock being authorized), of which 43,777,992 shares of common stock were outstanding and 1,500,000 shares were held as treasury stock. No shares of preferred stock were issued and outstanding and none were held as treasury stock.

     C. Rights, Etc. With respect to the Company, there are no shares of common stock or preferred stock reserved for issuance, and the Company has no commitment to issue or sell any such shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company any such shares, and no securities or obligations representing such rights are outstanding, except as will be set forth on Schedule 1 hereto.

     D. Board Approvals. As of the date of execution hereof, the Board of Directors of the Company has approved this Plan and has authorized the execution hereof. The Board of Directors of AmSouth will consider this Plan within 20 days after the date hereof.

     E. Voting Agreements. The directors of the Company will enter into Voting Agreements (as defined in Paragraph (J) of Article V) in substantially the form annexed hereto as Annex 1.

     In consideration of their mutual promises and obligations, including the promises and obligations under the Voting Agreements, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

     I.  THE MERGER

     I(A) The Continuing Corporation. The Company shall be merged into a subsidiary (the "Merging Subsidiary") of AmSouth (the "Merger"), the separate existence of the Company shall cease, and the Merging Subsidiary (sometimes hereinafter referred to as the "Surviving Bank") shall survive, all with the effect provided by the laws of the State of Georgia.

     I(B) Rights, Etc. The Surviving Bank shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be taken and deemed to be transferred to and vested in the Surviving Bank without further act or deed; and the title to any real estate or any interest therein, vested in any of such corporations, shall not revert or be in any way impaired by reason of the Merger.

     I(C) Liabilities, Etc. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

     I(D) Articles of Incorporation; By-Laws; Directors and Officers. The Articles of Incorporation and By-Laws of the Surviving Bank shall be those of the Merging Subsidiary, as in effect immediately prior to the Effective Date (as defined in Article IX) of the Merger. The directors and officers of the Merging Subsidiary immediately prior to the Effective Date shall be the directors and officers of the Surviving Bank until their successors are elected and qualify.

     II.  TERMS OF THE MERGER.

     Subject to the provisions of this Plan:

     II(A)  Subject to clause (3) of this Paragraph (A) and Paragraph (E) of
Article II:

     (1)(i) Each share of Company common stock, par value $.01 per share (the "Company Common Stock"), other than (x) shares as to which dissenters' rights are properly perfected, (y) shares held directly or indirectly by the Company other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted (it being specifically agreed and acknowledged that shares held by the Company's employee stock ownership plan will be converted in the Merger as provided below), and (z) shares held as treasury stock by the Company shall become and be converted into the right to receive .9991 shares (the "Conversion Number") of common stock, par value $1.00 per share ("AmSouth Common Stock"), of AmSouth; and (ii) each share of Company Common Stock, if any, held in the treasury of the Company shall be cancelled; and (iii) the Conversion Number shall be proportionately adjusted based on any stock dividend or stock split declared on AmSouth Common Stock between the date of this Plan and the Effective Date.

     (2) certificates which represent shares of Company Common Stock issued and outstanding immediately prior to the Effective Date, shall be deemed to represent rights to receive shares of AmSouth Common Stock and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the number of full shares of AmSouth Common Stock which such holders shall be entitled to receive in accordance with the method of computation set forth in clause (1) of this Paragraph (A); and

     (3) notwithstanding any other provisions hereof, no fractional shares of AmSouth Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued; instead, AmSouth shall pay to each holder of Company Common Stock who would otherwise be entitled to fractional shares pursuant to clause
          (1) of this Paragraph (A) an amount in cash determined by multiplying such holder's fractional interest by the closing price for AmSouth Common Stock on the Effective Date on the New York Stock Exchange.

     II(B) As promptly as practicable after the Effective Date, AmSouth shall send or cause to be sent to each former shareholder of record of the Company on the Effective Date, transmittal materials for use in exchanging certificates of Company Common Stock for certificates of AmSouth Common Stock. Pending delivery of such certificates of Company Common Stock, dividends on the AmSouth Common Stock to be exchanged therefor which are payable prior to the delivery date of such certificates will be held by AmSouth and delivered to the persons entitled thereto upon delivery of such certificates for exchange, together with any fractional share checks referred to above.

     II(C) On and after the Effective Date, there shall be no transfers on the stock transfer books of the Company or the Surviving Bank of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Date.

     II(D) On and after the Effective Date, holders of Company Common Stock shall have no rights as shareholders of the Company other than to receive AmSouth Common Stock and cash in lieu of fractional shares as provided above or any amounts due as a result of the perfection of dissenters' rights.

     II(E)(1) The Company will have a right to elect to abandon the Merger and terminate the Plan, (and no provision of this Article II except Paragraph (E) shall apply) if its Board of Directors so determines by a majority vote of the members of its entire board, at any time during the ten-day period commencing with the Approval Date if the Average Closing Price of shares of AmSouth Common Stock shall be less than $28.80; subject, however, to the following three sentences. If the Company makes an election to abandon the Merger, it shall give prompt written notice to AmSouth (provided that such notice of election may be withdrawn at any time within the aforementioned ten-day period). During the seven-day period commencing with its receipt of such notice, AmSouth shall have the option to increase the consideration to be received by the holders of Company Common Stock in the Merger, by adjusting the Conversion Number up to the number (calculated to the nearest one one-hundredth) obtained by dividing (A) the product of $28.80 and .9991 (i.e. $28.77) by (B) the Average Closing Price. If AmSouth so elects within such seven-day period, it shall give prompt written notice to the Company of such election and the revised Conversion Number, whereupon no termination shall have occurred and this Plan shall remain in effect in accordance with its terms (except as the Conversion Number shall have been so modified).

     (2) The term "Average Closing Price" means the average closing price per share of AmSouth Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions reporting system (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 NYSE trading days ending on the fifth business day prior to the date (the "Approval Date") on which the last regulatory approval required for consummation of the Merger shall be received.

     II(F) The holders of stock options granted under the Company's 1991 Incentive Stock Option Plan and the 1991 Stock Option Plan for Outside Directors shall on the Effective Date automatically receive, by virtue of the Merger, for each option which has not been exercised prior to the Effective Date (1) a number of shares of AmSouth Common Stock equal to (A) the difference between (i) the exercise price of such option and (ii) the product of the closing price of AmSouth Common Stock on the Effective Date (the "AmSouth Closing Price") multiplied by the Conversion Number (as adjusted by Section II (E), if applicable) divided by (B) the AmSouth Closing Price, and (2) an amount of cash in lieu of any fractional share determined by multiplying such holder's fractional interest by the AmSouth Closing Price.


     III.  ACTIONS PENDING MERGER.

     III(A) Without the prior written consent or approval of AmSouth, the Company will not, and will not permit any subsidiary to:

 (1) in the case of the Company only, make, declare or pay any dividend other than its regular quarterly common cash dividend of $.25 per share (and provided that for the quarter in which the Effective Date occurs, the Company may declare and pay a final dividend in an amount per share equal to $.25 multiplied by the fraction that is equal to the portion of the quarter that has elapsed prior to the Effective Date); or declare or make any distribution of, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or authorize creation or issuance of or issue any additional shares of its capital stock, or grant any options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for or giving any person any right to subscribe for or acquire from the Company or any subsidiary shares of capital stock, except pursuant to plans or agreements as existing on the date hereof and to be disclosed in Schedule 1, provided that no stock options, restricted stock or similar benefits may be granted pursuant to any existing Company plans without the prior written approval of AmSouth; or, except as to be disclosed to AmSouth in Schedule 1, incur any long term debt (except as incurred by the Company in the ordinary course of business);

 (2) (i) enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with existing practices as disclosed to AmSouth in Schedule 1 or (ii) employ any new officer or employee at an annual salary that is in excess of $25,000;

 (3) except as will be disclosed to AmSouth on Schedule 1, enter into, terminate or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers, employees or any other person;

 (4) substantially modify the manner in which it has heretofore conducted its business, enter into any new line of business, engage or employ any consultant or advisor not under contract on the date hereof as disclosed in
     Schedule 1 or amend its Charter except for an amendment deleting Section 8A of its Charter, or, except as will be disclosed to AmSouth on Schedule 1, its By-laws;

 (5) dispose of or discontinue any major portion of its business or property, or merge or consolidate with, or acquire all or (relative to the Company) any substantial portion of, the business or property of any other entity;

 (6) dispose of any material assets except in the ordinary course of business;

 (7) knowingly take any action for the purpose of, or that would have the effect of, causing deterioration of its customer deposit or loan relationships; or

 (8) agree to take any of the foregoing actions.

     III(B) Without the prior written consent of the Company, AmSouth will not, and will not permit any bank subsidiary, to:

 (1) substantially modify the manner in which it has heretofore conducted its business;

 (2) dispose of to a non-affiliate of AmSouth, or discontinue, any major portion of its business; or

 (3) agree to take any of the foregoing actions.


     IV.  REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants to AmSouth, and AmSouth represents and warrants to the Company, as follows:

     IV(A) the facts set forth in the recitals of this Plan with respect to it are true and correct; in the case of the Company and its subsidiaries, the copies of the Company's Charter and By-Laws to be delivered to AmSouth in
Schedule 1 are correct and complete and the minute books of the Company and its subsidiaries contain complete and accurate records of all meetings and other corporate actions held or taken since January 1, 1990, by their respective shareholders and Boards of Directors (including committees thereof);

     IV(B) the outstanding shares of it and its subsidiaries are validly issued and outstanding, fully paid and (subject to 12 U.S.C. (S) 55 in the case of a national bank subsidiary) non-assessable, and subject to no preemptive rights;

     IV(C) each of it and its subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its material properties and assets;


     IV(D) as of the date hereof, the outstanding shares of capital stock of each of its subsidiaries are owned by it, free and clear of all liens, claims, encumbrances and restrictions on transfer, except as set forth in Schedule 1 hereto;

     IV(E) subject to any necessary receipt of approval by its shareholders and the regulatory and other approvals referred to in Paragraphs (B) and (C) of
Article VII, this Plan has been authorized by all necessary corporate action of it (once approval of the Board of Directors of AmSouth has been obtained) and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, insolvency and other laws of general applicability relating to or affecting creditors rights and to general equity principles and except that the availability of the equitable remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceedings may be brought;

     IV(F) except as disclosed to the other party hereto on Schedule 1, the execution, delivery and performance of this Plan by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute
(i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it, or any of its subsidiaries, or to which it, or any of its subsidiaries, is subject (other than approval by the office of Thrift Supervision ("OTS") of an application under 12 CFR Section 563b.3(i)(3)), which breach, violation or default would have a material adverse effect on the financial condition, results of operations, business or business plans of it and its subsidiaries taken as a whole or enable any party to enjoin the transactions contemplated hereby, or (ii) a breach or violation of, or a default under, the Charter (except for Section 8A of the Company's Charter), Articles of Incorporation, or Certificate of Incorporation, as the case may be, or By-laws of it or its subsidiaries; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals of applicable regulatory authorities and others referred to in Paragraph (B) and (C) of Article VII;

     IV(G) as of their respective dates, none of its Annual Reports on Form 10-K for its two most recent fiscal years, its most recent Quarterly Report on Form 10-Q, any Current Report on Form 8-K of it since December 31,1992 and any proxy statement or registration statement of it since December 31, 1992, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") or the OTS, or any such report to be filed subsequent to the date hereof (collectively, its "Financial Reports") contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets in or incorporated by reference into the Financial Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and cash flows or equivalent statements in the Financial Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and changes in financial position, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments which will not be material in amount or effect to such entities taken as a whole), in each case in accordance with generally accepted accounting principles applicable to the particular entity consistently applied during the periods involved, except as may be noted therein; and independent public accountants for it have rendered or will render an unqualified opinion with respect to each audited financial statement included in the Financial Reports or, if qualified, such qualification is reasonably satisfactory to the other party hereto;

     IV(H)  in the case of the Company only, except as set forth in Schedule 1:
(i) to the best knowledge of the Company, all evidences of indebtedness in original principal amount in excess of $50,000 reflected as assets in the Company's Financial Reports are in all respects binding obligations of the respective obligors named therein and no material amount of such assets is subject to any defenses which may be asserted against it or any of its subsidiaries, (ii) the allowances for possible loan losses shown on the Financial Reports as of June 30, 1993, are, as of the date of such Financial Reports, in the opinion of management adequate in all material respects, under the principles described in Paragraph (G) of Article IV, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable), as of the respective dates of such Financial Reports; (iii) each such allowance has been established in accordance with the principles described in Paragraph (G) of this Article IV; and (iv) the Company has duly filed in correct form its Thrift Financial Report with the OTS for the period ended March 31, 1993 (which Call Report is accurate and complete in all material respects), and the Company will deliver to AmSouth in Schedule 1 an accurate and complete copy of such report;

     IV(I) in the case of the Company only, (1) the Company will deliver to AmSouth in Schedule 1 copies of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as disclosed to AmSouth in Schedule 1, each of the Company and its subsidiaries has duly filed in correct form all Federal, state and local information returns and tax returns required to be filed by it and its subsidiaries on or prior to the date hereof (all such returns to the best knowledge of the Company being accurate and complete in all material respects) and, to the best knowledge of the Company, has duly paid or made provisions for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by Federal, state or local taxing authorities (including, without limitation, those due in respect of their properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in Schedule 1 and
(ii) have not been finally determined.  Except as disclosed to AmSouth in
Schedule 1, in the reasonable opinion of the respective managements of the Company and its subsidiaries, the amounts set up as liabilities for taxes on the latest Financial Reports are sufficient in the aggregate for the payment of all unpaid Federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended June 30, 1993 or for any year or period prior thereto, and for which the Company or any of its subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. Except as disclosed to AmSouth in
Schedule 1, the Federal income tax returns of the Company and its subsidiaries have been examined by the appropriate taxing authorities and any liability with respect thereto has been satisfied, or the statute of limitations has expired, for all years as set forth on Schedule 1 hereto, and all deficiencies asserted as a result of such examinations have been satisfied. Except as disclosed to AmSouth in Schedule 1, to the best knowledge of the Company and its subsidiaries, there are no material disputes pending, or claims asserted for, taxes or assessments upon the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state or local income tax return for any period.

     (2) to the best knowledge of the Company and its subsidiaries, (i) proper and accurate amounts have been withheld by the Company and its subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) Federal, state and local returns which are accurate and complete in all material respects have been filed by the Company and each of its subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full or, in the reasonable opinion of the respective managements of the Company and each of its subsidiaries, adequate provision therefore has been included by either the Company or its subsidiaries in its or their most recent Financial Reports;

     IV(J) except as disclosed to the other party hereto in writing (dated on or prior to the date hereof), there has been no material adverse change in its consolidated financial condition, results of operations, business or business plans since June 30, 1993; provided, that for purposes of this Paragraph IV(J)
(i) additions to the Company's loan loss reserve made in compliance with Paragraph (K) of Article V and (ii) the Company's recapture of its tax bad debt reserve if at AmSouth's request the Company converts to a bank prior to the Effective Date shall not be considered a material adverse change in the Company.

     IV(K) except as disclosed in the Financial Reports or on Schedule 1, no material litigation, proceeding or controversy before any court, governmental agency or arbitrator is pending which in the opinion of management and its legal counsel is likely to have a material and adverse effect on its consolidated financial condition, results of operations, business or business plans or prevent consummation of the transactions contemplated hereby, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened or is contemplated, nor is there, to the best of its knowledge, a reasonable basis for any such litigation, proceeding or controversy; no judgment, decree, injunction, ruling or order of any court, governmental agency or arbitrator is outstanding against it or any of its subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on the financial condition, results of operations, business, or business plans of it and its subsidiaries taken as a whole; there is no default under any material contract or agreement to which it or any of its subsidiaries is a party which has had or would have a material adverse effect on its consolidated financial condition, results of operations, business or business plans; and neither it nor any of its subsidiaries is subject to any agreement, memorandum of understanding or similar arrangement with any regulatory authority materially restricting its operations or requiring that certain actions be taken;

     IV(L) in the case of the Company only, except as disclosed in the Financial Reports or on Schedule 1 or as permitted herein, and except for this Plan, neither it nor its subsidiaries are bound by any material contract to be performed after the date hereof other than contracts which are cancelable on less than 90 days notice without material penalty or cost to, or material disruption of the business of, it and its subsidiaries taken as a whole;

     IV(M) all negotiations relative to this Plan and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment except as disclosed on Schedule 1;

     IV(N) in the case of the Company only, except as disclosed on Schedule 1, it, each of its subsidiaries and all "Employee Benefit Plans" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees, comply with all laws, requirements and orders under ERISA and the Internal Revenue Code of 1986 as amended (the "Code") the breach or violation of which could have a material adverse effect on its business; the present value of all of the assets of each of its Employee Benefit Plans that is subject to Title IV of ERISA equals or exceeds the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of the most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Company or any of its subsidiaries is covered by a collective bargaining agreement; neither the Company nor any of its subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any material adverse economic consequence to the Company, nor have there been any "reportable events" within Section 4043 of ERISA for which the thirty-day notice has not been waived;

     IV(O)  in the case of the Company only,

     (a) except as disclosed on Schedule 1 each of it and its subsidiaries has good and marketable title, insurable at regular rates with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Financial Reports) of liens and encumbrances of a material nature, to its property and assets that are material to its business on a consolidated basis;

     (b) Except as disclosed in Schedule 1, neither the Company nor any properties owned or operated by the Company has been or is in violation of or liable under any Environmental Law (as defined in (e) below). There are no actions, suits or proceedings, or demands, claims, notices or, to the best knowledge of the Company, investigations (including, without limitations, notices, demand letters or requests for information from any Environmental Agency (as defined in (g) below), instituted or pending, or to the best knowledge of the Company, threatened relating to the liability of any properties owned or operated by the Company under any Environmental Law.

     (c) Except disclosed in Schedule 1 (i) no Hazardous Materials (as defined in (f) below) have been generated, treated, stored or disposed of at, or transported to or from any properties owned or operated by the Company at any time, (ii) no triable asbestos containing material is in use, stored or disposed of on or upon any properties owned or operated by the Company, (iii) no polychlorinated biphenyis ("PCBs") are located on or in any properties owned or operated by the Company in any form or device, including, without limitations, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, and (iv) no underground storage tanks are located on any properties owned or operated by the Company or were located on any properties owned or operated by the Company and subsequently removed or filled.

     (d) The representations in (b) and (c) above (i) shall also apply to any properties in which the Company has a security interest, but (ii) shall not apply to the extent that in the reasonable opinion of the Company's management, the results of such actions, suits, proceedings, demands, claims, notices or investigations, or the presence of such Hazardous Materials, substances or items on such properties, is not likely to have material adverse effect on the business or financial condition of the Company.

     (e) "Environmental Law" means any federal, state, local, or foreign law, statute, ordnance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Environmental Agency relating to (i) the protection preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the usage, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     (f) "Hazardous Materials" means solid waste (as that term is defined under the Resources Conservation and Recovery Act, 42 U.S.C.A. 6901 et seq., and the regulations adopted pursuant to that Act), hazardous waste (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C.A. 6901 et seq., and the regulations adopted pursuant to the Act), hazardous substances (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. 9601 et seq., and the regulations adopted pursuant to that Act), and other pollutants, including, without limitation, any solid, liquid, gaseous or thermal irritants or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis or chemicals.

     (g) "Environmental Agency" means the United States Environmental Protection Agency, the Georgia Department of Natural Resources or any other federal, state or local agency responsible for regulating or enforcing laws, rules, regulations and ordinances relating to (i) the protection, preservation or restoration of the environmental (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(ii) the use, storage, recycling, treatment, generation, transportation, processing, banding, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

     IV(P) it knows of no reason why the regulatory and other approvals referred to in Paragraphs (B) and (C) of Article VII should not be obtained without the imposition of any condition of the type referred to in the proviso following such Paragraph (C) once Section 8A of the Company's Charter has been deleted;

     IV(Q) in the case of AmSouth only, the AmSouth Common Stock to be issued in the Merger will have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of AmSouth will have any preemptive rights thereto;

     IV(R) in the case of AmSouth only, it will have available sufficient AmSouth Common Stock at or prior to the Effective Date to exchange for shares of Company Common Stock to be converted into the right to acquire AmSouth Common Stock pursuant to this Plan;

     IV(S) in the case of the Company only, all of its and its subsidiaries' material contracts are in full force and effect, and neither it nor any of its subsidiaries (nor, to the best of its knowledge, any other party to any such contract) has breached any provision of, or is in default in any respect under the terms of, any such contract and no party to any such contract will have the right to terminate any or all of the provisions of any such contract as a result of the transactions contemplated by this Plan if the effect of such breach, default or right to terminate, alone or in the aggregate, may be material to the business, financial condition or results of operations of it and its subsidiaries taken as a whole;

     IV(T) in the case of the Company only, it and each of its subsidiaries are, in the conduct of their businesses, in compliance with all federal, state and local laws, statutes, ordinances and regulations, the failure to comply with which would materially adversely affect its consolidated financial condition, results of operations, business or business plans. Neither it nor any of its subsidiaries has received any notification (not disclosed in Schedule 1) from any agency or department of any federal, state or local government or any staff thereof asserting, other than in a regular report of examination, that it or any of its subsidiaries are not in compliance with any of the statutes, regulations or ordinances which such governmental authority or regulatory agency enforces which noncompliance would have a material adverse effect on its consolidated financial condition, results of operations, business or business plans, or threatening to revoke any license, franchise, permit or governmental authorization, and none of them is subject to any formal agreement with any such regulatory agency with respect to any of their assets or businesses;

     IV(U) (1) in the case of the Company only, (except for the contracts, plans and documents copies of which will be provided to AmSouth in Schedule 1), neither the Company nor any subsidiary of the Company is a party to or subject to:

 (i) any employment, consulting or severance contract or arrangement with any employee, officer or director of the Company or of any one or more of its subsidiaries or with any former employee, officer or director of any of them; or

 (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, incentive plans, contingent pay, profit sharing or similar arrangements for or with its officers, directors or employees or former directors, officers or employees; and

(2) in the case of the Company and AmSouth, except as disclosed in Schedule 1, neither it nor any of its subsidiaries is a party to or subject to:

 (i) any contract materially limiting the freedom of the Company or any of its subsidiaries to engage in any type of banking or bank-related business; or

 (ii) any contract which contains a financial covenant or other restriction that would have a material adverse effect upon the business, financial condition, results of operations or business plans of the Surviving Bank and its subsidiaries taken as a whole;

     IV(V)  in the case of the Company only, it will disclose to AmSouth in
Schedule 1, as to the Company and each of its subsidiaries, (i) each contractual restriction or limitation on the payment of dividends, and (ii) the amount available for dividends as of June 30, 1993; except as disclosed in Schedule 1, there are no restrictions or limitations with respect to dividends which may be declared and paid by the Company or any of its subsidiaries, except limitations under federal or state banking laws, as applicable, and state corporate statutes;

     IV(W) in the case of the Company only, to the best of its knowledge, no material facts relating to the business, operations, properties, assets, liabilities (contingent or otherwise) and financial condition of the Company and each of its subsidiaries have been withheld from the disclosures made to AmSouth; no representation or warranty contained in this Plan, and no provisions hereof, to the best knowledge of the Company, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements herein not misleading; no information material to the Merger which is necessary to make the representations and warranties herein contained not misleading, to the best knowledge of the Company, has been withheld from, or will not be delivered in Schedule 1 to, AmSouth; and whenever reference is made herein to the delivery of copies of documents and instruments to AmSouth, such copies are true and accurate reproductions of original documents and instruments in the possession of the party delivering same; and

     IV(X) Schedule 1 contains complete and accurate copies of all insurance policies in force naming the Company, any of its subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee (excluding homeowner's, automobile and consumer loan policies in which the Company is identified as the loss payee lender) or for which the Company or any of its subsidiaries has paid or is obligated to pay all or part of the premiums. Neither the Company nor its subsidiaries have received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Company and its subsidiaries are in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending material claims against such insurance by the Company or any of its subsidiaries as to which insurers have denied liability, and there exists no material claim under such insurance that has not been properly filed by the Company or its subsidiaries; and

     V.  COVENANTS.

     The Company hereby covenants to AmSouth, and AmSouth hereby covenants to the Company, that:

     V(A) it shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Plan on its part as promptly as practicable so as to permit the consummation of the transactions contemplated by this Plan as promptly as practicable and to cooperate fully with the other parties hereto to that end (it being understood that a resolicitation of proxies or other action arising as a consequence of an acquisition by AmSouth shall not violate this covenant even if such resolicitation or other action may delay consummation of the Merger);

     V(B) the Company and AmSouth jointly shall prepare a registration statement (the "Registration Statement") with respect to the AmSouth Common Stock to be issued in the Merger; the Registration Statement shall include the proxy statement ("the Company Proxy Statement") to be submitted to the Company's shareholders in connection with the transactions contemplated hereby; the Company Proxy Statement and the Registration Statement shall conform to all applicable legal requirements;

     V(C) in the case of AmSouth only, it shall, as promptly as practicable following the preparation of the Registration Statement, file the Registration Statement with the SEC and, in the case of the Company only, it shall file the Company Proxy Statement with the OTS;

     V(D) when the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, such

Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by the Company relating to the Company and its subsidiaries and by AmSouth relating to AmSouth and its subsidiaries, (i) will comply in all material respects with the provisions of the Securities Act of 1933 (the "Securities Act"), the rules and regulations of the SEC thereunder and any other applicable statutory or regulatory requirements and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement. AmSouth will advise the Company, promptly after AmSouth receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the AmSouth Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information;

     V(E) in the case of AmSouth only, it shall use its best efforts to obtain, prior to the Effective Date, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Plan, provided that AmSouth shall not be required by virtue thereof to submit to general jurisdiction in any state, and will prepare and submit to the New York Stock Exchange a listing application covering the AmSouth Common Stock issuable in connection with the Merger and will use its best efforts to obtain, prior to the Effective Date, approval for the listing of such stock upon official notice of issuance;

     V(F) it agrees that, unless approved by the other parties hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law;

     V(G)(1) upon reasonable notice, it shall (and shall cause each of its subsidiaries to) afford to the other party and its officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, to all of its and its subsidiaries' properties, books, contracts, commitments and records and, during such period it shall (and it shall cause each of its subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, (b) notice of (i) any material change in the business of it or any of its significant subsidiaries, (ii) any significant governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), and (iii) the institution or threat of material litigation involving it or any of its subsidiaries and (c) all other information concerning its business, properties and personnel as the other party may reasonably request, provided that no investigation pursuant to this Paragraph
(G) shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any of the parties to this Plan; and (2) each party hereto will not use any nonpublic information or documents obtained pursuant to this Plan for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if the Merger is not consummated, will hold all such information and documents, including those obtained pursuant to this paragraph, in confidence unless and until such time as such information or documents become publicly available (other than by reason of any action or failure to act by such party) or if it is advised by counsel that any such information or document is required by law to be disclosed, and in the event of the termination of this Plan, each party will deliver to the others all documents so obtained by it;

     V(H) in the case of the Company only, neither it nor any of its subsidiaries shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries other than as contemplated by this Plan; shall notify AmSouth immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, such party; and shall instruct its employees, officers, directors, agents, advisors and affiliates to refrain from doing any of the above;

     V(I) in the case of the Company only, it will obtain an agreement as described below (the "Agreement of Affiliates") from each affiliated shareholder of the Company (the "Affiliated Shareholders") prior to the Effective Date. The Affiliated Shareholders shall be those shareholders of the Company who may, in the opinion of counsel for the Company, be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act, and who may, in the opinion of such counsel, be deemed, pursuant to the provisions of Rule 145, to be "underwriters", as such term is defined in the Securities Act,on resale of the AmSouth Common Stock acquired hereunder (herein referred to as the "Acquired Securities"). The Agreement of Affiliates shall be an agreement, satisfactory to AmSouth and its counsel, which provides that: (i) the Acquired Securities will not be acquired with a view to the distribution thereof except as permitted by Rule 145, (ii) the Acquired Securities will not be disposed of in such a manner as to violate Rule 145 under the Securities Act or the Agreement of Affiliates and without AmSouth having received an opinion of counsel satisfactory to it, to the foregoing effect, or other evidence of compliance with Rule 145 and the Agreement of Affiliates satisfactory to AmSouth, (iii) AmSouth may issue appropriate stop transfer instructions to its transfer agent with respect to the Acquired Securities, (iv) no Affiliate will sell or otherwise reduce such Affiliate's risk relative to any shares of the Acquired Securities from the date that is 30 days prior to the Effective Date until financial results covering at least 30 days of post-Merger combined operations have been published, (v) each Affiliated Shareholder will obtain an agreement (a copy of which will be delivered to AmSouth) similar to that entered into by him or her from each transferee of Acquired Securities, unless such transferee may, as evidenced by an opinion of counsel or other evidence, in each case satisfactory to AmSouth, dispose of the Acquired Securities transferred to him or her without registration under the Securities Act, and (vi) the certificates representing Acquired Securities may bear the following or a substantially similar legend:

     "The securities represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, are held subject to the terms of an agreement between the holder hereof and AmSouth Bancorporation, and may be sold or otherwise transferred only upon receipt by AmSouth Bancorporation of an opinion of counsel (or other evidence) satisfactory to such corporation and its counsel as to satisfactory compliance with the limitations of such Rule 145 and such agreement, or of an opinion of counsel (or other evidence) satisfactory to AmSouth Bancorporation and its counsel that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act.";

     V(J) in the case of the Company only, the Members of the Board of Directors commit to support publicly this transaction and the Company commits that it will within ten (10) days after the date of this Plan obtain an agreement (the "Voting Agreements") from each of its directors substantially in the form set forth in Annex 1;

     V(K) in the case of the Company only, it shall at the request of AmSouth use its best efforts to modify and change its loan and real estate valuation policies and practices (including loan classifications and levels of reserves) prior to the Effective Date so as to be consistent on a mutually satisfactory basis and consistent with generally accepted accounting principles with those of AmSouth. The Company shall not be required to modify or change any such policies or practices, however, until the earlier of (i) such time as AmSouth acknowledges that all conditions to its obligation to consummate the Merger set forth in Article VII have been waived or satisfied and (ii) immediately prior to the Effective Date. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Paragraph (K) of Article V;

     V(L)   in the case of AmSouth only, it agrees (i) that employees and officers of the Company and its subsidiaries who become employees of AmSouth or one of its subsidiaries shall, at and after the Effective Date, be entitled to participate in AmSouth pension, benefit and similar plans on the same terms and conditions as employees and officers of AmSouth, giving effect to years of service with the Company and its subsidiaries or any predecessors thereof as if such service were with AmSouth; provided, however, that in the case of AmSouth's Retirement Plan, giving effect to years of service shall be for vesting purposes only and not for benefit accrual purposes and (ii) that employees and officers of the Company and its subsidiaries who become employees of AmSouth or one of its subsidiaries will, at and after the Effective Date, receive compensation arrangements and fringe benefits (including the right to participate in AmSouth's incentive compensation programs) as are provided to AmSouth's and its subsidiaries' employees and officers of equal status and position and will be given credit for years of service with the Company for purposes of determining the amount of vacation and sick leave to which such employees and officers are entitled; and

     V(M) AmSouth shall continue to satisfy the current public information requirements of Rules 144 and 145 of the Securities and Exchange Commission with respect to the AmSouth Common Stock, and to provide the Affiliates with such other information as they may reasonably require and to otherwise cooperate with them to facilitate any sales of AmSouth Common Stock in compliance with Rules 144 and 145.

     VI.  REGULATORY APPROVALS.

     As promptly as practicable after the date hereof:

     VI(A) AmSouth and the Company shall cooperate in the preparation and submission of applications to the appropriate regulatory agencies for approval of the Merger, including but not limited to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance and the OTS (including approval by the OTS under 12 CFR Section 563b.3(i)(3)) and such other agencies, approval of which may be required for the Merger (the "Regulatory Approvals"); and

     VI(B) all other appropriate action shall be duly taken to secure the Regulatory Approvals and all other approvals, consents and rulings to satisfy all other requirements prescribed by law which are necessary for the consummation of the transactions contemplated hereby.

     VII.  CONDITIONS TO CONSUMMATION

     The consummation of the Merger is conditioned upon the following:

     VII(A) approval of the relevant aspects of this Plan by the holders of Company Common Stock as and to the extent required by applicable law or the provisions of any governing instruments;

     VII(B) procurement of the Regulatory Approvals, and the conclusion of any statutory waiting periods in connection therewith;

     VII(C) procurement of all other regulatory consents and approvals and satisfaction of all other requirements prescribed by applicable laws, rules or regulations which are necessary to the consummation of the transactions contemplated by this Plan; provided, however, that no approval or consent in Paragraph (B) or (C) of this Article VII shall have imposed any conditions or requirements which would (i) result in any material limitation on the ability of AmSouth effectively to exercise full rights of ownership of all the shares of Company Common Stock, (ii) require a divestiture which would constitute, if made solely by the Company or the Bank, a material portion of the Company's business or properties or (iii) in the good faith reasonable judgment of the Board of Directors of AmSouth, otherwise materially and adversely affect the economic assumptions of the transactions contemplated hereby so as to render inadvisable the consummation of the Merger;

     VII(D) there being no unstayed or final injunction prohibiting the consummation of the Merger and no litigation or proceeding by any governmental authority shall be pending or threatened before any court or agency seeking to restrain, prohibit or invalidate the transactions provided for in this Plan;

     VII(E) AmSouth and its directors and officers who sign the Registration Statement shall have received, prior to the time the Company Proxy Statement is printed and mailed to the shareholders of the Company, from Ernst & Young an opinion that the transactions contemplated by this Plan will qualify for pooling accounting treatment under generally accepted accounting principles which opinion may be updated prior to the Effective Date;

     VII(F) the Company and its directors shall have received an opinion, dated the Effective Date, of Maria B. Campbell, counsel for AmSouth, or other counsel acceptable to the Company, containing such opinions as are customary in a transaction of this kind;

     VII(G) AmSouth and its directors and officers who sign the Registration Statement shall have received an opinion, dated the Effective Date, of counsel to the Company acceptable to AmSouth, containing such opinions as are customary in a transaction of this kind;


     VII(H) each of the representations, warranties and covenants contained herein of the Company shall be true in all material respects on, or complied with in all material respects by, the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to any earlier date) except, in the case of such representations or warranties, where the failure to be true would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; and AmSouth shall have received certificates signed by the Chief Executive Officer and the Treasurer of the Company, dated the Effective Date, to such effect;

     VII(I) each of the representations, warranties and covenants contained herein of AmSouth shall be true in all material respects on, or complied with in all material respects by, the Effective Date as if made on such date (or the date when made in the case of any representation or warranty which specifically relates to an earlier date) except, in the case of such representations and warranties, where the failure to be true would not have a material adverse effect on the business, financial condition or results of operations of AmSouth and its subsidiaries taken as a whole; and the Company shall have received certificates signed by the Chief Executive Officer and Chief Financial Officer of AmSouth, dated the Effective Date, to such effect;

     VII(J) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC;

     VII(K) AmSouth shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby;

     VII(L) AmSouth shall have received from each person who may be deemed to be an Affiliated Shareholder of the Company pursuant to Paragraph I of Article V an executed Agreement of Affiliates as provided therein;

     VII(M) the Company and its directors and AmSouth and its directors and officers who sign the Registration Statement shall have received from Ernst & Young, or other tax advisor acceptable to the Company, an opinion, dated the Effective Date, in form and substance satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will for federal income tax purposes constitute a reorganization within the meaning of Section 368, or any successor thereto, of the Code and that (except with respect to holders of Company Common Stock who exercise dissenters' rights and except for cash payments in lieu of a fractional share interest), (i) no gain or loss will be recognized by a holder of Company Common Stock upon conversion in the Merger of Company Common Stock into AmSouth Common Stock, (ii) the basis of AmSouth Common Stock to be received in the Merger by a holder of Company Common Stock will be the same as such holder's basis in the Company Common Stock exchanged therefor, and (iii) the holding period of AmSouth Common Stock to be received in the Merger by a holder of Company Common Stock will include the period during which such holder held the Company Common Stock exchanged therefor, provided that such Company Common Stock was held as a capital asset immediately prior to the consummation of the Merger; in rendering such opinion, such tax advisor may rely upon certificates of officers of AmSouth and the Company as to factual matters;

     VII(N) there shall have been no discovery by AmSouth of a material adverse condition with respect to the Company. For purposes of this Paragraph (N) of
Article VII a "material adverse condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of AmSouth, would result, in (i) a substantial loss or damage to the properties or assets of the Company or AmSouth whether or not insured, that would materially affect or impair the ability of the Company or AmSouth to conduct its business as presently conducted, or (ii) a reduction of Five Hundred and Sixty-Five Thousand Dollars ($565,000) or more on a pre-tax basis in the consolidated total shareholders' equity of the Company from the amounts reflected on the June 30, 1993 Financial Reports of the Company; provided, however, that for purposes of the calculations contemplated herein, consolidated total shareholders' equity of the Company shall not be reduced by the continued payment of the $0.25 per share regular quarterly dividend by the Company, by addition by the Company to the allowance for possible loan losses prior to the Effective Date in accordance with Paragraph (K) of Article V, or by the recapture of tax bad debt reserve in the event the Company converts to a commercial bank at AmSouth's request prior to the Effective Date and that such expenditures, additions or recapture shall not represent a material adverse condition with respect to the Company;

     VII(O) there shall have been no discovery by the Company of a material adverse condition with respect to AmSouth. For purposes of this Paragraph (O) of Article VII a "material adverse condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of the

Company, would result, in (i) a substantial loss or damage to the properties or assets of AmSouth whether or not insured, that would materially affect or impair the ability of AmSouth to conduct its business as presently conducted, or (ii) a reduction of Forty-Six Million Dollars ($46,000,000) or more on a pre-tax basis in the consolidated total shareholders' equity of AmSouth from the amounts reflected on the June 30, 1993 Financial Reports of AmSouth; provided however, that for purposes of the calculations contemplated herein, consolidated total shareholders' equity of AmSouth shall not be reduced by the payment of its per share regular quarterly dividend consistent with historical practice, and that such payment shall not represent a material adverse condition with respect to AmSouth;

     provided, however, that a failure to satisfy any of the conditions set forth in Paragraphs (E), (G), (H), (L), (M) or (N) of this Article VII shall only consti-tute conditions if asserted by AmSouth; and a failure to satisfy any of the conditions set forth in Paragraphs (F), (I), (M) or (O) of this Article VII shall only constitute conditions if asserted by the Company.

     VIII.  TERMINATION.

            This Plan may be terminated prior to the Effective Date, either before or after its approval by shareholders:

     VIII(A) by the mutual consent of AmSouth and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

     VIII(B) by AmSouth or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a material breach by the other of any representation, warranty or agreement contained herein which is not cured within 45 days after the date of written notice from the other party hereto;

     VIII(C) by AmSouth or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1994 unless the failure to so consummate by such time is due to a breach of the Plan by the party seeking to terminate; provided that if the Regulatory Approvals have not been obtained in time to allow consummation by June 30, 1994, such deadline shall automatically be extended to September 30, 1994;

     VIII(D) by AmSouth or the Company if this Plan is not approved by the requisite vote of the shareholders of the Company;

     VIII(E) by AmSouth or the Company if the Regulatory Approvals are not obtained or if the Regulatory Approvals contain any condition of the type referred to in the proviso following Paragraph (C) of Article VII;

     VIII(F) by AmSouth or the Company if any condition to closing is not met or waived by the party to benefit from the unmet condition by thirty (30) days after the earliest date the parties could otherwise consummate the Merger;

     VIII(G)  by the Company as provided in Paragraph (E) of Article II;

     VIII(H)  by AmSouth or the Company as provided in Paragraph (I) of
Article X;

     VIII(I) by AmSouth in the event it discovers a material adverse condition (as defined in Paragraph (N) of Article VII) with respect to the Company;

     VIII(J) by the Company in the event it discovers a material adverse condition (as defined in Paragraph (O) of Article VII) with respect to AmSouth; and

     VIII(K) by AmSouth or the Company if the Board of Directors of AmSouth has not approved this Plan within twenty (20) days of the date hereof.


     IX.  CLOSING.

     On a date chosen by AmSouth which shall be no later than sixty days after the later of (i) the expiration date of any applicable waiting period in connection with any Regulatory Approval and (ii) the receipt of all other required approvals or by such later date as may be agreed by the parties (the "Closing Date"), appropriate documents to consummate the Merger shall be executed in accordance with all appropriate legal requirements and shall be delivered and/or filed as required by law, and the Merger provided for herein shall become effective upon such filings or on such later date as may be specified in the documents (the date of such filing or such later date being herein called the "Effective Date"); provided, however, that if the conditions of Paragraph (E)(1) of Article II are met, the Closing shall not take place until the expiration of all time periods allowed by said Paragraph (E) for notice and other actions have expired. The closing shall take place in Birmingham, Alabama.

     X.  OTHER MATTERS.

     X(A) The agreements of the parties which by their terms are applicable in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Merger and shall not survive the Effective Date. If this Plan shall be terminated, the agreements of the parties in Paragraph (M) of
Article IV, Paragraph (G)(2) of Article V and Paragraphs (E), (F) and (H) of this Article X shall survive such termination.

     X(B) Prior to the Effective Date, any provision of this Plan may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction), by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Company, the method for determining the number of shares of AmSouth Common Stock per share of Company Common Stock to be received by the shareholders of the Company in the Merger shall not be changed except as provided in Paragraph (E)(1) of Article II.

     X(C) This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each party hereto.

     X(D) This Plan shall be governed by, and interpreted in accordance with, the laws of the state of Alabama, except as federal law and Georgia law may be applicable.

     X(E) (i) Except as otherwise provided herein, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. The parties agree to divide equally the costs of printing the Registration Statement and Company Proxy Statement, the SEC registration fee and state "blue sky" fees as applicable, and fees and expenses of experts and consultants providing market competition analysis and supporting materials; provided, however, that in the event AmSouth decides it must submit the Plan and Merger to its shareholders, it shall bear the entire expense of printing and mailing the related proxy statement. For purposes of this Paragraph (E) of Article X, all such properly documented expenses described in this Paragraph (E) of Article X shall be defined as "Transaction Expenses." Notwithstanding anything to the contrary in this Plan, however, if AmSouth's Board of Directors fails to approve this Plan within 20 days of the date hereof, AmSouth will pay all of the Company's Transaction Expenses not to exceed $250,000.

     (ii) Notwithstanding the provisions of (i) above, if this Plan is terminated by a party hereto because of a breach of a material representation, warranty or covenant by the other party or discovery of a material adverse condition with respect to the other party, then the breaching party or the party with respect to which a material adverse condition was discovered shall promptly pay its own Transaction Expenses and fifty percent (50%) of the other party's Transaction Expenses.

     (iii) Final settlement with respect to payment of such fees and expenses by the parties shall be made within thirty (30) days of the termination of this Plan.

     (iv) Notwithstanding the foregoing provisions of Section X(E)(i)-(iii), if the Company wrongfully terminates or breaches this Plan and, within the one-year period after such termination or breach, shall enter into any merger, acquisition, asset purchase or sale or similar agreement, or a statement or letter of intent respecting any such transaction, with a third party pursuant to which the Company would not be the surviving entity, the Company shall pay AmSouth a fee of $420,000 as compensation for management's time and other costs incurred by AmSouth.

     X(F) Each of the parties and their respective agents, investment bankers, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed except to the extent that disclosure of such information may be required by law.

     X(G) All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, facsimile or telex (confirmed in writing) to such party at its address set forth or such other address as such party may specify by notice to the parties hereto.

   If to AmSouth to:      AmSouth Bancorporation
                          1400 AmSouth/Sonat Tower
                          Birmingham, Alabama  35203
                          Attn: Chairman of the Board and
                                Chief Executive Officer


  Copy to:                Maria B. Campbell
                          AmSouth Bancorporation
                          Suite 920 AmSouth/Harbert Plaza
                          1901 6th Avenue North
                          Birmingham, Alabama  35203

  If to Company, to:      First Federal Savings Bank,
                          Calhoun, Georgia
                          P.O. Box 68
                          Calhoun, Georgia 30703
                          Attn:  Chairman of the Board,
                                 President and Chief
                                 Executive Officer

  Copy to:                Charles E. Sloane
                          Muldoon, Murphy & Faucette
                          5101 Wisconsin Avenue N.W.
                          Washington, D.C. 20016


     X(H) This Plan represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

     X(I) Notwithstanding anything to the contrary herein, it is understood and agreed that at the date of execution of this Plan the parties have not had the opportunity to compile Schedule 1 hereto. No later than 30 days after the date of execution of this Plan each party shall have provided the other party with all documents and disclosures constituting Schedule 1. If in the reasonable and good faith judgment of the Company or AmSouth Schedule 1 discloses matters which indicate material adverse changes, occurrences or circumstances with respect to the other party, then within ten (10) days after delivery of the last Schedule 1 information, either of the parties by written notice to the other may terminate this Plan. Failure to terminate this Plan in accordance with the preceding sentence shall not affect the ability of AmSouth or the Company to terminate this Plan as provided in Article VIII. Prior to the Effective Date, each party will promptly amend Schedule 1 with respect to any matter which if existing, occurring or known at the date hereof would have been required to be set forth in such Schedule 1 or which is necessary to correct any information therein which has been rendered incorrect or incomplete.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.




                                    AMSOUTH BANCORPORATION


   ATTEST:
                                    By: /s/ John W. Woods
                                       --------------------------------
                                       Chairman of the Board and
                                       Chief Executive Officer
   /s/ Maria B. Campbell
   ----------------------
   Secretary


   (Corporate Seal)


                                    FIRST FEDERAL SAVINGS BANK
                                    CALHOUN, GEORGIA


ATTEST:
                                    By: /s/ Henry E. Holland, Jr.
                                       --------------------------------
                                       Chairman of the Board, President and
                                       Chief Executive Officer

/s/ Richard E. Huie
- ----------------------
 Sr. Vice President


(Corporate Seal)

                                    ANNEX 1


                                August 3, 1993



Mr. John W. Woods
Chairman of the Board and
Chief Executive Officer
AmSouth Bancorporation
1900 Fifth Avenue North
Birmingham, AL 35288

     RE:  First Federal Savings Bank, Calhoun, Georgia

Dear Mr. Woods:

     I am writing to confirm the following agreement between AmSouth and me regarding the pending merger between First Federal Savings Bank, Calhoun, Georgia and AmSouth Bancorporation. In consideration of AmSouth Bancorporation entering into the Agreement and Plan of Merger (the "Agreement") dated August 3rd, 1993 with First Federal, for a period of twelve months from the date of this letter I agree to vote all of the shares of First Federal that I own or have the power to vote, otherwise than in a fiduciary capacity for others, in favor of the merger of First Federal and AmSouth and in favor of the other transactions contemplated by the Agreement. Furthermore, for the same period of time with respect to shares I own or have the power to vote, otherwise than in a fiduciary capacity for others, I will vote against any business combination or other reorganization of any kind involving First Federal or its subsidiaries with any entity other than AmSouth. If the Agreement is terminated I will have no further obligations under this letter after the date of such termination. I further agree that if I sell any of the shares subject to this agreement, I will obtain from the purchaser thereof an agreement in favor of AmSouth in the same form as this agreement.

                                    Sincerely yours,

                                  APPENDIX A-1

                      PLAN OF MERGER AND MERGER AGREEMENT

                                     A-1-1

                      PLAN OF MERGER AND MERGER AGREEMENT
                      -----------------------------------

                  FIRST FEDERAL SAVINGS BANK, CALHOUN, GEORGIA
                                 WITH AND INTO
                            AMSOUTH BANK OF GEORGIA
                              UNDER THE CHARTER OF
                            AMSOUTH BANK OF GEORGIA
                               UNDER THE TITLE OF
                            AMSOUTH BANK OF GEORGIA
                                (RESULTING BANK)
                                 --------------


     This AGREEMENT made between AMSOUTH BANK OF GEORGIA (hereinafter referred to as "AmSouth-Georgia"), a banking corporation organized under the laws of the State of Georgia, with its main office at Summerville, County of Chattooga, in the State of Georgia, and First Federal Savings Bank (hereinafter referred to as "FFSB"), a federal savings bank organized under the laws of the United States of America with its main office located at 208 North Wall Street, Calhoun, Georgia 30701, County of Gordon, in the State of Georgia, each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provisions of Sections 7-1-530 through 7-1-537, Georgia Code Ann. (1989), witnesseth as follows:


                                   SECTION 1.
                                   ---------

     FFSB shall be merged into AmSouth-Georgia under the charter of AmSouth Bank of Georgia.


                                   SECTION 2.
                                   ---------

     The name of the Resulting Bank shall be "AmSouth Bank of Georgia."


                                   SECTION 3.
                                   ---------

     The business of the Resulting Bank shall be that of a state banking corporation. This business shall be conducted by the Resulting Bank at its main office which shall be located at 101 East Washington Street, Summerville, Georgia 30747, and at each existing and proposed branch office of AmSouth-Georgia and FFSB.

                               Page 1 of 7 Pages

                                 SECTION 4.
                                 ---------

        All assets of FFSB, as they exist at the effective time of the merger shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and the Resulting Bank shall be responsible for all the liabilities of every kind and description, of each of the banks existing as of the effective date of the merger.


                                   SECTION 5.
                                   ---------

        Of the capital stock of the Resulting Bank, the presently outstanding 2,000,000 shares of common stock of AmSouth-Georgia each of $1.00 par value, shall remain outstanding as 2,000,000 shares of common stock of the Resulting Bank, each of $1.00 par value, and the holders thereof shall retain their present rights therein. Each holder of common stock of FFSB issued at and outstanding prior to the effective date of the merger shall, by virtue of the merger, automatically and without any action on the part of the holder thereof become and be converted into the right to receive shares of AmSouth Bancorporation Common Stock, as provided in, and subject to all of the qualifications and conditions contained in Article 2 of the Agreement and Plan of Merger dated as of August 3, 1993 between FFSB and AmSouth Bancorporation, which Plan of Merger and Merger Agreement is incorporated herein by reference.


                                   SECTION 6.
                                   ---------

        The shares of AmSouth Bancorporation which are not accepted by dissenting shareholders of FFSB shall be retained as authorized but unissued shares of AmSouth Bancorporation.


                                   SECTION 7.
                                   ---------

        Each owner of shares of FFSB common stock who does not vote in favor of the approval of the merger and who complies with all other applicable requirements for perfecting dissenters rights shall be entitled to receive the value of such FFSB shares in cash, if and when the merger becomes effective. The value of such FFSB shares shall be determined in accordance with the provisions of the Code of Federal Regulations at 12 C.F.R. (S) 552.14.


                                   SECTION 8.
                                   ---------

        The following named persons shall serve as the Board of Directors and executive officers of the Resulting Bank until the next annual meeting of shareholders or until such time as their successors have been elected and have qualified.

                               Page 2 of 7 Pages

                         DIRECTORS:
                         ---------

               Name                      Address
     ------------------------  ---------------------------

     C. Stanley Bailey         P. O. Box 11007
                               Birmingham, AL  35288

     Jerry Johnson             P. O. Box 535
                               Summerville, GA  30747

     William R. McCamy         202 Robin Hood Trail
                               Lookout Mountain, GA  30750

     Z. Carter Patten, III     Route 1, Box 1636
                               Chattanooga Valley Road
                               Flintstone, GA  30725

     C. Dowd Ritter            P. O. Box 11007
                               Birmingham, AL  35288


                         EXECUTIVE OFFICERS
                         ------------------

            Name/Office                   Address
     -------------------------  ---------------------------

     William R. McCamy          202 Robin Hood Trail
     President                  Lookout Mountain, GA  30750

     Jerry Johnson              P. O. Box 535
     Vice Pres. & Secretary     Summerville, GA  30747

                                   SECTION 9.
                                   ---------

     This agreement shall automatically terminate upon the termination of the Agreement and Plan of Merger. Each constituent bank may authorize one or more officers to consent to any modification of this agreement prior to its execution without any further action by such bank's Board of Directors.

                               Page 3 of 7 Pages

                                 SECTION 10.
                                 ----------

        This agreement shall be ratified and confirmed by the affirmative vote of the shareholders of each of the banks owning not less than two-thirds (2/3) of its capital stock outstanding, at a meeting to be held on the call of the Directors or as otherwise provided by the bylaws, and the merger shall become effective at the time specified in a Certificate to be issued by the Secretary of State of the State of Georgia, pursuant to Section 7-1-536, Georgia Code Ann.
(1989) under the seal of his office, approving the merger.


                                  SECTION 11.
                                  ----------

        This agreement is also subject to the following terms and conditions:

        (a) The Georgia Department of Banking and Finance shall have approved this Agreement to Merge and shall have issued all other necessary authorizations and approvals for the merger, including its notice of approval to the Secretary of State in accordance with Section 7-1-534, Georgia Code Ann. (1989).

        (b) The appropriate federal regulatory agency shall have approved the merger and shall have issued all other necessary authorizations and approvals for the merger, and any statutory waiting period shall have expired.

                               Page 4 of 7 Pages

        WITNESS the signatures and seals of said constituent banks this 21st day of December, 1993, each hereunto set by its President or a Vice President and attested by its Cashier or Secretary pursuant to a resolution of its Board of Directors, acting by unanimous consent, and witness the signatures hereto of each of said Boards of Directors.


Attest:                            AMSOUTH BANK OF GEORGIA


/s/ JERRY JOHNSON                  By  /s/ WILLIAM R. McCAMY
- --------------------------------     -----------------------------------
     Secretary                         William R. McCamy, President

                                   DIRECTORS OF AMSOUTH BANK OF GEORGIA


                                   -------------------------------------
                                         C. Stanley Bailey

                                       /s/ JERRY JOHNSON
                                   -------------------------------------
                                         Jerry Johnson

                                       /s/ WILLIAM R. McCAMY
                                   -------------------------------------
                                         William R. McCamy

          (Seal of Bank)
                                   -------------------------------------
                                         Z. Carter Patten, III

                                       /s/ C. DOWD RITTER
                                   -------------------------------------
                                         C. Dowd Ritter

                               Page 5 of 7 Pages

Attest:                            FIRST FEDERAL SAVINGS BANK,
                                   CALHOUN, GEORGIA


/s/ HELEN H. JONES                 By /s/ HENRY E. HOLLAND
- ------------------------------       -----------------------------------
         Secretary                 Henry E. Holland, Chairman
                                   of the Board and President

                                   DIRECTORS OF FIRST FEDERAL SAVINGS BANK,
                                   CALHOUN, GEORGIA


                                   /s/ J. PHILIP BEAMER, JR.
          (Seal of Bank)           -------------------------------------
                                   J. Philip Beamer, Jr.

                                   /s/ W. C. BURDETTE
                                   -------------------------------------
                                   W. C. Burdette

                                   /s/ JOHN W. EARLY, II
                                   -------------------------------------
                                   John W. Early, II

                                   /s/ JOHN WAYNE HALL
                                   -------------------------------------
                                   John Wayne Hall

                                   /s/ HELEN H. JONES
                                   -------------------------------------
                                   Helen H. Jones

                                   /s/ THOMAS E. SHANAHAN
                                   -------------------------------------
                                   Thomas E. Shanahan

                                   /s/ WILLIAM R. THOMPSON
                                   -------------------------------------
                                   William R. Thompson

                                   /s/ HENRY E. HOLLAND
                                   -------------------------------------
                                   Henry E. Holland



                               Page 6 of 7 Pages

STATE OF GEORGIA)

COUNTY OF CHATTOOGA)

        I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that William R. McCamy, whose name as President of AMSOUTH BANK OF GEORGIA, a banking corporation, is signed to the foregoing Plan of Merger and Merger Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Plan of Merger and Merger Agreement, he, as such officer and with full authority, executed the same voluntarily for, and as the act of, said corporation.

          Given under my hand and official seal, this the 21st day of December, 1993.

                                                 /s/ JERRY JOHNSON
                                               -------------------------
                                               Notary Public

My Commission Expires:                                       [Seal]

- ---------------------

                                          Notary Public Chattooga Co. Georgia
STATE OF GEORGIA)                         My Commission Expires Nov. 12, 1994

COUNTY OF GORDON)

        I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Henry E. Holland, whose name as Chairman of the Board and President of FIRST FEDERAL SAVINGS BANK, CALHOUN, GEORGIA, a federal savings bank, is signed to the foregoing Plan of Merger and Merger Agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Plan of Merger and Merger Agreement, he, as such officer and with full authority, executed the same voluntarily for, and as the act of, said corporation.

          Given under my hand and official seal, this the 23rd day of December, 1993.

                                                 /s/ RICHARD E. HUIE
                                               -------------------------
                                               Notary Public

My Commission Expires:                                       [Seal]
       7-26-96
- ---------------------

                               Page 7 of 7 Pages

                                   APPENDIX B

                        OPINION OF HOVDE FINANCIAL, INC.

                                    February 15, 1994

Board of Directors
First Federal Savings Bank
208 North Wall Street
Calhoun, Georgia 30701-2222

Gentlemen:

      You have requested our opinion with respect to the fairness to the stockholders of First Federal Savings Bank ("FFSB"), from a financial point of view, of the consideration to be received by such shareholders as set forth in the Agreement and Plan of Merger, dated as of August 3, 1993, between AmSouth Bancorporation ("AmSouth") and FFSB, pursuant to which, among other things, FFSB will be merged with and into AmSouth Bank of Georgia, a wholly-owned subsidiary of AmSouth (the "Merger") and each outstanding share of common stock of FFSB ("FFSB Common Stock") will be converted, subject to certain adjustments, into the right to receive 0.9991 shares of common stock of AmSouth ("AmSouth Common Stock") such fraction, adjusted as provided in the Agreement, being hereinafter referred to as the "Conversion Number".

      In rendering the opinion herein, among other things: (a) reviewed the Agreement; (b) reviewed certain publicly available information concerning
FFSB, including FFSB's audited financial statements and annual report to stockholders for the three years ended September 30, 1993 as well as various regulatory reports filed with the Office of Thrift Supervision and Securities Exchange Commission ("SEC") during recent periods, including FFSB's 10-Q report for the three month periods ended December 31, 1992, March 31, 1993 and June 30, 1993 and December 31,1993; (c) reviewed certain publicly available and other information concerning AmSouth, including AmSouth's audited financial statements for the two years ended December 31, 1992 as well as various regulatory reports filed with the SEC during recent periods, including AmSouth's 10-Q report for the three month periods ended March 31, 1993, June
30, 1993 and September 30, 1993; (d) discussed with FFSB's management the recent operating performance and future prospects of FFSB; (e) reviewed the historical market prices and trading activity of FFSB Common Stock and AmSouth Common Stock; (f) compared the results of operation of FFSB and AmSouth with those of certain other companies with operations we deemed to be reasonably similar; (g) reviewed the markets for the common stocks of thrift and banking institutions, placing particular emphasis on those institutions located in the southeastern United States; (h) compared the consideration to be paid in the Merger with the nature and terms of certain other transactions that we deemed to be reasonably similar; and (i) considered such other matters and made such other financial analyses and investigations as we deemed appropriate.

       In connection with rendering this opinion we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. In addition, for purposes of rendering this opinion, we have not made an independent evaluation or appraisal of the assets of FFSB or AmSouth.

       Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of FFSB in the Merger, and specifically, the Conversion Number, is fair to such stockholders from a financial point of view.

                                      Very truly yours,

                                      /s/ Hovde Financial, Inc.

                                      HOVDE FINANCIAL, INC.

                                   APPENDIX C

                            FFSB FORM 10-KSB/A

- --------------------------------------------------------------------------------

                          OFFICE OF THRIFT SUPERVISION
                                WASHINGTON, D.C.
                        -------------------------------

                                FORM 10-KSB/A
                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

[X] Annual Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934 [Fee Required}

For the fiscal year ended September 30, 1993 OTS Docket Number:  5300

                  FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
             (Exact name of registrant as specified in its Charter)

         United States                                58-0595476
  (jurisdiction of organization)        (I.R.S. Employer Identification Number)

  208 North Wall Street, Calhoun, Georgia                30701
  (Address of Principal Executive Offices)             (Zip Code)

                                 (706) 629-2848
              (Registrant's Telephone number, including area code)

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                     Common Stock, par value $.01 per share
                                (Title of Class)


  Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X      No
    -----       -----

  Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

  State issuer's revenues for its most recent fiscal year $5,902,151

  The aggregate market value of the voting stock held by non-affiliates of the registrant, computed by reference to the bid price of $19.75 (obtained from over-the-counter market quotations from the transfer agent) of the registrant's stock as of December 1, 1993 is approximately $5,345,101.

  As of December 1, 1993 there were issued and outstanding 414,330 shares of the registrant's Common Stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

    Proxy Statements for Prospectus for the Annual Meeting of Shareholders (Part III)
    Transitional Small Business Disclosure Format (check one):  Yes         ;
                                                                    --------
 No    X
    -------

- --------------------------------------------------------------------------------

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA
                           FORM 10-KSB ANNUAL REPORT

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                     PART I

Item 1.     Description of Business.........................................   1
            Additional Item. Executive Officers of the Registrant...........  33
Item 2.     Description of Properties.......................................  33
Item 3.     Legal Proceedings...............................................  34
Item 4.     Submission of Matters to a Vote of Security Holders.............  34


                                    PART II


Item 5.     Market for Common Equity and Related Stockholder Matters........  34
Item 6.     Management's Discussion and Analysis or Plan of Operation.......  35
Item 7.     Financial Statements............................................  46
Item 8.     Changes in and Disagreements with Accountants on
            Accounting and Financial Disclosure.............................  79


                                    PART III


Item 9.     Directors and Executive Officers, Promoters and Control Persons:
            Compliance with Section 16(a) of the Exchange Act...............  79
Item 10.    Executive Compensation..........................................  79
Item 11.    Security Ownership of Certain Beneficial Owners and
            Management......................................................  79
Item 12.    Certain Relationships and Related Transactions..................  79


                                    PART IV


Item 13.  Exhibits and Reports on Form 8-K..................................  80


                                     PART I

   ITEM 1.  DESCRIPTION OF BUSINESS
   --------------------------------

   GENERAL

     First Federal Savings Bank, Calhoun, Georgia ("First Federal" or "Bank") was chartered in 1949 as a federally chartered mutual savings and loan association operating as First Federal Savings and Loan Association of Calhoun. The name was changed to First Federal Savings Bank on May 16, 1990. First Federal converted from a mutual to stock form of organization on June 27, 1991. First Federal's business is conducted through its office in Calhoun, Georgia which is approximately 48 miles southeast of Chattanooga, Tennessee and 70 miles northwest of Atlanta, GA. First Federal's deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1993, First Federal had total assets of approximately $72 million, deposits of $60 million and stockholder's equity of $11 million.

     The business of First Federal has been that of a financial intermediary consisting primarily of attracting deposits from the general public and using such deposits to originate mortgage loans secured by one- to four-family residences and, to a lesser extent, consumer, commercial real estate and residential construction loans. First Federal's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loans and investment portfolio and its cost of funds, which consists of interest paid on deposits. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. To a lesser extent, First Federal's profitability is also affected by the level of other income and expenses. Other income consists principally of loan and servicing fees, service charges on deposit accounts and has in the past included gains on sales of loans and investments. Other expenses consist of compensation and benefits, occupancy related expenses, deposit insurance premiums and other operating expenses.

     The operations of First Federal are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the OTS and the FDIC. The adoption of Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") imposed substantial new requirements and restrictions on the operations of First Federal. See "Regulation and Supervision."

     First Federal has entered into an Agreement and Plan of Merger dated as of the 3rd day of August, 1993 with AmSouth Bancorporation (the "Agreement"). Pursuant to the Agreement, First Federal would merge with and into a wholly-owned subsidiary of AmSouth (the "Merger"), and each share of common stock will be converted into the right to receive 0.9991 of a share of AmSouth common stock subject to adjustment in certain circumstances with cash being paid in lieu of fractional shares. All outstanding options will be exchanged for shares of AmSouth pursuant to a formula set forth in the Agreement. The transaction is subject to shareholder and regulatory approval and satisfaction of the terms and conditions of the Agreement.

   COMPETITION

     First Federal faces significant competition both in making mortgage and consumer loans and in attracting deposits. First Federal's competition for loans comes principally from commercial banks, savings institutions, mortgage banking companies (many of which are subsidiaries of major commercial banks), federal credit unions, insurance companies and other institutional lenders. Its most direct competition for deposits has historically come from commercial banks, savings institutions, credit unions and other financial institutions. First Federal faces additional competition for deposits from short-term money market funds and other corporate and government securities funds. In light of the elimination of federal interest rate controls on deposits, First Federal may face increasing competition among financial institutions for deposits. Competition may increase as a result of the continuing reduction in the effective restrictions on the interstate operations of financial institutions. Some of First Federal's competitors, whether traditional financial institutions or otherwise, have greater financial and marketing resources than those of First Federal.

     First Federal competes for loans principally through the interest rates and loan fees it charges and the efficiency and quality of services it provides to borrowers. First Federal competes for deposits through pricing and the offering of a variety of deposit accounts. First Federal primarily competes for loans and deposits with three (3) commercial banks, two (2) federal credit unions and one (1) mortgage banking company. First Federal ranks third in deposits and is considered a leader in residential mortgage finance although the mortgage company is very competitive.

   EMPLOYEES

     As of September 30, 1993, First Federal had 21 full-time employees. The employees are not represented by a collective bargaining unit, and First Federal considers its relationship with its employees to be good.

   MARKET AREA

     First Federal's primary market area extends throughout Gordon County, the county in which its office in Calhoun is located.

     According to the 1990 U.S. Census, Calhoun's population is approximately 7,000, while Gordon County's population is approximately 35,000. Major employers in Gordon County include fourteen companies listed in the Fortune 500, the school system, and the local government. The economy of Gordon County is somewhat dependent on the carpet and textile industries. Any significant downturn in these industries could have an adverse impact on the Bank's earnings and financial condition.

   LENDING ACTIVITIES

     First Federal principally originates and underwrites Adjustable Rate Mortgage ("ARM") loans secured by one- to four-family residences. First Federal also originates and underwrites consumer, commercial real estate, and residential construction loans, all primarily for retention in its portfolio. To a lesser extent, First Federal originates long-term, fixed-rate one- to four-family residential mortgages. Although federal regulations allow First Federal to originate or purchase loans or loan participations nationwide, First Federal originates loans primarily in Gordon County, Georgia and purchases loan participations primarily in the State of Georgia.

     Set forth below is selected data relating to the composition of First Federal's loan portfolio by type of loan on the dates indicated.

                                                           At September 30,
                                -------------------------------------------------------------------------
                                         1993                     1992                      1991
                                ----------------------    ----------------------    ---------------------
                                           Percentage                Percentage                Percentage
                                Amount     of  Total     Amount      of Total      Amount      of Total
                                ------     ----------    ------      ----------    ------      ----------
                                                         (Dollars in Thousands)

Mortgage Loans:
  One- to four-family........   $33,277         65.91%    $33,079         65.07%    $34,389         67.66%
  Multi-family...............     2,302          4.56       2,562          5.04       1,917          3.77
  Residential construction...       787          1.56         530          1.04         340           .67
  Commercial real estate.....     3,805          7.54       3,509          6.90       4,164          8.19

      Total mortgage loans...    40,171         79.57      39,680         78.05      40,810         80.29

  Commercial loans...........       105           .21         690          1.36          --            --

Consumer loans:
  Passbook or Certificate....       283           .56         359           .71         449           .88
  Home improvement...........       153           .30         129           .25         135           .27
  Education..................       257           .51         234           .46         191           .37
  Automobile.................     2,695          5.34       2,225          4.38       2,211          4.35
  Other......................     8,787         17.40       8,606         16.93       7,927         15.60

      Total consumer loans...    12,175         24.11      11,553         22.73      10,913         21.47

      Total loans, gross.....    52,451        103.89      51,923        102.14      51,723        101.76

Less:
  Allowance for loan losses..       440           .87         346           .68         234           .46
  Loans in process...........     1,209          2.39         357           .70         153           .30
  Deferred loan fees.........       264           .52         213           .42         164           .32
  Unearned interest..........        52           .10         173           .34         343           .68

                                  1,965          3.89       1,089          2.14         894          1.76

      Total loans, net.......   $50,486        100.00%    $50,834        100.00%    $50,829        100.00%

     Residential Mortgage Lending. First Federal primarily offers first mortgage loans secured by one- to four-family residences. At September 30, 1993, First Federal had $32.4 million of one- to four-family mortgage loans which comprised 63.8% of the total loan portfolio. Since 1982, First Federal has emphasized the origination of ARM loans for its portfolio. At September 30, 1993, ARM loans outstanding were $30 million, or 77.4% of the mortgage loan portfolio and fixed rate loans outstanding were $8.8 million or 22.6% of the mortgage loan portfolio. First Federal also originates fixed-rate residential mortgage loans for its loan portfolio but only pursuant to limitations set by the Board of Directors. Other fixed-rate residential mortgage loans are originated and sold in the secondary market and are underwritten by the purchaser.

     Loan originations are obtained from existing customers, walk-in customers, builders, real estate agents and as a result of marketing efforts. The lending process begins with the receipt of a completed loan application from a prospective borrower. For a loan secured by one- to four-family residential real estate, lending officers are responsible for obtaining a credit report, verifying income and certain other information and such additional financial information as is necessary. An appraisal of the real estate intended to secure the loan is required to be prepared by a qualified appraiser acceptable to First Federal and drawn from First Federal's approved list of appraisers. Borrowers must also obtain hazard insurance prior to closing.

     First Federal generally makes one- to four-family residential mortgage loans in amounts up to 80% of the appraised value of the secured property for conforming loans. First Federal will originate loans with loan-to-value ratios in excess of 80% provided that private mortgage insurance on the amount in excess of 80% is obtained. Mortgage loans in First Federal's portfolio generally include due-on-sale clauses, which provide First Federal with the contractual right to declare the loan immediately due and payable in the event that the borrower transfers ownership of the property that is subject to the mortgage. On ARMs, First Federal generally does not enforce due-on-sale provisions, but these loans are transferred and assumed only upon First Federal's approval. On fixed-rate loans, First Federal generally does enforce due-on-sale clauses. Residential mortgage loans originated by First Federal vary in terms to maturity of five to 30 years.

     Under current policy, first mortgage loans up to $100,000 are approved by a loan committee consisting of three officers. Loans over $100,000 and up to and including $300,000 are approved by a loan committee consisting of three members of the Board of Directors. Loans in excess of $300,000 require the approval of the entire Board of Directors.

     Since 1982, First Federal has originated one-year and three-year ARM loans for its portfolio based upon a spread of 2.50% and 2.50%, respectively, above the one-year and three-year U.S. Treasury obligations, adjusted to a constant maturity, respectively. First Federal's ARM loans are subject to limitations on interest rate increases of 2% and 3% (based on the one-year and three-year ARMs, respectively) per adjustment period and up to an aggregate of 6% over the life of the loan. These limits, based on the initial rate, may reduce the interest rate sensitivity of such loans during periods of changing interest rates. First Federal offers a one-year discount ARM that requires a higher margin over the index.

     The volume and types of ARMs originated by First Federal have been affected by such market factors as interest rates on various types of loans, competition, consumer preferences and the availability of funds. Although First Federal will continue to offer ARMs, there can be no assurance that, in the future, First Federal can originate a sufficient volume of adjustable rate loans to increase or maintain the proportion that these loans bear to total loans.

     The retention of ARMs, as opposed to fixed-rate residential loans, in First Federal's loan portfolio helps reduce First Federal's exposure to increases in prevailing market interest rates. However, there are unquantifiable credit risks resulting from potential increased costs to the borrower as a result of ARM repricing. It is possible, therefore, that during periods of rising interest rates, the risk of default on ARMs may increase due to the upward adjustment of interest cost to the borrower. In an effort to minimize this risk of default, First Federal qualifies borrowers on a fully indexed rate plus two percent.

     The types of loans that First Federal may originate are regulated by federal law and regulations. Interest rates charged by First Federal on loans are affected principally by the demand for such loans and the supply of money available for lending purposes. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board (the "FRB"), legislative tax policies and governmental budgetary matters.

     Residential Construction Lending. First Federal makes a limited amount of construction loans consisting primarily of loans to individuals for construction of residential properties. At September 30, 1993, First Federal had $437,000 of residential construction loans which comprised 1% of the total loan portfolio. These loans typically are for a six month term and generally convert to permanent financing, although borrowers are not required to obtain such financing. Funds are not disbursed prior to inspection of the collateral. First Federal does not market its construction lending, but will make residential construction loans to accommodate its customers when it is prudent to do so.

     Commercial Real Estate Loans. At September 30, 1993, First Federal had $3.8 million of commercial real estate loans which comprised 7.5% of the total loan portfolio. Additionally, the Bank had $2.3 million of multi-family mortgage loans with five (5) or more dwelling units which comprised 4.5% of the total loan portfolio. Commercial and multi-family real estate loans originated and purchased by First Federal are typically made in amounts up to $600,000. First Federal's commercial real estate loans are generally originated in amounts between 70% and 80% of the appraised value of the property, with the principal amortized over a period of up to 30 years. When an application for a commercial real estate loan is received, its processing is governed by the size of the loan request. All loans require approval of a Loan Committee. All loans which exceed $300,000 must be approved by the entire Board of Directors. Evaluations of commercial loans include an analysis of the borrower's equity investment in the property and long-range plans for the mortgaged premises. First Federal also generally requires a personal guarantee and evaluates whether the cash flow from the project is adequate to service the debt. First Federal requires an independent appraisal from a certified appraiser acceptable to First Federal on all commercial real estate loans in excess of $300,000. The appraiser and the appraisal must be approved by First Federal.

     First Federal prices its commercial real estate loans based on the prevailing prime interest rate as published in The Wall Street Journal or
                                                  -----------------------
   U.S. Treasury Securities index, plus a margin. Most of First Federal's commercial real estate loans are amortized over periods up to 20 years.

     First Federal has, in the past purchased and may, in the future, purchase loan participations secured by commercial properties from Empire Financial Services, Inc. ("Empire Financial"), a commercial loan origination company headquartered in Milledgeville, Georgia, in which First Federal previously had an equity interest. These loan participations are secured by retail stores, nursing homes, multi-family housing, motels and a golf course. First Federal sold its equity interest in Empire Financial, Inc. in 1990. Most of First Federal's commercial real estate loan participations are amortized over periods up to 20 years and have 10-year call provisions. For a discussion of the loans in which First Federal has participations, see "Purchase of Loans."

     Loans secured by commercial real estate are generally larger with shorter maturity schedules and higher interest rates than residential mortgage loans and involve a greater degree of risk than residential mortgage loans.
   Because payments on loans secured by commercial property depend to a large degree on results of operations and management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the local real estate market or the local economy.

     Home Equity and Consumer Loans. First Federal offers open-end home equity loans with interest rates tied to the prime rate. These loans are underwritten with strict credit guidelines to assure that the recipient of the loan is capable of managing this open-end source of funds. Inspections or appraisals are made on each property offered as security for the requested loan. At September 30, 1993, First Federal had $11.9 million of consumer loans which comprised 23.5% of the total loan portfolio.

     First Federal makes secured and unsecured consumer loans for a wide variety of purposes, including automobile loans, boat loans and personal loans.
   These types of loans have been emphasized by management as part of First Federal's strategy. At September 30, 1993 approximately 2.4% of the outstanding dollar amount of First Federal's consumer loans were secured by deposits of First Federal's customers. The majority of the consumer loans are made to existing customers of First Federal. Generally, consumer loans have two- to five-year terms and are made at fixed rates. First Federal generally limits the loan-to-value ratio on its secured consumer loans to 80%. First Federal does not carry any dealer paper nor does First Federal have any discounting relationship with any retailer of automobiles, furniture or recreational vehicles. All consumer loan applications are generated directly by First Federal. Consumer loans pose additional risks of collectibility as compared with residential mortgage loans.

     When application for a consumer loan is received, its processing is governed by the size of the loan request. Loans under $25,000 can be approved by certain First Federal officers. All loans in excess of $25,000 must be approved by a committee of three persons, typically two officers and a director.

     Purchase of Loans. At September 30, 1993, First Federal's participations in real estate loans totalled approximately $4.7 million, which represents 9.2% of First Federal's total loan portfolio. Most of the participations were acquired through Empire Financial. First Federal has in the past purchased and may in the future purchase loan participations from Empire Financial, which is a service corporation subsidiary of two other Georgia savings institutions. Until August 1990, First Federal had a 33.3% equity interest in Empire Financial. All loans originated by Empire Financial provide that there is no recourse to Empire Financial. These loan participations are secured by retail stores, nursing homes, multi-family housing, motels and a golf course. Most of First Federal commercial real estate loan participations are amortized over periods up to 20 years and have 10-year call provisions.

     Loan Servicing. First Federal receives fees for servicing activities, which include collecting and remitting loan payments, inspecting properties and making certain insurance and tax payments on behalf of the borrowers. First Federal currently does not retain the servicing on loans it sells.

     At September 30, 1993, First Federal was servicing approximately $2.1 million of loans for others. Income from loans serviced by First Federal for others has not been material.

     Maturity of Loans. The following table sets forth the maturity of First Federal's loan portfolio at September 30, 1993, based upon contractual maturity dates. The table does not reflect the effects of possible prepayments.


                                   Due During       Due After      Due After    Due After     Due After     Due After
                                   Year Ended        One Thru     Three Thru    Five Thru      Ten Thru       Twenty
                                 Sept. 30, 1994    Three Years    Five Years    Ten Years    Twenty Years     Years     Total
                                 --------------    -----------    ----------    ---------    ------------     -----     -----
                                                                    (Dollars in Thousands)

Single and multi-family
  mortgage loans,
  commercial real estate
  loans and real estate
  construction loans...........    $12,135          $13,663        $1,179        $3,113        $6,763        $1,458    $38,311

Consumer loans and
  commercial loans.............      5,281            2,641         2,403         1,579           268             3     12,175

Total gross loans receivable...     17,416           16,304         3,582         4,692         7,031         1,461     50,486


     The following table sets forth the dollar amount of all loans due after one year from September 30, 1993 with fixed interest rates and those with floating or adjustable interest rates.

                                                  Year Ended September 30, 1993
                                            -----------------------------------------
                                                             Floating or
                                                             Adjustable
                                            Fixed Rates         Rates          Total
                                            -----------      ----------        -----
                                                       (Dollars in Thousands)

Single and multi-family mortgage loans,
  commercial real estate loans and real
  estate construction loans.............    $ 7,712           $18,464         $26,176

Consumer loans and commercial loans.....      3,862             3,032           6,894

Total gross loans receivable............     11,574            21,496          33,070


     Origination, Purchase and Sale of Loans. The following table sets forth First Federal's loan originations, purchases and sales for the periods indicated:

                                    Years Ended September 30,
                                  -----------------------------
                                  1993        1992         1991
                                  ----        ----         ----
                                     (Dollars in Thousands)
LOANS ORIGINATED:

Mortgage loans:

    One- to four-family......   $ 9,085     $10,051      $ 5,024

    Multi-family.............        --          --           --

    Commercial real estate...     1,046         150          382

Other loans originated.......     7,700       9,844        8,413

Total loans originated.......    17,831     $20,045      $13,819

Loans purchased..............        --     $ 1,509      $   290

Loans sold...................     2,467     $ 2,300      $   640


   FEE INCOME

     In addition to interest earned on loans, First Federal receives loan fees for originating loans. Loan origination fees are a percentage of the principal amount of the mortgage loan and are charged to the borrower by First Federal for origination of the loan. Such fees are normally deducted form the proceeds of the loan.

     First Federal accounts for loan origination fee income and costs by Statement of Financial Accounting Standards No. 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases." This standard requires First Federal to defer and amortize loan origination fees and certain direct origination costs, over the lives of the underlying loans.

     Loan origination income is a fluctuating source of income, depending upon the volume and type of loans made and purchased and competitive conditions in mortgage markets. In periods of high interest rates, the volume of loan originations, and thus origination income, declines.

   LOAN DELINQUENCIES AND NON-PERFORMING ASSETS

     Delinquent Loans. Fifteen days after a borrower fails to make a required payment, First Federal will send a late notice and a loan officer will contact the borrower in order to determine the reason for the delinquency and to effect a cure. In most cases, delinquencies are remedied promptly; however, if a loan has been delinquent for more than 60 days, First

   Federal sends the borrower notice of default. First Federal then reviews the status of such loan more closely and, if appropriate, appraises the condition of the property and reviews the financial circumstances of the borrower. Based upon the results of any such investigation, First Federal may: (1) counsel the borrower to develop a repayment program for the collection of past due amounts; (2) seek evidence, in the form of existing contract, of efforts by the borrower to sell the property if the borrower has stated that he is attempting to sell; or (3) request a deed in lieu of foreclosure. If the loan payment has not been received after 90 days, foreclosure proceedings are initiated. This process may be accelerated for consumer borrowers or other borrowers if First Federal feels that acceleration may be warranted based on underlying circumstances. All property acquired as the result of foreclosure or by deed in lieu of foreclosure is classified as "real estate owned" until such time as it is acquired or otherwise disposed of by First Federal. At September 30, 1993, First Federal did not own any real estate as a result of foreclosures.

     Non-Performing Assets. The following table presents information pertaining to First Federal's non-performing assets and real estate owned at the dates indicated:

                                                                  At September 30,
                                                          ----------------------------------
                                                            1993         1992         1991
                                                            ----         ----         ----
                                                               (Dollars in Thousands)

NON-PERFORMING ASSETS:

  Non-accruing loans.................................        $140         $181         $ 87
  Accruing loans (90 days or more delinquent)........          17           --           --
  Troubled debt restructuring........................          68           69           --
                                                           ------       ------       ------
    Total non-performing loans.......................        $225         $250          $87

  Real estate owned..................................          --           --           --
                                                           ------       ------       ------
    Total non-performing assets......................        $225         $250          $87

Non-performing assets to total assets................         .31%         .37%         .14%

Allowance for loan losses to non-performing assets...      195.11%      138.40%      268.97%


     At September 30, 1993, the nonperforming assets were composed primarily of single family residential mortgage loans. First Federal does not have any nonperforming commercial loans.

     The amount of interest income that was not recognized and that would have been recognized on nonaccrual loans if they had been accruing interest at the original contractual rate total $4,227, $4,067 and $12,294 for the years ended September 30, 1993, 1992, and 1991, respectively.

     Asset Quality and Allowance for Loan Losses. In originating loans, First Federal recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and the quality of the security for the loan.

     First Federal's primary lending emphasis has been, and continues to be permanent, residential real estate loans. First Federal has experienced negligible losses in this type of lending. See "-- Lending Activities -- Residential Mortgage Lending."

     At least quarterly, the adequacy of the general and specific valuation allowances are reviewed by management. A general valuation allowance is provided to properly reflect the collectibility of the loan portfolio as a whole. The general allowance is based on such factors as First Federal's historical loan loss experience, trends in loan portfolio volume and composition, an evaluation of economic conditions and regular weekly reviews of loan delinquencies. The specific valuation allowance includes 100% of the amount of First Federal's assets, including loans, classified as loss or for the assets to be charged off First Federal's books. All delinquent assets are reviewed by the board of Directors at their regular monthly meeting.

     Future adjustments to the allowance for loan losses will be necessary if economic conditions differ substantially from the assumptions as to economic conditions used in making the initial determinations.

     The following table sets forth an analysis of First Federal's allowance for loan losses at the periods indicated:

                                                     At and for the years ended September 30,
                                                     ----------------------------------------
                                                     1993              1992              1991
                                                     ----              ----              ----
                                                               (Dollars in Thousands)

Balance at beginning of year....................      $346             $234              $116

Provision charged to income.....................       125              127               132

Loan charge-offs................................       (34)             (21)              (19)

Loan recoveries.................................         3                6                 5

Net charge-offs.................................       (31)             (15)              (14)

Balance at end of year..........................      $440             $346              $234

Ratio of net charge-offs during the period to
 average loans outstanding during the period ...       .87              .68               .47


     During fiscal 1993, First Federal's loan charge-offs were composed primarily of consumer loans and the loan recoveries also were composed primarily of consumer loans.

     The allowance for loan loss is allocated as follows:

                                                     At September 30,
                                  -------------------------------------------------------
                                        1993               1992               1991
                                  -----------------  -----------------  -----------------
                                           % Loans            % Loans            % Loans
                                          to Gross           to Gross           to Gross
                                  Amount    Loans    Amount    Loans    Amount    Loans
                                  ------    -----    ------    -----    ------    -----
                                                  (Dollars in Thousands)

One- to four-family loans........   $275     65.91%    $203     64.75%    $118     67.16%
Multi-family loans...............     --      4.56       --      4.93       --      3.70
Commercial real estate loans.....     --      7.54       --      6.75       --      8.05
Consumer and commercial loans....    165     24.32      143     23.57      116     21.09
                                    ----     -----     ----     -----     ----     -----
  Total..........................   $440    100.00%    $346    100.00%    $234    100.00%


   INVESTMENT ACTIVITIES

     Federal savings institutions such as First Federal have the authority to invest in various types of liquid assets, including United States Treasury obligations, securities of various federal agencies, certain certificates of deposit of insured banks and savings institutions, certain banker's acceptances, obligations of state and political subdivisions and federal funds. Subject to various restrictions, such savings institutions may also invest their assets in commercial paper, corporate debt securities and mutual funds whose assets conform to the investments that a federal savings institution is otherwise authorized to make directly. First Federal has not engaged in any hedging or futures activities. First Federal does not have nor does it intend to invest in below investment grade instruments.

     The Board of Directors sets the investment policy of First Federal. This policy dictates that investments will be made based on the safety of the principal, the liquidity requirements of First Federal and the return on the investment and capital appreciation. No investment or mortgage-backed securities were reported as held for sale as of September 30, 1993, 1992 or 1991 because management had the intent and ability to hold the securities until their maturity. All investments are reviewed monthly by First Federal's Board of Directors.

     The cost and market values of investment securities at September 30 are summarized as follows:

                                        1993                  1992                1991
                                 -------------------  -------------------  --------------------

                                           Estimated            Estimated            Estimated
                                 Carrying    Market   Carrying    Market   Carrying    Market
                                  Value      Value     Value      Value     Value      Value
                                  -----      -----     -----      -----     -----      -----
                                                    (Dollars in Thousands)

BONDS, NOTES, AND DEBENTURES
  AT AMORTIZED COST:

Domestic, Corporate..............  $  255     $  265    $  255     $  256    $  401     $  401
    U.S. Government and
        Federal Agencies.........   6,532      6,806     6,841      7,214     4,755      4,833

    State and political
        subdivisions.............     470        470        --         --        --         --

Total............................  $7,257     $7,541    $7,096     $7,470    $5,156     $5,234

EQUITY SECURITIES:
    Stock in Federal Home Loan
      Bank, at cost..............     434        434       409        409       370        370

          Total..................  $7,691     $7,975    $7,505     $7,879    $5,526     $5,604


     The amortized cost and estimated market values of investments in debt securities and mortgage backed securities are as follows at September 30, 1993:

                                                      Gross        Gross     Estimated
                                       Amortized   Unrealized   Unrealized    Market
                                          Cost       Gains        Losses      Value
                                          ----       -----        ------      -----
                                                   (Dollars in Thousands)
U.S. Treasury securities and
 obligations of U.S. government
 corporations and agencies..........    $ 6,532       274           --        $ 6,806
State and political subdivisions....        470        --           --            470
Corporate securities................        255        10           --            265
                                        -------       ---           --        -------
  Total.............................    $ 7,257       284           --        $ 7,541
                                        =======       ===           ==        =======

Mortgage-backed securities..........    $ 4,055       147           --        $ 4,202
                                        =======       ===           ==        =======

     The amortized cost and estimated market value of debt securities at September 30, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                           Estimated
                                              Amortized      Market
                                                Cost         Value
                                                ----         -----
                                              (Dollars in Thousands)

Due in one year or less.....................   $ 1,365      $ 1,394
Due after one year through five years.......     5,393        5,591
Due after five years through ten years......       499          556
Due after ten years.........................        --           --
                                                ------       ------
  Total.....................................   $ 7,257      $ 7,541
                                                ======       ======

Mortgage-backed securities..................   $ 4,055      $ 4,202
                                                ======       ======

     Proceeds from sales of investments in debt securities during fiscal year 1993 were $4,077,560. There were gains realized on those sales of $1,250.

     The carrying values of mortgage-backed and related securities are summarized as follows:

                                           At September 30, 1993
                       ---------------------------------------------------------------
                       Principal  Unamortized  Unamortized  Carrying  Estimated Market
                        Balance    Premiums     Discounts    Value          Value
                        -------    --------     ---------    -----          -----
                                           (Dollars in Thousands)

FNMA Certificates.....   $1,728         $--           $ 9   $1,719         $1,772
GNMA Certificates.....      752           4            --      756            791
FHLMC Certificates....    1,572          10             2    1,580          1,639
                         ------         ---           ---   ------         ------
  Total...............   $4,052         $14           $11   $4,055         $4,202
                         ======         ===           ===   ======         ======

                                           At September 30, 1992
                       ----------------------------------------------------------------
                       Principal  Unamortized  Unamortized   Carrying  Estimated Market
                        Balance    Premiums     Discounts     Value         Value
                        -------    --------     ---------     -----         -----
                                            (Dollars in Thousands)

FNMA Certificates......  $2,543         $--          $(12)   $2,531        $2,780
                                        ---
GNMA Certificates......     890           6            --       896           951
FHLMC Certificates.....   2,145          18            (2)    2,161         2,309
                         ------         ---          ----    ------        ------
  Total................  $5,578         $24          $(14)   $5,588        $6,040
                         ======         ===          ====    ======        ======


     Estimated market values were indeterminable for the mortgage-backed securities held by the Savings Bank at September 30, 1991.

   SOURCE OF FUNDS

     First Federal's lending and investment activities are predominantly funded by savings deposits, interest and principal payments on loans and other investments, loan origination fees and loan prepayments.

     Deposits. First Federal offers a variety of deposit accounts having a wide range of interest rates and terms. First Federal's deposit accounts consist of passbook accounts, NOW (checking) accounts (both interest-bearing and non-interest bearing), money market deposit accounts and certificates of deposit. First Federal only solicits deposits from its market area and does not use brokers to obtain deposits. First Federal relies primarily on competitive pricing policies, advertising and customer service to attract and retain these deposits.

     As a result of the removal of interest rate ceilings on savings instruments, deposit customers have been offered interest rate sensitive and short-term demand and certificate accounts in addition to the traditionally stable and low-cost passbook accounts. Although this has permitted First Federal to offer competitive rates and terms, the deregulation of deposit accounts has resulted in deposits being a potentially more volatile source of funds.

     The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates and competition. In recent years, First Federal has managed its pricing of deposits in keeping with its asset/liability objectives.

     Management believes that deposit accounts provide the greatest opportunity for attracting new customers and cross-selling new products and services to existing customers. NOW, money market deposit, and passbook accounts are also a source of fee income for the First Federal.

     The following table sets forth the deposit accounts by dollar amount and as percentages of total deposits offered by First Federal at the dates indicated:

                                                At September 30,
                          ---------------------------------------------------------------
                                 1993                   1992                  1991
                          -------------------   -------------------   -------------------
                          Amount   Percentage   Amount   Percentage   Amount   Percentage
                          ------   ----------   ------   ----------   ------   ----------
                                              (Dollars in Thousands)

Non-interest bearing...   $ 2,394        4.00%  $ 2,011        3.56%  $ 1,387        2.48%
Passbook accounts......    15,159       25.37    12,912       22.87     7,168       12.86
NOW accounts...........     4,255        7.12     3,093        5.47     2,750        4.93
Money market...........     4,348        7.28     4,295        7.60     4,111        7.37
Certificates...........    26,741       44.75    27,418       48.59    34,052       61.13
IRAs...................     6,858       11.48     6,726       11.91     6,261       11.23

  Total................   $59,755      100.00%  $56,455      100.00%  $55,729      100.00%


     The following table sets forth the deposit flows of First Federal during the periods indicated:

                                         Years Ended September 30,
                                      ------------------------------
                                         1993      1992      1991
                                         ----      ----      ----
                                          (Dollars in Thousands)

Beginning balance.....................  $56,455  $55,729   $57,070
Net Deposits (Withdrawals)............    2,008   (1,256)   (3,734)
Interest Credited.....................    1,292    1,982     2,393
Net Increase (Decrease) in Deposits...    3,300      726    (1,341)
                                         ------   ------    ------

Ending Balance........................  $59,755  $56,455   $55,729


     The following table sets forth the time deposits in First Federal classified by rates as of the dates indicated:

                              At September 30,
                  --------------------------------------
                     1993          1992           1991
                     ----          ----           ----
     Rate               (Dollars in Thousands)
     ----

1.00 - 3.50%.....   $ 7,598      $   346         $    --

3.51 - 5.00%.....    16,001       18,893              --

5.01 - 6.50%.....     9,882        1,354          10,081

6.51 - 8.00%.....        25       13,487          28,979

8.01 - 9.50%.....        13           12           1,153
                     ------       ------          ------
                    $33,519      $34,092         $40,213


     The following schedule sets forth the amount of maturities of time deposits at September 30, 1993 (Dollars in Thousands):


              1 Year or Less     $22,244
              1 - 3 Years          7,608
              3 - 5 Years          3,667
              After 5 Years           --

                Total            $33,519


     The aggregate amount of short-term (maturities of one year or less) jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $3,253 at September 30, 1993.

     Borrowings. Savings deposits are the primary source of funds for First Federal's lending and investment activities and for its general business purposes. If the need arises, First Federal may supplement its funds with advances from the FHLB-Atlanta to meet deposit withdrawal requirements. During the past three fiscal years, First Federal had no outstanding advances from the FHLB-Atlanta. In June, 1991, First Federal's Employee Stock Ownership Plan ("ESOP") borrowed $350,000 to fund the purchase of 35,000 shares of First Federal common stock issued at the time of conversion. First Federal's annual contribution to the ESOP is anticipated to be in an amount at least equal to the principal and interest requirements of the debt, based upon five equal annual installments of principal with interest at prime plus 1/2%. As of September 30, 1993, the balance due on the loan was $149,223.

     The FHLB functions as a central reserve bank, providing credit for savings institutions and certain other member financial institutions. As a member, First Federal is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States Government), provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. The FHLB of Atlanta prescribes the acceptable uses for the advances made pursuant to each program. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB's assessment of the institution's creditworthiness. The FHLB of Atlanta is required to review it credit limitations and standards at least once every six months.

                           REGULATION AND SUPERVISION

   GENERAL

     The Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as the deposit insurer. The Bank is a member of the FHLB System and its deposit accounts are insured up to applicable limits by the Savings Bank Insurance Fund ("SAIF") managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the OTS and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on the Bank and its operations. Certain of the regulatory requirements applicable to the Bank are referred to below and elsewhere herein.

   FEDERAL SAVINGS INSTITUTION REGULATION

     Business Activities. The activities of savings institutions are governed by the Home Owner's Loan Act, as amended (the "HOLA") and, in certain respects, the Federal Deposit Insurance Act ("FDI Act"). The HOLA and the FDI Act were amended by the Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance
   Corporation Improvement Act of 1991 ("FDICIA").   FIRREA was enacted for the
   purpose of resolving problem savings institutions, establishing a new thrift insurance fund, reorganizing the regulatory structure applicable to savings institutions, and imposing bank-like standards on savings institutions. FDICIA, among other things, requires that federal banking regulators intervene promptly when a depository institution experiences financial difficulties, mandates the establishment of a risk-based deposit insurance assessment system and requires imposition of numerous additional safety and soundness operational standards and restrictions. Each of FIRREA and FDICIA contains provisions affecting numerous aspects of the operations and regulations of federally-insured savings and loan institutions and empowers the OTS and the FDIC, among other agencies, to promulgate regulations implementing its provisions. The description of statutory provisions and regulations applicable to savings and loan institutions set forth in this document do not purport to be complete descriptions of such statutes and regulations and their effects on the Bank. Moreover, because some of the provisions of FDICIA are still in the process of being implemented through the adoption of regulations by the various federal banking agencies, the Bank cannot yet fully assess the impact of these provisions on its operations.

     The federal banking statutes as amended by the FIRREA and FDICIA, among other things, (1) restrict the use of brokered deposits by savings institutions that are troubled or not well-capitalized, (2) prohibit the acquisition of any corporate debt security that is not rated in one of the four highest rating categories, (3) restrict the aggregate amount of loans secured by non-residential real estate property to 400% of capital,
   (4) permit savings and loan holding companies to acquire up to 5% of the voting shares of non-subsidiary savings institutions or savings and loan holding companies without prior regulatory approval, (5) permit bank holding companies to acquire healthy savings institutions and (6) require the federal banking agencies to establish by regulation standards for extension of credit secured by real estate. Under the HOLA, the Bank has the authority to make certain loans or investments, not exceeding 5.0% of its total assets, on each of (i) non-conforming loans (loans in excess of the specific limitations of the HOLA) secured by real property used for residential or agricultural purposes, and (ii) construction loans without security for the purpose of financing what is or is expected to be residential property. To assure repayment of such loans, the Bank must rely substantially on the borrower's general credit standing, personal guarantees and projected future income from the properties.

     Capital Requirements. The OTS capital regulations require savings institutions to meet three capital standards: a 1.5% tangible capital standard, a 3% leverage (core capital) ratio and an 8% risk based capital standard. Core capital is defined as common stockholder's equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights ("PMSRs"). The OTS regulations also require that, in meeting the leverage ratio, tangible and risk-based capital standards, institutions must deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank.

     In April, 1991, the OTS issued a proposal to amend the regulatory capital regulations to establish a 3% leverage ratio (defined as the ratio of core capital to adjusted total assets) for institutions in the strongest financial and managerial condition, with a 1 MACRO Rating (the highest examination rating of the OTS for savings institutions). For all other institutions, the minimum core capital leverage ratio would be 3% plus at least an additional 100 to 200 basis points. In determining the amount of additional capital to be required under the proposal, the OTS would assess both the quality of risk management systems and the level of overall risk in each individual institution through the supervisory process on a case-by-case basis. If the leverage capital rule is enacted in final form as proposed, management does not believe that the proposed regulations would have a material impact on the Bank as the Bank presently exceeds the proposed OTS capital requirements. Although the OTS has not adopted this regulation in final form, the prompt corrective action regulation adopted by the OTS provides that a savings institution that has a leverage capital ratio of less than 4% (3% in the event that the savings institution was to be assigned a 1 MACRO Rating), will be deemed to be "undercapitalized" and may be subject to certain restrictions. See "Prompt Corrective Action Regulations."

     The risk-based capital standard for savings institutions requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks the OTS believes are inherent in the type of asset. The components of core capital are equivalent to those discussed earlier under the 3% leverage standard. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and allowance for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25%. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     FDICIA requires that the OTS (and other federal banking agencies) revise, in 1993, risk-based capital standards, with appropriate transition rules, to ensure that they take into account interest rate risk, concentration of risk and the risks of nontraditional activities.

     On August 23, 1993, the OTS issued a final rule which sets forth the methodology for calculating an interest rate risk component that would be incorporated into the OTS regulatory capital rule effective January 1, 1994. Under the final rule, savings institutions with "above normal" interest rate risk exposure would be subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings institution's interest rate risk is measured by the decline in the net portfolio value of its assets that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the institution's assets, as calculated in accordance with guidelines set forth by the OTS. A savings institution whose measured interest rate risk exposure exceeds 2% must deduct an interest rate component in calculating its total capital under the risk-based capital rule. Savings institutions with less than $300 million and risk based capital ratios in excess of 12% are not subject to the interest rate risk component. In the preamble to the final rule, the OTS also noted its intent to issue a proposal to lower the leverage ratio requirement applicable to savings associations from 4% to 3% on July 1, 1994, the date on which the interest rate risk component will be incorporated into the risk based capital rule.

     At September 30, 1993, the Bank met each of its capital requirements, in each case on a fully phased-in basis. The following table summarizes the Bank's current capital requirements at September 30, 1993:



               Capital Requirement    %    Actual Capital    %    Excess Capital    %
               -------------------    -    --------------    -    --------------    -
                                        (Dollars in Thousands)
Risk Based......        $3,107       8.0%      $11,816      30.4%     $ 8,709      22.4%
Tangible........         1,075       1.5        11,379      15.9       10,303      14.4
Core............         2,151       3.0        11,379      15.9        9,228      12.9


     Prompt Corrective Regulatory Action. FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective on December 19, 1992, the banking regulators are required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. FDICIA authorizes the banking regulators to specify the ratio of tangible capital to assets at which an institution becomes critically undercapitalized and requires that ratio be no less than 2% of assets.

     Under the OTS final rule, generally, a savings institution that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 risk-based ratio that is less than 4.0% is considered to be undercapitalized. A savings institution that has a total risk-based capital ratio less than 6.0%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3.0% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Generally, a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the institution, including, but not limited to, restrictions on growth, investment activities, capital distributions, and affiliate transactions. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     Insurance of Deposit Accounts. FDICIA required the FDIC to establish, beginning January 1, 1994, a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. For the semi-annual assessment period beginning January 1, 1993, a transitional risk-based insurance system was implemented by regulation by the FDIC pursuant to FDICIA and the average assessment rate paid by SAIF and BIF insured institutions was increased. Under the rule implementing the transitional system, the FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period, consisting of 1) well capitalized, 2) adequately capitalized or 3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the transitional system there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory
                    ----
   subgroups) to which different assessment rates are applied. Assessment rates range from 23 basis points of deposits for an institution in the highest category (i.e., well-capitalized and financially sound with only a few minor
             ----
   weaknesses) to 31 basis points of deposits for an institution in the lowest category (i.e., undercapitalized and posing a substantial probability of loss
             ----
   to the SAIF unless effective corrective action is taken). The Bank's assessment rate for fiscal 1993 was .23%.

     On June 17, 1993, the FDIC adopted a final rule establishing a new risk-based system that will be implemented beginning with the semi-annual assessment period commencing on January 1, 1994, as required under FDICIA. Except for limited changes, the structure of the new risk-based system is substantially the same as the structure of the transitional system it will replace. Thus, under the FDIC rule implementing the new risk-based system, an institution's deposit insurance assessment rate will be determined by assigning the institution to a capital category and a supervisory subgroup to determine which one of the nine risk classification categories is applicable, in substantially the same manner as for the transitional system discussed above. The FDIC is authorized to raise the assessment rates in certain circumstances. If the FDIC determined to increase the assessment rates for all institutions, institutions in all risk categories could be affected. The FDIC has exercised this authority several times in the past and may raise SAIF insurance premiums again in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank.

     Under the FDIC Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance. At September 30, 1993, the Bank's regulatory capital exceeded all of the fully phased-in capital requirements.

     Loans to One Borrower. Under the HOLA savings institutions are generally subject to the national bank limits on loans to one borrower. Generally, savings institutions may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of the Bank's unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. At September 30, 1993, the Bank's largest aggregate outstanding balance of loans to one borrower totalled $702,000 which did not exceed the Bank's $1.7 million loan to one borrower limit.

     QTL Test. The HOLA requires savings institutions to meet a qualified thrift lender ("QTL") test. Under the QTL test, as modified by FDICIA, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less (i) specified liquid assets up to 20% of total assets, (ii) intangibles, including goodwill, and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and mortgage-related securities) on a monthly basis in 9 out of every 12 months.

     A savings institution that fails the QTL test must either convert to a bank charter or operate under certain restrictions. If the savings institution does not convert to a bank charter, it generally will be prohibited from:
   (i) making an investment or engaging in any new activity not permissible for a national bank, (ii) paying dividends not permissible under national bank regulations, (iii) obtaining advances from any FHLB, and (iv) establishing any new branch office in a location not permissible for a national bank in the institution's home state. In addition, beginning three years after the bank failed the QTL test, the bank would be prohibited from refinancing any investment or engaging in any activity not permissible for a national bank and would have to repay any outstanding advances from an FHLB as promptly as possible. As of September 30, 1993, the Bank maintained 91.2% of its portfolio assets in qualified thrift investments and met the QTL test.

     Limitation on Capital Distributions. OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level.
   An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 Institution") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of: (i) 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. In the event the Bank's capital fell below its fully-phased in requirement or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions would be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. Furthermore, under the OTS prompt corrective action regulations which took effect on December 19, 1992, the Bank would be prohibited from making any capital distributions if, after the distribution, the Bank would have: (i) a total risk-based capital ratio of less than 8.0%, (ii) a Tier 1 risk-based capital ratio of less than 4.0% or (iii) a leverage ratio of less than 4.0% (3.0% in the event that the Bank was to be assigned a 1 MACRO Rating, the highest examination rating of the OTS for savings institutions).

     Liquidity. The Bank is required to maintain an average daily balance of liquid assets (cash, certain time deposits, bankers' acceptances, specified United States Government, state or federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions, and is currently 5%. OTS regulations also require each savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's liquidity and short-term liquidity ratios for September 30, 1993 were 22.93% and 11.60% respectively, which exceeded the then applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements.

     Assessments. Savings institutions are required by OTS regulation to pay assessments to the OTS to fund the operations of the OTS. The general assessment, paid on a semi-annual basis, is computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly thrift financial report. The assessments paid by the Bank in 1993 totalled $23,000.

     Branching. In April, 1992, the OTS amended its rule on branching by federally chartered savings institutions to permit nationwide branching to the extent allowed by federal statute. This permits federal savings institutions with interstate networks to geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings institutions.

     Community Reinvestment. Under the Community Reinvestment Act ("CRA"), as implemented by OTS regulations, a savings institution has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA also requires all institutions to make public disclosure of their CRA ratings. The Bank received a satisfactory CRA Rating in its most recent CRA examination.

     Brokered Deposits. In 1992, the FDIC promulgated final regulations implementing the FDICIA limitations on brokered deposits. Under the regulations, well-capitalized institutions, that are not troubled institutions, are subject to no brokered deposit limitations, while adequately capitalized institutions are able to accept, renew or roll over brokered deposits only (i) with a waiver from the FDIC and (ii) subject to the limitation that they do not pay an effective yield on any such deposit which exceeds by more than (a) 75 basis points the effective yield paid on deposits of comparable size and maturity in such institution's normal market area for deposits accepted in its normal market area or (b) 120 basis points for retail deposits and 130 basis points for wholesale deposits, respectively, of the current yield on comparable maturity U.S. Treasury obligations for deposits accepted outside the institution's normal market area. Undercapitalized institutions are not permitted to accept brokered deposits and may not solicit deposits by offering an effective yield that exceeds by more than 75 basis points the prevailing effective yields on insured deposits of comparable maturity in the institution's normal market area or in the market area in which such deposits are being solicited. Pursuant to the regulations, the Bank, as a well-capitalized institution, could accept brokered deposits. The Bank, however, does not accept brokered deposits.

     Financial Management Requirements. FDICIA also imposes new financial reporting requirements on all depository institutions with assets of more than $500 million, their management and independent auditors, and establishes new rules for the composition, duties, and authority of such institutions' audit committees and boards of directors, effective in years beginning after December 31, 1992. Among other things, all such depository institutions will be required to prepare and make available to the public annual reports on their financial condition, including statements of managements' responsibility for the financial statements, internal controls and compliance with certain federal banking laws and regulations relating to safety and soundness, and an assessment of the institution's compliance with such internal controls, laws and regulations. The institution's independent public accountants are required to attest to certain of these management assessments. Each such institution also is required to have an audit committee composed of independent directors.

     Transactions with Related Parties. The Bank's authority to engage in transactions with related parties or "affiliates" (i.e., any company that controls or is under common control with an institution, including the Company and its non-savings institution subsidiaries) or to make loans, is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of transactions with any individual affiliate to 10% of the capital and surplus of the savings institution and also limits the aggregate amount of transactions with all affiliates to 20% of the savings institution's capital and surplus. Loans and certain other extensions of credit to affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. Notwithstanding Sections 23A and 23B, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the Bank Holding Company Act ("BHC Act"). Further, no savings institution may purchase the securities of any affiliate other than a subsidiary.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities controlled by such persons, are currently governed by Sections 22(g) and 22(h) of the FRA, and Regulation O thereunder. Among other things, these regulations require such loans to be made on terms substantially the same as to those offered to unaffiliated individuals which involve no more than the normal risk of collectibility and place limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position, and require certain approval procedures to be followed. The OTS regulations, with certain minor variances, apply Regulation O to savings institutions.

     Enforcement. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring enforcement action against all "institution-related parties," including certain stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Civil penalties cover a wide range of violations and actions and range up to $25,000 per day unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. Criminal penalties for most financial institution crimes include fines of up to $1 million and imprisonment for up to 30 years. In addition, regulators have substantial discretion to impose enforcement action on an institution that fails to comply with its regulatory requirements, particularly with respect to the requirements. Possible enforcement action ranges from the requirement of an approved capital plan and the imposition of a directive to receivership, conservatorship or the termination of deposit insurance. Under the FDI Act, the FDIC has the authority to recommend to the Director of OTS that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances.

     New Standards for Safety and Soundness. FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and
   (iv) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal stockholders of insured depository institutions that would prohibit compensation and benefits and arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of its standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company, to correct the deficiency and until corrected, may impose restrictions on the institution or the holding company including any of the restrictions applicable under the prompt corrective action provisions of FDICIA. Final regulations to implement safety and soundness standards must become effective no later than December 1, 1993. The federal banking agencies, including the OTS, recently adopted a notice of proposed rulemaking regarding implementation of these standards. Since final regulations have not yet been prescribed, the Bank cannot assess the significance of the impact, if any, such standards may have on the Bank.

     FDICIA also requires each appropriate federal banking agency to adopt uniform regulations prescribing standards for extensions of credit (i) secured by real estate or (ii) made for the purpose of financing the construction of improvements on real estate. In prescribing these standards, the banking agencies must consider the risk posed to the deposit insurance funds by real estate loans, the need for safe and sound operation of insured depository institutions and the availability of credit. The OTS and the other federal banking agencies announced uniform regulations, effective March 19, 1993. The OTS regulation requires each savings institution to establish and maintain written internal real estate lending standards consistent with safe and sound banking practices and appropriate to the size of the institution and the nature and scope of its real estate lending activities. The policy also must be consistent with accompanying OTS guidelines, which include loan-to-value ratio limits for the following types of real estate loans: raw land (65%); land development (75%); commercial, multi-family and other nonresidential construction (80%); improved property (85%); and one- to four-family residential construction (85%). One-to-four family mortgages and home equity loans do not have maximum loan-to-value ratio limits, but those with a loan-to-value ratio at origination of 90% or greater are expected to be backed by private mortgage insurance or readily marketable collateral. Institutions also are permitted to make a limited amount of loans that do not conform to the proposed loan-to-value limitations so long as such exceptions are reviewed and justified appropriately. The guidelines also list a number of lending situations in which exceptions to the loan-to-value standards are justified.

   FEDERAL HOME LOAN BANK SYSTEM

     The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB-Atlanta, is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB-Atlanta, whichever is greater.
   The Bank was in compliance with this requirement with an investment in FHLB-Atlanta stock at September 30, 1993, of $.4 million. FHLB advances must be secured by specified types of collateral and long-term advances may be obtained primarily for the purpose of providing funds for residential housing finance.

     The FHLBs are required to provide funds out of their earnings for the resolution of insolvent thrifts and to allocate funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended September 30, 1991, 1992 and 1993, dividends from the FHLB-Atlanta to the Bank amounted to $18,000, $19,800 and $28,300, respectively. If dividends were reduced, or interest on future FHLB advances increased, the Bank's net interest income would likely also be reduced. Further, there can be no assurance that the impact of FDICIA and the FIRREA on the FHLBs will not also cause a decrease in the value of the FHLB-Atlanta stock held by the Bank.

   FEDERAL RESERVE SYSTEM

     The Federal Reserve Board regulations require savings institutions to maintain noninterest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $51.9 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $51.9 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $51.9 million. The first $4.0 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the OTS. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the

   Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.


                           FEDERAL AND STATE TAXATION

   FEDERAL TAXATION

     General. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the federal tax rules applicable to First Federal. For federal income tax purposes, First Federal reports its income and expenses using the accrual method of accounting and, since 1991, files its federal income tax returns on a September 30 fiscal year basis. For its taxable year ended September 30, 1993, First Federal was subject to a maximum federal income tax rate of 34%. First Federal's federal income tax returns have not been audited by the IRS since 1982.

     Bad Debt Reserves. Savings institutions, such as First Federal, which meet certain definitional tests primarily relating to their assets and the nature of their business ("qualifying thrifts") are permitted to establish a reserve for bad debts and to make annual additions thereto, which additions may, within specified formula limits, be deducted in arriving at their taxable income. For purposes of the bad debt reserve deduction, loans are separated into "qualifying real property loans," which are, in general, loans secured by interests in improved real property or real property which is to be improved out of the proceeds of the loan, and "non-qualifying loans," which are all other loans.

     A qualifying thrift is allowed to calculate the deduction for the addition to its bad debt reserve for qualifying real property loans based upon the more favorable of two methods: (i) a method based on the thrift's actual loss experience (the "experience" method); or (ii) a method based on a specified percentage of the thrifts taxable income (the "percentage of taxable income" method). The addition to the bad debt reserve under the percentage of taxable income method is limited to 8% of the thrift's taxable income, as adjusted for this purpose. The percentage of taxable income method may not be used in any year in which less than 60% of the thrift's total assets are "qualifying assets." "Qualifying assets" generally include cash, obligations of the United States Government or an agency or instrumentality thereof, certain obligations of a state or political subdivision thereof, residential real estate related loans, loans secured by savings accounts, student loans and property used by First Federal in the conduct of its business. First Federal presently satisfies the 60% requirement, and management expects First Federal to be able to satisfy this test in the future.

     The amount of the addition to the reserve for losses on qualifying real property loans under the percentage of taxable income method cannot exceed the amount necessary to increase the balance of the reserve for losses on qualifying real property loans at the close of the taxable year to 6% of the balance of the qualifying real property loans outstanding at the end of the taxable year. Also, if the qualifying thrift uses the percentage of taxable income method, then the qualifying thrift's aggregate addition to its reserve for losses on qualifying real property loans cannot, when added to the addition to the reserve for losses on non-qualifying loans, exceed the amount by which (i) 12% of the amount that the total deposits or withdrawable accounts of depositors of the qualifying thrift at the close of the taxable year exceeded (ii) the sum of the qualifying thrift's surplus, undivided profits and reserves at the beginning of such year. In the past, neither of these limitations has materially affected the deduction otherwise available to First Federal. Finally, the deduction under the percentage of taxable income method is reduced by the addition of the reserve for losses on non-qualifying loans. First Federal intends to review the bad debt deduction calculation each year and use the method which provides the maximum tax benefits. For the year ended September 30, 1993, First Federal computed its bad debt deduction for tax purposes using the percentage of taxable income method.

     Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20% to the extent the alternative tax exceeds the regular tax. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating losses. For taxable years beginning after December 31, 1989, AMTI is increased by an amount equal to 75% of the amount by which First Federal's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2.0 million is imposed on corporations, including First Federal, whether or not an Alternative Minimum Tax ("AMT") is paid. First Federal does not expect to be subject to the AMT, but was subject to the environmental tax for the tax year ended September 30, 1993, in an amount which was immaterial.

     Distributions. To the extent that (i) First Federal's reserve for losses on qualifying real property loans exceeds the amount that would have been allowed under the experience method and (ii) First Federal makes "non-dividend distributions" to stockholders that are considered to result in distributions from the excess bad debt reserve or the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in First Federal's taxable income. Non-dividend distributions include distributions in excess of First Federal's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of First Federal's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not be considered to result in a distribution from First Federal's bad debt reserves.

     The amount of additional taxable income created as a result of making a nondividend distribution is an amount that when reduced by the tax attributable to the income is equal to the amount of the distribution. Thus, if certain portions of First Federal's accumulated tax bad debt reserve are used for any purpose other than to absorb qualified bad debt loans, approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state taxes). See "Regulation and Supervision" and "Limitation on Capital for Distributions" for limits on the payment of dividends of First Federal.

   STATE TAXATION

     For Georgia income tax purposes, savings banks, including First Federal are presently taxed at a rate equal to 6% of Georgia taxable income, less certain credits. For these purposes, "Georgia taxable income" generally means federal taxable income, subject to certain adjustments.

                       IMPACT OF NEW ACCOUNTING STANDARDS

     In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 109 relating to the method of accounting for deferred income taxes. Implementation of SFAS No. 109 is required for fiscal years beginning after December 15, 1992. SFAS No. 109 requires companies to take into account changes in tax rates when valuing the deferred income tax amounts recorded on the balance sheet. The statement also requires that deferred taxes be provided for all temporary differences between financial statement and tax income in addition to the timing differences in the recognition of income for financial statement and tax purposes which were covered by prior accounting rules. The Bank has determined that implementation will have a (unfavorable)/favorable effect of approximately $(17,300), (9,100), and 5,924 on the financial statements for the years ended September 30, 1993, 1992, and 1991, respectively.

     In December 1990, FASB issued SFAS No. 106, "Employers' Accounting for Post-Retirement Benefits Other Than Pensions." SFAS No. 106 focuses principally on post-retirement health care benefits, and will significantly change the prevalent current practice of accounting for post-retirement benefits on a cash basis to requiring accrual, during the years that the employee renders the necessary service, of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents. SFAS No. 106 is effective for fiscal years beginning after December 15, 1992, and adoption is required on a prospective basis. The cumulative effect of this change in accounting of $2,061, net of tax effect, is recorded in the September 30, 1993 income statement as a cumulative effect of change in accounting principle.

     In December 1991, the FASB issued SFAS No. 107, "Disclosures About Fair Value of Financial Investments." SFAS No. 107 requires all entities to disclose, in annual financial statements or the notes thereto, the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial condition, for which it is practicable to estimate fair value. SFAS No. 107 is effective for financial statements issued for years ending after December 15, 1992. Substantially all of the Bank's assets and liabilities are financial instruments and, as a result, SFAS No. 107 requires the fair value of such assets and liabilities to be disclosed. Because such assets and liabilities are monetary in nature, their fair values may fluctuate significantly over time.

     In April 1992, the Accounting Standards Division of the American Institute of Certified Public accountants issued Statement of Position 92-3 ("SOP 92-3") "Accounting for Foreclosed Assets." SOP 92-3 requires all entities to value foreclosed assets held for sale at the lower of (i) fair value minus estimated costs to sell or (ii) cost. This SOP is effective for fiscal years ending after December 15, 1992. The OTS has adopted a rule which accords with SOP 92-3 for all valuations of such assets and any troubled collateral dependent loans.

     In November 1992, the FASB issued SFAS No. 112, "Employers' Accounting for Post-employment Benefits."SFAS No. 112 establishes accounting standards for employers who provide post-employment benefits to its employees attributable to the employees' services already rendered. This standard requires the accrual of a reasonably estimated amount when payment is probable over the service period of the employee. The statement is effective for years beginning after December 31, 1993. Because the Bank does not provide any significant post-employment benefits other than pensions, SFAS No. 112 will not have a material effect on the Bank's financial statements.

     In May 1993, the FASB issued SFAS No. 114 "Accounting by Creditors for Impairment of a Loan." The Statement generally would require all creditors to account for impaired loans except those loans that are accounted for at fair value or at the lower of cost or fair value, at the present value of the expected future cash flows discounted at the loan's effective interest rate. SFAS No. 114 is effective for fiscal years beginning after December 15, 1994. Earlier adoption is encouraged. SFAS No. 114, when adopted, is not expected to have a material effect on the financial statements.

     In May 1993, the FASB issued SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities." The Statement generally would require that debt and equity securities that have readily determinable fair values be carried at fair value unless they are classified as held to maturity. Securities would be classified as held to maturity and carried at amortized cost only if the reporting entity has a positive intent and ability to hold those securities to maturity. If not classified as held to maturity, such securities would be classified as trading securities or securities available for sale. Unrealized holding gains or losses for securities available for sale would be excluded from earnings and reported as a net amount in a separate component of stockholders' equity. The effective date for the statement is for fiscal years beginning after December 15, 1993. Based on the securities held by the Bank as of September 30, 1993, management does not believe that this statement will have a material effect on the classification and valuation of the Bank's securities. The impact on the Bank's future financial position or results of operations will be based on the future fair values of its securities.

   ADDITIONAL ITEM.  EXECUTIVE OFFICERS OF THE REGISTRANT
   ------------------------------------------------------

     The following table sets forth certain information regarding the executive officers of FFSB who are not also directors and are not included in the proxy statement for the Annual Meeting of Stockholders.

                         Age
       Name          At 9/30/93         Work Experience Over Past Five Years
- ------------------   ----------         ------------------------------------

Barbara J. Balliew       42             Treasurer of FFSB

Jim L. Black             41             Senior Vice President of
                                        FFSB since 1993; former
                                        Vice President/Loan
                                        Officer of FFSB from
                                        1990-1993; former Vice
                                        President/City Manager of
                                        a regional area savings
                                        bank

Gloria R. Brown          43             Senior Vice President of
                                        FFSB

Richard E. Huie          42             Senior Vice President of
                                        FFSB


  ITEM 2.  DESCRIPTION OF PROPERTIES
- -------------------------------------

     Office Properties. First Federal conducts its business through its full-service office located in Calhoun, Georgia. The following table sets forth information relating to First Federal's office as of September 30, 1993. The total net book value of First Federal's premises and equipment at September 30, 1993 was approximately $1.2 million. the following table sets forth the net book value of the real estate and building owned by First Federal.

                                                                      Net
                          Owned/             Date               Book Value at
   Location               Lease             Opened            September 30, 1993
   --------               -----             ------            ------------------

Main Office,
208 North Wall Street
Calhoun, Georgia 30701    Owned             March 1980        $1,112,129


   ITEM 3.  LEGAL PROCEEDINGS
   --------------------------

     First Federal is periodically involved as plaintiff or defendant in various legal actions incident to its business, none of which are believed by management to be material to the financial condition of First Federal.

   ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
   ------------------------------------------------------------

     No matter was submitted by First Federal to a vote of its stockholders in the fourth quarter ended September 30, 1993.


                                    PART II

   ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
   -----------------------------------------------------------------

     First Federal's common stock has been traded in the over-the-counter market since First Federal's conversion from mutual to stock form of ownership as of June 27, 1991.

     Information relating to the market for the Registrants Common equity since conversion as shown in the "Common Stock Market Information" section of the 1993 Annual Report to Shareholders is incorporated herein by reference.

     As of December 1, 1993, there were approximately 140 stockholders of record of First Federal's common stock.

     First Federal has paid a dividend on its common stock for every quarter ended since September 30, 1991. Total dividends of $1.72 per share, or $710,000 in the aggregate, were paid during the fiscal year ended September 30, 1993. First Federal also paid a dividend of $.25 cents per share, or $104,000 in the aggregate, to shareholders of record on September 14, 1993 in October, 1993. Payments of dividends on First Federal's common stock are subject to certain restrictions and limitations which may affect First Federal's ability to pay cash dividends in the future. See "Item 1.
   Business - Regulation - Limitation on Capital Distributions" for a further discussion of such limitations.

   ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.
   -------------------------------------------------------------------

                            SELECTED FINANCIAL DATA

     The following selected financial data for First Federal should be read in conjunction with the Management's Discussion and Analysis or Plan of Operations and the Financial Statements included elsewhere herein.

                                                                               Years Ended September 30
                                                           ------------------------------------------------------------------
                                                           1993         1992(1)      1991(1)(2)        1990(1)        1989(1)
                                                           ----         -------      ----------        -------        -------
                                                                              (Dollars in thousands)
Interest Income.......................................     $5,382        $5,924         $6,169          $6,146         $5,895
Interest Expense......................................     (2,183)       (2,985)        (3,992)         (4,218)        (4,060)
Net Interest Income...................................      3,199         2,939          2,177           1,928          1,835
Provision for Loan Losses.............................       (125)         (127)          (132)           (102)           (32)
Net Interest Income after Provision in Losses.........      3,074         2,812          2,045           1,826          1,803
Net Income............................................      1,283         1,116            755             721            856
Earnings per Common Share.............................       3.10          2.75            N/A             N/A            N/A
Book Value per Common Share...........................      27.46         26.40            N/A             N/A            N/A
Return on Average Assets..............................       1.84%         1.65%          1.17%           1.17%          1.40%
Return on Average Equity..............................      11.53%        10.63%          9.75%          14.15%         20.02%
Equity to Assets......................................      15.75%        15.66%         12.00%           8.25%          7.01%

                                                                                 As of September, 30
                                                             ----------------------------------------------------------------
                                                             1993        1992(1)     1991(1)(2)        1990(1)        1989(1)
                                                             ----        -------     ----------        -------        -------
                                                                            (Dollars in thousands)
Total Assets.........................................     $71,686       $67,892        $66,123         $63,021        $60,254
Loan Receivable, net.................................      50,486        50,832         50,829          49,730         52,037
Interest Earning Deposits, Federal Funds sold
 and Investments.....................................      15,782        14,003         12,446           8,711          5,520
Deposits.............................................      59,755        56,455         55,729          57,070         55,032
FHLB Advances........................................          --           ---            ---             ---            ---
Stockholders Equity (retained earnings prior to
 1991)...............................................      11,379        10,886          9,934           5,379          4,658
Full Service customer Facilities.....................           1             1              1               1              1

- ----------------------------
(1) As adjusted.
(2) Reflects effect of conversion to stock form in June 1991.

See Item 1. Business - "Regulation and Supervision" for a discussion of the Association's regulatory capital.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

   GENERAL

     The business of First Federal has been that of a financial intermediary consisting primarily of attracting deposits from the general public and using such deposits to originate mortgage loans secured by one to four family residences. The relatively low interest rate environment prevalent in fiscal 1993 and the opportunities available from secondary market entities such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") have made residential lending for portfolio a less profitable activity. Likewise, the origination of fixed rate mortgages for portfolio does not generate sufficient interest rate spreads to justify the interest rate risk associated with such activity. The relatively low interest rate environment has accelerated prepayments and made the origination of adjustable rate mortgage ("ARMS") loans more difficult.

     Since First Federal's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolios and its cost of funds (deposits), the Bank has determined that a strategy that results in increased consumer lending and other mortgage related products such as second mortgages is prudent to enhance its net interest income. The Bank also earns net interest income due to the fact that it has more interest earning assets than interest bearing liabilities. To a lesser extent, First Federal's profitability is affected by the level of other income and expenses. Other income consists principally of loan fees and service charges on deposit accounts. The Bank has a relationship with a mortgage banking company that enables the Bank to originate and sell loans for a fee. Additionally, the Bank is currently placing additional emphasis on attracting transaction accounts to enhance fee income.

     The operations of First Federal are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, including the OTS and FDIC. First Federal's cost of funds, which is currently cost of deposits, is influenced by interest rates on competing investments and general market interest rates. Lending activities are affected by economic circumstances which also affect the general level of consumer confidence.

   ASSET/LIABILITY MANAGEMENT

     First Federal has employed various strategies intended to minimize the adverse effect of interest rate risk on future operations by providing a closer match between the interest rate sensitivity of its assets and liabilities and by expanding its activities which are not directly dependent on interest rate spreads. However, the Board of Directors of the Bank has instructed the Asset/Liability Management Committee that the substitution of credit risk for rate risk is not an acceptable alternative. The Bank, as a result, has determined to accept a minimal level of rate risk where credit risk appears to be readily identifiable.

     The balance sheet structure of the Bank poses a challenge to the management of interest rate risk. The one year gap at December 31, 1992 was a negative 1% as determined with the assumptions provided pursuant to the OTS model as of December 31, 1992 which is the latest determination available as of September 30, 1993. The negative one year gap is defined to be the excess of interest bearing liabilities over interest-earning assets that mature or reprice in one year. During periods of moderately rising or falling interest rates, it is expected that the cost of interest bearing liabilities would not significantly affect net interest income. In periods of substantial interest rate declines, the Bank would generally experience increased prepayments of its fixed-rate mortgage loans which may result in the reinvestment of such proceeds at market rates which are lower than current rates. In periods of substantial interest rate increases, the Bank generally would experience a greater increase in the cost of its liabilities than the increase in its yield on assets.

   COMPARISON OF YEARS ENDED SEPTEMBER 30, 1993 AND 1992

   GENERAL

     Total assets were $71,685,699 at September 30, 1993 as compared to
   $67,891,927 at September 30, 1992, an increase of $3,793,772.   The increase
   was due primarily to an increase in deposits in the amount of $3,299,753. A smaller portion of the increase was due to investment of the net income earned for the fiscal year ended September 30, 1993 less dividend payments.

     Net loans receivable decreased by $347,635 to $50,486,143 at September 30, 1993 as compared to 50,833,778 at September 30, 1992. Although first mortgage loans increased by $233,149 and other loans increased by $294,562, the undisbursed portion of loans increased by $852,007 resulting in the decrease in net loans. Undisbursed loan proceeds increased by $852,007 to $1,209,142 at September 30, 1993 as compared to $357,135 at September 30, 1992. This increase is the result of an increase in construction loans outstanding in the amount of $257,000 and loan proceeds retained pending completion of improvements on "other" mortgage loans originated as construction-permanent loans. Interest-bearing deposits increased by $3,424,183 to $4,037,128 at September 30, 1993 from $612,945 at September
   30, 1992. This increase is solely the result of an increase in the overnight account balance at the Federal Home Loan Bank of Atlanta due to management's decision to maintain a highly liquid position in the current interest rate environment. Securities purchased under agreement to resell increased by $2,000,000 for the year ended September 30, 1993 due to an effort by management to enhance yield while maintaining a high level of liquidity. These results reflect the Bank's strategy to enhance net interest income. A substantial portion of First Federal's loans are secured by real estate in northern Georgia communities, primarily Gordon County. Although the Bank has a relatively diversified loan portfolio, the performance of a substantial portion of its loan portfolio is dependent upon the Gordon County economy. At the present time Gordon County is experiencing a lower rate of unemployment than the national average and its economic future looks stable for the foreseeable future.

     Total deposits increased $3,299,753 to $59,754,949 at September 30, 1993 from $56,455,196 at September 30, 1992. The increase is due primarily to increased balances in transaction accounts and regular savings. Although the increase was limited due to the Bank's depositors' pursuit of higher yields through other investment alternatives as a result of the low interest rate environment, the increase of $3,838,313 in demand deposits and regular savings reflects the Bank's efforts to enhance its competitive position as a provider of consumer services.

     Stockholders equity totaled $11,378,663 at September 30, 1993, as compared to $10,885,721 at September 30, 1992, an increase of $492,942. The increase was due to net income of $l,283,479 reduced by dividends paid of $813,272. Additionally, stock options for 2,012 shares were exercised at $10 per share resulting in an increase in equity of $20,120. These options had been granted under the option plans for officers and directors established in connection with the conversion and ratified by stockholders at the 1991 annual meeting.

   NET INCOME

     Net earnings increased $167,540 to $1,283,479 for the fiscal year ended September 30, 1993 from $1,115,939 for the fiscal year ended September 30, 1992. The average interest rate spread increased to 4.26% for 1993 from 3.87% in 1992. This increase resulted primarily from a decline in the average cost of funds to 3.84% in 1993 from 5.31% in 1992. This increase was mitigated by a decline in the average yield on interest earning assets to 8.10% ln 1993 from 9.18% in 1992.

   INTEREST INCOME

     Total interest income decreased $541,752 to $5,382,146 in 1993 from $5,923,898 in 1992. Interest income on mortgage loans decreased $517,544 caused by a reduction in the yield on the mortgage loan portfolio. This decrease was partially offset by an increase in interest on other loans of $16,666 caused by increased volume. Also, interest on investments decreased by $40,874 as a result of declining yields. Although the balance of mortgage loans outstanding increased slightly in 1993, management believes the trend of reduced first mortgage lending activity for the Bank's loan portfolio will continue. Currently, management's strategy is to emphasize higher yielding lending activities, including consumer loan originations. The Bank's strategy to increase consumer loan production will involve an effort to maintain and improve relationships with the Bank's existing customer base and to stress home equity lending.

   INTEREST EXPENSE

     Interest expense decreased by $801,779 to $2,183,113 in 1993 from 2,984,892 in 1992. This represents a decrease of 26.86% and is attributable to a low interest rate environment. Interest expense does not reflect any interest on borrowed funds for 1993 or 1992.

   PROVISION FOR LOAN LOSS

     The Bank's provision for loan losses was $125,000 for 1993 as compared to $127,100 for 1992. Net loan charge-offs were $30,909 for 1993 and $15,740 or 1992. The Bank's non-performing loans were $157,000 at September 30, 1993, or .31% of net loans receivable, compared to $181,000, at September 30, 1992, or .36 of net loans receivable. The Bank provision is determined by management' assessment of the adequacy of the allowance for possible loan losses, based on various factors which, in management's judgment, deserve recognition in estimating possible losses. Such factors include the inherent risk in the Bank's loan portfolio, market value of the underlying collateral, historical loan loss experience, delinquency trends and economic factors. Management believes that the allowances for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the loan loss reserve may be necessary based on changes in economic conditions, particularly in the northern Georgia market. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate owned. Such agencies may require the Bank to make additions to the loan loss allowance.

   NET INTEREST INCOME

     Net interest income after the provision for loan losses increased $262,127 to $3,074,033 in 1993 from $2,811,906 in 1992. This increase is primarily attributable to the decrease in interest expense due to a lower cost of funds.

   NON-INTEREST INCOME

     Total non-interest income increased $37,106 in 1993 as compared to 1992. Loan origination fees increased $35,175 due to strong lending activity and recognition of deferred loan fees due to refinancing activity. Other income increased $3,735 due to an increase in service fees from checking accounts. This increase was partially offset by decreases in loan late charges and dividends on stock in the Federal Home Loan Bank.

   NON-INTEREST EXPENSE

     Total non-interest expense increased $89,668 in 1993 as compared to 1992. Compensation and benefits increased by $58,647, or 7.09%, due to increased salaries for employees and fees for board members. Other expenses increased $61,559 primarily due to expenses incurred as a result of the merger agreement, increased business license taxes and the general effects of inflation.

   INCOME TAX EXPENSE

     The income tax expense was $721,725, or 35.96% of income before tax expense for 1993, and $681,761, or 37.92% of income before tax expense for 1992, as restated. In February, 1992 the Financial Accounting Standards Board issued Statement 109, "Accounting for Income Taxes". The Bank adopted Statement
   109 during the period ending September 30, 1993 and has restated the 1992 and 1991 financial statements to retroactively reflect the adoption. Statement 109 requires deferred tax assets and liabilities to be established based upon temporary differences between the financial reporting basis and the tax base of assets and liabilities. The deferred tax amounts included in the balance sheet under Statement 109 represent the expected result when such amounts are realized or settled. The effect of this change is not considered by management to be material. A detailed explanation is found at Note 10 to the Bank's audited financial statements as prepared by Read, Martin, Slickman and Sheats, CPA's, the Bank's independent auditor.

     The following table sets forth for the periods and the date indicated, the yields on First Federal's assets, costs of First Federal's liabilities and First Federal's interest rate spread. The yields and costs are based on the weighted-average monthly balances of the interest-earning assets and interest-bearing liabilities determined on an annual basis.

                                                  YEARS ENDED SEPTEMBER 30,          AT SEPTEMBER 30,
                                                 ----------------------------        ----------------
                                                 1993        1992        1991              1993
                                                 ----        ----        ----              ----
Yield on mortgage loans                          8.24        9.66%       10.32%            7.90
Yield on other loans                             9.92       10.20        12.00             9.64
Yield on loans                                   8.44        9.78        10.66             8.31
Yield on mortgage backed
       securities                                7.81        8.25         8.39             7.55
Yield on investments                             6.46        7.31         8.14             5.80
Yield on other interest-earning assets           3.37        4.62         6.53             3.24
Yield on total interest-earning assets           8.10        9.31        10.03             7.60
Cost of deposits                                 3.84        5.32         6.97             3.51
Cost of borrowings                                 --          --           --               --
Cost of FHLB advances                              --          --           --               --
Cost of other interest-bearing liabilities         --          --           --               --
Cost of funds                                    3.84        5.32         6.97             3.51
Interest rate spread                             4.26        3.99         3.06             4.09
Net yield on average interest-earning assets     4.52        4.59         3.50             4.67


  The table below sets forth certain information regarding changes in interest income and interest expense of First Federal for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in volume (changes in volume multiplied by prior rate); (2) changes in rates (change in rate multiplied by prior volume); (3) changes in rate-volume (changes in rate multiplied by changes in volume).

                                                               Year Ended September 30,
                                                               -----------------------
                                  1993 vs. 1992                      1992 vs. 1991                         1991 vs. 1990
                                  -------------                      -------------                         -------------
                           Increase (Decrease) due to          Increase (Decrease) due to            Increase (Decrease) due to
                           --------------------------          --------------------------            --------------------------
                                          Rate/                               Rate/                                 Rate/
                       Volume    Rate    Volume    Total   Volume    Rate    Volume     Total    Volume    Rate    Volume    Total
                       ------    ----    ------    -----   ------    ----    ------     -----    ------    ----    ------    -----
                                                                  (Dollars In Thousands)
Interest Income
 Loans................. $ (34)   $(470)    $  3    $(501)    $ 36   $(380)    $  (3)   $  (347)   $(183)  $ (26)    $   1     $(208)
 Investment Securities
   and Bank Deposits...   169     (135)     (40)      (6)      38     184        52        274       --      --       133       133
 Mortgage Backed
   Securities..........  (112)     106      (29)     (35)     270    (326)     (117)      (173)    (185)    397      (113)       99
                        -----    -----     ----    -----     ----   -----     -----     ------    -----   -----     -----     -----

 Total................. $  23    $(499)    $(66)   $(542)    $344   $(522)     $(68)   $  (246)   $(368)  $ 371      $ 21     $  24
                        =====    =====     ====    =====     ====   =====      ====    =======    =====   =====      ====     =====
Interest Expense:
 Deposits.............. $ 174    $(922)    $(54)   $(802)    $(85)  $(943)     $(20)   $(1,008)   $  64   $(286)     $ (4)    $(226)
                        =====    =====     ====    =====     ====   =====      ====    =======    =====   =====      ====     =====
Net Change in Interest
 Income................                            $ 260                               $   762                                $ 250
                                                     ---                                   ---                                  ---

   COMPARISON OF YEARS ENDED SEPTEMBER 30, 1992 AND 1991

   General

     Total assets were $67,891,927 at September 30, 1992 as compared to $66,122,884 at September 30, 1991, an increase of $1,769,043.

     Net loans receivable remained relatively constant at $50,833,778 at September 30, 1992 as compared to September 30, 1991. Although first mortgage loans decreased by $1,082,308 due to prepayments and refinancing activity induced by the relatively low interest rate environment, other loans increased $l,282,425. These results reflect the Bank's strategy to enhance net interest income. A substantial portion of First Federal's loans are secured by real estate in northern Georgia communities, primarily Gordon County. Although the Bank has a relatively diversified loan portfolio, the performance of a substantial portion of its loan portfolio is dependent upon the Gordon County economy. At the present time Gordon County is experiencing a lower rate of unemployment than the national average and its economic future looks stable for the foreseeable future.

     Total deposits increased $726,505 to $56,455,196 at September 30, 1992 from $55,728,691 at September 30, 1991. The increase is due primarily to interest credits on existing deposits and the increase was limited due to the Bank's depositors' pursuit of higher yields through other investment alternatives as a result of the low interest rate environment.

     Stockholders equity totaled $10,975,238 at September 30, 1992, as compared to $10,014,785 at September 30, 1991, an increase of $906,453. The increase was due to net income of $1,125,045 reduced by dividends paid of $262,772. Additionally, stock options for 9,818 shares were exercised at $10 per share resulting in an increase in equity of $98,180. These options had been granted under the option plans for officers and directors established in connection with the conversion and ratified by stockholders at the 1991 annual meeting.

   NET INCOME

     Net earnings increased $376,006 to $1,125,045 for the fiscal year ended September 30, 1992 from $749,039 for the fiscal year ended September 30, 1991. The average interest rate spread increased to 3.87% for 1992 from 3.06% in 1991. This increase resulted primarily from a decline in the average cost of funds to 5.31% in 1992 from 6.97% in 1991. This increase was mitigated by a decline in the average yield on interest earning assets to 9.18% in 1992 from 10.03% in 1991.

   INTEREST INCOME

     Total interest income decreased $245,956 to $5,923,898 in 1992 from $6,169,854 in 1991. Interest income on mortgage loans decreased $421,764 caused by a reduction in mortgage loans outstanding and lower yields. This decrease was partially offset by an increase in interest on other loans of $74,401 caused by increased volume and an increase in interest on investments of $101,407 due to an increase in investments outstanding. The lower balance of mortgage loans outstanding during 1992 reflects decreased originations of mortgage loans during 1992, prepayments and refinancing of the Bank's existing mortgage loan portfolio. Management believes this trend of reduced first mortgage lending activity for the Bank's loan portfolio will continue. Currently, management's strategy is to emphasize higher yielding lending activities, including consumer loan originations. The Bank's strategy to increase consumer loan production will involve an effort to maintain and improve relationships with the Bank's existing customer base and to stress home equity lending.

   INTEREST EXPENSE

     Interest expense decreased by $1,007,569 to $2,984,892 in 1992 from $3,992,461 in 1991. This represents a decrease of 25.24% and is attributable to a relatively low interest rate environment with only a limited increase in deposits. Interest expense does not reflect any interest on borrowed funds for 1992 or 1991.

   PROVISION FOR LOAN LOSS

     The Bank's provision for loan losses was $127,100 for 1992 as compared to $132,302 for 1991. Net loan charge-offs were $15,740 for 1992 and $14,045 for 1991. The Bank's non-performing loans were $181,000 at September 30, 1992, or .36% of net loans receivable, compared to $87,000, at September 30, 1991, or .17% of net loans receivable. The Bank's provision is determined by management's assessment of the adequacy of the allowance for possible loan losses, based on various factors which, in management's judgment, deserve recognition in estimating possible losses. Such factors include the inherent risk in the Bank's loan portfolio, market value of the underlying collateral, historical loan loss experience, delinquency trends and economic factors. Management believes that the allowances for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the loan loss reserve may be necessary based on changes in economic conditions, particularly in the northern Georgia market. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate owned. Such agencies may require the Bank to make additions to the loan loss allowances.

   NET INTEREST INCOME

     Net interest income after the provision for loan losses increased $766,815 to $2,811,906 in 1992 from $2,045,091 in 1991. This increase is primarily attributable to the decrease in interest expense due to a lower cost of funds.

   NON-INTEREST INCOME

     Total non-interest income increased $20,515 in 1992 as compared to 1991. Loan origination fees increase $74,455 due to increased lending activity. This increase was offset by a decrease in gain on the sale of loan servicing of $78,000 as a result of the sale, in 1991, of loan servicing rights on loans previously sold to the Federal Home Loan Mortgage Corporation. Also, a gain on sale of foreclosed real estate of $9,063 was recognized in 1992 and other income increased $14,997 due to an increase in service fees from checking accounts.

   NON-INTEREST EXPENSE

     Total non-interest expense increased $94,570 in 1992 as compared to 1991. Compensation and benefits increased by $68,033, or 8.97%, due to increased salaries for employees and fees for board members. Other expenses increased $31,509 due to expenses incurred due to being a public company, a $5,000 contribution to the public school systems of Calhoun and Gordon County for purchase of computer equipment and the general effects of inflation.

   INCOME TAX EXPENSE

     The income tax expense was $672,655, or 37.42% of income before tax expense for 1992, and $355,901, or 32.21% of income before tax expense for 1991. The increase in the percentage of income tax expense to income before tax expense is primarily due to the difference in income recognition for book and tax purposes regarding loan origination fees pursuant to Statement of Financial Accounting Standard No.91 and the method prescribed by the Internal Revenue Service.

   CAPITAL RESOURCES

     The regulations require financial institutions to have a minimum regulatory tangible capital equal to 1.5 percent of adjusted total assets, a minimum regulatory core capital equal to 3 percent of adjusted total assets and for September 30, 1993, a risk-based capital ratio of 8.0 percent of risk-weighted assets.

     The Bank, at September 30, 1993, meets the fully phased-in regulatory tangible capital, core capital, and risk-based capital requirements, as defined by FIRREA. The following table presents the Bank's capital position relative to its minimum capital requirements as of September 30, 1993:

                                                          Percentage of
                                              Amount    Applicable Assets
                                              ---------------------------
                                                (Dollars in thousands)
Core Capital.............................       11,468        16.00%

Minimum core capital requirement.........        2,150         3.00
                                                ------        -----
Excess...................................        9,318        13.00%
                                                              =====
Tangible capital.........................       11,468        16.00%

Minimum tangible capital requirement.....        1,075         1.50
                                                ------        -----
Excess...................................       10,393        14.50%
                                                              =====
Risk-based capital.......................       11,907        31.46%

Minimum risk-based capital requirement...        3,027         8.00
                                                ------        -----
Excess...................................        8,880        23.46%
                                                              =====


     The Bank expects to continue meeting the minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank, such as increased interest rates, a downturn in the economy in areas in which the Bank has a substantial portion of its loans or new regulatory laws and regulations could adversely affect future earnings and, consequently, the ability of the Bank to meets its future minimum capital requirements.

   LIQUIDITY

     First Federal is required to maintain specific levels of cash and liquid assets based upon the levels of its savings deposits and short term borrowings in order to meet demands for withdrawals and debt repayment. First Federal has consistently maintained liquid assets substantially in excess of the required levels. Management believes its sources of liquidity are adequate to meet future cash needs and commitments. First Federal's sources of liquidity have included principal and interest payments on loans and securities and deposit inflows. At September 30, 1993, the Bank had commitments for approved loan applications totaling

   $279,000. Commitments on behalf of borrowers for unused lines of credit on home equity loans were $3,494,000 at September 30, 1993.

   EFFECT OF INFLATION AND CHANGING PRICES

     First Federal's financial statement and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation.

   The Bank does not anticipate any material adverse impact from new accounting pronouncements to include SFAS 109, income taxes, SFAS 106, post-retirement benefits, SFAS 107, fair value of investments and SOP 92-3, accounting for foreclosed assets.

     ITEM 7.  FINANCIAL STATEMENTS



                          FIRST FEDERAL SAVINGS BANK
                               CALHOUN, GEORGIA

                             FINANCIAL STATEMENTS

                       SEPTEMBER 30, 1993, 1992 AND 1991

                                C O N T E N T S



                                                        Page
INDEPENDENT AUDITOR'S REPORT

FINANCIAL STATEMENTS

  Statements of financial condition                  50 & 51
  Statements of income                               52 & 53
  Statements of changes in stockholders' equity           54
  Statements of cash flows                           55 & 56
  Notes to financial statements                      57 - 78

                                             (LOGO OF READ, MARTIN, SLICKMAN AND
                                                      SHEATS APPEARS HERE)




                          INDEPENDENT AUDITOR'S REPORT



The Board of Directors
First Federal Savings Bank
Calhoun, Georgia


        We have audited the accompanying statements of financial condition of First Federal Savings Bank, Calhoun, Georgia, as of September 30, 1993, 1992 and 1991, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Federal Savings Bank Calhoun, Georgia, as of September 30, 1993, 1992 and 1991, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, the Savings Bank adopted SFAS 109, "Accounting for Income Taxes" as of September 30, 1993 and, accordingly, restated prior year's income where applicable. Additionally, as explained in Note 10, the Savings Bank adopted SFAS 106, "Accounting for Post Retirement Benefits".


/s/ Read, Martin, Slickman & Sheats, CPA's


Rome, Georgia

October 29, 1993

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA
                       STATEMENTS OF FINANCIAL CONDITION
                          September 30, 1993 and 1992

           ASSETS                                 1993            1992
                                                               as adjusted
                                                                (Note 10)
Cash and cash equivalents                      $ 1,500,529     $ 1,111,686
Interest-bearing deposits                        4,037,128         612,945
                                               -----------     -----------
    Total cash and equivalents                   5,537,657       1,724,631
Certificates of deposits                               - -         297,000
Securities purchased under agreement
  to resell (market value of
  $2,010,000) (Note 2)                           2,000,000             - -
Investment securities (market value of
  $7,973,799 in 1993 and $7,878,788 in
  1992) (Note 3)                                 7,690,743       7,505,208
Mortgage-backed and related securities
  (market value of $4,202,537 in 1993
  and $6,040,328 in 1992) (Note 4)               4,054,238       5,587,859
Loans receivable, net (Note 5)                  50,486,143      50,833,778
Accrued interest receivable (Note 7)               491,043         517,512
Premises and equipment (Note 8)                  1,231,737       1,263,912
Other assets                                       194,138         162,027
                                               -----------     -----------
                                               $71,685,699     $67,891,927
                                               ===========     ===========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

  LIABILITIES AND RETAINED EARNINGS             1993           1992
                                                            as adjusted
                                                             (Note 10)
Deposits (Note 9)                            $59,754,949    $56,455,196
Advances from borrowers for taxes and
  insurance                                      131,841        133,429
Federal and state income taxes
  (Note 10):
   Current                                        56,022        148,801
Accrued expenses and other liabilities           364,224        268,780
                                             -----------    -----------
                                              60,307,036     57,006,206
                                             -----------    -----------
Common stock - $.01 par value,
  8,000,000 shares authorized, 414,330
  and 412,318 shares issued and
  outstanding, respectively                        4,143          4,123
Additional paid-in capital                     3,917,024      3,894,309
Retained earnings, substantially
  restricted (Notes 10, 15, and 17)            7,457,496      6,987,289
                                             -----------    -----------
                                              11,378,663     10,885,721
                                             -----------    -----------

                                             $71,685,699    $67,891,927
                                             ===========    ===========

                          FIRST FEDERAL SAVINGS BANK
                               CALHOUN, GEORGIA

                             STATEMENTS OF INCOME
                Years Ended September  30, 1993, 1992 and 1991


                                                         1993                 1992               1991
                                                                           as adjusted        as adjusted
                                                                            (Note 10)          (Note 10)
Interest income:
  Loans receivable:
    First mortgage loans                              $ 3,554,322          $ 4,071,866        $ 4,493,630
    Consumer and other loans                              880,214              863,548            789,147
    Mortgage backed and
      related securities                                  373,421              408,581            133,817
  Investments and bank deposits                           574,189              579,903            753,260
                                                      -----------          -----------        -----------
        Total interest income                           5,382,146            5,923,898          6,169,854

Interest expense:
  Deposits (Note 9)                                     2,183,113            2,984,892          3,992,461
                                                      -----------          -----------        -----------
        Net interest income                             3,199,033            2,939,006          2,177,393

Provision for loan losses (Note 5)                        125,000              127,100            132,302
                                                      -----------          -----------        -----------
        Net interest income after provision for
         loan losses                                    3,074,033            2,811,906          2,045,091
                                                      -----------          -----------        -----------
Non-interest income:
  Loan origination fees (Note 1)                          205,275              170,100             95,645
  Gain on sale of loan servicing                              - -                  - -             78,000
  Gain on sale of foreclosed real estate                    6,009                9,063                - -
  Gain on sale of investments                               1,250                  - -                - -
  Other (Note 16)                                         307,471              303,736            288,739
                                                      -----------          -----------        -----------
        Total non-interest income                         520,005              482,899            462,384
                                                      -----------          -----------        -----------

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                              STATEMENTS OF INCOME
                 Years Ended September  30, 1993, 1992 and 1991


                                                              1993                 1992                 1991
                                                                                as adjusted          as adjusted
                                                                                 (Note 10)            (Note 10)
Non-interest expense:
  General and administrative:
    Compensation and benefits (Note 11)                    $   885,372          $   826,725          $   758,692
    Occupancy and equipment                                    125,744              130,160              138,146
    Federal insurance premium                                   93,913              120,035              117,021
    Other (Note 16)                                            481,744              420,185              388,676
                                                           -----------          -----------          -----------
        Total non-interest expense                           1,586,773            1,497,105            1,402,535
                                                           -----------          -----------          -----------
        Income before tax expense                            2,007,265            1,797,700            1,104,940

Income tax expense (Note 10)                                   721,725              681,761              349,977
                                                           -----------          -----------          -----------
        Net income before cumulative effect of
         change in accounting principle                      1,285,540            1,115,939              754,963

Cumulative effect of change in accounting
  principle, net of taxes (Note 12)                             (2,061)                 - -                  - -
                                                           -----------          -----------          -----------
            Net income                                     $ 1,283,479          $ 1,115,939          $   754,963
                                                           ===========          ===========          ===========
        Earnings per share before cumulative
         effect of change in accounting principle
         (Note 12)                                         $      3.11          $      2.75          $       N/A

        Cumulative effect of change in accounting
          principle                                               (.01)                 - -                  N/A
                                                           -----------          -----------          -----------
        Earnings per share                                 $      3.10          $      2.75                  N/A
                                                           ===========          ===========          ===========
        Weighted average shares outstanding                    413,440              405,332                  N/A
                                                           ===========          ===========          ===========

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 Years Ended September 30, 1993, 1992 and 1991


                                       NUMBER                          ADDITIONAL
                                         OF                             PAID-IN          RETAINED
                                       SHARES        COMMON STOCK       CAPITAL          EARNINGS          TOTAL

Balance at September 30, 1991         402,500        $  4,025       $ 3,796,227       $ 6,214,533       $10,014,785

Cumulative effect of change in
  accounting principle (Note 10)          - -              - -              - -           (80,411)          (80,411)
                                  -----------      -----------      -----------       -----------       -----------
Balance at September 30, 1991,
  as restated                         402,500            4,025        3,796,227         6,134,122
                                                                                                          9,934,374
Net income                                - -              - -              - -         1,115,939
                                                                                                          1,115,939
Issuance of 9,818 shares of
  common stock                          9,818               98           98,082               - -            98,180

Dividends paid                            - -              - -              - -          (262,772)         (262,772)
                                  -----------      -----------      -----------       -----------       -----------
Balance at September 30, 1992         412,318            4,123        3,894,309         6,987,289        10,885,721

Net income                                - -              - -              - -         1,283,479         1,283,479

Issuance of 2,012 shares of
  common stock                          2,012               20           22,715               - -            22,735

Dividends paid                            - -              - -              - -          (813,272)         (813,272)
                                  -----------      -----------      -----------       -----------       -----------
Balance at September 30, 1993         414,330      $     4,143      $ 3,917,024       $ 7,457,496       $11,378,663
                                  ===========      ===========      ===========       ===========       ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                            STATEMENTS OF CASH FLOWS
                 Years Ended September  30, 1993, 1992 and 1991

                                                          1993           1992             1991
                                                                      as adjusted     as adjusted
                                                                       (Note 10)       (Note 10)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                          $ 1,283,479     $ 1,115,939      $   754,963
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation                                           45,562          47,809           51,736
    Amortization of investments                            21,286           9,461            5,117
    Deferred income taxes                                 (13,300)         18,239          (40,824)
    Provision for loan losses                             125,000         127,100          132,302
    Stock dividend on FHLB stock                          (18,400)        (25,900)         (28,300)
    Gain on sale of investments                            (1,250)            - -              - -
    Proceeds from sale of loans                         2,661,400       2,223,450        1,065,000
    Origination of loans sold                          (2,661,400)     (2,223,450)      (1,065,000)
    (Increase) decrease in:
      Certificates of deposit                             297,000         991,000          199,000
      Accrued interest receivable                          26,469          43,003            4,070
      Other assets                                        (32,111)        (19,732)          69,354
    Increase (decrease) in:
      Accrued expenses and other liabilities              108,744          14,986          (58,541)
      Income taxes payable                                (92,779)         89,010          (11,318)
                                                      -----------     -----------      -----------
          Net cash provided by operating activities     1,749,700       2,410,915        1,077,559
                                                      -----------     -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investment securities                   (4,731,110)     (5,478,385)      (7,262,500)
  (Increase) decrease in loans, net                       222,635        (132,362)      (1,230,516)
  Proceeds from sales of investment securities          4,077,560       2,281,171           50,600
  Acquisition of premises and equipment                   (13,387)        (27,392)          (6,373)
                                                      -----------     -----------      -----------
          Net cash used in investing activities          (444,302)     (3,356,968)      (8,448,789)
                                                      -----------     -----------      -----------

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                            STATEMENTS OF CASH FLOWS
                 Years Ended September  30, 1993, 1992 and 1991


                                                             1993              1992            1991
                                                                           as adjusted     as adjusted
                                                                            (Note 10)        (Note 10)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in demand deposits, savings
   accounts, and certificates of deposit                 $ 3,299,753      $   726,505      $(1,341,446)
  Increase (decrease) in advances from borrowers for
   taxes and insurance                                        (1,588)         (21,911)          (1,308)
  Dividends paid                                            (813,272)        (262,772)             - -
  Proceeds from issuance of stock                             22,735           98,180        3,800,252
                                                         -----------      -----------      -----------

          Net cash provided by financing activities        2,507,628          540,002        2,457,498
                                                         -----------      -----------      -----------
CASH AND CASH EQUIVALENTS:
  Increase (decrease) in cash and cash equivalents
  Cash and cash equivalents at beginning of year
                                                           3,813,026         (406,051)      (4,913,732)
  Cash and cash equivalents at end of year                 1,724,631        2,130,682        7,044,414
                                                         -----------      -----------      -----------

                                                         $ 5,537,657      $ 1,724,631      $ 2,130,682
                                                         ===========      ===========      ===========




SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
      Interest on deposits                               $2,171,866       $ 3,014,727      $ 4,006,573
      Income taxes                                       $  814,504       $   574,511      $   334,243



NON-CASH TRANSACTIONS:               September 30,
  Acquisition of Vehicle:                1991
                                     -------------
      Cost of vehicle                 $   12,059
      Less trade in allowance             (3,850)
                                      ----------
      Cash paid                       $    8,209
                                      ==========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES

         Cash flows:

         For purposes of the statements of cash flows, the Savings Bank considers all highly liquid instruments with an original maturity when purchased of three months or less to be cash equivalents.

         In December, 1990, the FASB issued Statement No. 104, "Statement of Cash Flows - Net Reporting of Certain Cash Receipts and Cash Payments and Classification of Cash Flows from Hedging Transactions," which permits savings institutions to report in a statement of cash flows net cash receipts and payments for deposits placed and withdrawn, time deposits accepted and repaid, and net loans to customers and principal collections on loans. In accordance with this statement, the Savings Bank has reported cash flows with regard to these items on a net change basis for the years ended September 30, 1993, 1992 and 1991.

         Investment securities:

         Bonds, notes, and debentures are carried at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity. Management has the intent and ability to hold such investments to maturity.

         All other equity securities are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance that is shown as a reduction in the carrying value of the related securities and as a corresponding reduction in stockholders' equity.

         Gains and losses on the sale of investment securities are determined using the specific-identification method.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Investment securities: (Continued)

         In May 1993 the Financial Accounting Standards Board issued SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities" which the Savings Bank is required to adopt no later than 1996, or earlier if total assets reach $150 million. The effect of Statement 115 is the recognition of changing market values of certain investments in debt and equity securities held for trading, resale, or until maturity purposes, within the financial statements. The Savings Bank currently only discloses the market values within the accompanying footnotes to the financial statements. The impact of the adoption of SFAS 115 has not been determined, however the Savings Bank expects the statement will have a material effect on its financial position.

         Mortgage-backed securities:

         Mortgage-backed securities are stated at cost, adjusted for amortization of premiums and accretion of fees and discounts by a level yield method. The Savings Bank has adequate liquidity and capital, and management has the intention and ability to hold such assets to maturity. Should any be sold, gains and losses are recognized based on the specific identification method.

         Loans receivable:

         Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan origination fees and discounts.

         The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Savings Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Loans receivable: (Continued)

         Uncollectible interest on loans that are contractually past due is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

         Loan origination fees and discounts:

         The Savings Bank accounts for loan origination fees in accordance with Statement of Financial Accounting Standards No. 91, "Accounting for Non-refundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Cost of Leases." This standard requires the Savings Bank to defer and amortize loan origination fees net of certain direct origination costs. These net deferred fees (or costs) are amortized using the interest method over the lives of the underlying assets adjusted for anticipated prepayment rates.

         Real estate held for investment and foreclosed real estate:

         Real estate properties acquired through loan foreclosure are initially recorded at the lower of cost or fair market value at the date of foreclosure.

         Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated current fair value.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Premises and equipment:

         Land is carried at cost. Buildings and furniture, fixtures, and equipment are carried at cost, less accumulated depreciation. Buildings and furniture, fixtures, and equipment are depreciated using the straight-line and accelerated methods over the estimated useful lives of the assets.

         Income taxes:

         Deferred income taxes result from timing differences between tax and financial recognition of income and expense. The principal items causing timing differences are recognition of deferred loan fees, accelerated depreciation and bad debt provisions.

         The Savings Bank adopted the provisions of the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" for the period ending September 30, 1993 and has restated the 1992 and 1991 financial statements to retroactively reflect the adoption. Statement 109 requires deferred tax assets and liabilities to be established based on temporary differences between financial reporting basis and the tax basis of assets and liabilities.

         Earnings per share:

         Earnings per share have been computed on the basis of the weighted-average number of shares of common stock outstanding during the fiscal year.

         Concentration of credit risk:

         The Savings Bank primarily grants residential and consumer loans to customers in Gordon County. Although the Savings Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the Gordon County economy.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 1.  SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Financial instruments with off-balance-sheet risk:

         The Savings Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments can include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest-rate caps and floors written, interest-rate swaps, and forward and futures contracts. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of the Savings Bank's involvement in particular classes of financial instruments and the Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument. At September 30, 1993, the Savings Bank was a party to certain commitments to lend (see Note 3).

         Reclassification:

         Certain reclassification of 1991 and 1992 amounts have been made to conform to those classifications adopted in 1993.


NOTE 2.  SECURITIES PURCHASED UNDER AGREEMENT TO RESELL

         Securities purchased under agreement to resell at September 30, 1993 are summarized as follows:

                                             1993        1992
           Mortgage backed securities
             with an estimated market
             value of $2,010,000          $2,000,000  $      - -
                                          ==========  ==========

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 2.  SECURITIES PURCHASED UNDER AGREEMENT TO RESELL
          (Continued)

         The Savings Bank enters into purchases of securities under agreements to resell. The amounts advanced under these agreements represent short-term loans and are reflected as a receivable on the balance sheet. The securities underlying the agreements are book-entry securities. During the period, the securities were delivered by appropriate entry into the savings account maintained at the Federal Reserve Bank of New York or into third-party custodian's account designated by the Savings Bank under written custodial agreement that explicitly recognizes the Savings Bank's interest in the securities.
         At September 30, these agreements matured within ninety days. Securities purchased under agreements to resell averaged $333,333 during 1993, and the maximum amounts outstanding at any one time during 1993 was $2,000,000.


NOTE 3.  INVESTMENT SECURITIES

         The cost and market values of investment securities at September 30 are summarized as follows:


                                       1993                          1992
                                             Estimated                     Estimated
                               Carrying         Market       Carrying        Market
                                Value           Value         Value          Value
Bond, notes and
 debentures at
 amortized cost:
  Domestic corporate         $  254,858     $  264,600     $  255,259     $  255,845
  U.S. government
   and federal
   agencies                   6,532,385      6,805,699      6,840,749      7,213,743
  States and
   political
   subdivisions                 470,000        470,000            - -            - -
                             ----------     ----------     ----------     ----------
                              7,257,243      7,540,299      7,096,008      7,469,588
Equity securities:           ----------     ----------     ----------     ----------
  Stock in Federal
   Home Loan Bank,
   at cost                      433,500        433,500        409,200        409,200
                             ----------     ----------     ----------     ----------
                             $7,690,743     $7,973,799     $7,505,208     $7,878,788
                             ==========     ==========     ==========     ==========

         The amortized cost and estimated market values of investments securities are as follows as of September 30, 1993:

                                               Gross          Gross        Estimated
                              Amortized      Unrealized     Unrealized       Market
                                 Cost          Gains          Losses         Value
U.S. Treasury
 Securities and
 obligations of
 U.S. Government
 corporations and
 agencies                    $6,532,385     $  273,314     $      - -     $6,805,699

Obligations of
 state and
 political
 subdivisions                   470,000            - -            - -        470,000

Corporate
 securities                     254,858          9,742            - -        264,600
                             ----------     ----------     ----------     ----------
    Total                    $7,257,243     $  283,056     $      - -     $7,540,299
                             ==========     ==========     ==========     ==========

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 4.  MORTGAGE-BACKED AND RELATED SECURITIES

         The carrying values of mortgage-backed and related securities are summarized as follows:


                                     SEPTEMBER 30, 1993
                                                                           Estimated
                Principal    Unamortized   Unamortized       Carrying        Market
                 Balance      Premiums      Discounts         Value          Value
                 -------     -----------   -----------       --------      ---------
Certificates:
  FNMA         $1,728,144     $     - -     $    9,302     $1,718,842     $1,771,727
  GNMA            751,670         3,825            - -        755,495        791,360
  FHLMC         1,571,607         9,639          1,345      1,579,901      1,639,450
               ----------    ----------     ----------     ----------     ----------
               $4,051,421    $   13,464     $   10,647     $4,054,238     $4,202,537
               ==========    ==========     ==========     ==========     ==========


                                     SEPTEMBER 30, 1992
                                                                           Estimated
                Principal   Unamortized    Unamortized      Carrying          Market
                 Balance       Premiums      Discounts       Value             Value
                ---------   -----------    -----------     --------        ---------

Certificates:
  FNMA         $2,543,106    $      - -    $   (11,837)    $2,531,269     $2,780,527
  GNMA            890,243         5,894            - -        896,137        951,277
  FHLMC         2,144,554        17,835         (1,936)     2,160,453      2,308,524
               ----------    ----------     ----------     ----------     ----------
               $5,577,903    $   23,729    $   (13,773)    $5,587,859     $6,040,328
               ==========    ==========     ==========     ==========     ==========

         The amortized cost and estimated market values of mortgage-backed securities are as follows as of September 30, 1993:

                                  Gross         Gross        Estimated
                  Amortized     Unrealized    Unrealized       Market
                    Cost          Gains         Losses         Value
   FNMA           $1,728,144    $   43,583    $      - -     $1,771,727

   GNMA              751,670        39,690           - -        791,360

   FHLMC           1,571,607        67,843           - -      1,639,450
                  ----------    ----------    ----------     ----------

       Total      $4,051,421    $  151,116    $      - -     $4,202,537
                  ==========    ==========    ==========     ==========

         The amortized cost and estimated market value of debt securities at September 30, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      ESTIMATED
                                                       AMORTIZED         MARKET
                                                         COST             VALUE
         Due in one year or less                     $ 1,364,653    $ 1,393,982
         Due after one year through five years         5,392,762      5,591,474
         Due after five years through ten years          499,828        554,844
         Due after ten years                                 - -            - -
                                                     -----------    -----------
                                                       7,257,243      7,540,300
         Mortgage-backed securities                    4,054,238      4,202,537
                                                     -----------    -----------
                                                     $11,311,481    $11,742,837
                                                     ===========    ===========


                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 4.  MORTGAGE-BACKED AND RELATED SECURITIES (Continued)

         Proceeds from sale of investments in debt securities for the year ended September 30, 1993 were $4,077,560. Gross gains of $1,250 and no losses were realized on those sales.


NOTE 5.  LOANS RECEIVABLE

         Loans receivable at September 30 are summarized as follows:


                                                 1993               1992
         First mortgage loans:
           Single family 1-4 units           $33,276,540        $33,079,566
           5 or more units                     2,301,629          2,561,632
           Other                               3,805,426          3,509,248
                                             -----------        -----------
                                              39,383,595         39,150,446
         Installment loans                     4,123,810          3,830,228
         Equi-line mortgage loans              3,032,171          3,271,041
         Construction loans                      787,000            530,000
         Single payment loans                  1,448,023          1,208,224
         Second mortgage loans                 2,877,757          2,521,334
         Savings account loans                   282,922            358,698
         Student loans                           257,091            233,583
         Home improvement loans                  153,063            129,191
         Commercial loans                        105,420            690,396
                                             -----------        -----------
                                              52,450,852         51,923,141
         Less:
           Undisbursed portion of loans        1,209,142            357,135
           Unearned interest                      51,783            173,092
           Deferred loan fees                    264,176            213,619
           Allowance for loans losses            439,608            345,517
                                             -----------        -----------

                                             $50,486,143        $50,833,778
                                             ===========        ===========

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 5.  LOANS RECEIVABLE (Continued)

         Activity in the allowance for loan losses is summarized as follows for the years ended September 30:

                                                1993         1992
         Balance at beginning of year     $  345,517    $ 234,157
         Provision charged to income         125,000      127,100
         Loan charge-offs                    (34,197)     (21,412)
         Loan recoveries                       3,288        5,672
                                          ----------    ---------
            Balance at end of year        $  439,608    $ 345,517
                                          ==========    =========

         The Savings Bank had loans outstanding to executive officers, directors, and their associates in an aggregate amount greater than $60,000 of $66,462 at September 30, 1993 and $69,342 at September 30,
         1992. These loans are made in the ordinary course of business and are made on the same terms and collateral as those of comparable transactions prevailing at the time. The Savings Bank believes these loans do not involve more than the normal risk of collectibility or contain other unfavorable features. The following summarizes the activity for loans to executive officers, directors, and their associates in the aggregate amount greater than $60,000 for the years ended September 30:

                                     1993        1992
         Balance, beginning        $69,342     $71,392
         New loans                     - -         - -
         Repayments                  2,880      (2,050)
         Balance, ending           -------     -------
                                   $66,462     $69,342
                                   =======     =======

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 5.  LOANS RECEIVABLE (Continued)

         The Savings Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Savings Bank upon extension of credit is based on management's credit evaluation of the party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

         At September 30, 1993, the Savings Bank had commitments for approved loan applications totaling $569,800. Of this total, $60,000 were adjustable rate loans and $509,800 were fixed rate loans.

         Fixed rate commitments are summarized as follows:

                     5.84%                    $    69,600
                     6.25%                        126,000
                     7.25%                        139,200
                     8.00%                        175,000
                                              -----------
                                                 $509,800
                                              ===========

         Commitments on behalf of borrowers for unused lines of credit on home equity loans were $3,032,171 at September 30, 1993.


NOTE 6.  LOAN SERVICING

         Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans at September 30, 1993 and 1992 were $2,056,757 and $2,561,734, respectively.


NOTE 7.  ACCRUED INTEREST RECEIVABLE

         Accrued interest receivable at September 30 is summarized as follows:

                                                   1993                 1992
         Mortgage-backed and
           related securities                 $    25,528           $    37,881
         Investment securities                    134,864               130,882
         Loans receivable                         330,651               348,749
                                              -----------           -----------

                                              $   491,043           $   517,512
                                              ===========           ===========

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 8.  PREMISES AND EQUIPMENT

         Premises and equipment at September 30, stated at cost, are summarized by major classification as follows:


                                               1993             1992
         Land and improvements             $  172,900       $  172,900
         Buildings                          1,281,448        1,281,448
         Furniture and equipment              645,550          632,163
         Automobiles                           19,472           19,472
                                           ----------       ----------
                                            2,119,370        2,105,983
         Less accumulated depreciation        887,633          842,071
                                           ----------       ----------
                                           $1,231,737       $1,263,912
                                           ==========       ==========

NOTE 9.  DEPOSITS

         Deposits at September 30, are as follows:



                         Weighted
                         average            1993                    1992
                         rate at
                       September 30,
                           1993        Amount     Percent      Amount     Percent
                        -----------  ----------------------  ----------------------
Checking accounts
 including non-interest
 bearing deposits of
 $2,403,222 in 1993 and
 $2,011,245 in 1992.       1.89%    $11,034,268     18.47%   $ 9,398,665    16.65%
Christmas Club (4.00%)     4.00          73,326       .12         52,471      .09
Passbook (3.00% and
 3.50%, respectively)      3.00      15,094,273     25.26     12,912,418    22.87
                                    -----------    ------    -----------   ------
                                     26,201,867     43.85     22,363,554    39.61
Certificates of                     -----------    ------    -----------   ------
deposit:
  Under 5.50%              3.77      23,633,789     39.55     19,578,929    34.68
  5.50% to 6.00%           5.75       9,882,058     16.54        113,767      .20
  6.00% to 6.75%           6.50           4,711       .01      1,013,207     1.80
  6.75% to 7.75%           7.50          20,000       .03     13,374,036    23.69
  7.75% to 9.75%           8.00          12,524       .02         11,703      .02
                                    -----------    ------    -----------   ------
                                     33,553,082     56.15     34,091,642    60.39
                                    -----------    ------    -----------   ------
                                    $59,754,949    100.00%   $56,455,196   100.00%
                                    ===========   =======    ===========  =======

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 9.  DEPOSITS (Continued)

         The aggregate amount of short-term (maturities of one year or less) jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $3,252,809 at September 30, 1993.

         At September 30, 1993, scheduled maturities of certificates of deposit are approximately as follows:

                     1 year or less     $25,945,969
                     1 - 3 years          7,607,113
                                        -----------
                                        $33,553,082
                                        ===========

         Interest expense on deposits for the years ended September 30, is summarized as follows:


                                         1993        1992        1991
         Checking accounts           $  204,453  $  265,913  $  412,947
         Passbook savings               439,313     466,251     391,917
         Christmas club                   1,683      31,428      33,735
         Certificates of deposit      1,537,664   2,221,300   3,153,862
                                     ----------  ----------  ----------

                                     $2,183,113  $2,984,892  $3,992,461
                                     ==========  ==========  ==========


NOTE 10. INCOME TAXES

         In February 1992 the Financial Accounting Standards Board issued Statement 109, "Accounting for Income Taxes". The Savings Bank adopted Statement 109 during the period ending September 30, 1993 and has restated the 1992 and 1991 financial statements to retroactively reflect the adoption.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 10. INCOME TAXES (Continued)

         The following summarizes the effects of these adjustments on the results of operations for the periods ending September 30, 1992 and 1991 and retained earnings for 1992, 1991 and 1990.


                                        AS PREVIOUSLY
                                          REPORTED            CHANGE       AS RESTATED
         Retained earnings,
          September 30, 1990             $5,465,494       $  (86,335)       $5,379,159
                                         ----------       ----------        ----------
         Earnings before income
          taxes, 1991                     1,104,940              - -         1,104,940

         Income taxes                      (355,901)           5,924          (349,977)
                                         ----------       ----------        ----------
         Net earnings, 1991                 749,039            5,924           754,963
                                         ----------       ----------        ----------
         Retained earnings,
          September 30, 1991              6,214,533          (80,411)        6,134,122
                                         ----------       ----------        ----------
         Earnings before income
          taxes, 1992                     1,797,700              - -         1,797,700

         Income taxes                      (672,655)          (9,106)         (681,761)
                                         ----------       ----------        ----------
         Net earnings, 1992               1,125,045           (9,106)        1,115,939
                                         ----------       ----------        ----------
         Dividends                         (262,772)             - -          (262,772)
                                         ----------       ----------        ----------
         Retained earnings,
          September 30, 1992             $7,076,806       $  (89,517)       $6,987,289
                                         ==========       ==========        ==========


         Prior to the adoption of Statement 109, the Savings Bank had provided for income taxes under APB Opinion 11 and SFAS 96. Statement 109 requires deferred tax assets and liabilities to be established based upon temporary differences between the financial reporting basis and the tax base of assets and liabilities. The deferred tax amounts included in the balance sheet under Statement 109 represent the expected result when such amounts are realized or settled. The primary effect of the change from APB Opinion 11 and SFAS 96 to Statement

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 10. INCOME TAXES (Continued)

         109 relates to the recognition of tax liabilities for bad debt deductions associated with the allowance for loan losses. Under APB Opinion 11 and SFAS 96, these future tax benefits were not recognized, while Statement 109 provides for their recognition under certain conditions.

         Through September 30, 1993, the Savings Bank has incurred approximately $1,765,607 in tax deductions for loan losses that have not been utilized for provisions on the books. These excess tax deductions are the result of certain conditions that were met in determining taxable income. These conditions when met, provide for a special bad debt deduction based on a percentage of taxable income (presently 8%) or on specified experience formulas. The Savings Bank used the percentage of taxable income method in 1993, 1992, and 1991. If the amounts that qualify as deductions for federal income tax purposes are later used for purposes other than bad debt losses, they will be subject to federal income tax at the current corporate rate. Retained earnings at September 30, 1993 and 1992 included approximately $1,535,438 for which no federal income tax has been provided.

         The components of income tax expense for the years ended September 30, 1993, 1992, and 1991 are as follows:




                                       1993               1992                1991
         Federal:
           Current                 $  644,541         $  584,408          $  372,461
           Deferred                   (11,305)            15,503             (34,700)
                                   ----------         ----------          ----------
                                      633,236            599,911             337,761
                                   ----------         ----------          ----------
         State:
           Current                     90,484             79,114              18,340
           Deferred                    (1,995)             2,736              (6,124)
                                   ----------         ----------          ----------
                                       88,489             81,850              12,216
                                   ----------         ----------          ----------
              Total income tax
               expense             $  721,725         $  681,761          $  349,977
                                   ==========         ==========          ==========


                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 10. INCOME TAXES (Continued)

         The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

                                              1993           1992              1991
         Expected income tax at
          federal tax rate              $  682,470       $  611,218       $  375,680
         Increase (decrease) in
          expense resulting from:
           Statutory bad debt
            deduction                      (56,912)         (50,954)         (32,943)
           Provision for loan losses
            not deductible for tax
            purposes                        42,500           43,214           44,882
           Stock dividends                  (7,956)          (6,596)          (9,160)
           Deferred loan fees               17,189           16,780            5,659
           Deferred taxes                  (11,305)          15,503          (34,700)
           State tax benefit               (30,748)         (26,899)          (6,236)
           Other, net                       (2,002)          (2,355)          (5,421)
                                        ----------       ----------       ----------

                                        $  633,236       $  599,911       $  337,761
                                        ==========       ==========       ==========


         The following summarizes the source and expected tax consequences of future taxable deductions (income) which comprise the deferred tax asset and liability. The deferred tax asset and liability are included as components of other assets and accrued liabilities and other liabilities, respectively, at September 30, 1993 and 1992.


                                                             1993              1992
         Deferred tax asset:
           Net loan fees deferred for financial
            reporting purposes                           $  104,899       $   72,630
           Accrued compensation deferred for tax
            purposes                                          5,452            2,837
                                                         ----------       ----------
                                                         $  110,351       $   75,467
         Deferred tax liability:                         ==========       ==========
           FHLB stock dividends not currently
            recognized for tax purposes                  $    7,360       $    6,732
           Difference between financial statement
            and tax basis depreciation                       15,013           11,329
           Difference between financial statement
            and tax bad debt provisions                     106,789           89,517
                                                         ----------       ----------
                                                         $  129,162       $  107,578
                                                         ==========       ==========

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 11. RETIREMENT PLAN

         The Savings Bank maintains a qualified stock ownership retirement benefit plan (ESOP). The Plan is administered by the Compensation Committee who has engaged Columbus Bank and Trust Company, Columbus,
         Georgia, to function as Trustee for the Plan.   The Plan borrowed
         $350,000 on June 27, 1991 to purchase 35,000 shares of the common stock of the Bank. The loan was obtained from First Federal Bank of Northwest Georgia, FSB to be repaid in five (5) annual payments at a rate of interest obtained by adding one-half per cent to the prime rate of interest as quoted in the Wall Street Journal. The balance due on
                                      -------------------
         the loan was $149,223 at September 30, 1993. Prime was 6% at September 30, 1993. Every employee who has been with the Bank for at least one
         (1) year and is twenty-one (21) years of age or older is eligible to participate.

         The ESOP became effective upon the Savings Bank's conversion to stock ownership on June 27, 1991. The Bank will make annual contributions to cover this obligation. Contributions for principal payments of $70,000 were made by the Savings Bank in the year ended September 30, 1993.
         The loan balance was also reduced $52,027 by dividends paid on stock. Scheduled contributions of principal are as follows:

         Year Ended September 30,

                  1994                         $ 70,000
                  1995                           70,000
                  1996                            9,223
                                               --------
                                               $149,223
                                               ========


NOTE 12. OTHER POST RETIREMENT BENEFITS

         The Financial Accounting Standards Board issued SFAS No. 106 in December 1990, "Employers' Accounting for Post Retirement Benefits Other Than Pensions". Prior to SFAS No. 106 the Savings Bank recognized the cost of these benefits as incurred, and in accordance with the standard, now recognizes the cost of benefits over the service period of the employee. The cumulative effect of this change of $2,061, net of tax effect, is recorded in the September 30, 1993 income statement as a cumulative effect of change in accounting principle.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 12. OTHER POST RETIREMENT BENEFITS (Continued)

                                           1993      1992        1991

         Net Periodic Cost:

         Service cost - benefits
           earned during period          $3,435  $      - -  $      - -
                                         ======  ==========  ==========
         Accumulated post retirement
           benefit obligation -
           September 30,                               1993      1992

         Active plan participants                    $6,869  $      - -
                                                     ======  ==========


         An 8% increase in the cost of covered health care benefits was assumed for fiscal 1994. A 1% increase in the health care trend rate would increase the post retirement benefit obligation by $2,060 at year end 1993 and the net periodic cost by $103 for the year. The discount rate used in determining the accumulated benefit obligation was 3.6%.

         There was no expense for post retirement health care benefits for 1992 and 1991.


NOTE 13. STOCK OPTION PLANS

         In connection with the Conversion, the Savings Bank's Board of Directors adopted a stock option plan (Incentive Stock Option Plan) to attract and retain management to effectively manage the complexities of a publicly-owned institution. 6.5% of common stock was allocated for the Plan, or 26,162 shares. The Compensation Committee shall administer the Plan and has awarded Mr. Holland 6,709 shares which vest over a five (5) year period in equal installments. All other officers as a group (5 persons) received options for 19,453 shares which vest equally over five (5) years. The options allow the officers to purchase shares at $10.00 per share. As of September 30, 1993, 1,770 options had been exercised at $10.00 per share.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 13. STOCK OPTION PLANS (Continued)

         In connection with the Conversion, the Savings Bank's Board of Directors also adopted a Stock Option Plan for Outside Directors. The Plan awarded each outside director, seven directors, an option to purchase 2,012 shares at $10.00 per share. This option is available only while the director serves in an active capacity and has a term of ten (10) years. Upon death, the option passes for a period of six (6) months to the director's survivors. A total of 14,084 shares, or 3.5% of the original issue were allocated for this Plan. As of September 30, 1993, 4,024 options had not been exercised, all of which expire on June 27, 2001.

         During the year 2,012 options, which were non-qualifying, were exercised resulting in a tax benefit to the Savings Bank which was recorded as additional paid in capital.


NOTE 14. FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT ("FIRREA") OF 1989

         FIRREA was signed into law on August 9, 1989; regulations for savings institutions' minimum capital requirements went into effect on December 7, 1989. In addition to its capital requirements, FIRREA includes provisions for changes in the Federal regulatory structure for institutions including a new deposit insurance system, increased deposit insurance premiums, and restricted investment activities with respect to noninvestment-grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing-related assets in order to qualify as a savings institution.

         The regulations require institutions to have a minimum regulatory tangible capital equal to 1.5 percent of adjusted total assets, a minimum regulatory core capital equal to 3 percent of adjusted total assets and for September 30, 1993, a risk-based capital ratio of 8.0 percent of risk-weighted assets. The ability to include qualifying supervisory goodwill for purposes of the leverage capital ratio requirement will be phased out by January 1, 1995.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 14. FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT ("FIRREA") OF 1989 (Continued)

         The Savings Bank, at September 30, 1993, meets the regulatory tangible capital, core capital, and risk-based capital requirements, as defined by FIRREA. At September 30, 1993 the Institution regulatory tangible capital was $1,075,285 or 1.5% of total assets; core capital was $2,150,571 or 3% of total assets; and risk-based capital was $3,107,266 or 8% of total risk adjusted assets, as defined by FIRREA.

         The Savings Bank expects to continue meeting the minimum capital requirements in the foreseeable future. However, events beyond the control of the Savings Bank, such as increased interest rates or a downturn in the economy in areas where the Savings Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Savings Bank to meet its future minimum capital requirements.

         The following is a reconciliation of GAAP capital to regulatory capital:

                                                     TANGIBLE                                  TOTAL
                                 GAAP CAPITAL        CAPITAL            CORE CAPITAL           CAPITAL
     GAAP capital                 $11,378,663       $11,378,663          $11,378,663         $11,378,663
                                  -----------       -----------          -----------         -----------
     Regulatory capital,
      computed                                       11,378,663  15.9%    11,378,663  15.9%   11,378,663  15.9%

     Minimum capital
      requirements                                   (1,075,285)  1.5%    (2,150,571)  3.0%   (3,225,856)  4.5%
                                                    -----------          -----------         -----------
     Regulatory capital -
      excess (deficiency)                           $10,303,378  14.4%   $ 9,228,092  12.9%  $ 8,152,807  11.4%
                                                    ===========          ===========         ===========

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 15. OTHER NON-INTEREST INCOME AND EXPENSE

         Other noninterest income and expense amounts are summarized as follows for the years ended September 30:


                                                  1993            1992            1991
         Other noninterest income:
          Service fees from
           checking accounts                  $  148,896     $  133,911      $   97,509
          Loan late charges                       47,641         51,972          60,461
          Dividend on FHLB stock                  23,869         26,075          28,532
          Other                                   87,065         91,778         102,237
                                              ----------     ----------      ----------
                                              $  307,471     $  303,736      $  288,739
                                              ==========     ==========      ==========
         Other noninterest expense:
          Computer processing expense         $  125,116     $  121,470      $  111,483
          Advertising                             22,054         20,891          24,178
          Stationery, printing and office
           supplies                               32,321         28,944          38,027
          Telephone and postage                   43,096         41,148          37,958
          Insurance and surety bond
           premiums                               29,539         29,701          30,011
          Audits, accounting services and
           supervisory examinations               47,150         45,981          44,584
          Taxes, including payroll taxes          61,389         49,594          43,618
          Merger expenses                         44,673            - -             - -
          Miscellaneous                           76,406         82,456          58,817
                                              ----------     ----------      ----------
                                              $  481,744     $  420,185      $  388,676
                                              ==========     ==========      ==========


NOTE 16. STOCKHOLDERS' EQUITY

         On June 27, 1991, the Savings Bank completed its conversion from a depositor-owned institution to a stockholder-owned institution by selling 402,500 shares of common stock at $10 a share. The cost of conversion approximated $225,000.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 16. STOCKHOLDERS' EQUITY (Continued)

         Federal regulations permit the Savings Bank to pay dividends only from net earnings and retained earnings and do not permit the Savings Bank to pay cash dividends on common stock if its net worth would be reduced below the level required by the regulations or the amount required for the liquidation account established by the Plan of Conversion. In order to grant a priority to eligible account holders (as defined in the Plan of Conversion) in the event of future liquidation, the Savings Bank, at the time of conversion, established a liquidation account in an amount equal to its net worth as of December 31, 1990, of $5,793,702 adjusted as described below. In the event of future liquidation of the Savings Bank, eligible account holders who continue to maintain their deposit accounts shall be entitled to receive a distribution from the liquidation account based on their proportionate share of the then total remaining qualifying deposits. The total amount of the liquidation account will be decreased as the balances of eligible account holders are reduced on annual determination dates subsequent to the conversion. No dividends may be paid to stockholders if such dividends reduce the stockholders' equity of the Savings Bank below the amount required for the liquidation account.

         The Savings Bank may not, for a period of three years from the date of conversion, repurchase any of its stock from any person, except in the event of an offer to repurchase by the Savings Bank on a pro rata basis to all shareholders of the Savings Bank that is approved by the OTS, and except for the repurchase of qualifying shares of a Director. Furthermore, the Savings Bank may not declare or pay a cash dividend on, or repurchase any of, its common stock if the effect thereof would cause the stockholders' equity of the Savings Bank to be reduced below either the amount required for the liquidation account or the regulatory capital requirement imposed by the OTS. In addition, for a period of three years after the date of conversion, the Savings Bank may not declare or pay a cash dividend or repurchase any of its stock in an amount in excess of 50% of the greater of its net earnings for the current year or the average of the Savings Bank's net earnings for the current year and not more than two of the immediately preceding years.

                           FIRST FEDERAL SAVINGS BANK
                                CALHOUN, GEORGIA

                         NOTES TO FINANCIAL STATEMENTS
                       September 30, 1993, 1992 and 1991


NOTE 16. STOCKHOLDERS' EQUITY (Continued)

         Earnings per share have not been presented for the year ended September 30, 1991, because the Savings Bank converted from mutual to stock form on June 27, 1991. On a pro forma basis, had the 402,500 shares outstanding at September 30, 1991 been issued and proceeds received on October 1, 1990, earnings per share would have been $1.86, without considering the investment benefit to the Savings Bank of the proceeds for the period prior to their actual receipt.

         On September 14, 1993, the Board of Directors declared a $.25 per share dividend or a total of $103,583 to shareholders of record on September 30, 1993.

   ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
   ------------------------------------------------------------------------
   FINANCIAL DISCLOSURE
   --------------------

       None.





                                    PART III

   ITEM 9.  DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
   -------------------------------------------------------------------------
   COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF THE REGISTRANT
   -------------------------------------------------------------------

     Information concerning the Directors and Executive Officers of First Federal is set forth in the Proxy Statement - Prospectus for the Annual Meeting which will be filed within 120 days after the end of the fiscal year.

     Information concerning Executive Officers who are not directors and who are not listed in the Registrant's Proxy Statement for the Annual Meeting of Stockholders is contained in Part I of the report pursuant to paragraph (b) of Item 401 of Regulation S-K in reliance on Instruction G.

   ITEM 10.  EXECUTIVE COMPENSATION
   --------------------------------

     Information concerning executive compensation by First Federal is set forth in the Proxy Statement - Prospectus for the Annual Meeting which will be filed within 120 days after the end of the fiscal year.

   ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
   ------------------------------------------------------------------------

     Information concerning the security ownership by officers and directors of First Federal's common stock is set forth in the Proxy Statement - Prospectus for the Annual Meeting which will be filed within 120 days after the end of the fiscal year.

   ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
   --------------------------------------------------------

     Information concerning certain relationships and related transactions is set forth in the Proxy Statement - Prospectus for the Annual Meeting which will be filed within 120 days after the end of the fiscal year.

                                    PART IV

   ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K
   ------------------------------------------

        The following documents are filed as part of this report:

   (a)  None

   (b)  The following exhibits are filed as part of this report:

        2.0 Agreement and Plan of Merger dated August 3, 1993 between First Federal Savings Bank, Calhoun, Georgia and AmSouth Bancorporation.*
        3.1  Charter**
        3.2  Amended Bylaws**
        4.0  Stock Certificate***
       10.1  Employment Agreement with Henry E. Holland, Jr.
       10.2  Form of Special Termination Agreement
       10.3  Employee Stock Ownership Plan
       10.4  First Federal Savings Bank 1991 Incentive Option Plan***
       10.5 First Federal Saving Bank 1991 Stock Option Plan for Outside Directors.***
       11.1 Computation of earnings per share, incorporated herein by reference to Note 16 to the Consolidated Financial Statements

   (c) Form 8-K was filed on August 5, 1993 concerning the merger of First Federal Savings Bank, Calhoun, Georgia with Amsouth Bancorporation.

   (d) Exhibits

   ___________________________

   * Incorporated herein by reference into this document from Form 8-K filed on August 5, 1993.

   ** Incorporated herein by reference into this document from Form AC initially filed on March 29, 1991.

   *** Incorporated herein by reference into this document from the Proxy
       Statement for the 1991 Annual Meeting of Stockholders to be held on January 22, 1992.

                              CONFORMED SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    FIRST FEDERAL SAVINGS BANK

   February 10, 1994        By:  /s/  Henry E. Holland
                                 ---------------------------------
                            Henry E. Holland, President
                            (Duly Authorized Representative)

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

   February 10, 1994        By:  /s/  Henry E. Holland
                                 ---------------------------------
                            Henry E. Holland
                            President, Managing Officer, and Chairman of the
                            Board

   February 10, 1994        By:  /s/  Helen H. Jones
                                 ---------------------------------
                            Helen H. Jones
                            Senior Vice President, Secretary and Director

   February 10, 1994        By:  /s/  W.C. Burdette
                                 ---------------------------------
                            W.C. Burdette
                            Director

   February 10, 1994        By:  /s/  William R. Thompson, M.D.
                                 ---------------------------------
                            William R. Thompson, M.D.
                            Director

   February 10, 1994        By:  /s/  J. Philip Beamer, Jr.
                                 ---------------------------------
                            J. Philip Beamer, Jr.
                            Director

   February 10, 1994        By:  /s/  John W. Early II
                                 ---------------------------------
                            John W. Early II
                            Director

                            By:
                                 ---------------------------------
                            John Wayne Hall
                            Director

                            By:
                                 ---------------------------------
                            Thomas E. Shanahan
                            Director

                               APPENDIX C-1

                              FFSB FORM 10-Q

                                     C-1-1

                        OFFICE OF THRIFT SUPERVISION

                           WASHINGTON, D. C. 20552

                                  FORM 10-Q


                Quarterly Report Under Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                     For Quarter Ended December 31, 1993
                            Docket Number - 5300


                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                 -------------------------------------------
           (Exact name of registrant as specified in its charter)

            UNITED STATES                              58-0595476
    -------------------------------           ---------------------------
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)


                            208 North Wall Street
                           Calhoun, Georgia 30701
                 -------------------------------------------
                    (Address of principal executive offices)

                               (706) 629-2848
                 -------------------------------------------
             Registrant's telephone number, including area code


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such short period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes   X     No
                                  -----      -----

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the close of the period covered by this report.


          Class                             Outstanding at December 31, 1993
- ------------------------------              --------------------------------
 Common Stock, $.01 Par Value                         414,330 Shares

                       PART 1 - FINANCIAL INFORMATION


ITEM I.   FINANCIAL STATEMENTS
          --------------------

          The following statements are provided for First Federal Savings Bank Calhoun, Georgia as required by Item 1.

          A. Statements of Financial Condition - December 31, 1993 and September 30, 1993.

          B. Statements of Income - for the three months ended December 31, 1993 and December 31, 1992.

          C. Statements of Cash Flows - for the three months ended December 31, 1993 and December 31, 1992.

          The financial statements furnished have not been examined by independent certified public accountants, but reflect, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations for the periods presented.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                      STATEMENTS OF FINANCIAL CONDITION
                  December 31, 1993 and September 30, 1993

                                 (Unaudited)
                               (In Thousands)

                                           December 31,  September 30,
                                               1993           1993
                                           -------------  -------------
      ASSETS
      ------
Cash and Cash Equivalents                     $ 1,297        $ 1,501
Other Interest - bearing Deposits             $ 2,742        $ 4,037
Obligations of Government Agencies and
    Other Securities, at Amortized Cost        15,691         13,745
Loans Receivable, Net                          50,597         50,486
Accrued Interest Receivable                       438            491
Foreclosed Real Estate                             --             --
Office Property and Equipment, Net              1,209          1,232
Prepaid Expenses and Other Assets                 253            194
                                              -------        -------
  Total Assets                                $72,227        $71,686
                                              =======        =======

 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------

Savings and Demand Deposit Accounts           $60,115        $59,755
Advances from Borrowers for Taxes and
 Insurance                                         59            132
Accrued Income Taxes                              168             56
Accounts Payable and Other Liabilities            340            364
                                              -------        -------
Total Liabilities                              60,682         60,307
                                              -------        -------
Preferred Stock - $.01 Par; 2,000,000
  Shares Authorized; None Issued                  --             --
Common Stock - $.01 Par; 8,000,000
  Shares Authorized; 402,500
  Shares Issued and Outstanding                     4              4

Additional Paid-In Capital                      3,917          3,917
Retained Earnings - Substantially
  Restricted                                    7,624          7,458
                                              -------        -------
Total Stockholders' Equity                     11,545         11,379
                                              -------        -------
Total Liabilities & Stockholders' Equity      $72,227        $71,686
                                              =======        =======

See Accompanying Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                            STATEMENTS OF INCOME
                Three Months Ended December 31, 1993 and 1992

                                 (Unaudited)
                               (In Thousands)

                                              Three Months Ended
                                                 December 31,
                                              ------------------
                                               1993        1992
                                              ------      ------
Interest Income:
  Interest on Mortgage Loans                  $  745      $  826
  Interest on Loans on Savings
    Accounts & Single Payment Loans               35          38
  Interest on Home Improvement &
    Second Mortgage Loans                         78          75
  Interest on Consumer & Student
    Loans                                        111         108
  Interest on Investments & Bank
    Deposits                                     234         242
  Interest on Participation Loans                 91         103
                                              ------      ------
Total Interest Income                          1,294       1,392
Interest Expense on Deposits                     508         584
                                              ------      ------
      Net Interest Income                        786         808

Provision for Loan Losses                         25          31
                                              ------      ------
        Net Interest Income after
            Provision for Loan Losses            761         777
                                              ------      ------
Other Income:
  Fees and Discounts on Loans                     66          65
  Dividends on Stock in Federal
    Home Loan Bank                                 6           6
  Service Income on Loans and
    Participations                                 2           2
  Service Fees from Checking Accounts             45          35
      Miscellaneous Fees and Other
    Operating Income                              19          15
                                              ------      ------
          Total Other Income                     138         123
                                              ------      ------

See Accompanying Note and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                            STATEMENTS OF INCOME
                Three Months Ended December 31, 1993 and 1992

                                 (Unaudited)
                               (In Thousands)

                                            Three Months Ended
                                               December 31,
                                            ------------------
                                              1993      1992
                                              ----      ----
Other Expenses:
  Compensation of Directors,
      Officers and Employees                  $178     $ 174
  Expenses of Directors, Officers
   and Employees                                63        41
  Office Building Expenses,
   including Depreciation                       22        20
  Furniture, Fixtures and Equipment
      Expenses, including
       Depreciation                             19         9
  Advertising                                    3         6
  Stationary, Printing and Office
      Supplies                                   5         6
  Telephone, Postage and Express                11        11
  Insurance and Surety Bond
      Premiums                                   7         7
  Federal Insurance Premiums                    33        30
  Audit and Supervisory Exams                   17        12
  Data Processing and Now
      Account Expense                           43        30
  Licenses and Taxes, including
      Payroll Taxes                             18        20
  Other Expenses                                62        24
                                              ----     -----
    Total Other Expenses                       481       390
                                              ----     -----
Income Before Provision for
  Income Taxes                                 418       510

Provision for Income Taxes                     144       174
                                              ----     -----

Net Income                                    $274     $ 336
                                              ----     -----

Earnings per share                            $.66     $ .81
                                              ----     -----


See Accompanying Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                          STATEMENTS OF CASH FLOWS
                Three Months Ended December 31, 1993 and 1992

                                 (Unaudited)
                               (In Thousands)

                                                   Three Months Ended
                                                      December 31,
                                                   ------------------
                                                     1993      1992
                                                     ----      ----
Cash Flows from Operating Activities:
  Net Income                                        $   274   $   336
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
    Depreciation                                         13        12
    Amortization  (Accretion)                             6         5
    Provision for Loan Losses, Net of charge-offs        10        26
    Increase in deferred loan fees, net                   5        16
    Stock Dividend on Federal Home Loan Bank Stock      ( 6)      ( 6)
    (Increase) Decrease in:
    Other interest bearing deposits                   1,295    (1,373)
    Accrued Interest Receivable                          53        58
    Prepaid Expenses and Other Assets                   (63)      (67)
    Increase (Decrease) in:
    Accrued Income Taxes                                112        61
    Accounts Payable and Other Liabilities              (24)      (34)
                                                    -------   -------
        Net Cash Provided by (Used in)
          Operating Activities                        1,675    (  966)
                                                    -------   -------
Cash Flows from Investing Activities:
  Purchases of Investment Securities                 (7,034)    ( 922)
  Proceeds from Sales of Investment Securities        5,088     1,577
  (Increase) Decrease in Loans, Net                    (126)      254
  Acquisition of Premises and Equipment                  10        (2)
  Sale of Federal Home Loan Bank Stock                  -0-       -0-
                                                    -------   -------

      Net Cash Used in Investing Activities          (2,062)      907
                                                    -------   -------

See Accompanying Notes and Management's Discussion and Analysis of Financial Condition and Results of Operation.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                          STATEMENTS OF CASH FLOWS
                Three Months Ended December 31, 1993 and 1992

                                 (Unaudited)
                               (In Thousands)

                                                        Three Months Ended
                                                           December 31,
                                                        ------------------
                                                         1993        1992
                                                        ------      ------
Cash Flows from Financing Activities:
  Net Increase (Decrease) in Deposits                   $  360      $  720
  Decrease in Advances from Borrowers for
    Taxes and Insurance                                    (73)        (87)
  Payment of Dividends                                    (104)       (503)
Sale of Stock Through Option Exercise                      -0-         -0-
                                                        ------      ------
      Net Cash Provided by Financing Activities            183         130

Increase (Decrease) in Cash and Cash Equivalents          (204)         71
Cash and Cash Equivalents at Beginning of Period         1,501       1,112
                                                        ------      ------
Cash and Cash Equivalents at End of Period              $1,297      $1,183
                                                        ======      ======
Supplemental Disclosures of Cash Flow Information:

  Cash Paid During the Period for:
    Interest                                            $  471      $  260
    Income Taxes                                            32         100

Noncash Transactions:
    Loans transferred to foreclosed real estate            -0-         -0-
                                                        ------      ------

See Accompanying Notes and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                      NOTES TO THE FINANCIAL STATEMENTS

Note 1.  Presentation

         The statement of financial position for December 31, 1993, the related statements of income for the three and six month periods ended December 31, 1993 and 1992, and the statements of cash flows for the six months ended December 31, 1993 and 1992 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

         The financial statements and notes are presented as permitted by Form 10-Q and do not contain certain information included in the Bank's annual financial statements and notes.

Note 2.  Investment Securities

         The cost and estimated market values of investment securities are summarized as follows (in thousands):

                                  December 31, 1993  September 30,1993
                                  -----------------  -----------------
                                   Cost     Market    Cost     Market
                                   ----     ------    ----     ------
U.S. Treasury Securities
  and Obligations of
  U.S. Government,
  Corporations and Agencies       $11,897  $11,897    $ 9,002   $9,286
Mortgage Backed Securities          3,100    3,100      4,054    4,203
Federal Home Loan Bank Stock          439      439        434      434
Corporate Securities                  255      255        255      265
                                  -------  -------    -------  -------
                                  $15,691  $15,691    $13,745  $14,188
                                  =======  =======    =======  =======

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                      NOTES TO THE FINANCIAL STATEMENTS


Note 3. Loans Receivable

        Loans receivable are summarized as follows (in thousands):

                            December 31, 1993    September 30,1993
                            -----------------    -----------------
  First Mortgage Loans                $33,799              $34,727
  Loan Participations                   4,607                4,657
  Installment Loans                     4,220                4,123
  Equi-line Mortgage Loans              3,044                3,032
  Construction Loans                    1,301                  787
  Single Payment Loans                  1,325                1,448
  Second Mortgage Loans                 2,767                2,878
  Savings Account Loans                   336                  283
  Student Loans                           275                  257
      Commercial Non-Mtg.
       Loans                              124                  106
  Home Improvement Loans                  171                  153
                                      -------              -------
                                      $51,969              $52,451
  Less:
    Undisbursed Portion of
        Loans in Process                  613                1,209
    Unearned Interest                      39                   52
    Unamortized Loan Fees                 270                  264
    Allowance for Losses                  450                  440
                                      -------              -------
                                      $50,597              $50,486
                                      =======              =======

Note 4.  Deposits

         Deposits are summarized as follows (in thousands):

                            December 31, 1993    September 30,1993
                            -----------------    -----------------
Checking Accounts & Non-Interest
  Bearing Accounts                    $11,725              $11,034
Regular Savings Accounts               15,053               15,095
Christmas Club                            -0-                   73
Certificates of Deposit                33,337               33,553
                                      -------              -------
                                      $60,115              $59,755
                                      =======              =======

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                      NOTES TO THE FINANCIAL STATEMENTS


Note 5. Financial Institutions Reform, Recovery and Enforcement Act ("FIRREA") of 1989

         The institution at December 31, 1993, meets the regulatory tangible capital, core capital, and risk-based capital requirements, as defined by FIRREA. The following table presents the Bank's capital position relative to its minimum capital requirements under FIRREA as of December 31, 1993 (in thousands):

                                                    Percentage of
                                      Amount      Applicable Assets
                                      ------      -----------------
Core Capital                          $11,545            15.98%
Minimum Requirement                    (2,167)           (3.00)
                                      -------            -----
Excess                                $ 9,378            12.98%
                                      =======            =====

  Tangible Capital                    $11,545            15.98%
Minimum Requirement                    (1,083)           (1.50)
                                      -------            -----
Excess                                $10,462            14.48%
                                      =======            =====

     Risk-Based Capital               $11,995            32.00%
     Minimum Requirement               (2,999)           (8.00)
                                      -------            -----
     Excess                           $ 8,996            24.00%
                                      =======            =====

         The Bank expects to continue meeting the minimum capital requirements in the foreseeable future. However, events beyond the control of the Bank, such as increased interest rates or a downturn in the economy in areas where the Bank has most of its loans, could adversely affect future earnings and, consequently, the ability of the Bank to meet its future minimum capital requirements.


Note 6.  Earnings Per Share

         Earnings per share for the three months ended December 31, 1993 are based on 414,330 shares outstanding. Earnings per share for the three months ended December 31, 1992 are based on shares outstanding of 412,318.

         On December 14, 1993, the Board of Directors declared a $.25 per share dividend or a total of $103,582.50 to shareholders of record on December 31, 1993.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                FINANCIAL CONDITION AND RESULT OF OPERATIONS


Financial Condition
- -------------------

At December 31, 1993 the net worth of First Federal Savings Bank totaled $11,545,000. This amount represents an increase of $166,000 as compared to net worth of $11,379,000 at September 30, 1993. This increase is a net increase and reflects adjustments to net worth of $90,000 to adopt Financial Accounting Standard 109. First Federal Savings Bank continues to be in compliance with its regulatory capital requirements by exceeding the minimum requirements as disclosed in Note 5.

Total assets increased by $541,000 from $71,686,000 at September 30, 1993 to $72,227,000 at December 31,1993. Net loans increased $111,000 for the same period from $50,486,000 to $50,597,000. Obligations of Government Agencies and Other Securities increased $1,946,000 which is offset by decreases in Other Interest Bearing Deposits and Cash as well as the small increase in net Loans Receivable.


Liquidity and Capital Resources
- -------------------------------

First Federal's principal sources of funds are cash receipts from savings deposits, loan repayments by borrowers and net income.

For regulatory purposes, liquidity is measured as a ratio of cash and certain investments to withdrawable savings. The minimum level of liquidity required by regulation is presently 5%. First Federal's liquidity ratio at December 31, 1993 was approximately 26.67%.

First Federal's goals with respect to liquidity are to insure that sufficient funds are available to meet current operating requirements and to provide reserves against unforeseen liquidity requirements. Management of First Federal continuously reviews its liquidity position.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Results of Operations
- ---------------------


           Comparison of the three months ended December 31, 1993
                 to the three months ended December 31, 1992
           ------------------------------------------------------

Net Income:

Net income decreased by $62,000 from $336,000 for the three month period ended December 31, 1992 to $274,000 for the three month period ended December 31, 1993. Although net interest income after provision for loan loss decreased by $16,000 from $777,000 for the three months ended December 31, 1992 to $761,000 for the three months ended December 31, 1993, other income increased by $15,000 and other expenses increased $91,000 for the same period.


Net Interest Income after Provision for Loan Loss:

Net interest income after provision decreased $16,000 from $777,000 for the three months ended December 31, 1992 to $761,000 for the three month period ended December 31, 1993. This decrease was due primarily to a reduction in interest income of $98,000 from $1,392,000 for the three month period ended December 31, 1992 to $1,294,000 for the three month period ended December 31, 1993. This decrease in interest income was due to lower interest rates and was partially offset by a decrease in interest expense of $76,000 for the three months ended December 31, 1993.


Provision for Loan Loss:

In establishing its provision for loan losses, management reviews loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated net realizable value of the underlying collateral. The Bank provided $31,000 for loan losses during the three month period ended December 31, 1992. Based on management's ongoing detailed quarterly review and classification of assets policy, a provision of $25,000 was necessary for the three month period ended December 31, 1993.

                 FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Other Income:

Other income increased by $15,000 from $123,000 for the three month period ended December 31, 1992 to $138,000 for the three month period ended December 31, 1993. This was due primarily to an increase in fees on checking accounts and a slight increase in miscellaneous fees and other income.


Other Expenses:

Other expenses increased by $91,000 from $390,000 for the three months ended December 31, 1992 to $481,000 for the three months ended December 31, 1993. This increase was primarily due to expenses associated with the proposed merger with AmSouth Bancorporation in the amount of $72,000 and legal, accounting and other expenses associated with the proposed merger incurred in the quarter of $34,000. If these merger related expenses had not occurred, other expenses would have declined by $15,000 primarily due to a decline of approximately $10,000 in expenses of directors and officers.

                         PART II - OTHER INFORMATION


ITEM 1.  LEGAL PROCEEDINGS

ITEM 2.  CHANGES IN SECURITIES

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

ITEM 5.  OTHER INFORMATION

         ITEMS 1, 2, 3, 4 AND 5 ARE INAPPLICABLE AND ARE OMITTED

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

         (A)  EXHIBITS

              NONE

         (B)  REPORTS ON FORM 8-K

              NO REPORTS ON FORM 8-K WERE FILED DURING THE PERIOD COVERED BY THIS REPORT

                                 SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THE REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.


                                FIRST FEDERAL SAVINGS BANK CALHOUN, GEORGIA



Date:    1/27/94                By: /s/ Henry E. Holland, Jr.
     ---------------------         ----------------------------------------
                                   Henry E. Holland, Jr.
                                   President


Date:    1/27/94                By: /s/ Barbara J. Balliew
     ---------------------         -----------------------------------------
                                   Barbara J. Balliew
                                   Treasurer

                                   APPENDIX D

                              12 C.F.R. (S) 552.14

                              12 C.F.R. (S) 552.14

  (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with (S) 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided; That, such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

  (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to (S) 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

  (c) Procedure--(1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

  (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

  (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

    (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph
  (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination.

    (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

    (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied. The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

  (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

  (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

  (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

  (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

  (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

  (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

  (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

  (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

  The Registrant's Restated Certificate of Incorporation, and its Directors' and Officers' Liability Insurance Policy provide for indemnification of the directors and officers of the Registrant against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
   NO.                                   EXHIBIT
 -------                                 -------
  2(a)   Agreement and Plan of Merger, dated as of the 3rd day of August, 1993, between First Federal Savings Bank ("FFSB") and AmSouth Bancorporation
         ("AmSouth"), included as Appendix A to Proxy Statement-Prospectus.
  2(b)   Plan of Merger and Merger Agreement, dated as of the 21st day of
         December, 1993, between First Federal Savings Bank ("FFSB") and
         AmSouth Bank of Georgia ("AmSouth Georgia"), included as Appendix A-1 to Proxy Statement-Prospectus.
  3(a)   Restated Certificate of Incorporation of AmSouth, incorporated by reference to Exhibit 3(b) to AmSouth's Quarterly Report on Form 10-Q
         for the quarter ended June 30, 1993.
  3(b)   Bylaws of AmSouth, as amended, incorporated by reference to Exhibit
         3(b) to Amendment No. 1 to AmSouth's Registration Statement on Form S-
         4 filed on October 8, 1993 (Registration No. 33-50041).
  4(a)   Stockholder Protection Rights Agreement, dated as of June 15, 1989, between AmSouth and AmSouth Bank, National Association, as Rights
         Agent, incorporated by reference to Exhibit 4-a to AmSouth's Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1989.
  4(b)   Instruments defining the rights of holders of long-term debt of
         AmSouth are not filed herewith pursuant to Item 601(b)(4)(iii) of
         Regulation S-K, and AmSouth hereby agrees to furnish a copy of said instruments to the SEC upon request.
  5*     Opinion of Carl L. Gorday, Esq. as to the validity of the shares of
          AmSouth Common Stock.
  8*     Opinion of Ernst & Young as to certain federal income tax matters.
  15*    Letter of Ernst & Young re: Unaudited Financial Information.
  23(a)* Consent of Carl L. Gorday, Esq. (included in the opinion in Exhibit
          5).
  23(b)* Consent of Ernst & Young (included in the opinion in Exhibit 8).
  23(c)* Consent of Ernst & Young.
  23(d)  Consent of Read, Martin, Slickman & Sheats, C.P.A.s.
  23(e)  Consent of Hovde Financial, Inc.
  24*    Powers of Attorney.
  99     Form of Proxy for FFSB.

- --------

* Filed previously.

ITEM  22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, AS OF THE 16TH DAY OF FEBRUARY, 1994.

                                          Amsouth Bancorporation

                                                     /s/ John W. Woods
                                          By __________________________________
                                                      (John W. Woods)
                                               (Chairman of the Board, Chief
                                            Executive Officer, President and a
                                                         Director)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF FEBRUARY 16, 1994.

              SIGNATURE                         TITLE                DATE

                  *                     Chairman of the          February 16,
- -------------------------------------    Board, Chief             1994
           (JOHN W. WOODS)               Executive Officer,
                                         President and a
                                         Director (Principal
                                         Executive Officer)

                  *                     Executive Vice           February 16,
- -------------------------------------    President and Chief      1994
      (M. LIST UNDERWOOD, JR.)           Financial Officer
                                         (Principal
                                         Financial Officer)

                  *                     Senior Vice              February 16,
- -------------------------------------    President,               1994
          (RICKY W. THOMAS)              Controller and
                                         Chief Accounting
                                         Officer (Principal
                                         Accounting Officer)

                  *                     A Director and an        February 16,
- -------------------------------------    Officer                  1994
         (C. STANLEY BAILEY)

                  *                     A Director               February 16,
- -------------------------------------                             1994
       (GEORGE W. BARBER, JR.)

                  *                     A Director               February 16,
- -------------------------------------                             1994
         (WILLIAM D. BIGGS)

                  *                     A Director               February 16,
- -------------------------------------                             1994
       (BARNEY B. BURKS, JR.)

                  *                     A Director               February 16,
- -------------------------------------                             1994
     (WILLIAM J. CABANISS, JR.)

              SIGNATURE                         TITLE                DATE

                                        A Director
- -------------------------------------
         (JOSEPH M. FARLEY)

                  *                     A Director               February 16,
- -------------------------------------                             1994
         (M. MILLER GORRIE)

                  *                     A Director               February 16,
- -------------------------------------                             1994
         (ROBERT A. GUTHANS)

                  *                     A Director               February 16,
- -------------------------------------                             1994
          (ELMER B. HARRIS)

                  *                     A Director               February 16,
- -------------------------------------                             1994
      (JAMES I. HARRISON, JR.)

                  *                     A Director               February 16,
- -------------------------------------                             1994
          (DONALD E. HESS)

                  *                     A Director               February 16,
- -------------------------------------                             1994
           (HUGH B. JACKS)

                  *                     A Director               February 16,
- -------------------------------------                             1994
       (RONALD L. KUEHN, JR.)

                  *                     A Director               February 16,
- -------------------------------------                             1994
      (E. ROBERTS LEATHERBURY)

                  *                     A Director               February 16,
- -------------------------------------                             1994
    (MRS. H. TAYLOR MORRISSETTE)

                  *                     A Director               February 16,
- -------------------------------------                             1994
         (CLAUDE B. NIELSEN)

                  *                     A Director               February 16,
- -------------------------------------                             1994
         (ARTHUR R. OUTLAW)

              SIGNATURE                         TITLE                DATE

                  *                     A Director               February 16,
- -------------------------------------                             1994
      (Z. CARTTER PATTEN, III)

                  *                     A Director               February 16,
- -------------------------------------                             1994
        (BENJAMIN F. PAYTON)

                  *                     A Director               February 16,
- -------------------------------------                             1994
        (B. PHIL RICHARDSON)

                  *                     A Director and an        February 16,
- -------------------------------------    Officer                  1994
          (C. DOWD RITTER)

                  *                     A Director               February 16,
- -------------------------------------                             1994
      (WILLIAM J. RUSHTON, III)

                  *                     A Director               February 16,
- -------------------------------------                             1994
        (HERBERT A. SKLENAR)

                  *                     A Director               February 16,
- -------------------------------------                             1994
       (W. A. WILLIAMSON, JR.)

                  *                     A Director               February 16,
- -------------------------------------                             1994
         (SPENCER H. WRIGHT)


          /s/ Carl L. Gorday
By: _________________________________
          (CARL L. GORDAY)
          Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                               EXHIBIT                               PAGE
 -------                             -------                               ----
 2(a)    Agreement and Plan of Merger, dated as of the 3rd day of
         August, 1993, between First Federal Savings Bank ("FFSB") and
         AmSouth Bancorporation ("AmSouth"), included as Appendix A to
         Proxy Statement-Prospectus
 2(b)    Plan of Merger and Merger Agreement, dated as of the 21st day of December, 1993, between First Federal Savings Bank ("FFSB")
         and AmSouth Bancorporation ("AmSouth"), included as Appendix A-
         1 to Proxy Statement-Prospectus
 3(a)    Restated Certificates of Incorporation of AmSouth, incorporated by reference to Exhibit 3(b) to AmSouth's Quarterly Report on
         Form 10-Q for the quarter ended June 30, 1993.
 3(b)    Bylaws of AmSouth, as amended, incorporated by reference to
         Exhibit 3(b) to Amendment No. 1 to AmSouth's Registration
         Statement on Form S-4 filed on October 8, 1993 (Registration
         No. 50041).
 4(a)    Stockholder Protection Rights Agreement, dated as of June 15,
         1989, between AmSouth and AmSouth Bank, National Association, as Rights Agent, incorporated by reference to Exhibit 4-a to
         AmSouth's Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1989.
 4(b)    Instruments defining the rights of holders of long-term debt of
         AmSouth are not filed herewith pursuant to Item 601(b)(4)(iii)
         of Regulation S-K, and AmSouth hereby agrees to furnish a copy of said instruments to the SEC upon request.
 5*      Opinion of Carl L. Gorday, Esq. as to the validity of the
         shares of AmSouth Common Stock.
 8*      Opinion of Ernst & Young as to certain federal income tax
          matters.
 15*     Letter of Ernst & Young re: Unaudited Financial Information.
 23(a)*  Consent of Carl L. Gorday, Esq. (included in the opinion in
          Exhibit 5).
 23(b)*  Consent of Ernst & Young (included in the opinion in Exhibit
          8).
 23(c)*  Consent of Ernst & Young.
 23(d)   Consent of Read, Martin, Slickman & Sheats, C.P.A.'s.
 23(e)   Consent of Hovde Financial, Inc.
 24*     Powers of Attorney.
 99      Form of Proxy for FFSB.

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* Filed previously.